                                           REGISTRATION STATEMENT NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                        MORGAN STANLEY AIRCRAFT FINANCE
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                         (Jurisdiction of organization)

                                      7359
            (Primary Standard Industrial Classification Code Number)

                                   13-3375162
                    (I.R.S. Employer Identification Number)

                        MORGAN STANLEY AIRCRAFT FINANCE
                          C/O WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                              RODNEY SQUARE NORTH
                        WILMINGTON, DELAWARE 19890-1000
                   ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (302) 651-1000
   (Address and telephone number of Registrant's principal executive offices)
                      ------------------------------------

                            WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                              RODNEY SQUARE NORTH
                        WILMINGTON, DELAWARE 19890-1000
                   ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (302) 651-1000
           (Name, address and telephone number of agent for service)

                                    Copy to:

                              THOMAS J. REID, ESQ.
                             DAVIS POLK & WARDWELL
                              1 FREDERICK'S PLACE
                                LONDON EC2R 8AB
                                    ENGLAND

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                  PROPOSED            PROPOSED
                                                                   MAXIMUM            MAXIMUM
          TITLE OF EACH CLASS                AMOUNT TO BE      OFFERING PRICE        AGGREGATE          AMOUNT OF
    OF SECURITIES TO BE REGISTERED            REGISTERED        PER NOTE (1)     OFFERING PRICE (1)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Notes due March 15, 2023...............     $1,050,000,000          100%           $1,050,000,000        $309,750
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such State.

PROSPECTUS (Subject to Completion)
Issued June 11, 1998

                                 $1,050,000,000
                   Offer to Exchange Notes due March 15, 2023
              for Any and All Outstanding Notes due March 15, 2023
                                       of

                        Morgan Stanley Aircraft Finance
  The Exchange Offer will expire at 5:00 P.M., New York City time, on the 21st business day following the commencement of the Offer, 1998, unless extended
                            ------------------------

  Morgan Stanley Aircraft Finance ("MSAF" and, together with its subsidiaries, "MSAF Group") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal", which together with this Prospectus constitutes the "Exchange Offer") to exchange five subclasses of Notes due March 15, 2023 (collectively the "New Notes") for each subclass of the issued and outstanding Notes due March 15, 2023 (the "Old Notes" and together with the New Notes, the "Notes") of MSAF from the holders ("Holders") thereof. As of the date of this Prospectus there were outstanding $1,050,000,000 initial principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the offer of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act") and therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and certain provisions providing for an increase in the interest rate on each subclass of the Old Notes under certain circumstances relating to the Registration Agreement (as defined).

  The Subclass A-1 Notes bear interest at the London interbank offered rate for one month U.S. dollar deposits ("LIBOR") + 0.21%, have an expected final payment date of March 15, 2000 and a final maturity date of March 15, 2023. The Subclass A-2 Notes bear interest at a rate of LIBOR + 0.35%, have an expected final payment date of September 15, 2005 and a final maturity date of March 15, 2023. The Subclass B-1 Notes bear interest at a rate of LIBOR + 0.65%, have an expected final payment date of March 15, 2013 and a final maturity date of March 15, 2023. The Subclass C-1 Notes bear interest at a rate of 6.90%, have an expected final payment date of March 15, 2013 and a final maturity date of March 15, 2023. The Subclass D-1 Notes bear interest at a rate of 8.70%, have an expected final payment date of March 15, 2014 and a final maturity date of March 15, 2023.

  The New Notes are being offered hereunder in order to satisfy certain obligations of MSAF under the Registration Rights Agreement dated March 3, 1998, among MSAF and the other signatories thereto (the "Registration Agreement"). Based upon interpretations contained in letters to third parties by the staff of the Securities and Exchange Commission (the "Commission"), MSAF believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than a broker-dealer, as set forth below, or any such Holder which is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to MSAF in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such New Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. MSAF has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  MSAF will not receive any proceeds from the Exchange Offer. MSAF will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event MSAF terminates the Exchange Offer and does not accept for exchange any Old Notes, MSAF will promptly return all previously tendered Old Notes to the Holders thereof. See "The Exchange Offer."

  Prior to this Exchange Offer, there has been no public market for the Notes. MSAF does not intend to apply for listing of the New Notes on any securities exchange (other than the Luxembourg Stock Exchange) or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop.
                            ------------------------
ALL OF THE BENEFICIAL INTEREST IN MSAF IS INDIRECTLY OWNED BY MORGAN STANLEY BUT THE NOTES ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, MORGAN STANLEY OR ANY PERSON
   OTHER THAN MSAF GROUP. THE NOTES ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, BANKERS TRUST COMPANY, AS TRUSTEE, SECURITY TRUSTEE OR CASH MANAGER, OR ILFC OR
                            ANY OF THEIR AFFILIATES.

                            ------------------------

THE OLD NOTES WERE LISTED ON THE LUXEMBOURG STOCK EXCHANGE ON MARCH 3, 1998. THE
  NEW NOTES WILL BE LISTED THEREON UPON ISSUANCE, SUBJECT ONLY TO NOTICE OF
                                   ISSUANCE.

                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 21 HEREOF FOR A DISCUSSION OF CERTAIN
        FACTORS ASSOCIATED WITH THE EXCHANGE OFFER AND THE NEW NOTES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

        , 1998

     MSAF WILL PROVIDE THE TRUSTEE FOR DISTRIBUTION TO NOTEHOLDERS ON THE SECOND BUSINESS DAY BEFORE EACH PAYMENT DATE A STATEMENT WITH RESPECT TO ANY PAYMENT TO BE MADE ON SUCH PAYMENT DATE SETTING FORTH THE INFORMATION SPECIFIED UNDER "REPORTS TO NOTEHOLDERS" (EACH, A "MONTHLY REPORT"). FOLLOWING EFFECTIVENESS OF THE REGISTRATION STATEMENT, EACH MONTHLY REPORT WILL BE FILED BY MSAF WITH THE COMMISSION IN A REPORT ON FORM 8-K. THE MONTHLY REPORTS FOR EACH APRIL 15, JULY 15 AND OCTOBER 15, BEGINNING ON JULY 15, 1998 WILL BE ACCOMPANIED BY A STATEMENT SETTING FORTH AN ANALYSIS OF COLLECTION ACCOUNT ACTIVITY FOR THE PRECEDING FISCAL QUARTER ENDED FEBRUARY 28, MAY 31 AND AUGUST 31, RESPECTIVELY, TOGETHER WITH A DISCUSSION AND ANALYSIS OF SUCH ACTIVITY AND OF ANY SIGNIFICANT DEVELOPMENTS AFFECTING MSAF GROUP IN SUCH QUARTER (EACH, A "QUARTERLY REPORT"). EACH QUARTERLY REPORT WILL ALSO INCLUDE AN UPDATED DESCRIPTION OF THE AIRCRAFT THEN IN THE PORTFOLIO AND THE RELATED LESSEES IN SUBSTANTIALLY SIMILAR FORMAT TO THE DESCRIPTION SET FORTH UNDER "THE INITIAL AIRCRAFT AND LEASES -- MSAF GROUP PORTFOLIO ANALYSIS". FOLLOWING EFFECTIVENESS OF THE REGISTRATION STATEMENT, EACH SUCH QUARTERLY REPORT WILL BE FILED WITH THE COMMISSION IN A REPORT ON FORM 10-Q. FINALLY, THE MONTHLY REPORT FOR EACH FEBRUARY 15 WILL BE ACCOMPANIED BY A STATEMENT SETTING FORTH AN ANALYSIS OF COLLECTION ACCOUNT ACTIVITY FOR THE PRECEDING FISCAL YEAR ENDED NOVEMBER 30, TOGETHER WITH A DISCUSSION AND ANALYSIS OF SUCH ACTIVITY AND OF ANY SIGNIFICANT DEVELOPMENTS AFFECTING MSAF GROUP IN SUCH YEAR (EACH, AN "ANNUAL REPORT"). EACH ANNUAL REPORT WILL ALSO INCLUDE UPDATED INFORMATION REGARDING THE AIRCRAFT THEN IN THE PORTFOLIO (INCLUDING ADDITIONAL AIRCRAFT), THE THEN CURRENT LEASES AND THEN CURRENT LESSEES TO SUBSTANTIALLY THE SAME EFFECT AS THE INFORMATION SET FORTH UNDER "THE INITIAL AIRCRAFT AND LEASES". FOLLOWING EFFECTIVENESS OF THE REGISTRATION STATEMENT, EACH ANNUAL REPORT WILL BE FILED WITH THE COMMISSION IN A REPORT ON FORM 10-K AND THE FINANCIAL DATA RELATING TO ANNUAL COLLECTION ACCOUNT ACTIVITY IN SUCH ANNUAL REPORTS WILL BE AUDITED BY DELOITTE & TOUCHE LLP. MONTHLY REPORTS, QUARTERLY REPORTS AND ANNUAL REPORTS ARE REFERRED TO HEREIN AS "CASH REPORTS". PRIOR TO EFFECTIVENESS OF THE REGISTRATION STATEMENT, MSAF WILL MAKE SUFFICIENT COPIES OF ANY QUARTERLY REPORTS AND ANNUAL REPORTS AVAILABLE TO THE TRUSTEE FOR DELIVERY TO NOTEHOLDERS UPON REQUEST. SEE "REPORTS TO NOTEHOLDERS".

     INVESTORS SHOULD NOTE THAT MSAF WILL NOT PREPARE ANY CONSOLIDATED INCOME STATEMENTS OR BALANCE SHEETS WITH RESPECT TO MSAF GROUP OR ANY FINANCIAL INFORMATION OTHER THAN THAT DESCRIBED ABOVE FOR CASH REPORTS.

     UNLESS OTHERWISE STATED, ALL MONETARY AMOUNTS ARE EXPRESSED HEREIN IN UNITED STATES DOLLARS ("$"). VARIOUS NUMBERS AND PERCENTAGES SET OUT IN THIS PROSPECTUS HAVE BEEN ROUNDED AND ACCORDINGLY MAY NOT TOTAL EXACTLY.

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. MSAF'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

     MARKET DATA AND CERTAIN INDUSTRY FORECASTS USED THROUGHOUT THIS PROSPECTUS WERE OBTAINED FROM PUBLICLY AVAILABLE INFORMATION AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THE INFORMATION CONTAINED THEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THAT THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION IS NOT GUARANTEED. SIMILARLY, SUCH INFORMATION, WHILE BELIEVED TO BE RELIABLE, HAS NOT BEEN INDEPENDENTLY VERIFIED, AND MSAF MAKES NO REPRESENTATION AS TO THE ACCURACY OF SUCH INFORMATION.

     UNTIL           , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER)
ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     No person has been authorized to give any information or to make any representations other than as contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by MSAF. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any Person in any jurisdiction in which it is unlawful for such Person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to its date.

                                EXPLANATORY NOTE

     THIS REGISTRATION STATEMENT CONTAINS A PROSPECTUS RELATING TO THE EXCHANGE OFFER OF UP TO $400,000,000 AGGREGATE INITIAL PRINCIPAL AMOUNT OF SUBCLASS A-1 NOTES DUE MARCH 15, 2023, $340,000,000 AGGREGATE INITIAL PRINCIPAL AMOUNT OF SUBCLASS A-2 NOTES DUE MARCH 15, 2023, $100,000,000 AGGREGATE INITIAL PRINCIPAL AMOUNT OF SUBCLASS B-1 NOTES DUE MARCH 15, 2023, $100,000,000 AGGREGATE INITIAL PRINCIPAL AMOUNT OF SUBCLASS C-1 NOTES DUE MARCH 15, 2023 AND $110,000,000 AGGREGATE INITIAL PRINCIPAL AMOUNT OF SUBCLASS D-1 NOTES DUE MARCH 15, 2023 (COLLECTIVELY THE "NOTES") OF MSAF TOGETHER WITH SEPARATE PROSPECTUS PAGES RELATING TO CERTAIN MARKET-MAKING TRANSACTIONS IN THE NOTES. THE COMPLETE PROSPECTUS FOR THE EXCHANGE OFFER FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING SUCH PROSPECTUS ARE CERTAIN PAGES OF THE PROSPECTUS RELATING TO SUCH MARKET-MAKING TRANSACTIONS, INCLUDING AN ALTERNATE COVER PAGE, ALTERNATE PAGE INCLUDING THE "TABLE OF CONTENTS", A SECTION ENTITLED "CERTAIN RISK FACTORS -- TRADING MARKET FOR THE NOTES" TO BE USED IN LIEU OF "CERTAIN RISK FACTORS -- RISKS RELATING TO THE CAPITAL MARKETS -- ABSENCE OF PUBLIC MARKET" SECTION AND AN ADDITIONAL SECTION ENTITLED "MARKET-MAKING ACTIVITIES OF MS&CO.".

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
Prospectus Summary..............................       1
Summary Description of the New Notes............      10
Risk Factors....................................      20
  Consequences of Failure to Exchange...........      20
  Exchange Offer Procedures.....................      21
  Risks Relating to MSAF Group and
    Certain Third Parties.......................      21
  Risks Relating to the Aircraft................      23
  Year 2000 Risk................................      25
  Risks Relating to the Leases..................      28
  Risks Relating to the Lessees.................      30
  Lease Termination and Aircraft Repossession...      32
  Risks Relating to Payments on the Notes.......      33
  Risks Relating to the Capital Markets.........      33
  Certain Bankruptcy Considerations.............      34
  Risks Relating to Tax.........................      34
The Exchange Offer..............................      35
  Terms of the Exchange Offer; Period for
    Tendering Old Notes.........................      35
  Procedures for Tendering Old Notes............      35
  Acceptance of Old Notes for Exchange; Delivery
    of New Notes................................      37
  Interest on the New Notes.....................      37
  Book-Entry Transfer...........................      37
  Guaranteed Delivery Procedures................      37
  Withdrawal Rights.............................      38
  Certain Conditions to the Exchange Offer......      38
  Exchange Agent................................      39
  Fees and Expenses.............................      39
  Transfer Taxes................................      39
  Consequences of Failure to Exchange...........      39
The Parties.....................................      41
  MSAF Group....................................      41
  Servicer......................................      41
  Administrative Agent..........................      43
  Cash Manager, Trustee, Security Trustee and
    Reference Agent.............................      43
  Financial Advisor.............................      43
The Initial Aircraft and Leases.................      44
  MSAF's Ownership of the Aircraft..............      44
  Appraisers' Reports...........................      44
  Portfolio Information.........................      44
  MSAF Group Portfolio Analysis.................      49
  Acquisition of Additional Aircraft............      49
  Initial Leases................................      50
  Indemnification and Insurance of the
    Aircraft....................................      52
  The Lessees...................................      54
The Commercial Aircraft Industry................      58
  Introduction..................................      58
  Demand for Aircraft...........................      58
  The World Fleet of Commercial Jet Aircraft
    (Excluding Aircraft Manufactured in the
    CIS)........................................      59
  Supply of Aircraft............................      60

                                                    PAGE
                                                    ----
  Operating Leasing.............................      61
Management of MSAF Group........................      62
  Trustees......................................      62
  Beneficial Ownership of MSAF..................      63
  Servicer......................................      64
  Corporate Management..........................      68
Management's Discussion and Analysis of Results
  of Operations and Financial Condition.........      71
  Introduction..................................      71
  Recent Developments...........................      71
  Liquidity.....................................      71
  Interest Rate Management......................      74
Description of the Notes........................      76
  General.......................................      76
  Registration Requirements.....................      77
  Payments......................................      78
  Assumptions...................................      79
  Payment of Principal and Interest.............      89
  Priority of Payments..........................      98
  Indenture Covenants...........................     101
  Operating Covenants...........................     109
  Events of Default and Remedies................     112
  Intercreditor Rights..........................     114
  Modification and Waiver.......................     114
  Notices to Noteholders........................     115
  Governing Law and Jurisdiction................     116
  Beneficial Interest...........................     116
  Cash Management Agreement.....................     116
  Accounts......................................     116
Reports to Noteholders..........................     120
Book-Entry Registration, Global Clearance and
  Settlement....................................     123
  Book-Entry Registration.......................     123
  Definitive Notes..............................     125
  CUSIP, ISIN and Common Code Numbers...........     126
Taxation........................................     127
  U.S. Federal Income Tax Considerations........     127
Plan of Distribution............................     129
ERISA Considerations............................     130
Legal Matters...................................     131
Experts.........................................     131
Appendix 1. Index of Defined Terms..............     A-1
Appendix 2. Aircraft Types Data.................     A-4
Appendix 3. Monthly Gross Revenues Based on the
  Assumptions...................................     A-5
Appendix 4. Assumed Portfolio Values for the
  Initial Portfolio.............................     A-7
Appendix 5. Class A Class Percentages...........     A-9
Appendix 6. Class B Class Percentages...........    A-12
Appendix 7. Class C Target Principal Balances...    A-14
Appendix 8. Class D Target Principal Balances...    A-17
Appendix 9. Pool Factors........................    A-20
Appendix 10. Extended Pool Factors..............    A-22

                             AVAILABLE INFORMATION

     MSAF is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") . MSAF will become subject to such requirements upon the effectiveness of the Registration Statement, and in accordance therewith will file reports, proxy statements and other information with the Commission. Any reports and other information filed by MSAF with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports and other information, including the Registration Statement (of which this Prospectus is a part) filed by MSAF.

     MSAF has filed with the Commission a Registration Statement on Form S-4 (herein together with all amendments and exhibits thereto, called the "REGISTRATION STATEMENT") under the Securities Act with respect to the New Notes being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to MSAF and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

     The Old Notes were listed on the Luxembourg Stock Exchange on March 3, 1998, and the New Notes will be listed upon issuance, subject only to notice of issuance. The constitutive documents of MSAF and the legal notice relating to the issuance of the Notes have been deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents will be available for inspection and where such documents will be obtainable upon request. Copies of the Prospectus, the annual report of independent public accountants and the reports to Noteholders referred to under "Reports to Noteholders" are available at the office of the listing agent (the "LISTING AGENT") in Luxembourg: Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg. Financial information regarding MSAF will be included in MSAF's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K and will be available at the office of the Listing Agent in Luxembourg after the respective reports are filed with the Commission.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used in this Summary without definition have the meanings assigned in the text of this Prospectus. Unless the context otherwise requires, the terms Initial Aircraft and Aircraft include any spare engine, the terms Initial Leases and Leases include any conditional sale agreement and the terms Initial Lessees and Lessees include the lessee of any spare engine. An Index referencing defined terms is attached as Appendix 1 hereto. Investors should thoroughly consider this Prospectus in its entirety, including the information set forth herein under "Risk Factors", prior to accepting the Exchange Offer.

TRANSACTION OVERVIEW

     MSAF. MSAF is a special-purpose vehicle established to purchase and own a portfolio of aircraft assets and related leases (such portfolio at any time, the "PORTFOLIO"). MSAF's initial portfolio of aircraft assets consists of 32 aircraft and one spare engine purchased from ILFC (the "INITIAL AIRCRAFT") and the related leases (the "INITIAL LEASES").

     MSAF Assets. MSAF Group agreed to acquire the Initial Aircraft pursuant to an Asset Purchase Agreement between MSAF and ILFC dated as of November 10, 1997. As of May 31, 1998, MSAF Group had acquired all of the Initial Aircraft and their related existing Leases. The Initial Aircraft had an aggregate Initial Appraised Value of $1,086.69 million at September 30, 1997. As of May 31, 1998, all the Initial Aircraft were subject to lease contracts (or in one case, a conditional sale agreement) with 29 lessees based in 20 countries. See "The Initial Aircraft and Leases".

     MSAF Notes. MSAF issued $1,050 million in aggregate principal amount of the Old Notes in four classes: Class A, composed of two subclasses, and Class B, Class C and Class D, each composed of one subclass. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain special interest provisions relating to the Old Notes summarized below under "-- Summary Description of the New Notes."

     Servicer. International Lease Finance Corporation ("ILFC") acts as Servicer with respect to the Initial Aircraft (the "SERVICER") pursuant to an incentive fee based servicing agreement among MSAF, Bankers Trust Company, as Cash Manager, Cabot Aircraft Services Limited ("CABOT"), an indirect wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MORGAN STANLEY"), as Administrative Agent, and ILFC dated as of November 10, 1997 (the "SERVICING AGREEMENT"). ILFC will perform certain aircraft-related services with respect to the Initial Aircraft including marketing the Initial Aircraft for lease or sale and monitoring lessee compliance with lease terms including terms relating to payment, maintenance and insurance. The Servicer agrees to perform its services pursuant to the Servicing Agreement with a view towards maximizing the present value of the cash flows over the life of the Initial Aircraft, subject to certain conditions.

     Additional Aircraft. MSAF intends to acquire additional aircraft assets (the "ADDITIONAL AIRCRAFT" and, together with the Initial Aircraft, the "AIRCRAFT") and any related existing leases or similar arrangements (the "ADDITIONAL LEASES" and, together with the Initial Leases and any future leases or similar arrangements (the "FUTURE LEASES"), the "LEASES") from various sellers. Additional Aircraft may include, among other things, aircraft, engines and entities with an ownership or leasehold interest in aircraft or engines. Additional Aircraft may be subject to different aircraft servicing arrangements than those in place for the Initial Aircraft. MSAF will finance acquisitions of Additional Aircraft with external funds, including issuing debt securities in up to four classes (Class A, Class B, Class C and Class D, each of which may consist of one or more subclasses) that will rank pari passu in right of payment of principal and interest with the corresponding classes of the Notes (the "ADDITIONAL NOTES" and, together with the Notes, the "MSAF NOTES"). Any acquisition of Additional Aircraft and issuance of Additional Notes and other debt securities in connection therewith will be subject to various conditions under the Indenture, including rating agency confirmation that such acquisition and related issuance of Additional Notes will not result in the lowering or withdrawal by them of their current rating of the MSAF Notes then outstanding.

     Subordination and Ranking. After the payment of amounts due and owing in respect of, inter alia, taxes and obligations to Lessees and various service providers (including, without limitation, the Servicer, the Administrative Agent, the Cash Manager, the Financial Advisor and the Swap Providers), the cash flows derived from the Initial Leases and the Initial Aircraft will be applied, indirectly, towards the payment of amounts due to Noteholders. Payments of interest on the Class A, Class B, Class C and Class D Notes will be made in alphabetical order. However, certain amounts of principal on the Class A Notes will be paid in priority to interest payments on the Class B, C and D Notes, certain amounts of principal on the Class B Notes will be paid in priority to interest payments on the Class C and D Notes and certain amounts of principal on the Class C Notes will be paid in priority to interest on the Class D Notes. See "-- Overview of Priority of Payments" and "Description of the Notes -- Priority of Payments".

     Ownership of MSAF. 100% of the beneficial interest in MSAF (the "BENEFICIAL INTEREST") is held indirectly by Morgan Stanley. The transactions described herein are intended to establish MSAF and its subsidiaries as legal entities distinct from Morgan Stanley which would be unaffected by the bankruptcy or insolvency of Morgan Stanley or any of its affiliates. If such steps are not successful and such entities were to be consolidated with Morgan Stanley or otherwise affected by any bankruptcy or insolvency of Morgan Stanley and its affiliates, payments to Noteholders could be materially adversely affected. See "Risk Factors -- Certain Bankruptcy Considerations".

     Governance of MSAF. Three of the six trustees of MSAF and one alternate trustee (the "CONTROLLING TRUSTEES") are officers of affiliates of Morgan Stanley. Two trustees (the "INDEPENDENT TRUSTEES") are independent from Morgan Stanley and are only permitted to vote in trustee meetings on certain significant decisions relating to insolvency proceedings. Such decisions may only be approved by a unanimous vote of all the Controlling Trustees and Independent Trustees. The remaining trustee of MSAF is Wilmington Trust Company, the Delaware trustee (the "DELAWARE TRUSTEE"). MSAF Group has no employees or executive officers. Accordingly, MSAF Group will rely upon the Servicer, the Administrative Agent, the Cash Manager, the Financial Advisor and other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. See "Management of MSAF Group".

     Insurance. The Lessees are required under the Leases to obtain customary insurance coverage for any liabilities arising out of the operation of their respective Aircraft. The Lessees are also required to obtain customary coverage for damage to, and replacement of spare parts for, the Aircraft. The Servicer is required to monitor Lessees' compliance with the insurance provisions of the Leases. In addition, MSAF Group also has in place its own contingent liability insurance program to cover liability both in excess of the coverage provided by a Lessee's policy and where a Lessee's policy lapses for any reason. See "The Initial Aircraft and Leases -- Indemnification and Insurance of the Aircraft".

THE EXCHANGE OFFER

Securities Offered.........  Up to $1,050,000,000 principal amount at maturity of New Notes. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain special interest provisions relating to the Old Notes summarized below under "-- Summary Description of the New Notes."

The Exchange Offer.........  MSAF is offering, upon the terms and subject to the conditions of the Exchange Offer, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. See "The Exchange Offer" for a description of the procedures for tendering the Old Notes. The issuance of the New Notes is intended to satisfy obligations of MSAF contained in the Registration Agreement.

Tenders, Expiration Date;
Withdrawal.................  The Exchange Offer will expire at 5:00p.m., New
                             York City time, on           ,           , 1998, or
                             such later date and time to which it is
                             extended. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Federal Income Tax
Consequences...............  The exchange pursuant to the Exchange Offer will not result in any income, gain or loss to the Holders or MSAF for federal income tax purposes, See "Certain U.S. Federal Income Tax
                             Considerations."

Exchange Agent.............  Bankers Trust Company is serving as Exchange Agent
                             ("EXCHANGE AGENT") in connection with the Exchange Offer.

Shelf Registration
Statement..................  Under certain circumstances, certain holders of
                             Notes (including holders who may not participate in the Exchange Offer, or who may not freely resell New Notes received in the Exchange Offer) may require MSAF to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes by such holders. See "Description of Notes -- Registration Rights".

CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

     Based upon interpretations contained in letters issued to third parties by the staff of the Commission, MSAF believes that any Holder of Old Notes (other than a broker-dealer, as set forth below, or any Holder who is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act) who exchanges its Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, or otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the Holder's business and such Holder has no arrangement or understanding with any person to participate in a distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to MSAF in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such new Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any release of such New Notes; however, by so acknowledging and by delivery of a prospectus, the broker dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution". To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. MSAF has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing. Unless MSAF is so requested, MSAF does not intend to take any action to register or qualify the New Notes for resale in any such jurisdictions. If a Holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of New Notes will not be able to rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in such

Holder incurring liability under the Securities Act for which the Holder is not indemnified by MSAF. See "The Exchange Offer -- Consequences of Failure to Exchange" and "Description of Notes -- Registration Rights."

THE NOTES

     The following table summarizes certain of the principal terms of the Notes.

                                          SUBCLASS A-1       SUBCLASS A-2      SUBCLASS B-1     SUBCLASS C-1     SUBCLASS D-1
                                              NOTES             NOTES              NOTES           NOTES            NOTES
                                          -------------   ------------------   -------------   --------------   --------------
Aggregate Principal Amount..............   $400,000,000         $340,000,000    $100,000,000     $100,000,000     $110,000,000
Ratings
 DCR....................................             AA                   AA               A              BBB               BB
 Moody's................................            Aa2                  Aa2              A2             Baa2              Ba2
 Standard & Poor's......................             AA                   AA               A              BBB               BB
Interest Rate...........................  LIBOR + 0.21%        LIBOR + 0.35%   LIBOR + 0.65%            6.90%            8.70%
Initial Loan to Value(1)................          63.8%                63.8%           72.4%            81.0%            90.5%
Initial Loan to Assumed First Year's Net
 Revenue(1)(2)..........................           5.81x                5.81x           6.60x            7.38x            8.25x
Assumed Interest Coverage Ratio(2)(3)...           2.81x                2.81x           2.32x            1.93x            1.68x
Assumed Debt Service Coverage
 Ratio(2)(4)............................           1.68x                1.68x           1.68x            1.68x            1.68x
Expected Weighted Average Life
 (Years)................................            2.0                  3.8             8.6             10.6             12.1
                                              March 15,                            March 15,
Expected Final Payment Date.............           2000   September 15, 2005            2013   March 15, 2013   March 15, 2014
                                              March 15,                            March 15,
Final Maturity Date.....................           2023       March 15, 2023            2023   March 15, 2023   March 15, 2023

---------------

(1) "INITIAL LOAN TO VALUE" represents the initial aggregate principal amount of each subclass of Notes, plus the initial aggregate principal amount of any other subclass of Notes that ranks equally or senior in priority of payment ("INITIAL LOAN"), expressed as a percentage of the aggregate Initial Appraised Value (as of September 30, 1997) of the Initial Aircraft plus the sum of (i) $25 million, the amount of cash held on the date of issuance of the Old Notes, plus (ii) $20 million, the amount available to be drawn under Eligible Credit Facilities, excluding the amount of security deposits reimbursable to Lessees on March 3, 1998. After March 3, 1998, the loan to value ratio will fluctuate and may be higher or lower than the Initial Loan to Value ratio. Furthermore, acquisitions of Additional Aircraft and related issuances of Additional Notes are not subject to loan to value ratio conditions and, accordingly, an acquisition of Additional Aircraft may result in an increase in loan to value ratios to levels in excess of the Initial Loan to Value percentages set forth above.

(2) "ASSUMED FIRST YEAR'S NET REVENUE" means MSAF Group's assumed Gross Revenue for the 12 months ending February 28, 1999 less MSAF's assumed leasing costs, Servicer fees, Administrative Agent fees, Cash Manager fees, Financial Advisor fees and other general and administrative costs assumed to be incurred by MSAF in the 12 months ending February 28, 1999 in accordance with the applicable Assumptions. See "Description of the Notes -- Assumptions". In calculating Assumed First Year's Net Revenue, it has been assumed that MSAF Group's maintenance expenditures will exactly equal MSAF Group's maintenance reserve receipts from the Initial Lessees. However, actual net revenues may be significantly lower than assumed net revenues because, among other things, the amounts payable under the Leases may not be paid, and MSAF Group's expenses may be higher than assumed (including as a result of maintenance expenditures being greater than anticipated). Accordingly, the ratios presented above may be significantly lower.

(3) "ASSUMED INTEREST COVERAGE RATIO" means Assumed First Year's Net Revenue expressed as a ratio of First Year's Interest. "FIRST YEAR'S INTEREST" means (i) the interest assumed to be payable on each subclass of Notes and each subclass that ranks equally with such subclass in accordance with the Assumptions for the 12 months ending February 28, 1999, plus (ii) the interest and minimum principal payments assumed to be payable on each subclass of Notes that ranks senior in priority of payment to the relevant subclass of Notes in accordance with the Assumptions for the 12 months ending

     February 28, 1999. For the same reasons as discussed above in Note 2, the ratios presented above may be significantly lower. See "Description of the Notes -- Assumptions".

(4) "ASSUMED DEBT SERVICE COVERAGE RATIO" means Assumed First Year's Net Revenue expressed as a percentage of First Year's Interest and Minimum and Scheduled Principal. "FIRST YEAR'S INTEREST AND MINIMUM AND SCHEDULED PRINCIPAL" means (i) the interest and minimum and scheduled principal payments on each subclass of Notes in accordance with the Assumptions for the 12 months ending February 28, 1999 plus (ii) the interest and minimum and scheduled principal payments assumed to be payable on each subclass of Notes that ranks equally or senior in priority of payment with or to the relevant subclass of Notes in accordance with the Assumptions for the 12 months ending February 28, 1999. For the same reasons as discussed above in
     Note 2, the ratios presented above may be significantly lower. See "Description of the Notes -- Assumptions".

RATINGS OF THE NOTES

     The ratings of the Notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the Notes as described herein. Payments of principal and interest on all subclasses of the Notes will be payable only after any Expenses and certain other amounts have been paid or provided for in full and only to the extent that Available Collections are sufficient therefor in accordance with the priority of payments established for the Notes. In addition, MSAF's ability to pay Step-Up Interest or principal in full on the Subclass A-1 Notes on the Expected Final Payment Date (as indicated in the table above for each subclass of Notes, the "EXPECTED FINAL PAYMENT DATE") or on any other date prior to the Final Maturity Date (as indicated in the table above, the "FINAL MATURITY DATE") has not been rated by any of the Rating Agencies. The ratings assigned to the Notes do not address the effect of any imposition of any withholding tax on any payments under the Leases, the Notes or otherwise. See "Risk Factors -- Risks Relating to Tax".

     A rating is not a recommendation to buy, sell or hold Notes inasmuch as ratings do not comment as to market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning Rating Agency. In the event that a rating initially assigned to any subclass of the Notes is subsequently lowered, suspended or withdrawn for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the Notes.

                        THE INITIAL AIRCRAFT AND LESSEES

     The following pie charts summarize MSAF Group's exposure as of May 31, 1998 to various types of Initial Aircraft, Lessees, ages of Initial Aircraft, noise restrictions applying to Initial Aircraft and the regions and countries in which Lessees are based. All percentages have been calculated by reference to the Initial Appraised Value (as of September 30, 1997) of the Initial Aircraft.


                    LOGO                                               LOGO

                    LOGO                                               LOGO

                    LOGO                                               LOGO

                                PAYMENT FLOWS(1)

                                      LOGO
---------------

(1) Assumes that MSAF Group does not acquire any Additional Aircraft. See "-- Summary Description of the New Notes -- Acquisition of Additional Aircraft".

(2) MSAF may also establish additional direct and indirect subsidiaries from time to time for the purpose of directly or indirectly leasing Aircraft from other MSAF subsidiaries and sub-leasing them to operators where commercial, tax or other reasons make it desirable to do so.

(3) MSAF may from time to time establish or acquire additional subsidiaries in connection with the acquisition of Additional Aircraft from various sellers. The acquisition of Additional Aircraft may take the form of (i) the acquisition of individual Additional Aircraft directly by MSAF or indirectly by one or more existing or newly-formed subsidiaries or (ii) the acquisition by MSAF or one of its subsidiaries of the shares or other beneficial ownership interests in one or more aircraft-owning subsidiaries of various sellers.

                        OVERVIEW OF PRIORITY OF PAYMENTS

     The following chart summarizes the order of priority of payments on the Notes, the Beneficial Interest and other obligations of MSAF Group as described in more detail in "Description of the Notes -- Priority of Payments".

                                      LOGO

                             OWNERSHIP STRUCTURE(1)

                                      LOGO
---------------

(1) MSAF may also establish additional direct and indirect subsidiaries from time to time for the purpose of directly or indirectly leasing Aircraft from other MSAF subsidiaries and sub-leasing them to operators where commercial, tax or other reasons make it desirable to do so.

(2) The 100% Beneficial Interest is currently held by a subsidiary of Morgan Stanley. Such subsidiary may dispose of all or a portion of such Beneficial Interest in the future to related or unrelated persons.

(3) MSAF may from time to time establish or acquire additional subsidiaries in connection with the acquisition of Additional Aircraft from various sellers. The acquisition of Additional Aircraft may take the form of (i) the acquisition of individual Additional Aircraft directly by MSAF or indirectly by one or more existing or newly-formed subsidiaries or (ii) the acquisition by MSAF or one of its subsidiaries of the shares or other beneficial ownership interests in one or more aircraft-owning subsidiaries of various sellers.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

MSAF.......................  Morgan Stanley Aircraft Finance is a statutory business trust organized under the laws of the State of Delaware pursuant to an amended and restated trust agreement among MS Financing Inc., as depositor, the Controlling Trustees, the Independent Trustees and the Delaware Trustee, dated as of March 3, 1998 (the "AMENDED AND RESTATED TRUST AGREEMENT"). MSAF's principal office is located care of the Delaware Trustee at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890. See "The Parties -- MSAF Group".

Payment Dates..............  Interest will be payable monthly in arrears on the
                             15th day of each month, commencing April 15, 1998 (each a "PAYMENT DATE"); provided that if any Payment Date would otherwise fall on a day which is not a Business Day, the relevant Payment Date will be the first following day which is a Business Day. For the purposes of the Notes, "BUSINESS DAY" means a day on which (i) U.S. dollar deposits may be dealt in on the London inter-bank market and (ii) commercial banks and foreign exchange markets are open in New York, New York and London, England. See "Description of the Notes -- Payments".

Record Date................  The record date (the "RECORD DATE") with respect to each Payment Date will be the close of business on the day that is 15 days prior to such Payment Date, whether or not such day is a Business Day. See "Description of the Notes -- Payments".

Reference Date.............  The reference date (the "REFERENCE DATE") with respect to each Payment Date will be the day that is two Business Days before the Payment Date on which such Interest Accrual Period commences. See "Description of the Notes -- Payment of Principal and Interest -- Reference Agency Agreement".

Calculation Date...........  The calculation date (the "CALCULATION DATE") with respect to each Payment Date will be the fourth Business Day immediately preceding each Payment Date.

Interest Accrual Period....  The period beginning on (and including) March 3,
                             1998 and ending on (but excluding) the first
                             Payment Date and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date is called an "INTEREST ACCRUAL PERIOD"; provided that the final Interest Accrual Period will end on but exclude the Final Maturity Date (or, if earlier with respect to any subclass of Notes, the date on which such subclass of Notes is paid in full). Account balances with respect to each Interest Accrual Period shall be determined by reference to the balance of funds on deposit in Accounts on the Calculation Date immediately preceding each Payment Date. See "Description of the Notes -- Payments".

Accrued Interest...........  Accrued interest that, as a result of the allocation of Available Collections, is not paid on any Payment Date will bear interest at the then current stated rate of the Notes to which such accrued and unpaid interest relates.

Sources of Note Payments...  The only source of payment for the Notes and the other obligations of MSAF Group will be the payments made by the Lessees under the Leases, amounts drawn under any available credit or liquidity enhancement facility, proceeds from dispositions, if any, of the assets of

                             MSAF Group, net payments, if any, under the Swap Agreements and other hedging instruments, interest earned on investments of cash in the Accounts and net cash proceeds received from the sale of Refinancing Notes. Payments of interest, principal and premium, if any, on each subclass of Notes will be made on each Payment Date to holders of such subclass of Notes on the Record Date for such Payment Date (the "NOTEHOLDERS" and, together with the holders of the Additional Notes, the "MSAF NOTEHOLDERS") and only to the extent of amounts on deposit in the Collection Account on the Calculation Date relating to each Payment Date net of Expenses (other than Permitted Accruals in respect of Modification Payments) then due and payable or reasonably anticipated to become due and payable during the next six months (the "REQUIRED EXPENSE AMOUNT") and other amounts set forth in "Description of the Notes -- Priority of Payments" (the "AVAILABLE COLLECTIONS"). See "Description of the Notes -- Priority of Payments", "Risk Factors -- Risks Relating to Payments on the Notes" and "-- Risks Relating to the Capital Markets".

Ratings of the Notes.......  Each subclass of Notes has received ratings from
                             Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S" and, together with DCR and Moody's, the "RATING AGENCIES"), as set forth above. See "Description of the Notes -- General -- Ratings".

Listing....................  The Notes were listed on the Luxembourg Stock
                             Exchange on March 3, 1998, in the case of the New Notes, subject only to issuance of a Global Note (as defined) and notice of issuance. See "Listing and General Information".

Denominations..............  The Notes of each subclass will be available for purchase in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. See "Description of the Notes -- General".

MSAF Group.................  MSAF and its subsidiaries on a combined basis. See
                             "The Parties -- MSAF Group".

Notes......................  MSAF will issue the New Notes pursuant to an indenture between MSAF and Bankers Trust Company, as trustee (the "TRUSTEE"), dated as of March 3, 1998 (the "INDENTURE"). The Class A Notes are initially subdivided into two subclasses, the Subclass A-1 and A-2 Notes. The Class B, C and D Notes will initially be subdivided into one subclass each, the Subclass B-1, C-1 and D-1 Notes. Each of the Subclass A-1, A-2 and B-1 Notes will be entitled to receive interest from March 3, 1998 at a rate per annum equal to one month LIBOR on the applicable Reference Date plus the applicable margin set forth on the cover page of this Prospectus. The interest rates on the Subclass A-1, A-2 and B-1 Notes will be determined for the initial Interest Accrual Period two Business Days prior to the scheduled delivery thereof. The Subclass C-1 and D-1 Notes will be entitled to receive interest at the fixed rate per annum set forth on the cover page of this Prospectus. Additional subclasses of Class A and B Notes may be issued on a fixed rate basis and additional subclasses of Class C and D Notes may be issued on a floating rate basis.

Status of Notes;
Security...................  The Notes will constitute direct obligations of
                             MSAF. None of the Trustee, the Security Trustee or any Noteholder has any security interest, mortgage, charge or other similar interest in any of the Aircraft. The Security Trustee has been granted a security interest in 100% of the beneficial interest in MSA I, a Delaware statutory business trust ("MSA I"), and in all of the issued and outstanding capital stock of Aircraft SPC-5, Inc., a California corporation ("SPC-5"), and the other subsidiaries, direct or indirect, of MSAF. The Security Trustee has been granted a security interest in the respective interests of each MSAF Group member in the Leases and in leases within MSAF Group relating to the Aircraft, in any loans extended by MSAF to MSA I, SPC-5 and its other subsidiaries and in any cash contained in the Accounts. MSAF Group's ability to incur indebtedness is limited to indebtedness required in connection with refinancings and acquisitions of Additional Aircraft and under credit and liquidity enhancement facilities. See "Description of the Notes -- Indenture Covenants -- Limitation on Indebtedness".

                             MSAF will have the ability, in certain
                             circumstances, to refinance the Notes through the issuance by MSAF of new notes (the "REFINANCING NOTES"). Such Refinancing Notes will rank pari passu with the applicable subclasses of refinanced Notes and will never rank higher in priority than the Class A Notes. MSAF will also have the ability to finance the acquisition of Additional Aircraft in part through the issuance of Additional Notes under the Indenture. The Additional Notes may be issued in up to four classes (Class A, Class B, Class C and Class D, each of which may consist of one or more subclasses) that will rank pari passu in right of payment of principal and interest with the corresponding classes of the Notes. See "Description of the Notes".

Payments on the Notes......  Interest, principal and premium, if any, on each subclass of Notes will be paid only out of Available Collections with respect to any Interest Accrual Period received on or prior to the Calculation Date relating to such Interest Accrual Period. On each Payment Date, principal will be payable in respect of each subclass of Notes to the extent of Available Collections, if any, on such Payment Date but only to the extent that funds are available for such purpose after having made the payments ranking in priority thereto. The expected principal payments of the Notes have been determined on the basis of certain assumptions as set forth under "Description of the Notes" (the "ASSUMPTIONS"), including, inter alia, assumptions regarding the timing and amount of payments under the Initial Leases, assumptions regarding the terms of and payments under Future Leases and assumptions regarding the ability of MSAF to refinance maturing Subclass A-1 Notes with Refinancing Notes. It is highly likely that the Assumptions will not correspond to actual experience and as a result the actual principal payments received are likely to vary from the expected principal payments in respect of such subclass of Notes, and the actual maturity of any subclass of Notes is likely to occur earlier or later than its Expected Final Payment Date. See "Description of the Notes -- Priority of Payments", "Risk Factors -- Risks Relating to Payments on the Notes" and "-- Risks Relating to the Capital Markets".

Step-Up Interest...........  If the Subclass A-1 Notes are not repaid on or before the Expected Final Payment Date for such subclass, such subclass of Notes will accrue interest thereafter at a rate equal to the stated interest rate therefor, plus 0.50% per annum ("STEP-UP INTEREST"). MSAF may also issue certain subclasses of Additional Notes in connection with the acquisition of Additional Aircraft and may issue Refinancing Notes that by their terms provide they will bear Step-Up Interest after their Expected Final Payment Date. Payments of Step-Up Interest will be subordinated to certain other obligations of MSAF Group, including payment of Scheduled Principal Payment Amounts with respect to the Notes and will not be rated by the Rating Agencies. See "Description of the Notes -- Payment of Principal and Interest -- Interest".

Priority of Payments.......  On each Payment Date, distributions from Available
                             Collections will be made in accordance with the priority of payments set forth in "Description of the Notes -- Priority of Payments". Payments on the Notes will be subordinated to all fees, costs, or expenses incurred by any MSAF Group member in the course of the business activities permitted to be conducted by it under the Indenture (the "EXPENSES") and (other than interest payments on the Class A Notes with respect to which such amounts are ranked pari passu) certain amounts due to parties providing interest rate swaps and other hedging instruments (the "SWAP PROVIDERS"). Furthermore, payments of interest and principal on the Class D Notes will be effectively subordinated in priority of payment to payments of interest and certain principal, respectively, on the Class A, B and C Notes and payments of interest and principal on the Class C Notes will be effectively subordinated in priority of payment to payments of interest and certain principal, respectively, on the Class A and B Notes, and payments of interest and principal on the Class B Notes will be effectively subordinated in priority of payment to payments of interest and certain principal on the Class A Notes.

Redemption of the Notes....  Subject to certain conditions described in
                             "Description of the Notes -- Payment of Principal and Interest -- Redemption", each subclass of the Notes may be redeemed on any Payment Date (after giving effect to Available Collections) in whole or in part, at the "REDEMPTION PRICE" plus accrued but unpaid interest. Within any subclass of Notes being redeemed in part, the Redemption Price will be applied pro rata among all such Notes.

                             The Redemption Price of the Subclass A-1, A-2 and B-1 Notes redeemed (i) with the application of funds other than Available Collections (including proceeds from Refinancing Notes and proceeds from third parties), will equal the product of the applicable Redemption Premium set out below and the principal balance of such subclass (the "OUTSTANDING PRINCIPAL BALANCE") of Notes being redeemed and (ii) with the application of Available Collections, will equal the Outstanding Principal Balance of the amount of such subclass of Notes being redeemed, without premium.

                             The Redemption Price of the Subclass C-1 Notes will equal the higher of (i) the discounted present value of Scheduled Principal Payment Amounts and interest on such subclass from the Redemption Date to and including the Expected Final Payment Date for the Subclass C-1 Notes computed by discounting such payments at a discount rate equal to the applicable Treasury Yield plus 0.50% and
                             (ii) the Outstanding Principal Balance of such subclass being redeemed.

                             The Redemption Price of the Subclass D-1 Notes will equal (i) if such redemption occurs prior to March 15, 2003, the higher of (A) the discounted present value of Scheduled Principal Payment Amounts and interest from the Redemption Date through, but not including, March 15, 2003, plus the product of the applicable Redemption Premium set out below and the assumed Outstanding Principal Balance for March 15, 2003, discounted at a rate equal to the applicable Treasury Yield plus 1.00% and (B) the Outstanding Principal Balance of the Notes of such subclass being redeemed or (ii) if such redemption occurs on or after March 15, 2003, the product of the applicable Redemption Premium set out below and the Outstanding Principal Balance of such subclass being redeemed.

                                            REDEMPTION DATE                       REDEMPTION PREMIUM
                                            ---------------          ---------------------------------------------
                                                                     SUBCLASS    SUBCLASS    SUBCLASS    SUBCLASS
                                                                     A-1 NOTES   A-2 NOTES   B-1 NOTES   D-1 NOTES
                                                                     ---------   ---------   ---------   ---------
                                     After March 3, 1998..........    101.00%     102.00%     103.00%          --
                                     On or after March 15, 1999...    100.50%     101.50%     102.50%          --
                                     On or after March 15, 2000...    100.00%     101.00%     102.00%          --
                                     On or after March 15, 2001...         --     100.50%     101.50%          --
                                     On or after March 15, 2002...         --     100.00%     101.00%          --
                                     On or after March 15, 2003...         --     100.00%     100.50%     105.25%
                                     On or after March 15, 2004...         --     100.00%     100.00%     104.50%
                                     On or after March 15, 2005...         --     100.00%     100.00%     103.75%
                                     On or after March 15, 2006...         --          --     100.00%     103.00%
                                     On or after March 15, 2007...         --          --     100.00%     102.25%
                                     On or after March 15, 2008...         --          --     100.00%     101.50%
                                     On or after March 15, 2009...         --          --     100.00%     100.75%
                                     On or after March 15, 2010...         --          --     100.00%     100.00%
                                     On or after March 15, 2011...         --          --     100.00%     100.00%
                                     On or after March 15, 2012...         --          --     100.00%     100.00%
                                     On or after March 15, 2013...         --          --     100.00%     100.00%
                                     On or after March 15, 2014...         --          --          --     100.00%

                             The Notes may be redeemed on any Payment Date, in whole, but not in part, without premium, upon the occurrence of certain adverse tax events affecting MSAF Group, at a Redemption Price equal to the Outstanding Principal Balance thereof, plus accrued and unpaid interest thereon. See "Description of the Notes -- Payment of Principal and Interest -- Redemption".

Appraised Value............  MSAF Group has obtained from Aircraft Information
                             Services, Inc., BK Associates, Inc. and Airclaims Limited (the "APPRAISERS") three desktop appraisals (the "APPRAISALS") of the value of each of the Initial Aircraft as of September 30, 1997. The Appraisers ascertained the value of each Aircraft on the basis of an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of the Aircraft's "highest and best use", presuming an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, adjusted to account for the maintenance status of each Aircraft (with certain assumptions as to use since the last reported status) (each value so ascertained for the Aircraft, a "BASE VALUE"). None of the Appraisals attribute any value to the Lease, the maintenance reserves, the security deposits or the related collateral, if any, related to the particular Aircraft. The aggregate Initial Appraised Value of the Initial Aircraft at

                             September 30, 1997 was $1,086.69 million. As used herein, "INITIAL APPRAISED VALUE" means the average of the Base Values of each of the Aircraft, determined, in the case of the Initial Aircraft, as of September 30, 1997 and, in the case of any Additional Aircraft, as of a date not more than six months prior to the closing date for the issue of the relevant Additional Notes. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds received upon a sale of any Aircraft are likely to be less than, and may be significantly less than, the Initial Appraised Value thereof. See "Risk Factors -- Risks Relating to the Aircraft -- Cyclicality of Supply of and Demand for Aircraft; Risk of Decline in Aircraft Values and Rental Rates".

Leases.....................  At May 31, 1998, the average remaining term to re-lease, weighted by Initial Appraised Value (without giving effect to Purchase Options, early termination options or extension options), of the Initial Aircraft was approximately 45 months. All of the Initial Leases will expire under their terms (without giving effect to Purchase Options, early termination options or extension options) on or prior to December 23, 2006. Therefore, MSAF Group must re-lease all of the Initial Aircraft one or more times prior to the Final Maturity Date except to the extent that Aircraft are sold prior to the Final Maturity Date. Other than one A310 Aircraft which is subject to a Conditional Sale Agreement, each Initial Lease is an operating lease for a fixed term pursuant to which MSAF Group will retain title to the Aircraft and substantially all of the risks and rewards associated with ownership, including the residual value of the Aircraft (although nine of the Initial Leases (including the Conditional Sale Agreement) contain, and a certain portion of the Future Leases may contain, Purchase Options). See "Risk Factors -- Risks Relating to the Leases -- Re-leasing" and "The Initial Aircraft and Leases -- The Initial Leases".

Related Collateral.........  MSAF Group holds (either directly or through its agents), (i) security deposits required to be paid or provided by the Lessee under each Initial Lease as security for its obligations under such Initial Lease, both in cash and as letters of credit and
                             (ii) certain other letters of credit, third-party guarantees or bank guarantees or the equivalent thereof required under the relevant Initial Leases. No cash maintenance reserves will be transferred to MSAF upon acquisition of any of the Initial Aircraft. There are no non-cash maintenance reserves with respect to the Initial Aircraft.

ILFC Facility..............  Under a Custody and Loan Agreement between ILFC and
                             MSAF Group dated as of March 3, 1998 (the "ILFC FACILITY"), ILFC holds substantially all of the cash security deposits paid by Lessees with respect to the Initial Aircraft and retains the interest earnings on such security deposits. Under the ILFC Facility, ILFC also has agreed to make loans to MSAF for the purpose of providing MSAF with liquidity to meet its obligations, including certain of its obligations under the Notes. MSAF may draw on the ILFC Facility for loans in a maximum amount equal to $10 million plus the aggregate amount of cash security deposits then held by ILFC as custodian. As of May 31, 1998, the amount available to be drawn under the ILFC Facility was approximately $31.8 million. Such loans shall accrue interest at 3% per annum and are repayable, to the extent that there are Available Collections sufficient therefor, after payment of all interest and certain principal amounts with respect to the Notes. As of May 31, 1998, ILFC's short-term unsecured debt was rated 1A-1+1 by Standard & Poor's. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity" for a discussion of the ILFC Facility.

Morgan Stanley Facility....  Under a Loan Agreement dated as of March 3, 1998 between Morgan Stanley and MSAF (the "MORGAN
                             STANLEY FACILITY"), Morgan Stanley has agreed to make loans to MSAF for the purpose of providing MSAF with liquidity to meet its obligations, including certain of its obligations under the Notes. MSAF may draw on the Morgan Stanley Facility for loans in a maximum amount of $10 million. Such loans shall accrue interest at 3% per annum and are repayable, to the extent that there are Available Collections sufficient therefor, after payment of all interest and certain principal amounts with respect to the Notes. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity" for a discussion of the Morgan Stanley Facility.

Lessees....................  As of May 31, 1998, there were 28 aircraft lessees
                             (excluding any sub-lessees operating the Aircraft, other than pursuant to a sub-lease from a subsidiary of MSAF) and one engine lessee (the "INITIAL LESSEES" and, together with the lessees in respect of the Additional Leases, if any, and the Future Leases, if any, the "LESSEES") of the Initial Aircraft pursuant to the Initial Leases in 20 different countries. At May 31, 1998, six of the Lessees each accounted for more than 5% of the Initial Aircraft by Initial Appraised Value, representing in aggregate approximately 34.6% of the Initial Aircraft by Initial Appraised Value. No Lessee accounted for more than 7% of the Initial Aircraft by Initial Appraised Value. Certain of the Lessees are in a weak financial condition and some face or have recently faced serious financial difficulties. As of May 31, 1998, three Initial Lessees were in arrears. The aggregate amount of Rental Payments, maintenance reserves and other miscellaneous amounts (net of default interest and certain cash in transit) that were in arrears with respect to these three Lessees was approximately $0.75 million. The weighted average number of days past due of such arrears was 43. See "Risk Factors -- Risks Relating to the Lessees".

Collection Account.........  The "COLLECTION ACCOUNT" is the account into which all Collections received by or on behalf of MSAF Group in the course of conducting its business, including payments made by Lessees under the Leases (including payments by Lessees of Additional Aircraft) and any amounts drawn under any credit or liquidity enhancement facility, will be deposited. Except as noted below, the Collection Account will be maintained at a balance at least equal to the Liquidity Reserve Amount. The "LIQUIDITY RESERVE AMOUNT" may be funded with cash in the Collection Account and amounts available to be drawn under Eligible Credit Facilities and, as of March 3, 1998 was approximately $65.5 million and is intended to provide a source of liquidity for (i) MSAF Group's maintenance obligations, (ii) MSAF Group's obligation to repay Lessee security deposits, (iii) certain other contingencies in respect of the Aircraft and (iv) payments of interest and principal on the Notes. The balance of funds in the Collection Account may fall below the Liquidity Reserve Amount at any time and MSAF Group may continue to make all payments which rank prior to or pari passu with payments of the Minimum Principal Payment Amount on the Class D Notes under "Description of the Notes -- Priority of Payments". See "Description of the Notes -- Accounts". The "MINIMUM LIQUIDITY RESERVE AMOUNT" may be funded with cash in the Collection Account and amounts available to be drawn under Eligible Credit Facilities and, as of March 3, 1998 was approximately $15 million. The balance of funds in the Collection Account may fall below the Minimum Liquidity Reserve Amount at any time and MSAF may continue to pay (i) Expenses, (ii) interest on the most senior class of Notes then Outstanding to avoid an Event of Default and (iii) Swap Payments. The ILFC Facility and the Morgan Stanley Facility represented approximately $30.5 million and $10 million, respectively, of the Liquidity Reserve Amount as of March 3, 1998. The balance of the Liquidity Reserve Amount of $25 million is funded with cash.

Expense Account............  The "EXPENSE ACCOUNT" is the account into which the
                             Administrative Agent will deposit the Required Expense Amount (other than certain Expenses transferred directly to payees from the Collection Account) on each Payment Date. See "Description of the Notes -- Accounts".

Servicer...................  ILFC is the lease and aircraft manager and the re-leasing and marketing agent for the Initial Aircraft under the Servicing Agreement. ILFC performs certain aircraft-related services with respect to the Initial Aircraft including marketing the aircraft for lease or sale and monitoring lessee compliance with lease terms including terms relating to payment, maintenance and insurance. The Servicer agrees to perform its services pursuant to the Servicing Agreement with a view towards maximizing the present value of the cash flows over the life of the Initial Aircraft, subject to certain conditions. If a conflict of interest arises regarding ILFC's management of Initial Aircraft and other assets owned or managed by ILFC, ILFC agrees to perform the Services in good faith and without discrimination. See "Risk Factors -- Risks Relating to MSAF Group and Certain Third Parties -- Conflicts of Interest of ILFC".

Cash Manager...............  Bankers Trust Company acts as Cash Manager (the
                             "CASH MANAGER") pursuant to a Cash Management Agreement among MSAF Group, the Cash Manager and the Security Trustee dated as of March 3, 1998 (the "CASH MANAGEMENT AGREEMENT"). The Cash Manager invests the funds held by MSAF Group in the Accounts in certain prescribed investments on permitted terms.

Administrative Agent.......  Cabot acts as Administrative Agent (the
                             "ADMINISTRATIVE AGENT") pursuant to an
                             administrative agency agreement among MSAF Group, the Administrative Agent and the Security Trustee, dated as of March 3, 1998 (the "ADMINISTRATIVE AGENCY AGREEMENT"). The Administrative Agent provides certain corporate administrative, bank account management, calculation and accounting services to MSAF Group. See "Management of MSAF Group -- Corporate Management". In addition, it monitors the performance of the Servicer (including the Servicer's compliance with the Servicing Agreement) and reports on such performance to MSAF Group.

Financial Advisor..........  Morgan Stanley & Co. Incorporated acts as Financial
                             Advisor (the "FINANCIAL ADVISOR") pursuant to a financial advisory agreement between MSAF Group and the Financial Advisor, dated as of March 3,

                             1998 (the "FINANCIAL ADVISORY AGREEMENT"). The Financial Advisor assists MSAF Group in developing and implementing its interest rate risk management policies and developing models for the purpose of analyzing the financial impact of aircraft lease, sale and capital investment decisions.

Acquisition of Additional
  Aircraft.................  MSAF Group may at any time acquire Additional
                             Aircraft and related Additional Leases. Cash flows derived from the Additional Aircraft, if any, and the related Leases will be available to satisfy MSAF's payment obligations, including payments of interest, principal and premium, if any, on the MSAF Notes.

                             An acquisition of Additional Aircraft may take the form of the acquisition of individual Additional Aircraft and the related Additional Leases or the acquisition of the shares of one or more aircraft-owning subsidiaries of the sellers. There is no limit on the value of Additional Aircraft that may be acquired. Any acquisition of Additional Aircraft will be subject to certain conditions under the Indenture. See "Risk Factors -- Risks Relating to the Aircraft -- Risks Relating to Additional Aircraft", "The Parties -- MSAF Group", "The Initial Aircraft and Leases -- Acquisition of Additional Aircraft" and "Description of the Notes -- Indenture Covenants -- Limitation on Aircraft Acquisitions".

Issuance of Additional
Notes......................  In connection with the acquisition of Additional
                             Aircraft, Additional Notes may be issued in up to four classes (Class A, Class B, Class C and Class D, each of which will consist of one or more subclasses) that will rank pari passu in right of payment of principal and interest with the corresponding class of the Notes. The Additional Notes may be issued and sold through one or more public offerings or private placements of securities or otherwise. The issuance of Additional Notes will be subject to certain conditions under the Indenture, including, inter alia, confirmation by the Rating Agencies that the issuance of such notes will not result in the lowering or withdrawal by them of their current ratings on any subclass of MSAF Notes then outstanding. See "Description of the Notes -- Indenture Covenants -- Limitation on Indebtedness".

Aircraft Dispositions......  MSAF Group may sell Aircraft (i) pursuant to the exercise of Purchase Options held by Lessees
                             (including the Conditional Sale Agreement), (ii) within MSAF Group, without limitation, provided that such sale does not materially adversely affect the MSAF Noteholders and (iii) in other circumstances, provided that any such sale does not result in a default under the Indenture's portfolio concentration limits and certain other conditions are met, including conditions with respect to target prices for the Aircraft. See "Description of the Notes -- Indenture Covenants -- Limitation on Aircraft Sales".

Operating Covenants........  MSAF Group may not enter into any Future Lease
                             (other than a renewal, extension or restructuring of any Lease) unless after entering into such Future Lease, MSAF Group is in compliance with certain criteria in respect of, inter alia, geographic and other concentration limits (the "RE-LEASING GUIDELINES"); provided that MSAF Group may enter into a Future Lease not meeting such criteria if the Rating Agencies shall have confirmed in writing that entering into such Lease will not result in the lowering or withdrawal by them of their then current ratings on any subclass of the Notes then outstanding. See "Description of the Notes -- Operating Covenants".

Certain Taxation Matters...  Neither MSAF nor any of its subsidiaries will be obliged to make any additional payments with respect to the Notes or any inter-company loans, and thus no payments will be passed through to the Noteholders, in respect of any withholding or deduction required to be made under applicable law from payments on the Notes or the inter-company loans. If any withholding or deduction is required with respect to the Notes and the Notes are not redeemed, the net amount of interest received by the Noteholders will be reduced by the amount of such withholding or deduction. See "Risk Factors -- Risks Relating to Tax" and "Taxation".

Certain ERISA Matters......  The Notes are expected to be eligible for purchase under certain circumstances by an employee benefit plan or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "CODE"). See "ERISA Considerations".

                                  RISK FACTORS

     The following summarizes certain risks involved in an investment in the Notes which may materially affect the ability of MSAF Group to pay the interest, principal and premium, if any, on the Notes in full at or before their respective Final Maturity Dates. Investors should read and carefully consider, among other things, the following factors prior to accepting the Exchange Offer.

     There can be no assurance that payments with respect to the Aircraft will be adequate to pay the interest, principal and premium, if any, on the Notes in accordance with their terms.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legends thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. MSAF does not intend to register the Old Notes under the Securities Act.

     MSAF believes that, based upon interpretations contained in letters issued to third parties by the staff of the Commission, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each Holder thereof (other than a broker-dealer, as set forth below, or any such Holder which is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to MSAF in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such New Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. If any Holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) will not be able to rely on the applicable interpretations of the staff of the Commission and
(ii) in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. MSAF has agreed that, starting on the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. MSAF has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. Unless so required, MSAF does not intend to register or qualify the sale of the New Notes in any such jurisdictions. In addition, the tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

EXCHANGE OFFER PROCEDURES

     To participate in the Exchange Offer, and avoid the restrictions on Old Notes, each Holder of Old Notes (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility (as defined) system whose name appears on a security position listing as a holder of such Old Notes) who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit to the Exchange Agent on or prior to the Expiration Date either (i) a properly completed Letter of Transmittal, or (ii) an Agent's Message (as defined) transmitted by means of the Book-Entry Transfer Facility's ATOP system (as defined) and received by the Exchange Agent and forming part of a Book-Entry Confirmation, in which such Holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal. In addition, in order to deliver Old Notes
(i) a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (ii) the Holder must comply with the guaranteed delivery procedures described below. See "The Exchange Offer."

RISKS RELATING TO MSAF GROUP AND CERTAIN THIRD PARTIES

     HOLDING ENTITY RISK

     Substantially all of the assets of MSAF are the beneficial interest in MSA I, which will own 32 Aircraft and the spare engine, and 100% of the share capital of SPC-5, which owns one Aircraft (collectively, the "AIRCRAFT-OWNING SUBSIDIARIES"). None of the Trustee, the Security Trustee or any Noteholder has any security interest in the Aircraft. Accordingly, MSAF's ability to make payments on the Notes will be affected by the obligations of Aircraft-Owning Subsidiaries and MSAF Group's other subsidiaries to creditors other than Noteholders, including Lessees and tax authorities. To the extent that these obligations to Lessees and other creditors significantly exceed expectations, or to the extent that unforeseen and significant tax liabilities arise, there may be a significant adverse impact upon payments on the Notes.

     LACK OF SECURITY INTEREST IN AIRCRAFT

     As stated above, none of the Trustee, the Security Trustee or any Noteholder has any security interest, mortgage, charge or other similar interest in any of the Aircraft. As a result, such parties do not have available to them certain rights upon an Event of Default which would have been available to them had their interests in the Aircraft been secured by such assets. MSAF Group will, however, pledge to the Security Trustee as security for MSAF's obligations under the Notes, 100% of the beneficial interest in MSA I, 100% of the share capital of SPC-5, all of MSAF's ownership interest in MSAF's other subsidiaries, the respective interests of each MSAF Group member in the Leases and in leases within MSAF Group relating to the Aircraft, any intercompany loans from MSAF to the Aircraft-Owning Subsidiaries and any cash contained in the Accounts.

     DELEGATION OF RESPONSIBILITIES

     Except to the limited extent described herein, neither the Trustee nor any Noteholder has any right to participate in the management or affairs of MSAF Group. In particular, such parties cannot supervise the functions relating to the Leases and the re-lease of the Aircraft, which functions have generally been delegated to the Servicer under the Servicing Agreement. See "Management of MSAF Group -- Corporate Management", "Description of the Notes -- Indenture Covenants" and "-- Events of Default and Remedies".

     MSAF Group will have no executive management resources of its own (although MSAF will have a Board of Controlling Trustees) and, as such, MSAF Group will rely upon the Servicer, the Administrative Agent, the Cash Manager, the Financial Advisor and other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. While MSAF Group has retained ILFC as the Servicer, Cabot as the Administrative Agent, Bankers Trust Company as the Cash Manager and Morgan Stanley & Co. Incorporated as the Financial Advisor, there can be no assurance that MSAF Group will continue its arrangements with these organizations until the Notes are paid in full or that such organizations will continue their relationship with MSAF Group until such time. Failure of these foregoing organizations to perform their respective contractual obligations to MSAF Group could have a material adverse effect upon MSAF Group's operations, which could adversely affect MSAF's ability to make payments on the Notes. Furthermore, MSAF's ability to terminate the Servicing Agreement is limited. In the event that the Servicer, the Administrative Agent, the Cash Manager or the Financial Advisor were to resign or be terminated pursuant to their respective contractual arrangements with, or on behalf of, MSAF Group, there can be no assurance that suitable replacement service providers could be found, or found in a timely manner, and engaged on terms acceptable to MSAF Group or that would not cause a lowering in or withdrawal of the then current rating relating to the Notes. The loss of the Servicer, the Administrative Agent, the Cash Manager or the Financial Advisor under such circumstances could have a material adverse effect on MSAF's ability to make payments on the Notes.

     Accordingly, no investor should accept the Exchange Offer unless such investor accepts the terms (summarized in this Prospectus) upon which the various services are to be provided by the Servicer, the Administrative Agent, the Cash Manager, and the Financial Advisor pursuant to the Servicing Agreement, the Administrative Agency Agreement, the Cash Management Agreement and the Financial Advisory Agreement, respectively. See "Management of MSAF Group -- Corporate Management".

     CONFLICTS OF INTEREST OF ILFC

     In addition to acting as Servicer with respect to the Initial Aircraft for a term of 25 years, ILFC also participates in the management of certain aircraft assets owned by itself, its affiliates and other third parties. ILFC will from time to time have conflicts of interest in performing its obligations to MSAF Group and the other entities to which it provides management services and with respect to the aircraft for which it provides such services. Such conflicts may be particularly acute in situations involving ILFC's or its affiliates' own aircraft.

     As of December 31, 1997, and giving effect to MSAF's acquisition of all the Initial Aircraft, the portfolio of aircraft managed by ILFC and its affiliates for third parties (including MSAF Group) comprised 43 aircraft and one spare engine. The portfolio of aircraft owned by ILFC and its affiliates comprised 297 aircraft. On September 2, 1997, ILFC announced that it had placed new aircraft orders with both Airbus Industrie G.I.E. ("AIRBUS") and The Boeing Company ("BOEING"). The order with Airbus is for 65 aircraft and the order with Boeing is for 61 aircraft. ILFC has committed to purchase a total of 335 aircraft from all aircraft manufacturers, deliverable through 2006.

     From time to time, ILFC and its affiliates will acquire ownership or management interests in additional new and used aircraft. ILFC and its affiliates may also participate in the formation and operation of vehicles with similar investment and operational objectives to those of MSAF Group. As a result of ILFC's various interests in other aircraft assets, it is possible that, at various times when the Initial Aircraft are being marketed for re-lease or sale, ILFC's aircraft assets will be in competition with the Initial Aircraft and ILFC will have conflicts of interest. Particularly acute conflicts of interest will arise when a lessee in financial distress needs to re-lease some of its aircraft and its fleet consists of a mixture of ILFC-owned aircraft and ILFC-managed Initial Aircraft.

     Pursuant to the terms of the Servicing Agreement, ILFC has agreed to perform the services required thereby with reasonable care and diligence at all times as if it were the owner of the Initial Aircraft (the "ILFC SERVICES STANDARD"). If a conflict of interest arises regarding ILFC's management of (a) two particular Initial Aircraft or (b) Initial Aircraft, on the one part, and other assets then managed by ILFC, on the other part, the Servicer is required to perform the services in good faith. To the extent that (a) the two particular Initial Aircraft or (b) the Initial Aircraft and the other assets then managed by ILFC are substantially similar in terms of objectively identifiable characteristics that are relevant for purposes of the particular services to be performed, the Servicer will not discriminate between (a) the Initial Aircraft or (b) any of the Initial Aircraft and any other assets then managed by ILFC (the "ILFC CONFLICTS STANDARD").

     LIMITATION OF LIABILITY ON THE PART OF THE SERVICER

     Pursuant to the Servicing Agreement, the Servicer will not be liable to MSAF Group for any damages, losses, liabilities or expenses (including reasonable legal fees, expenses and related charges and costs of investigation) ("LOSSES") arising (i) as a result of an Initial Aircraft being sold, leased or purchased on less favorable terms than might have been achieved at any time, provided such transactions were entered into on the basis of a commercial decision of the Servicer, or (ii) in respect of the Servicer's obligation to apply the ILFC Conflicts Standard in respect of its performance of the services, except, in either situation, in the case of wilful misconduct or fraud on the part of the Servicer. MSAF Group shall indemnify, reimburse and hold harmless the Servicer on an after-tax basis for any Loss arising as a result of the performance of any of the Servicer's obligations as Servicer or as a result of any action which the Servicer is requested to take or refrain from taking by MSAF, unless (i) such Loss has arisen as a result of the wilful misconduct of the Servicer,(ii) such Loss has directly resulted from a breach by the Servicer of the express terms and conditions of the Servicing Agreement or (iii) such Loss is a Loss for which the Servicer has indemnified MSAF and its affiliates and arises as a result of any material misstatements or omissions in any public filings relating to information on the Initial Aircraft, the services and the Servicer provided by the Servicer for disclosure in such public filings.

     The duties and obligations of the Servicer will be limited to those expressly set forth in the Servicing Agreement and the Servicer will not have any fiduciary or other implied duties or obligations to MSAF Group or any other person, including any Noteholder.

RISKS RELATING TO THE AIRCRAFT

     CYCLICALITY OF SUPPLY OF AND DEMAND FOR AIRCRAFT; RISK OF DECLINE IN AIRCRAFT VALUES AND RENTAL RATES

     The aircraft leasing market is affected by various cyclical factors that are not within the control of MSAF Group such as: interest rates, the availability of credit, fuel costs and general economic conditions affecting lessee operations; manufacturer production levels; passenger demand; retirement and obsolescence of aircraft models; manufacturers merging or exiting the industry or ceasing to produce aircraft types; re-introduction into service of aircraft previously in storage; governmental regulation; and air traffic control infrastructure constraints. The availability of commercial jet aircraft for lease or sale has periodically experienced cycles of oversupply and undersupply, producing sharp decreases and increases in aircraft values and lease rates. The aircraft leasing market may currently be experiencing a cyclical peak but at the times when Aircraft are being marketed for re-lease or sale, there can be no assurance that prevailing industry conditions will allow re-lease or, where applicable, sale, on satisfactory terms. Furthermore, there currently exists an oversupply of certain types of used Stage 3 aircraft, in particular, certain widebody aircraft such as the A300 and A310 of which there are four among the Initial Aircraft, representing in aggregate 12.83% of the Initial Aircraft by Initial Appraised Value.

     In addition to general industry factors that may affect aircraft values and lease rates, the value of specific aircraft will depend on a number of other factors that are not within the control of MSAF Group, such as the particular maintenance and operating history of the aircraft, the number of operators using the type of aircraft and the supply of such type of aircraft, whether the aircraft is subject to a Lease and any regulatory and legal requirements that must be satisfied before the aircraft can be sold. Values of aircraft may be adversely affected by changes in the competitive and financial position of the relevant commercial aircraft manufacturer, by the withdrawal of such manufacturer from that market or by unexpected manufacturing defects that may surface subsequently. For example, the bankruptcy of Fokker N.V. in 1996 and the discontinuation of its aircraft manufacturing operations have resulted in significant reductions of values and lease rates for Fokker aircraft, which reductions are likely to continue. Three Fokker 70s represent 5.01% of the Initial Aircraft by Initial Appraised Value. Only 46 Fokker 70s were ever sold and the potential customer base is very small. Additionally, following the merger between Boeing and McDonnell Douglas Corporation, Boeing announced on November 3, 1997 that it will discontinue production of MD-80 aircraft in mid 1999. This is likely to adversely affect the value and rental rates of MSAF Group's MD-80 Aircraft. One MD-82 and two MD-83s represent in aggregate 5.59% of the Initial Aircraft by Initial Appraised Value.

     Currently, a significant threat to used commercial aircraft values and lease rates is the supply effects of the significant numbers of new aircraft ordered recently from Boeing and Airbus at discounted prices. Despite the cyclically high demand for aircraft experienced over the last few years and the significant consolidation in the aircraft manufacturing industry, competition between Boeing and Airbus has resulted in decreases in the price of new aircraft when adjusted for inflation, which in turn has led airlines and others to order increasing quantities of new aircraft. Assuming most of the aircraft currently on order from Boeing and Airbus are delivered, the displacement effect of such new aircraft will depress used aircraft values and lease rates, particularly in geographic regions such as Asia where there is currently perceived to be a significant excess of commercial aircraft capacity. Since the most recent cyclical low of 483 new aircraft delivered in 1995, Boeing and Airbus have both announced and implemented increased production levels. This means that new jet aircraft production levels are likely to increase to approximately 900 newly delivered aircraft by 1999. This level of production is above the long-term requirement implied by industry forecasts, including those published by Boeing and Airbus and assumes aircraft retirements significantly in excess of those seen historically to be sustainable. Decreases in the values and rental rates achievable on used commercial aircraft as a result of the above factors may have a material adverse effect on MSAF Group's operations and cash flows.

     RISKS ASSOCIATED WITH APPRAISED VALUES

     The Initial Appraised Value of the Initial Aircraft and the appraised values expected to be obtained for the Initial Aircraft going forward assume an "open, unrestricted stable market environment with a reasonable balance of supply and demand" and certain other factors set out in the definition of Base Value. As discussed above, at any point in the aircraft leasing market cycle, there will be imbalances of aircraft supply and demand generally and there may be particularly pronounced imbalances for specific aircraft types. Accordingly, given the current peak in the cycle, certain of the Initial Aircraft may have current market values approximating appraised Base Values while others, such as Fokker aircraft and older Airbus equipment, have current market values that remain below, and in certain cases significantly below, appraised Base Values. At a cyclical low, the current market value of most aircraft types is likely to be less than, and in many cases significantly less than, appraised Base Values. Accordingly, investors should not place undue reliance on appraised Base Values as an accurate representation of market or realizable values at any one point in time.

     The Scheduled Principal Payments payable on the Class A Notes will be accelerated if there is a significantly greater than expected decline in Base Values as demonstrated by the appraisals of the Aircraft which MSAF will obtain at least annually. See "Description of the Notes -- Payment of Principal and Interest -- Principal Amortization". These accelerated principal payments on the Class A Notes may have the effect of suspending Scheduled Principal Payments on more junior Notes and extending the weighted average lives of such junior Notes. Investors should note that aircraft appraisers have recently been reducing their appraised values for aircraft, reflecting the supply effects of new aircraft orders, manufacturers' price discounting and more specific factors for certain aircraft types such as Fokker aircraft and older widebody aircraft. See "-- Cyclicality of Supply and Demand for Aircraft; Risk of Decline in Aircraft Values and Rental Rates". There can be no assurance that aircraft appraisers will not reduce appraised values of the Aircraft significantly in the future with a material adverse effect on the expected average lives of MSAF's more junior Notes.

     Any reduction in Aircraft values or rental rates may adversely affect MSAF Group's rental rates and may adversely affect MSAF's ability to make payments on the Notes.

     TECHNOLOGICAL RISKS

     MSAF Group's ability to lease or sell the Aircraft may be adversely affected to the extent that the availability for lease or sale of newer, more technologically advanced aircraft or the introduction of increasingly stringent noise or emissions regulations make the Aircraft less competitive. This risk is particularly significant for MSAF Group given its need to repay principal and interest on the Notes over a relatively long period, which will require that many of the Aircraft be leased or sold close to the end of their useful economic life. Furthermore, the extent to which MSAF Group is able to manage these technological risks through modifications to Aircraft and sale of the Aircraft is expected to be limited and any sales of

Aircraft will depend on MSAF Group's ability to satisfy the criteria set forth under "Description of the Notes -- Indenture Covenants".

YEAR 2000 RISK

     Many existing computer systems use only two digits to identify a year in the date field. These systems were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. MSAF has recently begun a process of assessing the potential impact of this issue on its operations. Because all of its operational functions have been delegated to the Servicer, Administrative Agent, Cash Manager and other service providers in accordance with the terms of their respective service agreements, MSAF has no information systems of its own. MSAF may, however, suffer a material adverse impact on its business and results of operations if information technology upon which the Servicer, Administrative Agent, Cash Manager and other service providers rely is not Year 2000 compliant. The Servicer, Administrative Agent, Cash Manager and other service providers are in the process of reviewing their Year 2000 exposure and identifying the steps that will need to be taken to ensure that their systems are Year 2000 compliant.

     MSAF may also suffer an adverse impact on its business and results of operations if its suppliers, financial institutions, technical advisors, Lessees and others with which it conducts business are not Year 2000 compliant. The Servicer is currently contacting the third parties with which it deals on behalf of MSAF to determine the extent of such third parties' exposure to Year 2000 risks and the status of their Year 2000 compliance efforts.

     In addition, aircraft and air traffic control infrastructure depend heavily upon microprocessors and software technology. Major manufacturers, including Boeing, have begun a Year 2000 review of the systems employed on their aircraft and are expected to advise owners, operators and service providers of the steps to be taken to address any Year 2000 problems that are identified. Among the aircraft systems that have been identified as being susceptible to Year 2000 are certain on-board aircraft management and navigation systems. The Servicer is also contacting aircraft and aircraft parts manufacturers and suppliers to determine the extent to which their products are Year 2000 compliant. These efforts are still at a relatively early stage and thus, the nature and the extent of the risks posed by the potential failure of aircraft and aircraft control systems as a result of Year 2000 problems has not been fully determined. Any failure of the systems employed by MSAF's Aircraft to be Year 2000 compliant could have a material adverse effect on MSAF's business and results of operations. Moreover, it is currently not clear whether or to what extent manufacturers, owners or lessees will be responsible for the costs necessary to bring aircraft systems into Year 2000 compliance.

     Because the assessment of the Year 2000 risks relevant to MSAF is still at an early stage, MSAF is currently not able to make any estimate of the amount, if any, it may be required to spend to remediate Year 2000 problems. Such expenditures could, however, have an adverse impact on MSAF's business and results of operations.

     AIRCRAFT TYPE CONCENTRATIONS

     The Initial Aircraft include 14 aircraft types, five of which represent together 60.14% of the Initial Aircraft by Initial Appraised Value: Boeing 767-300s constitute 18.32%, Boeing 737-300s constitute 14.18%, Boeing 757-200s constitute 10.87%, Boeing 737-400s constitute 7.50% and Airbus A320-200s constitute 8.43%. Also, narrowbody Aircraft constitute 58.43% of the Initial Aircraft by Initial Appraised Value. See "The Initial Aircraft and Leases -- Portfolio Information".

     RISKS RELATING TO ADDITIONAL AIRCRAFT

     MSAF Group may acquire Additional Aircraft and related Additional Leases. The cash flows derived from Additional Aircraft and Additional Leases are expected to be, together with the cash flows derived from the Initial Aircraft and the Initial Leases as well as any Future Leases, the principal source of payment of interest, principal and premium, if any, on the MSAF Notes. Depending on the extent to which MSAF Group exercises its ability to acquire Additional Aircraft under the Indenture, the cash flows derived from Additional

Aircraft may become a more important source of payment for the Notes than the cash flows derived from the Initial Aircraft. However, because the Additional Aircraft, if any, have not been identified as of the date of this Prospectus, the statements contained under "-- Risks Relating to the Aircraft", "-- Risks Relating to the Leases" and "-- Risks Relating to the Lessees" are necessarily based primarily on risks associated with the Initial Aircraft, the related Leases and the Lessees thereunder.

     The servicing arrangements with the Servicer do not apply to any Additional Aircraft and additional servicing arrangements will need to be procured upon acquisition of Additional Aircraft. There can be no assurance that such additional arrangements will be with an existing servicer or on similar terms to an existing servicing agreement.

     It is expected that most, if not all, of the risks described herein will be relevant, and may be relevant to a significantly greater extent, to any Additional Aircraft acquired by MSAF Group. Under the Indenture, the issuance of Additional Notes to acquire Additional Aircraft is subject to conditions that are designed to protect the ability of MSAF to meet its obligations under the Notes. Despite these protections, there can be no assurance that the acquisition of Additional Aircraft and Additional Leases will not increase some or all of the risks identified herein or expose MSAF Group to other risks not so identified and that such increase or additional risks will not adversely affect MSAF's ability to make payments on the Notes.

     COMPETING AIRCRAFT AVAILABLE FOR LEASE; MSAF'S OPERATIONAL AND FINANCIAL RESTRICTIONS

     In connection with re-leasing of the Aircraft, MSAF Group may encounter competition from, inter alia, other aircraft leasing companies (including ILFC), airlines, aircraft manufacturers, aircraft owners, financial institutions, aircraft brokers, special purpose vehicles formed for the purpose of acquiring, leasing and selling aircraft and public and private limited partnerships and funds with investment objectives similar to those of MSAF Group. MSAF Group will be subject to restrictions in the Indenture and the constituent documents of MSAF Group that will impair MSAF Group's operational flexibility. For instance, MSAF will not be able to grant privileged rental rates to airlines in return for equity investments in order to place aircraft on lease and minimize the number of aircraft on the ground. Certain competing aircraft lessors enter into similar arrangements with troubled lessees in order to restructure the obligations of those lessees while maximizing the number of aircraft remaining on viable leases to such lessees and minimizing the overall cost. In addition, certain competing aircraft lessors (including ILFC) have, or have access to, financial resources substantially greater than those of MSAF Group, may have a lower overall cost of capital and may provide financial services or other inducements to potential lessees that MSAF Group cannot provide. MSAF Group will also be subject to certain limitations as to eligible Lessees and geographic diversification of the Lessees that must be satisfied in order to maintain the ratings of the Notes. MSAF Group's competitors may not be subject to such limitations.

     RISKS RELATING TO AIRCRAFT PURCHASE OPTIONS

     Six Lessees with respect to nine Initial Aircraft, representing 27.37% of the Initial Aircraft by Initial Appraised Value, have options to purchase (including pursuant to the Conditional Sale Agreement) such Aircraft ("PURCHASE OPTIONS"). To the extent that the applicable purchase price is less than the Note Target Price assumed for any such Aircraft on any option exercise date, the Assumptions have assumed that the applicable Purchase Option will be exercised. The present value of all amounts payable with respect to the Initial Aircraft subject to the Conditional Sale Agreement (discounted to March 3, 1998 at 6.7%) is approximately $8.8 million less than the Note Target Price for such Initial Aircraft on March 3, 1998. In addition, to the extent that, at the time any option is exercised, principal of the Notes has not been repaid in line with the Assumptions, exercise of a Purchase Option may result in proceeds less than the then applicable Note Target Price being realized from such exercise, which will affect the amount and timing of principal payments to certain Noteholders and may extend the average lives of the Notes.

     AIRCRAFT LIENS

     Liens which secure the payment of, inter alia, airport taxes, customs duties, air navigation charges (including charges imposed by Eurocontrol), landing charges, crew wages, repairer's charges or salvage ("LIENS") are likely, depending on the jurisdiction in question, to attach to the Aircraft in the normal course of operation. The sums which such Liens secure may be substantial and may, in certain jurisdictions or for limited types of Liens (particularly fleet liens), exceed the value of the Aircraft in respect of which the Lien is being asserted. In some jurisdictions, aircraft Liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the Aircraft, and, until discharged, such Liens could adversely affect the ability of MSAF Group to repossess, re-lease or sell the Aircraft. There can be no assurance that the Lessees will comply with their obligations under the Leases to discharge Liens arising during the terms of the Leases.

     REGISTRATION OF AIRCRAFT

     All of the Aircraft which are being or will be operated must be duly registered at all times with the appropriate aviation authority. Generally, failure to maintain the registration of any Aircraft which is on lease would be a default under the applicable Initial Lease, entitling MSAF Group to exercise its rights and remedies thereunder. If an Aircraft were to be operated without a valid registration, the Lessee operator or, in some cases, the owner or lessor may be subject to penalties which could constitute or result in a Lien being placed on such Aircraft. Loss of registration could have other adverse effects, including inability to operate the Aircraft and loss of insurance, which in turn could have a material adverse effect on the ability of MSAF Group to pay interest and principal on the Notes. However, there can be no assurance that Future Leases will contain such terms or that Lessees will comply with such terms.

     GOVERNMENT REGULATION

     In addition to the general requirements regarding maintenance of the Aircraft, aviation authorities from time to time issue Airworthiness Directives ("ADS") requiring the operators of aircraft to take particular maintenance actions or make particular modifications with respect to all aircraft of certain designated types. Certain manufacturer recommendations may also be issued. To the extent that a Lessee fails to perform ADs required to maintain its Certificate of Airworthiness or other manufacturer requirements in respect of an Aircraft (or if the Aircraft is not currently subject to a Lease), MSAF Group may have to bear (or, to the extent required under the relevant Lease, share) the cost of compliance. Other governmental regulations relating to noise and emissions levels may be imposed not only by the jurisdictions in which the Aircraft are registered, possibly as part of the airworthiness requirements, but also in other jurisdictions where the Aircraft operate. A number of jurisdictions have adopted, or are in the process of adopting, noise regulations which ultimately will require all aircraft to comply with the most restrictive currently applicable standards. Such regulations restrict the future operation of aircraft that do not meet Stage 3 noise requirements and ultimately will prohibit the operation of such aircraft in the relevant jurisdictions early in the next century (and by December 31, 1999 in the case of the United States). Although all of the Initial Aircraft meet Stage 3 requirements, certain of the Additional Aircraft may not meet Stage 3 requirements. There can be no assurance that no new ADs or more stringent noise or emissions reduction requirements will not be adopted in the future that could result in significant costs to MSAF Group or adversely affect the value of, or its ability to re-lease, Aircraft. Certain organizations and jurisdictions are now considering tightening noise and emissions certification requirements for newly manufactured aircraft.

     Finally, the effects of deregulation of commercial aviation in the United States and the European Union ("EU") where Lessees currently, or may in the future, operate aircraft, may contribute to further uncertainty in the commercial aviation industry.

RISKS RELATING TO THE LEASES

     RE-LEASING

     Upon termination of any Lease, the Servicer will be obligated pursuant to the terms of the Servicing Agreement on behalf of MSAF Group to re-lease the related Initial Aircraft. There can be no assurance, however, that MSAF Group will be able to obtain rental payments and lease terms (including maintenance and redelivery condition agreements) in the future comparable to those contained in the Initial Leases. MSAF Group's ability to re-lease Initial Aircraft, as well as its ability to obtain such rental payments and such terms, may be adversely affected by, among other things, restrictions imposed by the Indenture, the economic condition of the airline industry, the supply of competing aircraft, other matters affecting the demand for particular aircraft types and competition from lessors offering leases on more favorable terms than MSAF Group.

     The number and types of Initial Aircraft that MSAF Group must place with lessees through December 31, 2002 is presented in the table below, which shows the years in which the Leases are contracted to expire (including expirations of Leases that are assumed to result from letters of intent). The table assumes that no Initial Lease terminates prematurely and that there are no sales of Initial Aircraft or purchases of Additional Aircraft. See "-- Risks Relating to the Lessees" and "-- Lease Termination and Aircraft Repossession" below. More Initial Aircraft will need to be re-leased if any such Initial Aircraft become available through premature terminations of Leases.

         MSAF GROUP LEASE PLACEMENT REQUIREMENT AT DECEMBER 31, 1997(1)

                                                              YEAR ENDING DECEMBER 31,
                                                        ------------------------------------
AIRCRAFT TYPE                                           1998    1999    2000    2001    2002
-------------                                           ----    ----    ----    ----    ----
A310................................................      --       2      --      --      --
A320................................................       1       1      --      --      --
A321................................................      --      --       1      --      --
B737................................................      --       1       1       3       2
B757................................................      --       1      --       1      --
B767................................................      --      --       1       1      --
MD82................................................      --      --      --      --      --
MD83................................................      --      --      --       1      --
Engine..............................................      --      --      --      --       1

---------------

(1) Assumes that the A320 Aircraft currently contracted for delivery to Transmeridian Airlines in June 1998 (upon the expiry of the applicable Initial Lease with Dragon Air) is delivered at the applicable times and is not available for remarketing before June 2003.

     As illustrated by the table above, the terms of the Initial Leases with respect to 17 Aircraft and the spare engine, representing approximately 51.11% of the Portfolio by Initial Appraised Value, are scheduled to expire before December 31, 2002. There can be no assurance that MSAF Group will be able to re-lease such Initial Aircraft or any other Initial Aircraft upon the expiration of the Initial Leases or any Future Leases without incurring significant periods of downtime or without any adverse effect on the rental rates it is able to obtain, especially during any period of downturn in demand for aircraft on operating lease, and that the ability of MSAF to make payments of interest, principal and premium, if any, on the Notes will not be adversely affected thereby.

     FUNDING OF MAINTENANCE RESERVES

     The standards of maintenance observed by the various Lessees and the condition of the Aircraft at the time of sale or lease may affect the future values and rental rates for the Aircraft. Under the Initial Leases, it is primarily the responsibility of the relevant Lessee to maintain the Aircraft and to comply with all governmental requirements applicable to the Lessee and the Aircraft, including, without limitation, operational, maintenance, and registration requirements and in most cases, manufacturer recommendations or ADs (although in certain cases MSAF Group has agreed to share the cost of complying with certain ADs and manufacturer service bulletins). Failure of a Lessee to perform required or recommended maintenance with respect to an Aircraft during the term of such Lease could result in a grounding of such Aircraft and is likely to require MSAF Group to incur costs, which could be substantial, to restore such Aircraft to an acceptable maintenance condition prior to sale or re-leasing. In most cases, the Initial Leases impose an associated liability on the Lessor to reimburse the Lessee for maintenance performed on the related Aircraft, based on formulas tied to the extent of any maintenance reserve payments made by the Lessees which serve as security for the Lessee's obligation to maintain the Aircraft. In some cases, MSAF Group is obliged to contribute to the cost of maintenance work performed by the Lessee.

     There can be no assurance that MSAF Group's operational cash flow and available liquid resources will be sufficient to fund maintenance requirements, particularly as the Aircraft age. Actual rental and maintenance payments by Lessees and other cash received by MSAF Group may be significantly less than projected as a result of numerous factors including defaults and any inability of MSAF Group to obtain satisfactory maintenance terms in Leases. An increasing number of aircraft operators do not provide for any maintenance payments to be made by Lessees as security for their maintenance obligations. Any significant variations in such factors may materially adversely affect the ability of MSAF Group to make payments of interest, principal and premium, if any, on the Notes because MSAF Group's maintenance obligations are an Expense that ranks senior to all payments on the Notes.

     LIABILITY, LOSS AND INSURANCE

     The Lessees are required under the Initial Leases to indemnify the related lessor for, and insure against, liabilities arising out of use and operation of the Initial Aircraft, including third party claims for death or injury to persons and damage to property for which MSAF Group may be deemed liable. Any insurance proceeds received by MSAF Group in respect of such claims shall be paid first to the applicable lessor in the event of loss of the Aircraft, to effect repairs or in the case of liability insurance, for indemnification of third party liabilities, with the balance, after deduction for all amounts due and payable by the Lessee under the applicable lease, to be paid to the Lessee. The Lessees are also required to maintain public liability, property damage and hull all risks insurance on the Aircraft at agreed levels subject to standard market hull deductibles based on aircraft type which generally range from $500,000 to $1,000,000. There can be no assurance that one or more catastrophic events will not exceed coverage limits. Any inadequate insurance coverage or default by the Lessees in fulfilling their indemnification or insurance obligations will affect the proceeds that would be received upon an event of loss under the respective Leases or claim under the relevant liability insurance.

     MSAF Group may arrange separate political risk repossession insurance for its own benefit, covering (a) confiscation, nationalization and requisition of title of the relevant Aircraft by the government of the country of registry and denegation and deprivation of legal title and rights, and (b) the failure of the authorities in that country to allow de-registration and export of the Aircraft, subject to the conditions of the policies.

     REQUIREMENT FOR CERTAIN LICENSES AND APPROVALS

     A number of Leases require specific licenses, consents or approvals for different aspects of the Leases. These include consents from governmental or regulatory authorities to certain payments under the Leases and to the import, re-export or de-registration of the Aircraft. No assurance can be given that such requirements may not be increased by subsequent changes in applicable law or administrative practice or that a consent, once given, will not be withdrawn. Furthermore, consents needed in connection with future re-leasing or sale of an Aircraft may not be forthcoming. Any such event could have an adverse impact on MSAF Group's ability to re-lease or sell Aircraft.

RISKS RELATING TO THE LESSEES

     LESSEE DEFAULTS AND OTHER CREDIT PROBLEMS

     The ability of each Lessee to perform its obligations under its Lease will depend primarily on such Lessee's financial condition. A Lessee's financial condition may be affected by various factors beyond the control of MSAF Group, including competition, fare levels, passenger demand, operating costs (including the price and availability of jet fuel and labor costs), economic conditions in the countries in which the Lessee operates and environmental and other governmental regulation of or affecting the air transportation business. Many of MSAF Group's existing Lessees under the Initial Leases are in a weak financial position and investors should expect this to be the case with future Lessees of the Initial Aircraft and any Additional Aircraft. As a result, a large proportion of Lessees over time may consistently be significantly in arrears in their Rental Payments or maintenance payments and there can be no assurance as to the extent to which Lessees will be able to perform their financial and other obligations under the Leases.

     As of May 31, 1998, three Initial Lessees were in arrears. The amounts outstanding and overdue in respect of Rental Payments, Maintenance Reserves, and other miscellaneous amounts due under the Initial Leases (net of default interest and certain cash in transit) with respect to these three Lessees amounted to approximately $0.75 million. The weighted average number of days past due of such arrears was 43.

     In addition, certain Lessees may experience periodic difficulties in meeting their maintenance obligations under the Leases. Such difficulties may arise from, inter alia, the failure of the applicable Lessee to have in place a sufficiently well established maintenance program, adverse climate and other environmental conditions in the locations where the related Aircraft are operated or financial and labor difficulties experienced by the relevant Lessee. A continuous failure by a Lessee to meet its maintenance obligations under the relevant Lease (a) could result in a grounding of the Aircraft, (b) in the event of a re-lease of such Aircraft would likely cause MSAF Group to incur costs, which may be substantial, in restoring such Aircraft to an acceptable maintenance condition and (c) would be likely to affect the value of the Aircraft adversely.

     The environment for airlines and freight operators has, in almost all geographic regions, been extremely favorable in the past few years and the current level of defaults and Lessee arrears should not be seen as representative of the level to be expected as economic conditions deteriorate. There can be no assurance that defaults and amounts in arrears will not increase, and increase significantly, as the market for aircraft on operating lease experiences its next cyclical downturn, particularly in regions such as Asia, where demand for aircraft on operating lease has been high but where there are soon expected to be acute economic difficulties. Increasing levels of Lessee defaults and arrears will adversely affect MSAF's ability to make payments on the Notes.

     LESSEE CONCENTRATIONS

European Concentration

     At May 31, 1998, the Lessees of 45.37% of the Initial Aircraft by Initial Appraised Value were operators based in Europe with 35.22% based in "developed" European markets and 12.75% based in "emerging" European markets (using MSCI designations). See "Description of the Notes -- Operating Covenants -- Concentration Limits -- Region Covenants".

     The commercial aviation industry in European countries, as in the rest of the world generally, is highly sensitive to general economic conditions. Because a substantial portion of airline travel (business and especially leisure) is discretionary, the industry has tended to suffer severe financial difficulties during economic downturns. Accordingly, the financial prospects for European Lessees can be expected to depend largely on the level of economic activity in Europe generally and in the specific countries in which such Lessees operate. A recession or other worsening of economic conditions in one or more of these countries may have a material adverse effect on the ability of European Lessees to meet their financial and other obligations under the Leases. In addition, commercial airlines in Europe face, and can be expected to continue to face, increased competitive pressures, in part as a result of the deregulation of the airline industry by the EU. There can be no assurance that competitive pressures resulting from such deregulation will not have a material adverse impact on the operations of such Lessees.

Asia Pacific Region Concentration

     At May 31, 1998, the Lessees of 15.88% of the Initial Aircraft by Initial Appraised Value were based in the Asia Pacific region, including Hong Kong, Korea, China and Taiwan, with 2.99% based in "developed" markets and 12.89% in "emerging" markets (using MSCI designations).

     Trading conditions in the civil aviation industry in Asia have been adversely affected by the severe economic and financial difficulties experienced recently in the region. The economies of Indonesia, Thailand, Korea and Malaysia have experienced particularly acute difficulties resulting in many business failures, significant depreciation of local currencies against the dollar (the currency in which Initial Lease payments are payable), sovereign and corporate credit ratings downgrades and internationally organized financial stability measures. The downturn in the region's economies is likely to undermine business confidence, reduce demand for air travel and have an adverse impact on the results of operations of MSAF Group's Lessees in the region, and consequently on MSAF Group's revenues and cash flows. Several airlines in the region, including certain Lessees, have recently announced their intention to reschedule their aircraft purchase obligations, eliminate certain routes and reduce employees. The downturn in Asia is likely to be exacerbated by the large number of aircraft currently on order by Asian airlines. Since 1990, the Asian market has demonstrated the most significant growth rates, albeit from a relatively smaller base, compared with other regional markets and the recessionary conditions that are now expected to prevail in large parts of the region for a significant period of time will have a significant adverse impact on global aircraft demand.

     In particular, one Lessee, China Airlines, may experience heightened difficulties in the short term as a result of the crash of one of its A300 aircraft on February 16, 1998 and the consequent grounding by the Taiwanese civil aviation authorities of all of its A300 aircraft. China Airlines is likely to suffer a significant loss of revenue for so long as such aircraft are grounded and, in the longer term, its business and operations may suffer from, among other things, the negative impact on consumer confidence caused by the crash. Among the grounded aircraft is one of the Initial Aircraft, although under the terms of the relevant Initial Lease the Lessee is obliged to continue to make all Rental Payments.

Latin American Concentration

     At May 31, 1998, the Lessees with respect to 17.67% of the Initial Aircraft by Initial Appraised Value were based in Latin America. As in Asia, the prospects for Lessee operations in these countries can be expected to depend in part on the general level of political stability and economic activity and policies in those countries. Although certain countries in Latin America have experienced substantial improvement in their economies in the past several years which has resulted in increased political stability, overall increased economic growth, lower inflation rates and revitalized economies, there can be no assurance that such progress can be maintained or that further progress will be made.

     The economy of the Latin American region as a whole and of particular Latin American countries may be materially affected by developments in other countries in Latin America and also by developments in countries in other regions of the world that are perceived to demonstrate similar "emerging market" characteristics. For example, in December 1994 a decrease in capital inflow to Mexico coupled with a large current account deficit led to diminishing foreign exchange reserves which ultimately forced Mexico to allow the peso to float freely. The subsequent devaluation of the peso led to a currency crisis in Mexico which dampened investor confidence and resulted in lower levels of foreign investment in Latin America in general. More recently, Brazil has experienced significant downturns in its financial markets, with large decreases in financial asset prices and considerable pressure for a devaluation of the Brazilian currency. Three of the Initial Lessees and 11.36% of the Initial Aircraft by Initial Appraised Value operate in Brazil. The loss of confidence in the Brazilian markets and currency has been associated with the economic crises currently affecting "emerging markets" in Asia. The Brazilian government has responded to these pressures with a series of austerity measures including increased interest rates, public spending cuts and tax increases. This has led to widespread expectations that economic growth in Brazil will be significantly reduced through at least 1998 with the real possibility of a recession that may adversely affect the operations of MSAF Group's Brazilian Lessees.

North American Concentration

     At May 31, 1998, the Lessees with respect to 6.47% of the Initial Aircraft by Initial Appraised Value were based in North America. As in Europe, the commercial aviation industry in North America is highly sensitive to general economic conditions. Because a substantial portion of airline travel (business and especially leisure) is discretionary, the industry has tended to suffer severe financial difficulties during economic downturns. Over the last several years, nearly half of the major North American passenger airlines have filed Chapter 11 bankruptcy proceedings and several major U.S. airlines have ceased operations altogether, including a recent former lessee of MSAF Group. While airline profitability in the region has improved, increasing competition from low-cost, low-fare air carriers, in conjunction with an inability to reduce labor and other costs to sustainable levels, continues to put pressure on North American airline margins. Of MSAF Group's three North American Initial Lessees, two have in the past several years emerged from bankruptcy and there can be no assurance that such Lessees will not re-enter, or that other Lessees in this region will not enter, bankruptcy, insolvency or other similar proceedings. Such proceedings may adversely affect the ability of such Lessees to make timely and full Rental Payments under their respective Leases.

LEASE TERMINATION AND AIRCRAFT REPOSSESSION

     MSAF Group's rights and remedies in the event of a default under each Lease include termination and repossession. If a defaulting Lessee contests such termination and repossession or is bankrupt or under court protection, however, it may be difficult, expensive and time-consuming for MSAF Group to enforce its rights and the relevant Aircraft may be off-lease for a prolonged period. MSAF Group may incur direct costs associated with repossession of an Aircraft, including legal and similar costs and the direct costs of returning the Aircraft to an appropriate jurisdiction and any necessary maintenance to make the Aircraft available for re-leasing or sale. Maintenance costs with respect to repossessed aircraft may be significant. Repossession does not necessarily imply an ability to export or deregister and profitably redeploy the Aircraft. In cases where a Lessee or other operator flies only domestic routes, repossession may be more difficult, especially if the jurisdiction permits the Lessee or such other operator to resist deregistration and the Aircraft is registered in such jurisdiction. In addition, in connection with the repossession of an aircraft, the aircraft owner may also find it necessary to pay debts secured by outstanding Liens or taxes to the extent not paid by the Lessee or other operator. Significant costs may also be incurred in retrieving or recreating aircraft records, required for reregistration of the Aircraft and obtaining a Certificate of Airworthiness for the Aircraft.

     MSAF Group may suffer adverse consequences as a result of a Lessee default and the related termination of the Lease and repossession of the related Aircraft. MSAF Group's rights upon a Lessee default also may be subject to the limitations of applicable law, including the need to obtain a court order for repossession of the Aircraft and/or consents for deregistration or re-export of the Aircraft. When a defaulting Lessee is in bankruptcy, protective administration, insolvency or similar event, additional limitations may apply. Certain jurisdictions will give rights to the trustee in bankruptcy or a similar officer to assume or reject the Lease or to assign it to a third party, or will entitle the Lessee or another third party to retain possession of the Aircraft (without performing the obligations under the relevant Lease). Accordingly, MSAF Group may be delayed in, or prevented from, enforcing certain of its rights under a Lease and in re-leasing the affected Aircraft. Further, the premature termination of Leases may, in certain circumstances, lead MSAF Group to incur swap breakage costs under its agreements with Swap Providers.

RISKS RELATING TO PAYMENTS ON THE NOTES

     CASH FLOW FROM AIRCRAFT AND LEASES NOT PREDICTABLE; FAILURE OF ACTUAL EXPERIENCE TO MATCH ASSUMPTIONS

     The expected repayment of the Notes described in this Prospectus was arrived at on the basis of the Assumptions. It is highly unlikely that the Assumptions will be consistent with MSAF Group's experience for numerous reasons. Any inability of MSAF Group to find financially able and willing Lessees of the Aircraft at acceptable rental rates will affect the timing and amount of proceeds realized from Leases of Aircraft. In addition, other economic and political factors, such as prevailing interest rates and the availability of credit and market demand for aircraft, cannot be assured. Rental payments, insurance recoveries, maintenance reserve payments, expenses and liabilities will often be dependent upon the actions of third parties, which are difficult to predict and are generally not within MSAF Group's control. Accordingly, collections and other realizations with respect to certain Leases and Aircraft could occur at substantially different times and levels than expected and may not occur at all. As a result, there can be no assurance that MSAF Group will be able to repay the initial Outstanding Principal Balance on any subclass of the Notes.

     SUBORDINATION PROVISIONS

     The Expenses and certain other payments will be senior in priority of payment to the Notes and will be paid out of funds on deposit in the Collection Account before any payments are made on the Notes, as more fully described below. Under certain circumstances, the rights of the Noteholders, as holders of each subclass of Notes, to receive payments of principal in respect of such subclass of Notes and to exercise remedies upon default will be subordinated to the rights of the Noteholders with respect to the most senior class of Notes then outstanding. Upon the occurrence of an Event of Default, the security trustee (the "SECURITY TRUSTEE"), acting on behalf of the Noteholders and each other secured creditor under a Security Trust Agreement dated as of March 3, 1998 among Bankers Trust Company, in its capacity as Security Trustee, the Trustee and the service providers described therein (the "SECURITY TRUST AGREEMENT"), shall have the exclusive right to direct the Administrative Agent in the exercise of remedies. The Security Trustee will have sole discretion as to the exercise and enforcement of any and all remedies with respect to the Collateral. Accordingly, if an Event of Default occurs and is continuing, the holders of each class of Notes will not be permitted to enforce certain rights with respect to such default until all amounts owing under any Notes outstanding ("OUTSTANDING") ranking senior thereto and certain other amounts have been paid in full.

RISKS RELATING TO THE CAPITAL MARKETS

     ABSENCE OF PUBLIC MARKET

     The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued to a limited number of institutional investors. The New Notes are new securities for which there is currently no market. MSAF does not intend to apply for listing of the New Notes on any securities exchange (other than the Luxembourg Stock Exchange) or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop. If a market for the New Notes were to develop, future trading prices of such securities will depend upon many factors, including general economic conditions and the financial condition, performance and prospects of MSAF.

     REFINANCING OF CERTAIN NOTES

     The Subclass A-1 Notes and certain subclasses of Refinancing Notes and Additional Notes are expected to reach their Expected Final Payment Dates before MSAF has received sufficient Available Collections to pay all of the principal on such Notes. MSAF will attempt to refinance the Subclass A-1 Notes and such subclasses of Refinancing Notes and Additional Notes with the net cash proceeds realized from public offerings and sales of Refinancing Notes. The Refinancing Notes will rank pari passu with the remaining outstanding subclasses of Notes belonging to the same class as the Notes to be refinanced but their interest rate, average life, principal payment provisions, redemption provisions and other economic terms will be determined by the Controlling Trustees of MSAF at the time of issuance and may be substantially different from those applicable to the Notes to be refinanced. No assurance can be given, however, as to MSAF's ability to refinance Notes in this manner. Any attempt to issue Refinancing Notes may be adversely affected by conditions in the capital markets generally or the market's then current perception of the commercial aviation industry, the operating lease business or MSAF Group in particular. Any failure to sell Refinancing Notes on acceptable terms at the required times will result in failure to refinance the Subclass A-1 Notes and any similar subclass of Refinancing Notes and Additional Notes. This may increase the overall cost of borrowing under Refinancing Notes or Additional Notes, may affect the liquidity and market prices of the Notes generally and may affect the timing of repayment of principal on lower ranked Notes as a result of the need to make principal payments from operational cash flow on the Subclass A-1 Notes and any similar subclass of Refinancing Notes and Additional Notes earlier than expected.

CERTAIN BANKRUPTCY CONSIDERATIONS

     If Morgan Stanley or any of its affiliates were to become a debtor in a proceeding under the U.S. Bankruptcy Code and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that the assets and liabilities of Morgan Stanley or any such affiliate should be substantively consolidated with those of MSAF Group, delays in payments on the Notes could result. In addition, a creditor of Morgan Stanley or any of its affiliates may seek to attach MSAF's assets, including the Aircraft. Should the bankruptcy court rule in favor of any such creditor or trustee-in-bankruptcy or such debtor, such court could substantively consolidate MSAF Group with Morgan Stanley or any such affiliate or otherwise consider MSAF and the Aircraft-Owning Subsidiaries to be part of Morgan Stanley's or such affiliate's estate or take other actions that would be adverse to the Noteholders and that could result in reductions in payments on the Notes.

     Davis Polk & Wardwell has delivered a reasoned opinion to Morgan Stanley and MSAF Group to the effect that, based on various assumptions and qualifications set forth in the opinion, in a proceeding under Chapter 11 of the Bankruptcy Reform Act of 1978, as amended (the "U.S. BANKRUPTCY CODE") relating to Morgan Stanley or the subsidiary of Morgan Stanley that owns the Beneficial Interest, a court properly presented with the facts and exercising reasonable discretion and applying New York law would not grant an order consolidating the assets and liabilities of MSAF Group with those of Morgan Stanley or such subsidiary.

     There is no case law directly on point, however, and there can be no assurance that a court would not decide differently from the views expressed in counsel's opinion and such opinion represents only the best judgment of counsel and is not binding in the courts. In particular, such opinion depends on certain factual assumptions and the occurrence of different facts could lead a court to reach a different conclusion. The assumptions and qualifications contained in this opinion include an assumption that the representations and warranties set forth in the Amended and Restated Trust Agreement and the Administrative Agency Agreement are and will continue to be accurate and that the parties thereto will continue to be in compliance with their obligations thereunder.

RISKS RELATING TO TAX

     Neither the Trustee nor MSAF will make any additional payments to Noteholders in respect of any withholding or deduction required to be made by applicable law with respect to payments made on the Notes. In the event that MSAF is or will be required to make a withholding or deduction, it will use reasonable efforts to avoid the application of such withholding taxes and may in certain circumstances redeem the Notes in the event such withholding taxes cannot be avoided. In the event any withholding taxes are imposed with respect to the Notes and MSAF does not redeem the Notes, the net amount of interest received by Noteholders will be reduced by the amount of the withholding or deduction.

     MSAF believes that it will not become subject to any material taxes in any of the jurisdictions in which any of the Lessees are organized or operate under the present tax laws of such jurisdictions. However, there can be no assurance that other Leases to which MSAF Group may become a party as a result of the re-leasing of the Aircraft or acquisition of Additional Aircraft will not result in the imposition of withholding or other taxes.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), MSAF will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City
time, on           , 1998; provided, however, that if MSAF, in its sole
discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $1,050,000,000 aggregate principal amount of the Old Notes were outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page hereof to all Holders of Old Notes known to MSAF. MSAF's obligations to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "Certain Conditions to the Exchange Offer" below.

     MSAF expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to the Exchange Agent and notice of such extension to the Holders as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by MSAF. Any Old Notes not accepted for exchange for any reason will be credited to an account maintained with the Book-Entry Transfer Facility without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. Notwithstanding the foregoing, pursuant to the Registration Agreement, MSAF has agreed to keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the holders of the Old Notes (or longer if required by applicable law).

     MSAF expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." MSAF will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. MSAF intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to MSAF of Old Notes by a Holder thereof as set forth below and the acceptance thereof by MSAF will constitute a binding agreement between the tendering Holder and MSAF upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as a holder of such Old Notes) who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit to the Exchange Agent on or prior to the Expiration Date either (i) a properly completed and duly executed Letter of Transmittal or a facsimile thereof, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" or (ii) a computer-generated message (an "AGENT'S MESSAGE"), transmitted by means of the Book-Entry Transfer Facility's ATOP (as defined below) system and received by the Exchange Agent and forming part of a Book-Entry Confirmation, in which such Holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal. In addition, in order to deliver Old Notes (i) a timely confirmation of a book-entry transfer (a "BOOK-ENTRY CONFIRMATION") of such Old Notes into the Exchange Agent's account at The Depository Trust Company

(the "BOOK-ENTRY TRANSFER FACILITY") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (ii) the Holder must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL SHOULD BE SENT TO MSAF.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "ELIGIBLE INSTITUTIONS").

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by MSAF in its sole discretion, which determination shall be final and binding. MSAF reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of MSAF or its counsel, be unlawful. MSAF also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by MSAF shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as MSAF shall determine. Neither MSAF, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the Holders of Old Notes, such Letter of Transmittal must be accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the Holders that appear on the security position listing maintained by DTC.

     If the Letter of Transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by MSAF, proper evidence satisfactory to MSAF of its authority to so act must be submitted.

     By tendering (including transmission of an Agent's Message), each Holder of Old Notes will represent to MSAF that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such Holder, (ii) neither the Holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the Holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate" of MSAF, within the meaning of Rule 405 under the Securities Act. By tendering (including transmission of an Agent's Message) each Holder of Old Notes that is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account pursuant to the Exchange Offer will represent that Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, MSAF will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, MSAF shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if MSAF has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below and either (i) a properly completed and duly executed Letter of Transmittal or facsimile thereof, including all other documents required by such Letter of Transmittal or (ii) a properly transmitted Agent's Message. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility as promptly as practicable after the expiration or termination of the Exchange Offer.

INTEREST ON THE NEW NOTES

     Holders of Old Notes that are accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each New Note will bear interest from the most recent date to which interest has been paid on the Old Notes or New Notes, or if no interest has been paid on the Old Notes or New Notes.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus. All deliveries of Old Notes must be made by book-entry transfer to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") procedures for transfer. Holders of Old Notes who are unable to deliver confirmation of the book-entry tender of their Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility or all other documents required by the Letter of Transmittal to the Exchange Agent on or prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a Holder of the Old Notes desires to tender such Old Notes and time will not permit such Holder's required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution either a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or a properly transmitted Agent's Message and Notice of Guaranteed Delivery, substantially in the form provided by MSAF (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of such Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and all other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the

Exchange Agent, and (iii) a Book-Entry Confirmation and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, either (i) a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" or (ii) the appropriate procedures of the Book-Entry Transfer Facility's ATOP system must be complied with. Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn and identify the Old Notes to be withdrawn (including the principal amount of such Old Notes). Any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by MSAF, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with Book-Entry Transfer Facility for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, MSAF shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, such acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.

     The foregoing condition is for the sole benefit of MSAF and may be asserted by MSAF regardless of the circumstances giving rise to such condition or may be waived by MSAF in whole or in part at any time and from time to time in its sole discretion. The failure by MSAF at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, MSAF will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to either the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT

     Bankers Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be delivered to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

             Delivery To: Bankers Trust Company, as Exchange Agent

                     If by Mail, Hand or Overnight Courier:

                             Bankers Trust Company
                               Four Albany Street
                                 Mail Stop 5091
                            New York, New York 10006
                      Attention: Structured Finance Group

                                       or

                                If by Facsimile:

                                 (212) 250-6439

                             Confirm by Telephone:

                                 (212) 250-6549

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by the Financial Advisor, on behalf of MSAF. No additional compensation will be paid to the Financial Advisor who engages in soliciting tenders. MSAF will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. MSAF however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by MSAF and are estimated in the aggregate to be $500,000.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, a transfer tax is imposed for any reason other than the transfer of Old Notes to MSAF or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legends thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. MSAF does not intend to register the Old Notes under the Securities Act.

     MSAF believes that, based upon interpretations contained in letters issued to third parties by the staff of the Commission, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each Holder thereof (other than a broker-dealer, as set forth below, or any such Holder which is an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such Holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to MSAF in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such New Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. If any Holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) will not be able to rely on the applicable interpretations of the staff of the Commission and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. MSAF has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. MSAF has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably request in writing. Unless so requested, MSAF does not intend to register or qualify the sale of the New Notes in any such jurisdictions. In addition, the tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

                                  THE PARTIES

MSAF GROUP

     MSAF is a special-purpose statutory business trust formed on October 30, 1997 under the laws of Delaware for an unlimited duration for certain limited purposes, including owning all of the beneficial interest in or share capital of, as applicable, the Aircraft-Owning Subsidiaries and acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying the Initial Aircraft and any Additional Aircraft. MSAF Group may also enter into certain hedging contracts as described under "Management's Discussion and Analysis of Results of Operation and Financial Condition -- Interest Rate Management", and establish and provide loans or guarantees to, or in respect of, its subsidiaries and any entities that may be established or acquired in the future in connection with acquisitions of Additional Aircraft ("FUTURE MSAF GROUP ENTITIES").

     MSAF initially has four direct subsidiaries: MSA I (formed on October 30, 1997), in which it holds all of the beneficial interest, and SPC-5 (incorporated on August 8, 1997), Greenfly (Ireland) Limited (incorporated on September 22,
1997), and Redfly (UK) Limited (incorporated on November 19, 1997), in each of which it holds 100% of the capital stock.

     All of the Beneficial Interest is owned by a wholly-owned subsidiary of Morgan Stanley although such subsidiary may transfer all or a portion of such Beneficial Interest to related or unrelated third parties in the future.

     There are six trustees of MSAF. The Delaware Trustee is Wilmington Trust Company. The Controlling Trustees are three individuals appointed by a subsidiary of Morgan Stanley. The Independent Trustees are two individuals, each of whom will not be an officer, director, employee or affiliate of Morgan Stanley. One of the Independent Trustees is a partner of Shearman & Sterling, a law firm that regularly provides legal services to Morgan Stanley and its affiliates. The controlling or independent trustees or directors, as applicable, of each Aircraft-Owning Subsidiary are the same persons as the Controlling Trustees and the Independent Trustees, unless otherwise required by any provisions of local law mandating a particular citizenship for trustees or directors. Neither MSAF nor any of the Aircraft-Owning Subsidiaries has any employees or executive officers. Accordingly, the Controlling Trustees rely upon the Servicer, the Administrative Agent, the Cash Manager, the Financial Advisor and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. Transactions or proceedings relating to certain insolvency proceedings of MSAF may only be approved by a unanimous vote of all the Controlling Trustees and Independent Trustees.

     Neither MSAF nor any of its subsidiaries is involved in or subject to any legal or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the Notes nor is MSAF aware that any such proceedings are pending or threatened.

     MSAF's registered office is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 care of Wilmington Trust Company, attention: Corporate Trust Administration and its telephone number is 1-302-651-1000.

SERVICER

     ILFC provides various aircraft-related services to MSAF Group as Servicer under the Servicing Agreement.

     ILFC is engaged in the leasing and management of commercial jet aircraft under operating leases for its own portfolio as well as for third party lessors. As of December 31, 1997, and giving effect to MSAF Group's acquisition of all the Initial Aircraft, the portfolio of aircraft managed by ILFC (the "ILFC MANAGED PORTFOLIO") comprised 364 aircraft, of which ILFC and its affiliates owned 297, valued at greater than $17 billion and operated by approximately 100 airlines in more than 49 countries throughout the world. On September 2, 1997, ILFC announced that it had placed new aircraft orders with Airbus, for 65 aircraft, and with Boeing, for 61 Aircraft. ILFC has committed to purchase a total of 335 aircraft from manufacturers, deliverable through 2006. In addition, ILFC is engaged in the remarketing of commercial jets for its own account, for airlines and for third party lessors.

     ILFC is headquartered in Los Angeles, California, from where its staff of approximately 75 employees handles all of the leasing, management and remarketing relationships. ILFC's management services include collecting rental payments, arranging and monitoring aircraft maintenance performed by others, technical inspection of aircraft, arranging and monitoring insurance, arranging for aircraft valuations, registration and deregistration of aircraft, monitoring compliance with lease agreements and enforcement of lease provisions against lessees, confirming compliance with applicable ADs and facilitating delivery and redelivery of aircraft. ILFC may also arrange the sale of its customers' aircraft to third parties. See "Risk Factors -- Risks Relating to MSAF Group and Certain Third Parties".

     The table below sets forth the different aircraft comprising the ILFC Managed Portfolio as of December 31, 1997 by manufacturer and by whether the aircraft are owned and managed by affiliates of ILFC or simply managed for third parties (including MSAF Group), and giving effect to MSAF Group's acquisition of all the Initial Aircraft as of May 31, 1998.

                                                                             OTHER MANAGED
         AIRCRAFT TYPE AND CLASS              MSAF GROUP    ILFC FLEET(1)    THIRD PARTIES    TOTAL
         -----------------------              ----------    -------------    -------------    -----
Airbus
  A300....................................         1               7               --            8
  A310....................................         3              12               --           15
  A319....................................        --               4                1            5
  A320....................................         3              38               --           41
  A321....................................         1              13               --           14
  A330....................................        --              11               --           11
  A340....................................        --               9               --            9
Boeing
  B737-300/400/500........................        10             113                8          132
  B747-200................................        --               3               --            3
  B747-300................................         1               2               --            3
  B747-400................................        --               9               --            9
  B757-200................................         3              50               --           53
  B767-200................................         1               4               --            5
  B767-300................................         3              32                1           36
McDonnell Douglas Corporation
  MD11....................................        --               6               --            6
  MD82....................................         1              --               --            1
  MD83....................................         2               7               --            9
  MD87....................................        --               1               --            1
Fokker N.V.
  F70.....................................         3              --               --            3
                                                 ---             ---              ---          ---
  Total...................................        32             321               10          364
                                                 ===             ===              ===          ===
Body Type:
  Widebody................................         9              95                1          105
  Narrowbody..............................        23             226                9          259
Stage Compliance:
  Stage 3.................................        32             321               10          364

---------------

(1) Certain aircraft included in the ILFC fleet are owned by joint ventures or pursuant to sale leaseback or other arrangements in which unaffiliated parties have interests.

ADMINISTRATIVE AGENT

     Cabot, an indirect wholly-owned subsidiary of Morgan Stanley, acts as Administrative Agent to MSAF Group and will provide administrative services including monitoring compliance by the Servicer with the Servicing Agreement and by any servicer of Additional Aircraft under their respective servicing agreements.

CASH MANAGER, TRUSTEE, SECURITY TRUSTEE AND REFERENCE AGENT

     Bankers Trust Company acts as Cash Manager. Subject to certain limitations and at the direction of MSAF Group, the Cash Manager is authorized to invest the funds held by MSAF Group in the Collection Account and the Lessee Funded Account in certain prescribed investments. Bankers Trust Company also acts as Trustee under the Indenture, as Security Trustee under the Security Trust Agreement and as initial Reference Agent under the Reference Agency Agreement.

FINANCIAL ADVISOR

     Morgan Stanley & Co. Incorporated, a wholly owned subsidiary of Morgan Stanley, acts as the Financial Advisor. The Financial Advisor is responsible for assisting MSAF Group in developing and implementing its interest rate risk management policies and developing models for the purposes of analyzing the financial impact of Aircraft lease, sale and capital investment decisions.

                        THE INITIAL AIRCRAFT AND LEASES

     The following discussion assumes that MSAF Group takes delivery of the Remaining Aircraft and that there are no failed deliveries or Substitute Aircraft. See "Risk Factors -- Risks Relating to the Aircraft -- Risks Relating to Failed Deliveries".

MSAF'S OWNERSHIP OF THE AIRCRAFT

     Substantially all of the assets of MSAF consist of 100% of the beneficial interest in MSA I, 100% of the issued and outstanding capital stock of SPC-5, Greenfly (Ireland) Limited and Redfly (UK) Limited and certain loans made to MSA I and SPC-5. Assuming all of the Remaining Aircraft are delivered to MSAF Group, MSAF will indirectly own (i) the Initial Aircraft, (ii) the rights under the related Initial Leases and (iii) cash and cash equivalents on deposit in the Collection Account. As of September 30, 1997, the Initial Aircraft had an Initial Appraised Value of $1,086.69 million. The Initial Appraised Value is equal to the average of the opinions of the Appraisers as to the Base Value of each Initial Aircraft as of September 30, 1997 without taking into account the value of the Initial Leases, maintenance reserves or security deposits.

APPRAISERS' REPORTS

     The Appraisers have provided Appraisals of the value of each of the Initial Aircraft at normal utilization rates in an open, unrestricted and stable market as of September 30, 1997, adjusted to account for the reported maintenance standard of the Initial Aircraft. The Appraisals were not based on a physical inspection of the Initial Aircraft. The Appraisals explain the methodology used to determine the values for the Initial Aircraft. See "Risk Factors -- Risks Relating to the Aircraft -- Risks Associated With Appraised Values". Based on the Appraisals, the aggregate Base Values calculated by each of the three Appraisers for the Initial Aircraft are $1,112.06 million in the case of BK Associates, Inc., $1,128.37 million in the case of Aircraft Information Services, Inc. and $1,019.64 million in the case of Airclaims Limited. The Initial Appraised Values for the Initial Aircraft by type and class are set out below. The Initial Appraised Value should not be relied upon as a measure of the market or realizable value of any Initial Aircraft. See "Risk Factors -- Risks Relating to the Aircraft -- Cyclicality of Supply of and Demand for Aircraft; Risk of Decline in Aircraft Values and Rental Rates" and "-- Risks Associated With Appraised Values".

PORTFOLIO INFORMATION

     THE INITIAL AIRCRAFT

     All of the Initial Aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume 1, Part II of Annex 16 of the Chicago Convention (the "CHICAGO CONVENTION") or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations ("STAGE 3 AIRCRAFT").

     The following table sets forth the exposure of the Initial Aircraft by type of aircraft calculated by reference to the number of Initial Aircraft and their Initial Appraised Value.

                                                                                          % OF CURRENT
                                                    NUMBER OF                ENGINE   PORTFOLIO BY INITIAL
MANUFACTURER                     TYPE OF AIRCRAFT   AIRCRAFT     BODY TYPE   STAGE      APPRAISED VALUE
------------                     ----------------  -----------   ----------  ------   --------------------
Boeing (62.74%)................  767-200ER              1        Widebody     3                3.60%
                                 767-300ER(1)           3        Widebody     3               18.32
                                 757-200ER              3        Narrowbody   3               10.87
                                 747-300B               1        Widebody     3                6.25
                                 737-300                6        Narrowbody   3               14.18
                                 737-400                3        Narrowbody   3                7.50
                                 737-500                1        Narrowbody   3                2.02
Airbus (26.09%)................  A321-100               1        Narrowbody   3                4.33
                                 A320-200               3        Narrowbody   3                8.93
                                 A310-300               3        Widebody     3                7.83
                                 A300-600R              1        Widebody     3                5.00
McDonnell Douglas
  Corporation (5.59%)..........  MD82                   1        Narrowbody   3                1.75
                                 MD83                   2        Narrowbody   3                3.84
Fokker N.V.(5.01%).............  F70                    3        Narrowbody   3                5.01
General Electric
  Company (0.57%)..............  CF6-80C2B6F         engine          --       3                 .57
                                                   -----------                               ------
  Total........................                    32 + engine                               100.00%
                                                   ===========                               ======

---------------

(1) One of these Aircraft is not currently capable of extended range missions but ILFC has agreed to pay for the cost of an extended range modification to such Aircraft upon MSAF's request at any time following the termination or expiration of the Initial Lease for such Aircraft. The Appraisals of such Aircraft assume that such extended range modification has been carried out.

     The following table sets forth the exposure of the Initial Aircraft to the Initial Lessees calculated by reference to the Initial Appraised Value of the Initial Aircraft.

                                                                                   % OF CURRENT
                                                                 NUMBER OF     PORTFOLIO BY INITIAL
LESSEE(1)                                                        AIRCRAFT        APPRAISED VALUE
---------                                                       -----------    --------------------
Air Pacific Limited ("AIR PACIFIC").........................         1                  6.60%
Unijet Leisure Limited ("UNIJET")...........................         1                  6.42
"VARIG", S.A. (Viacao Aerea Rio-Grandense) ("VARIG")........         1                  6.25
Hong Kong Dragon Airlines Limited ("DRAGON AIR")............         1                  2.99
Asiana Airlines, Inc. ("ASIANA")............................         1                  5.30
Malev Hungarian Airlines, PLC ("MALEV").....................         3                  5.01
China Airlines, Ltd. ("CHINA AIRLINES").....................         1                  5.00
Flightlease AG ("FLIGHTLEASE")(2)...........................         2                  4.84
Alaska Airlines, Inc. ("ALASKA AIRLINES")...................         2                  2.73
Onur Air Tasimacilik A.S. ("ONUR AIR")......................         1                  4.33
Aerovias de Mexico, S.A. de C.V. ("AERO MEXICO")............         1                  4.14
Britannia Airways Limited ("BRITANNIA")(3)..................         1                  3.60
Transaero Airlines ("TRANSAERO")............................         1                  3.41
Guyana Airways Corporation ("GUYANA AIRWAYS")...............         1                  3.31
Passaredo, Transportes Aeros ("PASSAREDO")(4)...............         1                  2.99
Monarch Airlines Limited ("MONARCH")........................         1                  2.97
Transavia Airlines C.V. ("TRANSAVIA").......................         1                  2.95
China Hainan Airlines ("CHINA HAINAN")......................         1                  2.58
Transportes Aereos Portugueses, S.A. ("TAP")................         1                  2.42
Flugleidir H.F. ("ICELANDAIR")(5)...........................         1                  2.09
Societe D'Exploitation Aeropostale S.A. ("AEROPOSTALE").....         1                  2.02
Trans World Airlines, Inc. ("TWA")..........................         1                  3.74
Air Liberte, S.A. ("AIR LIBERTE")...........................         1                  1.85
Caledonian Airways ("CALEDONIAN")...........................         1                  2.97
Olympic Airways ("OLYMPIC").................................         1                  2.60
Transportes Aereos Ejecutivos SA de CV ("TAESA")............         1                  2.16
Viacio Aerea Sao Paulo SA ("VASP")..........................         1                  2.11
Braathans SAFE Sverige AB ("TRANSWEDE").....................         1                  2.02
Koninklijke Luchtvaart Maatschappij N.V. ("KLM")............      engine                0.56
                                                                -----------           ------
  Total.....................................................    32 + engine           100.00%
                                                                ===========           ======

---------------

(1) Total number of Initial Lessees = 29.

(2) As part of the recent restructuring of its business by SAir Group Ltd. (formerly Swiss Air, Swiss Air Transport Company Ltd.) ("SWISS AIR"), the leasehold interest in all of the aircraft previously leased by Swiss Air has been transferred to its wholly-owned subsidiary Flightlease. The applicable Initial Aircraft will continue to be operated by an airline affiliate of Swiss Air.

(3) The Initial Aircraft leased to Britannia is subleased to Ansett Australia Limited ("ANSETT").

(4) Passaredo leases the applicable Initial Aircraft from Navasota, which is party to the Conditional Sale Agreement with MSAF Group. See "-- Initial Leases -- Conditional Sale Agreement".

(5) The Initial Aircraft leased to Icelandair is subleased to Falcon Air AB ("FALCON").

     The following table sets forth the exposure of the Initial Aircraft to countries in which the Initial Lessees are domiciled calculated by reference to the Initial Appraised Value of the Initial Aircraft.

                                                                                   % OF CURRENT
                                                                 NUMBER OF     PORTFOLIO BY INITIAL
COUNTRY(1)                                                       AIRCRAFT        APPRAISED VALUE
----------                                                      -----------    --------------------
United Kingdom..............................................         4                 15.96
United States...............................................         3                  6.47
Brazil......................................................         3                 11.36
Turkey......................................................         1                  4.37
Fiji........................................................         1                  6.60
Hong Kong...................................................         1                  2.99
Korea.......................................................         1                  5.01
Hungary.....................................................         3                  5.00
Taiwan......................................................         1                  5.00
Switzerland.................................................         2                  4.84
Mexico......................................................         2                  6.31
France......................................................         2                  3.87
The Netherlands.............................................    1 + engine              3.51
Russia......................................................         1                  3.41
Guyana......................................................         1                  3.31
China.......................................................         1                  2.98
Portugal....................................................         1                  2.42
Iceland.....................................................         1                  2.09
Greece......................................................         1                  2.60
Sweden......................................................         1                  2.02
                                                                -----------           ------
  Total.....................................................    32 + engine           100.00%
                                                                ===========           ======

---------------

(1) Total number of countries = 20.

     The following table sets forth the exposure of the Initial Aircraft by regions in which the Initial Lessees are domiciled calculated by reference to number of Initial Aircraft and their Initial Appraised Value.

                                                                                   % OF CURRENT
                                                                 NUMBER OF     PORTFOLIO BY INITIAL
REGION(1)                                                        AIRCRAFT        APPRAISED VALUE
---------                                                       -----------    --------------------
Developed Markets
  Europe....................................................    12 + engine            35.22%
  North America.............................................         3                  6.47
  Pacific...................................................         1                  2.99
Emerging Markets
  Europe and Middle East....................................         5                 12.75
  Latin America.............................................         5                 17.67
  Asia......................................................         3                 12.89
Other.......................................................         3                 12.00
                                                                -----------           ------
  Total.....................................................    32 + engine           100.00%
                                                                ===========           ======

---------------

(1) Regions are defined according to MSCI designations. See "Description of the Notes -- Operating Covenants -- Concentration Limits -- Region Covenants".

     The following table sets forth the exposure of the Initial Aircraft by year of aircraft manufacture calculated by reference to the Initial Appraised Value of the Initial Aircraft. The weighted average age of the fleet as of May 31, 1998 is approximately 7.0 years.

                                                                                   % OF CURRENT
                                                                 NUMBER OF     PORTFOLIO BY INITIAL
YEAR OF MANUFACTURE                                              AIRCRAFT        APPRAISED VALUE
-------------------                                             -----------    --------------------
1985........................................................         2                  4.84%
1986........................................................         1                  3.00
1987........................................................         3                  7.71
1988........................................................         5                 15.70
1989........................................................         3                  7.15
1990........................................................         2                 10.31
1992........................................................         3                  8.00
1993........................................................         6                 19.73
1994........................................................         2                 10.74
1995........................................................    2 + engine              5.12
1996........................................................         3                  7.73
                                                                -----------           ------
  Total.....................................................    32 + engine           100.00%
                                                                ===========           ======

     The following table sets forth the exposure of the Initial Aircraft by seat category calculated by reference to the Initial Appraised Value of the Initial Aircraft, excluding the spare engine and one Aircraft which is a freighter aircraft. Passenger Aircraft are assumed to be configured with the typical number of seats as set forth in Appendix 2.

                                                                                        % OF CURRENT
                                                                       NUMBER OF    PORTFOLIO BY INITIAL
SEAT CATEGORY    AIRCRAFT TYPES                                        AIRCRAFT       APPRAISED VALUE
-------------    --------------                                        ---------    --------------------
51-120           F-70, B737-500                                            4                7.04%
121-170          B737-300/300QC/400, A320-200, MD82/83                    14               34.11
171-240          B757-200, A321-100, B767-200ER, B767-300ER,
                 A300-600R, A310-300                                      12               49.95
351+             B747-300                                                  1                6.25
                                                                          --               -----
  Total                                                                   31               97.35%
                                                                          ==               =====

MSAF GROUP PORTFOLIO ANALYSIS

     Further particulars of the Initial Aircraft as of May 31, 1998 (except for Initial Appraised Values, which are as of September 30, 1997) are contained in the table below.

                               COUNTRY                                              ENGINE         SERIAL     DATE OF
       REGION(1)          OF INITIAL LESSEE   INITIAL LESSEE       TYPE          CONFIGURATION     NUMBER   MANUFACTURE
       ---------          -----------------   --------------       ----          -------------     ------   -----------
Europe..................  France              Aeropostale       B737-300QC    CFM 56-3C1           23788        5/87
(Developed)               France              Air Liberte       MD83          JT8D-219             49822       12/88
                          Greece              Olympic           B737-400      CFM 56-3C1           25371        1/92
                          Portugal            TAP               B737-300      CFM 56-3B2           25161        2/92
                          Sweden              Transwede         B737-500      CFM 56-3B1           25165        4/93
                          Switzerland         Swiss Air         A310-300      JT9D-7R4E1             410       11/85
                          Switzerland         Swiss Air         A310-300      JT9D-7R4E1             409       11/85
                          The Netherlands     Transavia         B737-300      CFM 56-3C1           27635        5/95
                          The Netherlands     KLM               engine        CF6-80C2B6F          704279       6/95
                          United Kingdom      Britannia         B767-200ER    CF6-80A              23807        8/87
                          United Kingdom      Monarch           A320-200      CFM 56-5A3             279        2/92
                          United Kingdom      Unijet            B767-300ER    CF6-80C2B6F          28258        4/93
North America...........  United States       Alaska Airlines   B737-400      CFM 56-3C1           25104        5/93
(Developed)               United States       TWA               MD-83         JT8D-219             49824        3/89
                          United States       TWA               MD-82         JT8D-217C            49825        3/89
Pacific.................  Hong Kong           Dragon Air        A320-200      V2500-A1               414        5/93
(Developed)
Europe and
Middle East.............  Hungary             Malev             F-70          TAY MK620-15         11569        3/96
(Emerging)                Hungary             Malev             F-70          TAY MK620-15         11565        2/96
                          Hungary             Malev             F-70          TAY MK620-15         11564       12/95
                          Russia              Transaero         B757-200ER    RB211-535-E4-37      24367        2/89
                          Turkey              Onur Air          A321-100      V2530-A5               597        5/96
Asia....................  China               China Hainan      B737-300      CFM 56-3C1           26295       12/93
(Emerging)                Korea               Asiana            B767-300      CF6-80C2B6F          24798       10/90
                          Taiwan              China Airlines    A300-600R     PW 4158                555        3/90
Latin America...........  Brazil              Varig             B747-300B     CF6-80C2             24106        4/88
(Emerging)                Brazil              Passaredo         A310-300      JT9D-7R4E1             437       11/86
                          Brazil              VASP              B737-300      CFM 56-3B2           24299       11/88
                          Mexico              Aero Mexico       B757-200ER    PW 2037              26272        3/94
                          Mexico              TAESA             B737-400      CFM 56-3B2           24234       10/88
Other...................  Fiji                Air Pacific       B767-300ER    CF6-80C2B4           26260        9/94
                          Iceland             Icelandair        B737-300F     CFM 56-3B2           23811       10/87
                          Guyana              Guyana Airways    B757-200ER    RB211-535-E4         24260       12/88
                                                                                                                  Total

                             INITIAL
                            APPRAISED
                            VALUE AT
                          SEPTEMBER 30,
                              1997
       REGION(1)            ($000'S)
       ---------          -------------
Europe..................   $   21,973
(Developed)                    20,097
                               28,263
                               26,310
                               21,973
                               26,273
                               26,310
                               32,053
                                6,037
                               39,067
                               32,260
                               69,780
North America...........       29,713
(Developed)                    21,627
                               19,010
Pacific.................       32,520
(Developed)
Europe and
Middle East.............       18,533
(Emerging)                     18,423
                               17,530
                               37,090
                               47,030
Asia....................       28,073
(Emerging)                     57,627
                               54,377
Latin America...........       67,953
(Emerging)                     32,543
                               22,973
                               44,993
                               23,527
Other...................       71,727
                               22,697
                               36,017
                           ----------
                           $1,115,510
                           ==========

---------------

(1) Regions are defined according to MSCI designations. See "Description of the Notes -- Operating Covenants -- Concentration Limits -- Region Covenants".

ACQUISITION OF ADDITIONAL AIRCRAFT

     MSAF Group may acquire additional commercial passenger or freight aircraft from various sellers. Cash flows derived from the Additional Aircraft, if any, and the related Leases will be available to satisfy MSAF's payment obligations, including payments of interest, principal and premium, if any, on the Notes and any Additional Notes. See "Risk Factors -- Risks Relating to the Aircraft -- Risks Relating to Additional Aircraft". There is no limit on the aggregate value of Additional Aircraft that may be acquired or on the period in which such Additional Aircraft must be acquired. Any acquisition of Additional Aircraft and related issuance of Additional Notes will be subject to certain conditions under the Indenture. See "Description of the Notes -- Indenture Covenants -- Limitation on Indebtedness" and "-- Limitation on Aircraft Acquisitions".

INITIAL LEASES

     GENERAL

     All Leases of the Initial Aircraft will be managed by the Servicer pursuant to the Servicing Agreement. References in this Prospectus to "LESSOR" will mean the relevant subsidiary of MSAF which leases the Aircraft to the operator.

     The following description relates only to the leases (the "CONTRACT LEASES") related to the aircraft MSAF agreed to acquire pursuant to the Asset Purchase Agreement (the "CONTRACT AIRCRAFT") (other than the Conditional Sale Agreement with respect to one A310 Aircraft. See "-- Conditional Sale Agreement" below). MSAF believes that the following description of the Contract Leases is representative of the Initial Leases.

     Any Additional Leases acquired in connection with the acquisition of Additional Aircraft and any Future Leases entered into in connection with the re-lease of any Aircraft may differ from the description of the Initial Leases set forth below. However, any Additional Leases or Future Leases will be required to comply with the Operating Covenants. See "Description of the Notes -- Operating Covenants".

     Except for the Conditional Sale Agreement, the Contract Leases are all operating leases under which MSAF generally will retain the benefit, and bear the risk, of the residual value of the Contract Aircraft upon expiry or early termination of the Contract Lease (although in the case of certain Contract Aircraft MSAF has granted an option to purchase such Aircraft to the Lessee or an affiliate and/or to extend or shorten the term of the related Lease. See "-- Lessees' Options" below). Under the Contract Leases, the Lessees have agreed to lease the Contract Aircraft for a fixed term (but subject, in some cases, to the aforementioned right to terminate the Lease early and/or to extend the Lease term. See "-- Lessees' Options" below). Although the Contract Lease documentation is fairly standardized in many respects, significant variations do exist as a result of Lessee negotiation.

     LEASE PAYMENTS AND SECURITY

     Each Contract Lease requires the Lessee to pay periodic rentals during the Lease term. Certain of the Contract Leases require the Lessee to pay periodic amounts by way of maintenance reserves. See "-- Maintenance and Maintenance Reserves" below.

     The Lessees are required to make payments to the Lessor without set-off or counterclaim, and each Lease includes an obligation of the Lessee to gross-up payments under the Lease where payments are subject to certain withholding and other taxes, although, in certain cases, such amount will be limited to the extent of the amount that would have been payable, if any, if the Lease had never been transferred from ILFC to MSAF Group. The Contract Leases also contain indemnification of the Lessor for certain taxation liabilities (including, in some Leases, value added tax and stamp duties, but generally excluding net income tax or its equivalent imposed on the Lessor) and taxation of indemnity payments. The Lessees also are obliged to pay default interest on any overdue amounts. In some cases, the Lessee may exercise certain remedies if the Lessor breaches its covenant of quiet enjoyment.

     Under the Contract Leases, the Lessees are liable through various operational indemnities for operating expenses accrued or payable during the term of the respective Lease, which would normally include maintenance, operating, overhaul, airport and navigation charges, certain taxes, licenses, consents and approvals, Aircraft registration and hull all risks and public liability insurance premiums. The Lessees are obliged to remove liens on the Aircraft other than certain liens permitted under the Initial Leases.

     Under all but three of the Contract Leases, the Lessee has provided security for its obligations in the nature of security deposits. In the case of 29 of such Leases, the Lessee has provided cash security deposits and in the case of the other Lease, the Lessee has provided a letter of credit. Under one of the Leases, the Lessee has also provided a letter of credit to secure payments to certain aviation authorities and Eurocontrol. Under one Lease, the Lessee has procured the issuance to the Lessor of a general guarantee by its parent company in respect of the Lessee's payment and performance obligations.

     RENTALS

     All of the rental payments are payable on a fixed rate basis and are not adjustable by reference to market interest rate changes. Rentals under most of the Leases are payable monthly in advance. Rentals under the balance of the Leases are payable quarterly in advance. One Lease requires a base rental to be paid monthly in advance and a separate payment for flight hours flown and revenue sector passenger flown rent to be paid monthly in arrears, subject to a guaranteed minimum rental payable.

     OPERATION OF THE CONTRACT AIRCRAFT

     The Contract Leases require the Lessees to operate the Aircraft in compliance with all laws and regulations applicable to the Aircraft. The Aircraft generally must remain in the possession of the Lessees, and any subleases of the Aircraft generally must be approved by the Lessor. Under most of the Leases, the Lessees may enter into charter or "wet lease" arrangements in respect of the Aircraft (i.e., a lease with crew and services provided by the Lessee), provided the Lessee does not part with operational control of the Aircraft. Under certain Leases, the Lessee is permitted to enter into subleases to specified operators without the Lessor's consent, provided certain conditions are met. As of the date of this Prospectus, Britannia subleases its Aircraft to Ansett and Icelandair subleases its Aircraft to Falcon.

     All of the Contract Leases permit the Lessees to subject the engines, and other equipment or components in certain cases, to removal or replacement and, in certain cases, to pooling arrangements (temporary borrowing of equipment), in some cases with permitted entities (which may include certain manufacturers, suppliers, other airlines or aircraft operators) without the Lessor's consent but subject to conditions and criteria set forth in the Lease. Under all of the Contract Leases, the Lessees may deliver possession of the Aircraft, engines and other equipment or components to the manufacturer thereof for testing or similar purposes, or to a third party for service, maintenance, repair or other work required or permitted under the Lease. The Lessor's ability to repossess the Aircraft or engines, equipment or components from any such sublessee, transferee, manufacturer, or other person may be restricted by liens or similar rights of detention and by applicable bankruptcy and insolvency laws.

     MAINTENANCE AND MAINTENANCE RESERVES

     The Contract Leases contain detailed provisions specifying maintenance standards and the required condition of the Aircraft upon redelivery. In addition, under certain of the Leases, depending upon the specific maintenance condition of the Aircraft or specified items (airframe, engines, certain components, auxiliary power unit or landing gear) at redelivery, the Lessee may be required to make certain adjustment payments to the Lessor. During the term of each Lease, the Lessee is required to ensure that the Aircraft is maintained in accordance with an agreed maintenance program designed to ensure that the Aircraft meets applicable airworthiness and other regulatory requirements in the jurisdiction in which the Aircraft is registered or, in the case of the Contract Lease for the spare engine (the "ENGINE LEASE"), the jurisdiction of the Lessee. Under the Contract Leases, the agreed maintenance program is generally performed by the Lessee. Under most of the Leases, the Lessee is required to provide monthly maintenance reserves. In cases where the Lessee has paid maintenance reserves, such payments are used to reimburse the Lessee for significant maintenance charges, including major airframe and engine overhauls.

     Under the balance of the Contract Leases there is no provision for the payment of maintenance reserves. In these cases the Lessor must rely on the credit of the Lessee or, if available, any credit support, and the ability of the Lessee to return the Aircraft in the condition required by the Lease upon termination, to make any required payments based on the Aircraft's return condition upon termination of the related Lease and to perform scheduled maintenance throughout the Lease term.

     The Lessees are required under the Contract Leases to comply with ADs of the applicable aviation authorities specified in the Leases and with manufacturer's service bulletins and the Lessees primarily bear the cost of compliance. However, under some of the Leases, the Lessor may be required by the Lease to contribute to the cost of certain ADs or manufacturer's service bulletins or to the cost above a specified threshold.

     LESSEES' OPTIONS

     Purchase Options with respect to nine of the Contract Aircraft have been granted to Lessees (or affiliates) pursuant to either the applicable Lease or a separate purchase option agreement. Five of the Purchase Options are presently exercisable. The duration of some Purchase Options depends on whether the Lessee exercises a separate option to extend the Lease. Assuming that all Lease extension options are exercised, the latest date on which a Purchase Option may be exercised is June 8, 2008 for a purchase on March 8, 2009. Under the Assumptions, none of the Contract Aircraft (other than the Aircraft subject to the Conditional Sale Agreement) is subject to a Purchase Option where the purchase price is less than the Note Target Price for such Contract Aircraft on the earliest exercise date. Upon the exercise of a Purchase Option, in two cases the Lessor is relieved of an obligation to contribute to the costs of complying with ADs and, conversely, in seven cases the Leases provide that the Lessor refund unused maintenance reserves and/or security deposits to the Lessee.

     Fifteen of the Contract Leases include options for the Lessee to extend the term of the Lease (including in one Lease an extension which could accommodate a D-check) and one other Lease allows the Lessee to extend the term solely to accommodate a D-check. The rent payable during the extension period under these Leases varies from Lease to Lease. Seven of the Leases contain provisions under which the relevant Lessee may terminate its Lease prior to its scheduled expiration date, subject, in certain instances, to specified conditions and the payment of a fee.

     The Engine Lease has no purchase option. The term of the Engine Lease may be extended by five successive one-year terms which have not yet been exercised. At the end of the fifth and sixth years of the term, the Lessee may terminate the Engine Lease with 12 months' notice and payment of a fee.

     CONDITIONAL SALE AGREEMENT

     MSAF Group has entered into a conditional sale agreement (the "CONDITIONAL SALE AGREEMENT") with Navasota Holdings Inc., a British Virgin Islands corporation ("NAVASOTA"), pursuant to which MSAF Group will be obliged, assuming that Navasota complies with its payment and other obligations, to transfer title to an A310 Aircraft on December 15, 2003, although Navasota may prepay all purchase price instalments under the Conditional Sale Agreement at any time. Navasota has entered into an operating lease (the "PASSAREDO LEASE") with Passaredo. All payments under both the Conditional Sale Agreement and the Passaredo Lease are unconditionally guaranteed by six Brazilian tour operators for whose benefit Passaredo will use the Aircraft to operate charter flights. The present value of all amounts payable with respect to the A310 Aircraft (discounted to March 3, 1998 at 6.7%) is $8.8 million less than the Note Target Price for such Contract Aircraft on March 3, 1998.

INDEMNIFICATION AND INSURANCE OF THE AIRCRAFT

     GENERAL

     The Lessees are required under the Initial Leases to bear responsibility (through an operational indemnity) and carry insurance for any liabilities arising out of the operation of the Aircraft, including any liabilities for death or injury to persons and damage to property that ordinarily would attach to the operator of the Aircraft, subject to customary exclusions. In addition, the Lessees are required to carry other types of insurance that are customary in the air transportation industry, including all risks aircraft hull and hull war risks insurance (in each case at a value stipulated in the relevant Lease, subject to adjustment in certain circumstances) and aircraft spares insurance (on a replacement cost basis), in each case subject to customary deductibles. The Servicer is required to monitor the performance of the obligations of the Lessees with the insurance provisions of the Initial Leases. In addition, MSAF Group also has in place its own contingent liability coverage. This operates both to cover a liability that is in excess of the coverage provided by a Lessee's policy and where a Lessee's policy lapses for any reason (including an early termination of a Lease and repossession of an Aircraft). MSAF's contingent third-party liability insurance covers all of the Aircraft and its contingent hull and hull war risks insurance covers certain of the Aircraft. The amount of such contingent liability policies may or may not be the same as required under the relevant Lease. The amount of third-party contingent liability insurance is subject to certain limitations imposed by the air transportation insurance industry.

     In the event that any of the existing insurance policies are canceled or terminated and in the case of the re-lease of an Aircraft, MSAF may from time to time engage insurance experts, to advise and recommend to ILFC, as Servicer, the appropriate amount of insurance coverage MSAF should procure.

     LIABILITY INSURANCE

     Third party liability insurance is required under the Initial Leases for a combined single limit for bodily injury and property damage in minimum amounts ranging between $250 million and $1.25 billion for each Initial Aircraft. In general, liability coverage on each Initial Aircraft includes third party legal liability, passenger legal liability, baggage legal liability, cargo legal liability, mail and aviation general third party (including products) legal liability.

     In some jurisdictions liabilities for risks that are insured against by the Lessees also may attach to MSAF Group as owner of the Initial Aircraft irrespective of whether it is in any way responsible for the loss for which liability is asserted. In addition, claimants may assert claims against MSAF Group on the basis of alleged responsibility for a loss, even if such claim is not ultimately sustained. Under the Initial Leases, the Lessees are currently obligated to indemnify the Lessor against claims, including the costs of defending against such claims, by third parties against them for such liabilities while the Initial Aircraft are owned by MSAF and under lease to the Lessees.

     The indemnified losses include both operating costs relating to the actual operation of the Initial Aircraft as well as losses to persons and property resulting from the operation of the Initial Aircraft. The latter types of losses are generally covered by the Lessees' liability insurance.

     AIRCRAFT PROPERTY INSURANCE

     In addition to liability insurance, the Lessees are obligated under the Initial Leases to carry other types of insurance that are customary in the air transportation industry, including all risks aircraft hull and hull war risks insurance (in each case at a value stipulated in the relevant Lease, subject to adjustment in certain circumstances) and aircraft spares insurance (on a replacement cost basis), in each case subject to customary deductibles. In addition to such stipulated lease value coverage obtained by the Lessees, MSAF Group has also purchased declining "total loss only" coverage with respect to certain Initial Aircraft. As of January 10, 1998, in no case was the sum of the stipulated lease value and MSAF Group's additional coverage in place for all risks aircraft hull and hull war risks insurances less than 96% of the Initial Appraised Value of the applicable Initial Aircraft, and on average the sum of such coverages in place for each Initial Aircraft was approximately 118% of the Initial Appraised Value of the applicable Initial Aircraft. In most cases, the Lessor is permitted to increase the insured value above the stipulated lease value consistent with industry practice with the Lessee being responsible for any increased premium that results. Permitted deductibles range from $500,000 to $1,000,000; however, the deductible generally applies only in the case of a partial loss. In the case of a total loss of an Initial Aircraft, no deductible would be applied against the insurance proceeds received.

     The Initial Leases include provisions defining an event of loss or a casualty occurrence such that where a total loss of the airframe occurs, with or without loss of the engines installed on the airframe, the agreed value is payable by the Lessee. This payment is generally funded with insurance proceeds. However, the air transportation insurance industry practice is to treat only a loss of greater than 75% of the value of the Aircraft, including the engines, as a total loss. In such a case, the Lessee would be responsible for the payment of the difference between the insurance proceeds and the stipulated Lease value. Where insurance proceeds do cover a total loss, most Leases require the Lessor to pay to the Lessee the balance of the insurance proceeds received under the hull all risks or war risks policy after deduction of all amounts payable by the Lessee to the Lessor under the Lease.

     All insurance certificates contain a breach of warranty endorsement so that the additional insureds continue to be protected even if the Lessee violates one or more of the terms, conditions or warranties of the insurance policies, provided that such additional insured has not caused, contributed to or knowingly condoned such breach.

     The insurance advisor will confirm to MSAF Group, inter alia, that the insurance requirements currently detailed in the insurance certificates meet customary practices.

     The Leases require the Lessee to maintain as part of its hull war and allied perils insurance coverage for confiscation or requisition of the applicable Initial Aircraft (including confiscation or requisition by the relevant state of registration), although in certain countries (including France and the People's Republic of China) such insurance may not be obtainable.

THE LESSEES

     As of May 31, 1998, there were 29 Initial Lessees in 20 different countries.

     PAYMENT HISTORY

     As a general matter, weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases and at any point in time, investors should expect varying numbers of Lessees to be experiencing payment difficulties.

     As of May 31, 1998, three Initial Lessees were in arrears. The amounts outstanding and overdue in respect of Rental Payments, Maintenance Reserves and other miscellaneous amounts due under the Initial Leases (net of default interest and certain cash in transit) with respect to these two Lessees amounted to approximately $0.75 million. The weighted average number of days past due of such arrears was 43.

     In certain cases, MSAF Group may respond to the needs of Lessees in financial difficulty including, in certain instances, restructuring the applicable Leases. Such restructurings may involve reduced rental payments for a specified period (which may be several months). In addition, certain restructurings may involve the voluntary termination of a Lease prior to its expiration and the arrangement of subleases from the Lessee to another aircraft operator.

     DESCRIPTION OF THE INITIAL LESSEES

     The table below sets forth certain available information with respect to the country of domicile, first year of operation, service type, nature of ownership and fleet size and composition of each Initial Lessee. See "-- Portfolio Information" above for additional tables setting forth the exposure of the Initial Aircraft (as a percentage of Initial Appraised Value) to each Initial Lessee and the countries in which the Initial Lessees are domiciled.

                                               BEGAN        SERVICE                                          OPERATING
LESSEE                    DOMICILE           OPERATION       TYPE        OWNERSHIP                           FLEET(1)
------                    --------           ---------      -------      ---------                           ---------
Aero Mexico               Mexico               1934      Scheduled       Cintra (90%)                  7 B757-200
                                                                         Staff (10%)                   2 B767-200ER
                                                                                                       2 B767-300ER
                                                                                                       2 DC-9-31
                                                                                                       15 DC-9-32
                                                                                                       10 MD-82
                                                                                                       8 MD-83
                                                                                                       3 MD-87
                                                                                                       10 MD-88

Aeropostale               France               1986      Scheduled,      Groupe Air France (50%)       2 B727-200F
                                                         Chartered and   Groupe La Poste (50%)         4 B737-200C
                                                         Postal                                        15 B737-300QC

Air Pacific               Fiji                 1951      Scheduled       Government of Fiji (72%)      1 B737-300
                                                                         Qantas (18%)                  1 B737-500
                                                                         Air New Zealand (2%)          1 B747-200B
                                                                         Others (including             1 B767-300ER
                                                                         EIE Corp.) (3%)
                                                                         Pacific Islands
                                                                         governments (5%)

Air Liberte               France               1987      Scheduled and   British Airways (67%)         3 B737-200
                                                         Chartered       Banque Rivaud (33%)           2 DC-10-30
                                                                                                       1 DC-10-30ER
                                                                                                       8 MD-83

                                               BEGAN        SERVICE                                          OPERATING
LESSEE                    DOMICILE           OPERATION       TYPE        OWNERSHIP                           FLEET(1)
------                    --------           ---------      -------      ---------                           ---------
Alaska Airlines           United States        1932      Scheduled       Public (100%)                 28 B737-400
                                                                                                       4 B737-200C
                                                                                                       4 B737-200QC
                                                                                                       10 MD-82
                                                                                                       31 MD-83

Asiana                    Republic of Korea    1988      Scheduled and   Kumho Group (62%)             19 B737-400
                                                         Chartered       Korean Development Bank       4 B737-500
                                                                         (13%)                         8 B747-400
                                                                         Korea Long Term Credit        3 B747-400F
                                                                         Bank (6%)                     8 B767-300
                                                                         Pacific Investment Capital    8 B767-300ER
                                                                         (19%)

Britannia                 United Kingdom       1961      Chartered       Thomson Travel Holdings       19 B757-200
                                                                         (100%)                        4 B767-200EM
                                                                                                       2 B767-200ER
                                                                                                       3 B767-300ER

Caledonian                United Kingdom       1969      Chartered       Inspirations plc (100%)       1 DC-10-30
                                                                                                       5 A320-230
                                                                                                       1 TriStar-1
                                                                                                       4 TriStar-100
                                                                                                       1 DC-10-30
                                                                                                       1 TriStar-50

China Airlines            Republic of China    1959      Scheduled and   China Civil Aviation          10 A300-620R
                          (Taiwan)                       Chartered       Development Foundation        6 A300-B4-220
                                                                         (82%)                         6 B737-400
                                                                         Other (18%)                   8 B747-200
                                                                                                       6 B747-400
                                                                                                       1 B747-SP
                                                                                                       1 MD-11
                                                                                                       2 Beechjet 400

China Hainan              People's Republic    1991      Scheduled and   Corporate (including          6 B737-300
                          of China                       Executive       China Southern Airlines,      4 B737-400
                                                         Charters        American Aviation             9 Fairchild-23
                                                                         Investment and                1 Learjet-55
                                                                         Hainan Island) (75%)          1 Learjet-60
                                                                         Individuals (20%)
                                                                         People's Republic of China
                                                                         (5%)

Dragon Air                Hong Kong            1985      Scheduled and   Cathay Pacific/Swire Pacific  7 A320-230
                                                         Chartered       (20%)                         5 A330-340
                                                                         China National Air Corp.
                                                                         (43%)
                                                                         China International Trust
                                                                         and
                                                                         Investment Corp. (25%)
                                                                         KP Chao (5%)
                                                                         Others (7%)

Guyana Airways            Guyana               1939      Scheduled and   Government of Guyana          1 B757-200
                                                         Chartered       (100%)                        2 DHC-6 Twin Otter

Icelandair                Iceland              1937      Scheduled and   Public (100%)                 1 B737-300F
                                                         Chartered                                     4 B737-400
                                                                                                       5 B757-200

KLM                       The Netherlands      1919      Scheduled       Dutch Government (25%)        19 B737-300
                                                                         Public (75%)                  19 B737-400
                                                                                                       10 B747-200B
                                                                                                       1 B747-200SF
                                                                                                       3 B747-300
                                                                                                       19 B747-400
                                                                                                       10 B767-300ER
                                                                                                       9 MD-11

                                               BEGAN        SERVICE                                          OPERATING
LESSEE                    DOMICILE           OPERATION       TYPE        OWNERSHIP                           FLEET(1)
------                    --------           ---------      -------      ---------                           ---------
Malev                     Hungary              1946      Scheduled and   Government of Hungary (64%)   6 B737-200A
                                                         Chartered       Alitalia (30%)                4 B737-300
                                                                         SIMEST (5%)                   2 B737-400
                                                                         Employees (1%)                2 B767-200ER
                                                                                                       5 F70
                                                                                                       3 TV-134
                                                                                                       7 TV-154
Monarch                   United Kingdom       1967      Scheduled and   Cosmos Guide Holding          4 A300-600R
                                                         Chartered       International NV (100%)       7 A320-210
                                                                                                       6 B757-200
                                                                                                       1 DC10-30
                                                                                                       1 A321-230
Olympic                   Greece               1957      Scheduled       Government (100%)             2 A300-600R
                                                                                                       11 B737-200
                                                                                                       4 B747-200B
                                                                                                       7 B737-400
                                                                                                       1 A300-B4-200
                                                                                                       2 B727-200
                                                                                                       1 B737-300
                                                                                                       5 A300-B4-100
Onur Air                  Turkey               1992      Scheduled       Ten Tour International and    4 A300-B4-100
                                                                         Marmara (100%)                1 A320-210
                                                                                                       2 A320-230
                                                                                                       3 A321-130
                                                                                                       5 MD-88
Passaredo                 Brazil               1995      Scheduled       Passaredo Group (100%)        3 EMB-120-QC
Flightlease               Switzerland          1931      Scheduled       Swiss Air (100%)              8 A310-320
                                                                                                       8 A319-110
                                                                                                       18 A320-210
                                                                                                       8 A321-110
                                                                                                       2 B747-200F
                                                                                                       5 B747-300
                                                                                                       1 DC-10
                                                                                                       15 MD-11
TAESA                     Mexico               1987      Scheduled and   Alberto Abed (60%)            1 B727-100C
                                                         Chartered       Abed family (10%)             1 B727-100
                                                                         Others (10%)                  1 Falcon-900
                                                                                                       2 Learjet 25-B
                                                                                                       1 Learjet 31-A
                                                                                                       1 Learjet 35-A
                                                                                                       2 Gulfstream II
                                                                                                       1 Gulfstream IV
                                                                                                       3 Jetstar-8
                                                                                                       1 Jetstar-731
                                                                                                       2 B737-200
                                                                                                       2 DC-9-14
                                                                                                       2 DC-9-15
                                                                                                       1 Jetstar-II
                                                                                                       1 Challenger-601-3A
                                                                                                       1 C550&C551-550
                                                                                                       1 B727-200
                                                                                                       2 B737-300
                                                                                                       1 B757-200
                                                                                                       1 Learjet-24D
Transaero                 Russia               1990      Scheduled and   Aeroflot (5%)                 1 An-124
                                                         Chartered       Employees (15%)               3 B737-200A
                                                                         Other (including              5 B757-200
                                                                         Moscow City Government,       1 I1-86
                                                                         Ilyushin and Yakovlev         3 DC-10-30
                                                                           Design Bureaux,
                                                                         State Property
                                                                         Committee, Aeronavigatsiya
                                                                         State Research Institute
                                                                         and Aerotrans Dispatcher
                                                                         Service Centre) (80%)

                                               BEGAN        SERVICE                                          OPERATING
LESSEE                    DOMICILE           OPERATION       TYPE        OWNERSHIP                           FLEET(1)
------                    --------           ---------      -------      ---------                           ---------
Transavia                 The Netherlands      1965      Scheduled and   KLM (80%)                     12 B737-300
                                                         Chartered       PARNIB Holding NV (20%)       4 B757-200

Transwede SAFE Sverige    Sweden               1985      Scheduled       Braathens (100%)              4 Fokker 100
  AB                                                                                                   1 B737-300

TWA                       United States        1930      Scheduled       Public (50%)                  15 B727-200
                                                                         Employees (45%)               18 B727-200A
                                                                         Prince Al-Waleed bin Talal    9 B747-100
                                                                           (5%)                        3 B747-200B
                                                                                                       15 B757-200
                                                                                                       12 B767-200EM
                                                                                                       2 B767-300ER
                                                                                                       7 DC-9-15
                                                                                                       18 DC-9-31
                                                                                                       14 DC-9-32
                                                                                                       1 DC-9-33CF
                                                                                                       3 DC-9-34
                                                                                                       3 DC-9-41
                                                                                                       12 DC-9-51
                                                                                                       1 MD-81
                                                                                                       37 MD-82
                                                                                                       31 MD-83

Unijet                    United Kingdom       1992      Charter         British Air Transport         2 A320-200
                                                                         Holdings Ltd. (100%)          1 A321-200
                                                                                                       2 B767-300ER

Varig                     Brazil               1927      Scheduled       Rio Grande do Sul             1 B727-100C
                                                                         State Government (1%)         2 B727-100F
                                                                         Ruben Berta Foundation        2 B727-100QC
                                                                         (55%)                         30 B737-300
                                                                         Public (44%)                  19 B737-200A
                                                                                                       1 B747-200SF
                                                                                                       5 B747-300
                                                                                                       6 B767-200ER
                                                                                                       6 B767-300ER
                                                                                                       7 DC-10-30
                                                                                                       2 DC-10-30F
                                                                                                       9 MD-11

VASP                      Brazil               1933      Scheduled       Canhedo Group (60%)           3 A300-B2-200FF
                                                                         Varig (12.75)                 6 B737-200
                                                                                                       1 B737-200F
                                                                                                       1 B737-200C
                                                                                                       12 B737-200
                                                                                                       1 B737-200C
                                                                                                       3 B737-300
                                                                                                       1 B727-200
                                                                                                       3 B727-200F
                                                                                                       9 MD-11GE
                                                                                                       1 MD-11-73CF

---------------

(1) Source: Airclaims Limited.

                        THE COMMERCIAL AIRCRAFT INDUSTRY

INTRODUCTION

     The demand for air travel as measured by the number of fare paying passengers carried multiplied by the distance flown in miles (revenue passenger miles ("RPMS")) has increased since 1970 in every year but one, 1991, in which there was a decline of 3.1% principally due to a worldwide economic slowdown exacerbated by the Gulf War.

     As shown below on the table entitled "WORLD TRAFFIC GROWTH" (excluding domestic CIS), the compound annual growth rate in RPMs from 1970 to 1997 was approximately 6.8%. However, the rate of increase varies regionally. In the period since 1990 the highest rates of annual increase in RPMs have been on certain routes in Asia, although these growth rates are expected to suffer as a result of the economic crises that have recently affected many of the Asian economies. The lowest rates of annual increase in RPMs have been on domestic routes within the United States and Europe. Asia constitutes 23.8% of the world market, as measured by RPMs in 1996, and the United States and Europe represent 37.1% and 25.8%, respectively.

                              WORLD TRAFFIC GROWTH

                                                                                 ANNUAL GROWTH
                                                                WORLD TRAFFIC    WORLD TRAFFIC
YEAR                                                               IN RPMS          IN RPMS
----                                                            -------------    -------------
                                                                (BILLIONS)            (%)
1970........................................................           287             --
1980........................................................           645            8.4
1990........................................................         1,154            6.0
1991........................................................         1,118           (3.1)
1992........................................................         1,236           10.6
1993........................................................         1,282            3.7
1994........................................................         1,398            9.0
1995........................................................         1,494            6.9
1996........................................................         1,605            7.4
1997........................................................         1,716            6.9

---------------

Source: Airline Monitor.

     Demand for air travel has been cyclical as the rate of growth has historically been most influenced by global and regional economic growth and a decline in the real cost of air travel. However, other factors can also have an impact on demand such as global and regional political instability or a sharp rise in the cost of jet fuel for example. In the long term, technological developments in the field of transport and communications like high-speed rail travel and video-conferencing may also have an adverse impact on growth.

DEMAND FOR AIRCRAFT

     The demand for air travel as evidenced by the growth in RPMs is met by the availability of aircraft capacity (as measured typically by available seat miles ("ASMS")). Over time, an increase in RPMs will lead to an increase in ASMs as new aircraft capacity is added to the world fleet to meet the increased demand. The other primary factor contributing to the demand for aircraft is the need to replace aircraft that are retired at the end of their useful economic lives or are written off for other reasons, including casualties or technical obsolescence as a result of noise or emission legislation such as the Stage 2 bans introduced in the United States and the European Union.

     Over the last four years, new capacity grew at a slower rate than demand, which has led to a significant reduction in the number of used aircraft available for lease or sale and ultimately to an increase in the number of new aircraft ordered from the manufacturers. However, higher load factors and to a lesser extent, utilization rates over the last five years have resulted in a lower increase in demand than the change in RPMs would have historically indicated. In addition, the number of aircraft retired has remained low over this period as aircraft have continued in service longer than previously expected.

     The cyclicality of aircraft supply and demand can be illustrated by reference to the number of aircraft in the world fleet that are available for sale or lease ("AOG"), as shown in the following table.

                           PERCENTAGE OF WORLD FLEET
         AIRCRAFT AVAILABLE FOR SALE OR LEASE (WESTERN-BUILT AIRCRAFT)

                                                         TOTAL AIRCRAFT
                                                            IN WORLD        AIRCRAFT AVAILABLE     % OF
                                                        AIRLINE FLEET(1)     FOR SALE OR LEASE     TOTAL
                                                        ----------------    -------------------    -----
1990................................................          8,912                 545             6.1
1991................................................          9,326                 727             7.8
1992................................................          9,992                 661             6.6
1993................................................         10,514                 705             6.7
1994................................................         10,991                 534             4.9
1995................................................         11,377                 473             4.2
1996................................................         11,803                 279             2.4
1997................................................         12,271                 333             2.7

---------------

Source: Airline Monitor.

(1) Excludes aircraft owned privately, by governments, brokers or manufacturers

     There are three basic categories of passenger jet aircraft; regional jets, narrowbody aircraft, which have a single aisle, and widebody aircraft, with twin aisles.

     Regional jets typically have a seating capacity of 35-100 seats and are used in service to replace turbo-props on very short-haul, domestic routes. These routes average less than 500 nautical miles. An example of a regional jet is the Fokker 70.

     Narrowbody aircraft currently have a seating capacity of approximately 100 to 250 and typically are used to service short and medium-haul routes. While such routes may extend up to 3,500 nautical miles, they average between 500 and 1,500 nautical miles. Examples would be the B737 series of aircraft as well as the A320, the MD-80 series and the B757.

     Widebody aircraft currently have a seating capacity of approximately 200 to 450 and are used typically to service long-haul routes of greater than 3,500 nautical miles, although some operators also use widebody aircraft to service short to medium-haul routes with high passenger densities relative to airport capacity. Examples would be the B747, B767, A300 and A310 series of aircraft.

     Commercial freighter aircraft are almost all variants of passenger models, and many freighter aircraft are conversions of aircraft previously in passenger service.

THE WORLD FLEET OF COMMERCIAL JET AIRCRAFT (EXCLUDING AIRCRAFT MANUFACTURED IN THE CIS)

     There were, as of December 31, 1997, 13,038 aircraft of all types in service of which 12,271 were operated by commercial airlines. Approximately three-quarters of the aircraft are narrowbody aircraft with the balance being widebody aircraft.

     Of the narrowbody aircraft in operation, approximately 20% were more than 25 years old and are expected to be replaced over the next 10 years. The two remaining large (i.e., non-regional) aircraft manufacturers, Airbus and Boeing, continue to upgrade their narrowbody products and in particular, Boeing has recently introduced a new series of the B737 aircraft, announced the phase-out of the MD-80 and MD-90 series and is launching an upgraded B757.

     Only approximately 5% of the widebody aircraft in service are more than 25 years old. However there has been considerable product innovation in this sector over the last ten years with the introduction of six new types of aircraft, the MD11, B767-300ER, B747-400, B777, A330 and A340, most of which have several engine configurations. This has led to the growth in particular of the long-range, widebody, twin-engined sector and has resulted in a continued weak market for earlier widebody models such as the A300-B4, A310-200, B747-100, B747-200 and DC-10. The newer models have lower operating costs and allow airlines to develop new long-haul routes more efficiently as well as to increase service frequency on established routes. These factors could result in earlier models of these widebody aircraft being retired or converted to freighters before the end of their operating lives.

     Of the 1,895 freighters in service as of January 1, 1998, 1,267 were delivered new in freighter configuration; the remaining 628 aircraft having been converted from passenger aircraft. Some aircraft delivered new with freighter capability include aircraft in a mixed passenger/freight configuration, known as "combi" aircraft. As of January 1, 1998, approximately 317 such "combi" aircraft were in service.

SUPPLY OF AIRCRAFT

     NEW AIRCRAFT SUPPLY

     There has been a long-term trend toward consolidation of the commercial aircraft manufacturing industry as evidenced by the recent merger between Boeing and McDonnell Douglas Corporation, leaving just Boeing and Airbus as manufacturers of large commercial jet aircraft currently. The long lead time, high capital cost and technological sophistication required to bring a new aircraft model to the market create significant barriers to entry into this sector of the industry.

     However, despite the bankruptcy in 1996 of Fokker N.V., there are several new participants in the rapidly growing regional jet market. As a result, the regional jet market is somewhat fragmented with three manufacturers (British Aerospace plc, Bombardier and Embraer) currently producing a total of four different types of jet aircraft. Fairchild Dornier has entered the regional jet market and has begun test flying a prototype aircraft. Boeing is also planning to relaunch the MD95 as the B717, with first deliveries scheduled for 1999. A consortium of Airbus Industrie Asia, Aviation Industries of China and Singapore Technologies is planning an aircraft which is expected to take first delivery in 2002.

     The manufacturers of commercial jet aircraft in the CIS are currently not a material factor in supplying the requirements of operators outside the CIS and the former Eastern Bloc countries.

     Although most new aircraft are ordered under long-term, multi-aircraft contracts, the volume of aircraft production has varied significantly over the years resulting in an aircraft delivery cycle that often does not match the airline demand cycle. In 1991, the large aircraft manufacturers reached their highest production capacity ever delivering 830 new aircraft as the demand for air travel experienced an all time low. Deliveries reduced over the subsequent four years with 483 aircraft delivered in 1995. Approximately 900 aircraft are currently scheduled for delivery in each of 1998 and 1999.

     USED AIRCRAFT SUPPLY

     The supply of used aircraft depends on the level of utilization of the existing worldwide fleet, the proportion of this fleet that is not in revenue earning service and the net change in this fleet based on manufacturers' production levels and aircraft retirements. Used aircraft are typically supplied by airlines and intermediaries such as brokers or lessors, although manufacturers have sometimes agreed to purchase used aircraft as a trade-in against delivery of new aircraft. According to the Airline Monitor, as of December 31, 1997, there were approximately 333 commercial jet aircraft available for sale or lease of which approximately 79.9% (266 aircraft) were Stage 2 aircraft and approximately 20.1% (67 aircraft) Stage 3 aircraft. Approximately 65% (216 aircraft) were narrowbodies and 35% (117 aircraft) widebodies.

OPERATING LEASING

     Operating leasing has grown:

     (a) to facilitate the matching of excess aircraft supply and demand in different geographical regions;

     (b) to meet the need for short-medium term capacity (i.e. for less than the useful life of an aircraft); and

     (c) to meet the financing gap for under-capitalized airlines, typically where financing was not otherwise available.

     Until the mid-1970s, almost all commercial aircraft were either owned by their airline operators or leased under finance leases from financial institutions, except for short-term leases of surplus aircraft from one airline to another. In general, airlines enter into such transactions seeking an economical use for the surplus capacity that has resulted from the replacement of older aircraft with the new models and cyclical or seasonal declines in the markets being served. Beginning in the mid-1970s, however, leasing companies were willing to purchase aircraft and undertake the risk of finding a buyer or lessee for such aircraft.

     Operating lessors typically acquired aircraft for lease through purchases of used aircraft, often through sale-leaseback arrangements with the operators of such aircraft. In the mid-1980s a number of leasing companies, principally ILFC and GPA Group plc ("GPA"), started to acquire new aircraft directly from manufacturers, with or without lease commitments for such aircraft. Several additional leasing companies have become significant purchasers of new aircraft and their combined jet aircraft orders and options constituted approximately 24% of outstanding jet orders as of January 1, 1998.

     The number of airlines taking aircraft on operating and finance leases has increased from 139 out of a worldwide total of 305 in 1980 (approximately 46% of total airlines) to 479 out of a worldwide total of 651 as of January 1, 1998 (approximately 74% of total airlines).

                            MANAGEMENT OF MSAF GROUP

     Except to the limited extent described herein, particularly upon an Event of Default, neither the Trustee nor any Noteholder has any right to participate in the management or affairs of MSAF Group. In particular, such parties cannot supervise the functions relating to the Leases and the re-lease of the Initial Aircraft, which functions have generally been delegated to the Servicer under the Servicing Agreement. See "Risk Factors -- Risks Relating to MSAF Group and Certain Third Parties -- Delegation of Responsibilities", "Description of the Notes -- Indenture Covenants" and "-- Events of Default and Remedies".

TRUSTEES

     There are six trustees of MSAF, including the Delaware Trustee. The Controlling Trustees listed below manage MSAF. Two of the trustees must be Independent Trustees. The controlling or independent trustees or directors, as applicable, of each Aircraft-Owning Subsidiary are the same persons as the Controlling Trustees and the Independent Trustees, unless otherwise required by any provisions of local law mandating a particular citizenship for trustees or directors. The initial Controlling Trustees and Independent Trustees were appointed by a subsidiary of Morgan Stanley. Any succeeding or additional Controlling Trustees and Independent Trustees will be appointed by a majority of the then standing Controlling Trustees. Transactions or proceedings involving certain insolvency proceedings of MSAF may only be approved by a unanimous vote of all Controlling Trustees and all Independent Trustees.

     The Controlling Trustees and the Independent Trustees, their respective ages and principal activities are as follows:

                    NAME                        AGE                        TITLE
                    ----                        ---                        -----
Karl Essig...................................   46    Controlling Trustee
Alexander C. Frank...........................   40    Controlling Trustee
A. Maurice Mason.............................   34    Controlling Trustee
C. Scott Peterson............................   37    Alternate Controlling Trustee
Juan C. O'Callahan...........................   64    Independent Trustee
Alexander C. Bancroft........................   60    Independent Trustee

     Karl Essig is a Managing Director in the International Securitisation Group at Morgan Stanley & Co. International Limited. Mr. Essig joined Morgan Stanley in August of 1980 and has worked in the London, New York and Tokyo offices on corporate finance, capital markets and derivatives transactions. In 1986 he founded Morgan Stanley's Asset-Backed Finance Group which he headed for five years. In 1992, Mr. Essig moved to London and established the International Securitisation Group, which he currently heads. Mr. Essig is a graduate of Stanford University and the Yale School of Management.

     Alexander C. Frank is a Managing Director in the Corporate Treasury Department, and the Treasurer of Morgan Stanley. Mr. Frank joined Morgan Stanley in 1985 and has worked in the New York and London offices, in the firm's Corporate Treasury and Corporate Tax Departments. In 1990 he established Morgan Stanley Treasury's European Capital and Financing activity in London. In 1993 Mr. Frank assumed responsibility for the firm's Global Capital and Finance function and became the Treasurer for North and South American activities. Mr. Frank is a graduate of Dartmouth College and the University of Michigan School of Business Administration.

     A. Maurice Mason is an Executive Director in the International Securitisation Group at Morgan Stanley & Co. International Limited. He joined Morgan Stanley's Investment Banking Division in 1994 where he was responsible for Morgan Stanley's corporate finance activities in the European transportation sector. In 1997 he transferred to the International Securitisation Group where he is responsible for the aviation finance sector. Prior to joining Morgan Stanley, he spent over six years in the capital markets group at GPA. Mr. Mason received a BA, BAI degree from Trinity College, Dublin.

     C. Scott Peterson is a Managing Director in the International Securitisation Group at Morgan Stanley & Co. International Limited. Mr. Peterson joined Morgan Stanley in 1988 in the Mortgage-Backed Finance

Group. In 1989 he joined the Asset-Backed Finance Group and subsequently established the Equipment Finance Group to focus on transactions backed by aircraft and other capital equipment. In 1993 he initiated the liability management effort and led both the Equipment Finance and Liability Management Groups until his transfer to London in 1996. Mr. Peterson received a BSc from Oregon State University in 1982 and an MBA from The Wharton School in 1988.

     Juan C. O'Callahan is principal of JOCR, an aviation consultancy based in Connecticut. He joined The Boeing Company in 1961 after a career as a fighter pilot with the United States Marine Corps and has since worked at Pacific Air Lines, World Airways and GPA (having founded TAI, a forecasting and valuation consultancy that was acquired by GPA in 1982). He has served on the boards of America West Inc., Avitas Inc. and WorldCorp Inc., and is currently a director of Pembroke Capital Limited. Mr. O'Callahan is a graduate of the University of Pittsburgh, where he obtained a BSc in Aeronautical Engineering.

     Alexander C. Bancroft is a partner of the law firm of Shearman & Sterling. He specializes in the legal aspects of the financing of aircraft and other transportation equipment. He joined Shearman & Sterling in 1964 after military service and became a partner in 1973. Mr. Bancroft is a graduate of Harvard College and Harvard Law School.

     The Independent Trustees will be entitled to participate in all meetings of the Controlling Trustees but will not be entitled to vote on any matter except that the Independent Trustees will be entitled to vote on any action (i) to cause MSAF or any subsidiary of MSAF to institute any proceeding seeking liquidation or insolvency or similar proceeding, (ii) to consent to any liquidation, insolvency or similar proceeding instituted against MSAF or any subsidiary of MSAF, (iii) to take certain other actions related to insolvency matters, and (iv) to sell, transfer, or otherwise dispose of, directly or indirectly, any aircraft where the proceeds received from such sale or transfer are less then certain targets set forth in the Indenture, and the unanimous consent of all the Controlling Trustees and the Independent Trustees shall be required to take any action specified in clauses (i), (ii) or (iii) above. See "Description of the Notes -- Indenture Covenants -- Bankruptcy and Insolvency".

     As is common with many other special purpose companies, MSAF will not have any employees or executive officers. Accordingly, the Controlling Trustees will rely upon the Servicer, the Administrative Agent, the Cash Manager, the Financial Advisor and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. See "Risk Factors -- Risks Relating to MSAF Group and Certain Third Parties". Certain individuals other than the Controlling Trustees and the Independent Trustees listed above may serve as controlling or independent trustees or directors of various subsidiaries of MSAF Group where provisions of local law mandate a particular citizenship for trustees or directors.

     All trustees will be compensated for travel and other expenses incurred by them in the performance of their duties. MSAF will pay each Independent Trustee $50,000 per annum for their services in such capacity. The Controlling Trustees appointed by a subsidiary of Morgan Stanley as the depositor of MSAF will not receive remuneration from MSAF for their services.

     The Controlling Trustees have not received any additional cash or non-cash compensation as salary or bonus for their services as Controlling Trustees. In the future, however, Controlling Trustees may receive an interest in the Beneficial Interest. None of the trustees of MSAF currently has an employment contract with MSAF.

BENEFICIAL OWNERSHIP OF MSAF

     All of the Beneficial Interest is currently owned by a wholly-owned direct subsidiary of Morgan Stanley but all or a portion of the Beneficial Interest may be transferred to related or unrelated third parties in the future.

SERVICER

     The Servicer and its affiliates have not assumed and are not responsible for, or guarantors of, and shall not assume or be responsible for, or guarantors of, any liabilities of MSAF or any of its affiliates, including, without limitation, any payments due with respect to the Notes. Any Additional Aircraft may be serviced by different servicers or on different terms from those applicable to the servicing of the Initial Aircraft.

     The Servicer will provide services with respect to the Initial Aircraft pursuant to the terms of the Servicing Agreement on behalf of MSAF Group (except in certain circumstances described below where a substitute servicer may perform such services). The Servicing Agreement (a) sets forth the various duties of the Servicer with respect to the management and administration of the Initial Aircraft and the Initial Leases and the Future Leases with respect to the Initial Aircraft, (b) sets forth certain aircraft marketing activities to be performed by the Servicer and (c) sets forth certain aircraft management-related obligations of the Servicer in connection with offers and sales by MSAF Group of Refinancing Notes or Additional Notes.

     The Servicer will provide the services in accordance with the express terms of the Servicing Agreement, which, inter alia, provides that the Servicer will act in accordance with applicable law and with directions given by MSAF Group from time to time in accordance with the Servicing Agreement. In addition, under the Servicing Agreement, the Servicer will agree to perform its services in accordance with the ILFC Services Standard and the ILFC Conflicts Standard.

     The duties and obligations of the Servicer will be limited to those expressly set forth in the Servicing Agreement and the Servicer will not have any fiduciary or other implied duties or obligations to MSAF Group or any other person, including any Noteholder.

     In addition to managing the Initial Aircraft, ILFC also manages aircraft assets owned by ILFC and other third parties. In the course of conducting such activities, ILFC will from time to time have conflicts of interest in performing its obligations on behalf of MSAF Group. See "Risk Factors -- Risks Relating to MSAF Group and Certain Third Parties -- Conflicts of Interest of ILFC".

     Pursuant to the Servicing Agreement, the Servicer will not be liable to MSAF Group for any Losses arising (i) as a result of an Initial Aircraft sold, leased or purchased on less favorable terms than might have been achieved at any time, provided such transactions were entered into on the basis of a commercial decision of the Servicer, or (ii) in respect of the Servicer's obligation to apply the ILFC Conflicts Standard in respect of its performance of the services, except, in either situation, in the case of wilful misconduct or fraud on the part of the Servicer. See "Risk Factors -- Risks Relating to MSAF Group and Certain Third Parties -- Limitation of Liability on the Part of the Servicer".

     AIRCRAFT SERVICES

     Pursuant to the Servicing Agreement, the Servicer has, inter alia, undertaken:

     - to employ or otherwise engage such staff (including in-house legal staff) and maintain such supporting resources as the Servicer shall deem necessary in accordance with its usual business practices with respect to its own aircraft, both in number and quality to enable it to perform the Services;

     - to grant MSAF Group and its agents, including the Administrative Agent and auditors, access to certain information and personnel of the Servicer under specified circumstances to enable MSAF Group to monitor the Servicer's compliance with the Servicing Agreement and otherwise for the purposes of MSAF Group's business; and

     - not to commingle with its own funds any funds of MSAF Group other than security deposits held pursuant to the Servicing Agreement and misdirected funds from Lessees (which shall be promptly redirected to an MSAF Group bank account).

     The main categories of services being provided by the Servicer pursuant to the Servicing Agreement in respect of the Initial Aircraft (the "SERVICES") are:

     - Lease marketing services, including, subject to the terms of the Indenture and the Servicing Agreement, remarketing, lease negotiation and execution (including, without limitation, negotiating final Lease terms);

     - Initial Aircraft assets management services, including lease rent collection, aircraft maintenance, insurance, contract compliance of, and enforcement against, Lessees, and accepting delivery and redelivery of aircraft;

     - Initial Aircraft sales services as, when and to the extent directed by MSAF Group;

     - monitoring of maintenance and provision of records and information with respect to the Initial Aircraft;

     -  arranging for valuations and monitoring regulatory developments;

     - providing to MSAF Group certain data and information relating to the Initial Aircraft;

     - assistance in connection with the public or private offerings of any securities of MSAF or any of its affiliates, including assisting in public disclosure relating to the Servicer and its affiliates contained in any disclosure document, certain Initial Aircraft-related participation in marketing activities solely with respect to the Initial Aircraft and the Servicer and the Services, and providing MSAF Group, underwriters, rating agencies and/or other advisors with the reasonable opportunity to conduct due diligence with respect to the Servicer as it relates to the Initial Aircraft;

     - legal and other professional services with respect to the lease, sale or financing of the Initial Aircraft, any amendment or modification of any Lease, the enforcement of the rights of any person within MSAF Group under any Lease, any disputes that arise with respect to the Initial Aircraft or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services; and

     - periodic reporting of operational information relating to the Initial Aircraft.

     OPERATING GUIDELINES

     Under the Servicing Agreement, the Servicer will be entitled to exercise such authority as is necessary to give it a practicable and working level of autonomy, responsibility and authority in performing the Services, while at the same time MSAF Group through the Administrative Agent will establish monitoring and control procedures which are expected to enable it properly to manage the business and assets of the MSAF Group.

     Pursuant to the terms of the Servicing Agreement, the Servicer is required to comply with the ILFC Services Standard and the ILFC Conflicts Standard in the performance of the Services. All transactions to be entered into by the Servicer on behalf of MSAF Group (other than with other persons within MSAF Group) are required to be at arm's length and on fair market value terms unless otherwise agreed or directed by MSAF Group. Certain transactions or matters with respect to Initial Aircraft require the specific approval of MSAF Group, including:

     - sales of (or commitments or agreements to sell) Initial Aircraft (other than as required by a Lease);

     - the entering into of any new Leases (including renewals or extensions, unless any such Lease had originally been approved) if the Lease does not comply with any applicable operating covenants set forth under "Description of the Notes -- Operating Covenants";

     - terminating any Lease or Leases to any single Lessee with respect to Initial Aircraft then having a value in excess of $100 million;

     - unless provided for in the applicable budget, entering into any contract for the modification or maintenance of Initial Aircraft where the costs to be incurred (A) exceed the greater of (i) the estimated aggregate cost of a heavy maintenance or structural check for similar aircraft and (ii) available maintenance reserves or other collateral under the related Lease or (B) are outside the ordinary course of MSAF Group's business;

     - entering into any capital commitment or confirming any order or commitment to acquire or acquiring aircraft or engines on behalf of MSAF Group, except, with respect to a replacement engine or a spare part for an Initial Aircraft, (A) if provided for in the applicable budget or (B) at such times and on such terms and conditions as the Servicer deems reasonably necessary or appropriate in connection with its performance of the Services and in no greater quantity than that which is required to enable the Initial Aircraft to be leased;

     - issuing any guarantee on behalf of, or otherwise pledging the credit of, any person within MSAF Group;

     - unless otherwise permitted, entering into any agreement for services to be provided in respect of Initial Aircraft by third parties at MSAF Group's cost outside the ordinary course of ILFC's business, except to the extent provided for in the applicable budget;

     - incurring or causing to be incurred on behalf of any person within MSAF Group any liability (actual or contingent), unless contemplated in the applicable budget, pursuant to a transaction of a type for which MSAF Group's specific approval is otherwise required, or incurred in the ordinary course of MSAF Group's business; and

     - any transaction with ILFC or any of its affiliates not contemplated in the Servicing Agreement.

     BUDGETS

     MSAF Group will adopt an annual and a three-year budget each year with respect to all Initial Aircraft. Under the Servicing Agreement, the Servicer has undertaken to use best efforts to achieve the annual budget for each year.

     MANAGEMENT FEES AND SERVICER EXPENSES

     MSAF is obligated to pay certain fees to the Servicer, pursuant to the Servicing Agreement. A base fee is payable in instalments: an initial fee of $2,000,000 was paid on December 1, 1997 and the balance is payable monthly, in the amounts of approximately $83,000 per month until November 30, 1998, $250,000 per month thereafter until November 30, 1999 and approximately $167,000 per month thereafter, in each case subject to pro-rata reduction for any month in which MSAF Group does not own all the Initial Aircraft. A rent-related fee is also payable monthly, equal to 1% of the aggregate rent due for any month (or portion of a month) in which MSAF Group owns the related Aircraft, plus 1% of the aggregate rent actually paid for such month. In addition, the Servicer will receive two incentive fees: (i) a results-based incentive fee, equal to 10% of any excess of actual net results for any year over a target amount contained in the applicable annual budget and (ii) a sales-based incentive fee with respect to each sale of an Aircraft, equal to 1.5% of the lesser of the net proceeds of such sale and the target amount for such Aircraft agreed in advance by MSAF and the Servicer, plus 5% of any excess of such net proceeds over such target amount.

     The Servicer also will be reimbursed for certain expenses incurred in connection with the Servicer's performance of the Services. These expenses include, among other expenses, Initial Aircraft maintenance costs and insurance, outside professional advisory fees (including legal fees) and other out of pocket expenses, all of which in the aggregate may constitute a significant additional component of MSAF Group's total overhead costs.

     TERM AND TERMINATION

     The Servicing Agreement shall expire on the twenty-fifth anniversary of the date on which the last Initial Aircraft is delivered to MSAF Group.

     Each party will also have the right to terminate the Servicing Agreement under certain circumstances. The Servicer has the right to terminate the Servicing Agreement if, among other things:

     - MSAF fails to pay when due any amount payable by MSAF to the Servicer if not paid within 5 days of notice of such failure;

     - MSAF or any of its subsidiaries shall materially breach any of their obligations under the Servicing Agreement other than payment obligations;

     - all of the public debt of the MSAF Group is repaid or defeased in full in accordance with the terms of any Indenture;

     -  all of the Initial Aircraft of MSAF Group are sold; or

     - an involuntary proceeding is commenced or an involuntary petition is filed in respect of MSAF or any subsidiary of MSAF under applicable bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 120 days or any such person shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or a voluntary proceeding is commenced in respect of MSAF or any subsidiary of MSAF under bankruptcy, insolvency, receivership or similar law, or such person consents to the institution of, or fails within 120 days to contest the filing of, any petition described above, or files an answer admitting the material allegations of any such petition, or makes a general assignment for the benefit of its creditors.

     MSAF has the right to terminate the Servicing Agreement with respect to one or more Aircraft if:

     - the Servicer materially breaches any of its obligations under the Servicing Agreement;

     - the Servicer fails, within a reasonable period of time, to re-lease an Initial Aircraft upon the termination of any Lease or to sell an Initial Aircraft upon commercially reasonable written direction from MSAF;

     - all of the public debt of the MSAF Group is repaid or defeased in full in accordance with the terms of any Indenture;

     -  all of the Initial Aircraft of MSAF Group are sold;

     - a Rating Decline occurs as a result of a Change of Control. A "RATING DECLINE" means that the rating of the outstanding senior unsecured long-term debt securities of the Servicer is decreased below A1 by Moody's, below A+ by Standard & Poor's or below AA- by DCR, at any time between (a) the date of public notice of a Change of Control, or of the intention of the Servicer or any person to effect a Change of Control and
       (b) 90 days after the occurrence of the Change of Control (which period shall be extended so long as the rating of the outstanding senior unsecured long-term debt securities of the Servicer is under publicly announced consideration for possible downgrade by a Rating Agency). A "CHANGE OF CONTROL" means that either (A) any person or any persons acting together that would constitute a "group" (a "GROUP") for purposes of Section 13(d) of the Securities Exchange Act of 1934, together with any affiliates or persons directly or indirectly owning 5% of the outstanding common stock or equity interest, or of the combined voting power of the voting stock, of such person ("RELATED PERSONS"), shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 ("RULE 13D-3")) at least 50% of the aggregate voting power of all classes of voting stock of the Servicer, or (B) any person or Group, together with any affiliates or Related Persons, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Servicer such that such nominees, when added to any existing director remaining on the Board of Directors of the Servicer after such election who was a nominee of or is an affiliate or Related Person of such person or Group, will constitute a majority of the Board of Directors of the Servicer; provided that with respect to both clauses
       (A) and (B) above, a Change of Control shall not be deemed to have occurred if American International Group, Inc. continues to beneficially own (within the meaning of Rule 13d-3) at least 51% of the aggregate voting power of all classes of voting stock of the Servicer; or

     - an involuntary proceeding is commenced in respect of the Servicer under bankruptcy, insolvency, receivership or similar law, if such proceeding continues undismissed for 120 days or the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days or a voluntary proceeding is commenced in respect of the Servicer under bankruptcy, insolvency, receivership or similar law or the Servicer shall make a general assignment for the benefit of its creditors.

     Other than in the case of a termination of the Servicing Agreement by the Servicer because of MSAF's failure to make a payment to the Servicer, the Servicing Agreement may not be terminated, unless a replacement servicer has been appointed and accepted such appointment. In the event that a replacement servicer has not been appointed within 90 days after any termination of the Servicing Agreement or resignation by the Servicer, the Servicer may petition any court of competent jurisdiction for the appointment of a replacement servicer.

     ASSIGNMENT OF SERVICING AGREEMENT

     The Servicing Agreement and the rights and obligations of the Servicer, on the one hand, and MSAF, on the other hand, are not assignable by either party other than with the prior consent of the other party.

     PRIORITY OF PAYMENT OF SERVICING FEES AND REIMBURSABLE EXPENDITURES

     The fees and expenses of the Servicer rank senior in priority of payment to all payments of interest, principal and premium, if any, on the Notes.

CORPORATE MANAGEMENT

     With regard to the corporate affairs of MSAF Group, management services are provided by three entities: the Administrative Agent, the Cash Manager and the Financial Advisor.

     ADMINISTRATIVE AGENT

     Cabot acts as the Administrative Agent of MSAF Group.

     The Administrative Agent is responsible for providing administrative, accounting, bank account management and calculation and other services to MSAF. The Administrative Agent's duties include:

     - monitoring the performance of the Servicer (including the Servicer's compliance with the Servicing Agreement) and reporting on such performance to MSAF;

     - assisting MSAF in establishing a program for evaluating the Servicer's performance under the Servicing Agreement;

     - acting as liaison with various rating agencies to assess the impact of management decisions on the ratings of the Notes and coordinating responses to rating agency questions;

     - the maintenance on behalf of MSAF Group of accounting ledgers and the provision on a quarterly and annual basis of draft accounts on a combined basis for MSAF Group as well as, on a quarterly and annual basis, on an individual company basis for certain companies. However, MSAF Group retains responsibility for the ledgers and accounts including all discretionary decisions and judgments relating to the preparation and maintenance thereof, and MSAF Group retains responsibility for, and prepares, its financial statements;

     -  preparing annual budgets and presenting them to MSAF Group for approval;

     -  authorizing payment of certain bills and expenses;

     - to the extent required by MSAF Group or the parties thereto, coordinating any amendments to the transaction agreements, subject to the approval of MSAF Group;

     - supervising outside counsel and other professional advisers and coordinating legal and other professional advice received by MSAF Group other than with respect to any service or matter which is the responsibility of the Servicer under the Servicing Agreement;

     - preparing and coordinating reports to investors and to the Commission, including preparing press releases and managing investor relations with the assistance of outside counsel and auditors, if appropriate;

     - preparing for the approval of MSAF Group and filing all required tax returns with the assistance of outside counsel and auditors, if appropriate;

     - maintaining, or monitoring the maintenance of, the books, records, registers and associated filings of MSAF Group;

     - preparing an agenda and any required papers for meetings of the governing bodies of the entities within MSAF Group;

     - assisting in making aircraft lease, sale and capital investment decisions;

     -  overseeing the general operation of the ILFC Facility;

     -  overseeing the general operation of the Morgan Stanley Facility;

     -  establishing and maintaining the Accounts and any other accounts;

     - advising MSAF Group as to the appropriate levels of the Liquidity Reserve Amount;

     - informing the Servicer of the aggregate deposits in the Accounts as required;

     - directing withdrawals and transfers from the Accounts in accordance with the Indenture;

     - receiving data provided by the Servicer with respect to the Aircraft and Leases;

     - calculating certain monthly payments, and all other calculations otherwise required pursuant to the Indenture;

     - providing the Trustee with information required by the Trustee to provide its reports to the Noteholders; and

     - providing additional services upon the request of MSAF Group upon terms to be agreed at the time of any such request.

     The Administrative Agent may delegate to a third party one or more of the above administrative services it is responsible for providing to MSAF Group.

     The Administrative Agent receives a monthly fee equal to 1.5% of the rental payments made by the Lessees under the Leases for such month from MSAF Group in respect of its services to MSAF Group subject to an annual minimum of $200,000. The Administrative Agent is entitled to indemnification by MSAF Group for, and will be held harmless against, any loss or liability incurred by the Administrative Agent arising out of or in connection with its provision of administrative services to MSAF Group (other than through its own deceit, fraud, gross negligence or wilful misconduct or that of its officers, directors, agents and employees).

     MSAF Group may remove the Administrative Agent at any time on 120 days' written notice.

     The Administrative Agent may resign on 120 days' written notice in certain circumstances.

     CASH MANAGER

     Bankers Trust Company acts as the Cash Manager. Subject to certain limitations and at the direction of MSAF Group, the Cash Manager is authorized to invest the funds held by MSAF Group in the Accounts in certain prescribed investments (the "PERMITTED ACCOUNT INVESTMENTS") on permitted terms.

     The Cash Manager devotes the same amount of time and attention to and is required to exercise the same level of skill, care and diligence in the performance of its services as a prudent businessperson would in administering such services on its own behalf. The Cash Manager's annual fees are not expected to exceed $50,000 per annum. The Cash Manager is entitled to indemnification by MSAF Group for, and will be held harmless against, any loss or liability incurred by the Cash Manager (other than through its own gross negligence (or simple negligence in the handling of funds), deceit, fraud or wilful misconduct or that of its officers, directors, agents and employees).

     MSAF may remove the Cash Manager at any time on 90 days' written notice as long as MSAF Group has engaged another person or entity to perform the services that were being provided by the Cash Manager. The Cash Manager may resign on 90 days' written notice as long as MSAF Group has engaged another person or entity to perform the services that were being provided by the Cash Manager.

     FINANCIAL ADVISOR

     Morgan Stanley & Co. Incorporated acts as the Financial Advisor.

     The Financial Advisor is responsible for assisting MSAF Group in developing and implementing its interest rate risk management policies and developing models for the purposes of analyzing the financial impact of aircraft lease, sale and capital investment decisions. The Financial Advisor receives a fee of $50,000 per annum, payable monthly in arrears in equal instalments, from MSAF Group in respect of its services to MSAF Group. The Financial Advisory Agreement may be terminated by either MSAF or the Financial Advisor on 30 days' written notice.

     DELAWARE TRUSTEE

     Wilmington Trust Company will maintain the books and records, including minute books and records and trust certificate records, of MSAF. It will make available telephone, telecopy, telex and post office box facilities and will maintain MSAF's principal place of business in Delaware.

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

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

INTRODUCTION

     The MSAF Group entities were organized in late 1997 and since that time their principal business activity has been the acquisition of the Initial Aircraft. MSAF Group's future business is expected to consist principally of aircraft operating lease activities, acquisitions of Additional Aircraft and sales of Aircraft. Cash flows generated from such activities will be used to service interest and principal on the Notes, any Refinancing Notes and any Additional Notes but only after various expenses of MSAF Group have been paid for, including any taxes, obligations to Lessees including maintenance obligations, fees and expenses of the Servicer, Administrative Agent, Cash Manager, Financial Advisor, Trustee and other service providers, and payments to Swap Providers. Upon the issuance of the Notes, MSAF will have no indebtedness other than the Notes.

     MSAF Group's ability to generate sufficient cash from its Initial Aircraft assets to service the Notes will depend primarily on (i) the rental rates it can achieve on Leases and the Lessees' ability to perform according to the terms of those Leases and (ii) the prices it can achieve on any Initial Aircraft sales. MSAF Group's ability to service the Notes will also depend on the level of its operating expenses, including maintenance obligations which will increase as the Initial Aircraft age, and on any unforeseen contingent liabilities arising. There can be no assurance that cash flows generated from the Initial Aircraft assets will be sufficient to service interest and principal on the Notes. See "Risk Factors -- Risks Relating to the Aircraft", "-- Risks Relating to the Leases" and "-- Risks Relating to the Lessees".

     MSAF Group will not use operational cash flow to pay the purchase price for Additional Aircraft but, instead, will issue Additional Notes to fund such purchase price. Any such Additional Notes will be issued in compliance with the limitations set forth under "Description of the Notes -- Indenture Covenants -- Limitation on Indebtedness".

     INVESTORS SHOULD NOTE THAT MSAF WILL NOT PREPARE ANY CONSOLIDATED INCOME STATEMENTS OR BALANCE SHEETS WITH RESPECT TO MSAF GROUP OR ANY FINANCIAL INFORMATION OTHER THAN CASH REPORTS. SEE "REPORTS TO NOTEHOLDERS".

RECENT DEVELOPMENTS

     As of May 31, 1998, all but one of the Contract Aircraft were acquired by MSAF. The undelivered aircraft is a B737-400 on lease to the Turkish national carrier, THY, with an appraised value of $28.82 million. Pursuant to the Indenture, the Trustees have decided not to substitute this aircraft but to distribute to Noteholders that portion of the proceeds from the Offering of the Old Notes relating to this aircraft on the next payment date, June 15, 1998 pursuant to the priority of payments set forth in the Indenture. As a result, the overall size of the Initial Aircraft is 32 aircraft plus a spare engine with revised total appraised value reduced to $1,086.69. No aircraft have been sold or suffered a total loss since March 3, 1998. As of May 31, 1998, the Initial Aircraft were subject to leases with 29 lessees in 20 countries.

     Since March 3, 1998, three of the Initial Aircraft were AOG for a period of 36, 42, and 59 days, respectively. Part of the AOG period was dedicated to performing maintenance work on the aircraft prior to releasing. As of May 15, 1998 all three of the Initial Aircraft that were previously AOG were subject to signed lease agreements with new lessees.

LIQUIDITY

     LIQUIDITY RESERVE AMOUNT

     The Liquidity Reserve Amount is intended to serve as a source of liquidity for MSAF Group's maintenance obligations, security deposit return obligations, operating expenses, contingent liabilities and Note obligations. The Liquidity Reserve Amount may be funded with cash in the Collection Account and with letters of credit, guarantees or other credit support instruments ("ELIGIBLE CREDIT FACILITIES") provided by, or supported with further Eligible Credit Facilities provided by, a person (an "ELIGIBLE PROVIDER") whose short-term unsecured debt is rated P-1 by Moody's, A-1+ by Standard & Poor's, or D-1+ by DCR or is otherwise designated as an Eligible Provider by the Controlling Trustees. Both the ILFC Facility discussed below under "-- ILFC Facility" and the Morgan Stanley Facility discussed below under "-- Morgan Stanley Facility" will be Eligible Credit Facilities and will comprise part of the Liquidity Reserve Amount on and following the Closing Date. There are currently no other Eligible Credit Facilities in place.

     The Liquidity Reserve Amount was approximately $65.5 million on March 3, 1998. The Minimum Liquidity Reserve Amount was approximately $15 million on March 3, 1998. The Liquidity Reserve Amount and the Minimum Liquidity Reserve Amount may be increased or decreased from time to time for any reason (including upon acquisitions of Additional Aircraft) by an action of the Controlling Trustees in light of changes in, inter alia, the condition of the Aircraft, the terms and conditions of the Leases, the financial condition of the Lessees, sales of Aircraft and prevailing industry conditions; provided that MSAF Group will obtain confirmation in advance in writing from the Rating Agencies that any proposed reduction in the Liquidity Reserve Amount or the Minimum Liquidity Reserve Amount will not result in a lowering or withdrawal by any such Rating Agencies of their respective ratings of any MSAF Notes.

     If the balance of cash on deposit in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, should fall below the Liquidity Reserve Amount at any time (including as a result of MSAF Group's determination that the Liquidity Reserve Amount should be increased, as required by the Rating Agencies or otherwise), MSAF Group may continue to make all payments, and any credit or liquidity enhancement facilities may be drawn to fund such payments, including required payments on the Notes, which rank prior to, or pari passu with, payments of the Minimum Principal Payment Amount on the Class D Notes under "Description of the Notes -- Priority of Payments" and any Permitted Accruals other than in respect of Modification Payments, provided that the balance of funds in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, does not fall below the Minimum Liquidity Reserve Amount at its then current level. However, the balance of funds in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, may fall below the Minimum Liquidity Reserve Amount at its then current level and MSAF Group may continue to make payments of, and any credit or liquidity enhancement facilities may be drawn to fund such payments, all accrued and unpaid interest on any subclass of the most senior class of Notes then Outstanding to avoid an Event of Default, and, on the Final Maturity Date of any subclass thereof, principal of, any subclass of the most senior class of Notes then Outstanding to avoid an Event of Default.

     Amounts drawn under any Eligible Credit Facility will either be repayable at the third level in the priority of payments, as set forth in "Description of the Notes -- Priority of Payments", before the First Collection Account Top-Up (any such facility, a "PRIMARY ELIGIBLE CREDIT FACILITY") or at the eleventh level in the priority of payments, as set forth in "Description of the Notes -- Priority of Payments", before the Second Collection Account Top-Up (any such facility, a "SECONDARY ELIGIBLE CREDIT FACILITY").

     The Liquidity Reserve Amount and the Minimum Liquidity Reserve Amount have been determined largely based on an analysis of historical experience, assumptions regarding MSAF Group's future experience and the frequency and cost of certain contingencies in respect of the Initial Aircraft, and are intended to provide liquidity for meeting the cost of maintenance obligations and non-maintenance, aircraft-related contingencies such as removing regulatory liens, complying with ADs, repossessing and releasing aircraft. In analyzing the future impact of these costs, assumptions have been made regarding their frequency and amount based upon historical experience. There can be no assurance, however, that historical experience will prove to be relevant in the future or that actual cash received by MSAF Group in the future will not be significantly less than that assumed. Any significant variation may materially adversely affect the ability of MSAF Group to make payments of interest and principal on the Notes.

     ILFC FACILITY

     Under the ILFC Facility, ILFC will hold certain security deposits with respect to the Initial Aircraft as custodian for the benefit of the MSAF Group. ILFC will hold all cash security deposits paid with respect to the Initial Aircraft other than (i) amounts determined in good faith by ILFC to be no longer held on behalf of a Lessee, whether upon expiry of or default under the applicable Lease or otherwise, and (ii) any cash security deposits in an amount exceeding three months' rent with respect to a single Initial Aircraft and paid by a single Lessee. Any interest accruing on amounts of Initial Aircraft security deposits that are being held by ILFC will generally accrue for the benefit of ILFC.

     In addition, under the ILFC Facility, ILFC will make loans to MSAF which MSAF may use for the same purposes as those for which the Liquidity Reserve Amount may be applied as discussed above under "-- Liquidity Reserve Amount", including to pay interest and Minimum Principal Payment Amounts on the Notes. ILFC's obligation to make such amounts available shall be limited to the "ILFC FACILITY COMMITMENT" which was approximately $30.5 million on March 3, 1998. The ILFC Facility Commitment shall be equal to (i) at any time before a Facility Reduction Event, the sum of (A) $10 million plus (B) total Initial Aircraft security deposits held by ILFC for the benefit of MSAF at such time minus (C) all drawings previously made by MSAF under the ILFC Facility ("ILFC FACILITY DRAWN AMOUNTS") and required to be repaid to ILFC but not repaid at such time and (ii) at any time from and after a Facility Reduction Event, $10 million minus all ILFC Facility Drawn Amounts required to be repaid to ILFC but not repaid at such time. A "FACILITY REDUCTION EVENT" means a termination of the Servicing Agreement prior to the twenty-fifth anniversary of the date on which the last Initial Aircraft is delivered to MSAF Group for a reason other than a sale of all the Initial Aircraft or the repayment or defeasance of MSAF's debt.

     The ILFC Facility is a Secondary Eligible Credit Facility and, accordingly, on the Payment Date following any drawing on the ILFC Facility, MSAF will be obligated, to the extent there are Available Collections remaining after payment of the Minimum Principal Payment Amount on the Class D Notes, to repay ILFC Facility Drawn Amounts to ILFC, together with interest accrued thereon at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.

     ILFC's agreement to provide the ILFC Facility will expire on the earliest of (i) the twenty-fifth anniversary of the date on which the last Initial Aircraft is delivered to MSAF Group, (ii) a sale of all the Initial Aircraft, and (iii) the repayment or defeasance of all MSAF's debt.

     For so long as ILFC is not an Eligible Provider, ILFC's obligations under the ILFC Facility will be supported by an Eligible Credit Facility satisfactory to MSAF provided by an Eligible Provider at ILFC's expense (a "BACK-UP FACILITY"). Initially, this will be effected through the provision of a letter of credit by Bank of Montreal for the benefit of MSAF. As of May 31, 1998, Bank of Montreal's short-term unsecured debt was rated P-1 by Moody's and A-1+ by Standard & Poor's.

     MSAF may borrow under the ILFC Facility (i) in order to pay interest and Minimum Principal Payment Amounts on the Notes, (ii) upon a downgrade in the short-term unsecured debt rating of the provider of the Back-Up Facility such that it is no longer an Eligible Provider and (iii) upon failure by the provider of the Back-Up Facility to renew the Back-Up Facility (the events described in clause (ii) and (iii), each, a "SUSPENSION EVENT"). If for any reason ILFC fails to make any loan requested when due, MSAF may draw on the Back-Up Facility.

     In the event of a loan by ILFC, or a drawing on the Back-Up Facility, in a Suspension Event (a "SUSPENSION DRAWING"), MSAF will hold the drawing proceeds in the Collection Account and such proceeds will comprise part of the cash portion of the Liquidity Reserve Amount. In the event of any drawing, the obligation to reimburse the provider of the Back-Up Facility shall be solely ILFC's obligation and the provider of the Back-Up Facility shall have no recourse to MSAF for any such amounts that are not reimbursed by ILFC. Immediately following and after giving effect to any Suspension Drawing, ILFC shall set off and apply the security deposits held by it on the date of such Suspension Drawing on MSAF Group's behalf against the principal amount of any ILFC Facility Drawn Amounts then outstanding, which shall be deemed repaid in the amount of such set-off and application. After giving effect to such set-off and application, MSAF shall be obliged to repay only up to $10 million of any outstanding ILFC Facility Drawn Amounts unless and until ILFC has procured, at its expense, a replacement Back-Up Facility acceptable to MSAF. MSAF shall be obliged to pay interest on the proceeds of a Suspension Drawing at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.

     MORGAN STANLEY FACILITY

     Under the Morgan Stanley Facility, Morgan Stanley will make loans to MSAF which MSAF may use for the same purposes as those for which the Liquidity Reserve Amount may be applied as discussed above under "-- Liquidity Reserve Amount", including to pay interest and Minimum Principal Payment Amounts on the Notes. Morgan Stanley's obligation to make such amounts available shall be limited to the "MORGAN STANLEY FACILITY COMMITMENT". The Morgan Stanley Facility Commitment, at any time, shall be equal to the sum of (A) $10 million minus (B) all drawings previously made by MSAF under the Morgan Stanley Facility ("MORGAN STANLEY FACILITY DRAWN AMOUNTS") and not repaid at such time.

     The Morgan Stanley Facility is a Secondary Eligible Credit Facility and, accordingly, on the Payment Date following any drawing on the Morgan Stanley Facility, MSAF will be obligated, to the extent that there are Available Collections remaining after payment of the Minimum Principal Payment Amount on the Class D Notes, to repay Morgan Stanley Facility Drawn Amounts to Morgan Stanley, together with interest accrued thereon at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.

     Morgan Stanley's agreement to provide the Morgan Stanley Facility will expire on the earlier of (i) a sale of all the Aircraft and (ii) the repayment or defeasance of all MSAF's debt. Morgan Stanley has been designated by the Controlling Trustees as an Eligible Provider. As of the date of this Prospectus, Morgan Stanley's long-term unsecured debt was rated A1 by Moody's, A+ by Standard & Poor's and AA- by DCR.

     OTHER FACILITIES

     There are currently no Primary Eligible Credit Facilities in place. MSAF may put in place other Eligible Credit Facilities from time to time, each of which shall be designated by the Controlling Trustees as a Primary Eligible Credit Facility or a Secondary Eligible Credit Facility. In addition, MSAF may from time to time put in place other credit or liquidity enhancement facilities which are not Eligible Credit Facilities. Amounts drawn under any such other facilities are repayable at the eleventh level in the order of priorities as set forth in "Description of the Notes -- Priority of Payments", before the Second Collection Account Top-Up.

INTEREST RATE MANAGEMENT

     The leasing revenues of MSAF Group will be generated primarily from Rental Payments. Rental Payments are currently entirely fixed but may be either fixed or floating with respect to Future Leases. In general, an interest rate exposure arises to the extent that MSAF Group's fixed and floating interest obligations in respect of the Notes do not correlate to the mix of fixed and floating rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The Subclass A-1, A-2 and B-1 Notes will bear floating rates of interest and the Subclass C-1 and D-1 Notes will bear fixed rates of interest. MSAF is a party to eight interest rate swaps (the "INITIAL SWAPS") with an affiliate of Morgan Stanley. In six of these swaps MSAF pays a fixed monthly coupon and receives one month LIBOR and in two of these swaps MSAF pays one month LIBOR and receives a fixed monthly coupon on the notional balances as set out below:

NOTIONAL                                          FIXED MONTHLY   FIXED MONTHLY
BALANCE    EFFECTIVE DATE       MATURITY DATE       PAY RATE      RECEIVE RATE
--------  -----------------   -----------------   -------------   -------------
($000'S)                                                (%)                 (%)
100,000   November 12, 1997   November 15, 1999      6.0550              --
300,000   November 12, 1997   November 15, 2000      6.1325              --
200,000   November 12, 1997   November 15, 2002      6.2150              --
200,000   November 12, 1997   November 15, 2004      6.2650              --
150,000   November 12, 1997   November 15, 2007      6.3600              --
 50,000   November 12, 1997   November 15, 2009      6.4250              --
150,000   February 19, 1998   November 15, 2007          --           5.860
 50,000   February 19, 1998   November 15, 2009          --           5.905

     At least every three months, MSAF expects to seek to enter into additional swaps or sell at market value or unwind part or all of the initial and any future swaps in order to rebalance the fixed and floating mix of interest obligations (including those arising as a result of previous interest rate swaps entered into) and the fixed and floating mix of rental payments.

     Through the use of interest rate swaps, and other interest rate hedging products, it is MSAF Group's policy not to be adversely exposed to material movements in interest rates. MSAF Group's interest rate management strategy will need to be rebalanced with any acquisition of Additional Aircraft to reflect the adjusted mix of fixed and floating rate rental payments arising from any such acquisition. There can be no assurance, however, that MSAF Group's interest rate risk management strategies will be effective in this regard. Any change to MSAF Group's policy with regard to its dealing in interest rate hedging products will be subject to periodic review by the Rating Agencies.

     The Controlling Trustees are responsible for reviewing and approving the overall interest rate management policies and transaction authority limits. Counterparty risk will be monitored on an ongoing basis. Counterparties will be subject to the prior approval of the Controlling Trustees. MSAF Group's counterparties are currently all affiliates of Morgan Stanley. Future counterparties will consist primarily of the affiliates of major United States and European financial institutions (including special-purpose derivative vehicles) which have credit ratings, or which provide collateralization arrangements, consistent with maintaining the ratings of the Notes.

                            DESCRIPTION OF THE NOTES

     The following summary is qualified in its entirety by reference to the Indenture, the Cash Management Agreement, the Reference Agency Agreement, the Administrative Agency Agreement, the Notes, the Security Trust Agreement, the Servicing Agreement, the Asset Purchase Agreement, the Financial Advisory Agreement, the Swap Agreements, the ILFC Facility and the Morgan Stanley Facility (collectively, the "RELATED DOCUMENTS"). References to "Related Documents" shall also include where the context requires, any Refinancing Notes and any Additional Notes and guarantees, asset or stock purchase agreements, swap or other interest rate agreements or other agreement entered into by any member of MSAF Group in connection with any acquisition of Additional Aircraft and issuance of Additional Notes.

GENERAL

     The Old Notes were issued pursuant to the Indenture, a copy of which has been filed as an exhibit to the Registration Statement, of which this Prospectus is a part. The New Notes will also be issued pursuant to the Indenture, which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") upon effectiveness of the Registration Statement of which this Prospectus is a part. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

     The terms of the New Notes will be identical in all material respects to the Old Notes, except that the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and certain provisions providing for an increase in the interest rate on the Notes under certain circumstances relating to the Registration Agreement.

     The Notes, composed of Subclass A-1, Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 Notes, will be issued in fully registered form only. The Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     The Notes are solely an obligation of MSAF and are not secured by the Aircraft and do not represent obligations of any Lessee, Morgan Stanley, the Trustee, ILFC, or any affiliate of any of the foregoing other than MSAF.

     The Indenture provides that MSAF will pay the fees and expenses of the Trustee and further provides that the Trustee will be entitled to indemnification by MSAF for, and will be held harmless against, any loss, liability or expenses incurred by the Trustee (other than through its own wilful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Indenture).

     The Trustee may resign with respect to any subclass of MSAF Notes at any time without cause upon at least 90 days' prior written notice to MSAF, the Administrative Agent and the holders of such subclass, in which event MSAF will be obligated to appoint a successor trustee for such subclass of MSAF Notes. Holders of each subclass may have divergent or conflicting interests from the MSAF Noteholders of other subclasses. As a result, the occurrence of certain circumstances, including the occurrence of an Event of Default, may give rise to a potential conflict of interest on the part of the Trustee in its capacity as trustee in respect of more than one subclass of MSAF Notes, upon which event the Trustee may be compelled to resign as trustee in respect of more than one subclass of MSAF Notes. If the Trustee ceases to be eligible to continue as trustee with respect to any subclass of MSAF Notes, becomes incapable of acting as Trustee or becomes insolvent, MSAF may remove the Trustee, or any MSAF Noteholder of the applicable subclass who has been a bona fide MSAF Noteholder for at least six months may, on behalf of itself and all other MSAF Noteholders of the same subclass, petition any court of competent jurisdiction for the removal of the Trustee as trustee of such subclass and the appointment of a successor trustee. In addition, holders of not less than a majority in aggregate Outstanding Principal Balance of any subclass of MSAF Notes may at any time remove the Trustee with respect to such subclass without cause by delivering written notice of such removal in writing to MSAF, the Administrative Agent and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation, removal and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each subclass of the MSAF Notes. All references in this Prospectus to the "Trustee" should be read to include the Trustee and any successor trustee appointed in the event of such a resignation or removal.

     RATINGS

     Each subclass of the Notes is rated as of the date of this Prospectus as follows:

                                                                       RATING AGENCIES
                                                             -----------------------------------
SUBCLASS OF NOTES                                            MOODY'S    STANDARD & POOR'S    DCR
-----------------                                            -------    -----------------    ---
Subclass A-1.............................................      Aa2              AA            AA
Subclass A-2.............................................      Aa2              AA            AA
Subclass B-1.............................................       A2               A             A
Subclass C-1.............................................     Baa2             BBB           BBB
Subclass D-1.............................................      Ba2              BB            BB

     The ratings of the Notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the Notes. Payments of principal and interest on all subclasses of the Notes will be payable only after any Expenses and certain other amounts have been paid or provided for in full and only to the extent that Available Collections are sufficient therefor in accordance with the priority of payments established for the Notes. In addition, MSAF's ability to pay Step-Up Interest in full on the Subclass A-1 Notes has not been rated by any of the Rating Agencies. The ratings assigned to the Notes do not address the imposition of any withholding tax on any payments under the Leases, the Notes or otherwise. See "Risk Factors -- Risks Relating to Tax".

     A rating is not a recommendation to buy, sell or hold Notes inasmuch as such ratings do not comment as to market price or suitability for a particular investor and may be subject to revision or withdrawal at any time by the assigning Rating Agency. In the event that the rating initially assigned to any subclass of the Notes is subsequently lowered, suspended or withdrawn for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the Notes.

REGISTRATION REQUIREMENTS

     Holders of New Notes are not generally entitled to any registration rights with respect to such New Notes. Pursuant to the Registration Agreement, MSAF has filed with the Commission the Registration Statement of which this Prospectus is a part with respect to the Exchange Offer to exchange the Old Notes for New Notes.

     In the event that applicable interpretations of the staff of the Commission do not permit MSAF to effect the Exchange Offer, or under certain other circumstances, MSAF shall, at MSAF's cost, use its best efforts to cause to become effective a shelf registration statement (the "SHELF REGISTRATION STATEMENT") with respect to resales of the Notes and to keep such registration statement effective until March 3, 2000 or until all Notes have been sold thereunder. MSAF shall, in the event of such a shelf registration, provide to each Noteholder copies of the prospectus, notifying each Noteholder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit resales of the Notes. A Noteholder that sells its Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers. In addition, such Noteholder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Noteholder (including certain indemnification obligations).

     In the event that the Exchange Offer is not consummated, or a Shelf Registration Statement is not declared effective on or prior to November 30, 1998, then, from and after such date, the applicable annual interest rate borne by each subclass of the Notes shall be increased by 0.50% per annum over the rate then applicable to such subclass of Notes in accordance with the rate shown on the cover page of this Offering

Memorandum until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. So long as the Notes are listed on the Luxembourg Stock Exchange, any such increase in the interest rates applicable to any subclass of Notes shall be published in accordance with the notification requirements specified in the Indenture. See "-- Notices to Noteholders".

PAYMENTS

     On each Payment Date, commencing April 15, 1998, payments of interest, principal and, in certain limited circumstances described herein, premium on each subclass of Notes will be determined and made in accordance with the provisions described below under "-- Priority of Payments".

     On each Payment Date, the Trustee will pay (or will instruct a paying agent appointed in Luxembourg to pay) to the Noteholders all interest, principal and premium, if any, on the Notes of each subclass (other than payments received following an Event of Default in respect of any subclass of Notes), the receipt of which is confirmed by the Trustee or paying agent by 1:00 p.m. (New York time) on such Payment Date or, if such receipt is confirmed after 1:00 p.m. (New York time) on such Payment Date or on any Business Day thereafter, then on the Business Day following the Business Day on which payment is received. Each payment on any Payment Date other than the Final Payment Date with respect to any subclass of Notes will be made by the Trustee or paying agent to the Noteholders as of the Record Date immediately preceding such Payment Date. The final payment with respect to any Note, however, will be made only upon presentation and surrender of such Note by the Noteholder or its agent (including any holder in street name) at the office or agency of the applicable Trustee or paying agent specified in the notice given by the Trustee or paying agent with respect to such final payment. So long as the Notes are listed on the Luxembourg Stock Exchange, MSAF shall appoint and maintain a paying agent in Luxembourg.

     At such time, if any, as the Notes of any subclass are issued in the form of Definitive Notes, payments from the applicable Account on a Payment Date will be made by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the register maintained with respect to such subclass. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Notes of such subclass having an aggregate principal amount of not less than $1,000,000, any such payments will be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York; provided that the final payment for each subclass of Notes will be made only upon presentation and surrender of the Definitive Notes of such subclass by the Noteholder or its agent (including any holder in street name) at the office or agency of the Trustee specified in the notice of such final payment given by the Trustee. The Trustee will mail such notice of the final payment of such subclass to each of the Noteholders of such subclass, specifying the date and amount of such final payment.

     If any Payment Date or other date specified herein for any payments to Noteholders is not a Business Day, the payment scheduled to be made on such Payment Date or other date shall be made on the next succeeding Business Day.

     The following table sets forth the Expected Weighted Average Life, the Expected Final Payment Date and the Final Maturity Date of each subclass of Notes. The Expected Final Payment Date for each subclass of Notes represents the date on which the final payment of principal of and interest on such subclass of Notes is expected to be made based on the Assumptions. The Final Maturity Date for each subclass of Notes represents the date on which all principal not previously paid, if any, on the corresponding subclass of Notes is due and payable. The actual final payment date for each subclass of Notes is likely to occur earlier or later than the Expected Final Payment Date as a result of numerous factors, including that the Assumptions are unlikely to correspond to actual experience. For a description of certain Redemption events and other factors which could cause the Notes to be paid prior to the Expected Final Payment Date applicable to each corresponding subclass of Notes, see "-- Payment of Principal and Interest -- Redemption". Holders of the Subclass A-1 Notes will receive payments of Step-Up Interest in respect of any amounts Outstanding on and after the Expected Final Payment Date for such subclass.

          EXPECTED WEIGHTED AVERAGE LIFE, EXPECTED FINAL PAYMENT DATES
                     AND FINAL MATURITY DATES OF THE NOTES

                                               EXPECTED
                                               WEIGHTED
                                             AVERAGE LIFE      EXPECTED FINAL      FINAL MATURITY
SUBCLASS OF NOTES                              IN YEARS         PAYMENT DATE            DATE
-----------------                            ------------    ------------------    --------------
Subclass A-1.............................         2.0        March 15, 2000        March 15, 2023
Subclass A-2.............................         3.8        September 15, 2005    March 15, 2023
Subclass B-1.............................         8.6        March 15, 2013        March 15, 2023
Subclass C-1.............................        10.6        March 15, 2013        March 15, 2023
Subclass D-1.............................        12.1        March 15, 2014        March 15, 2023

ASSUMPTIONS

     The Assumptions and tables set forth below represent possible revenue scenarios designed to illustrate certain payment characteristics of the Notes and are not intended to be projections, estimates, forecasts or forward-looking statements. The tables have been developed by fixing certain of the Assumptions and by varying other Assumptions and certain other factors which affect MSAF Group's revenues and costs and expenses. The Assumptions do not represent a complete list of factors which may affect the revenues and costs and expenses of MSAF Group, but rather indicate those factors which are likely to significantly affect the performance of MSAF Group in future years. In addition, the range of possible outcomes with respect to each Assumption and the combinations of Assumptions set forth above do not indicate a comprehensive set of possible results for MSAF Group. In particular, more severe stresses may lead to payments of principal on the Notes being delayed or decreased, or in certain cases, an Event of Default.

     Accordingly, investors should understand that the following tables are intended merely to illustrate certain, but not all, payment sensitivities of the Notes to certain, but not all, market and economic stresses. MSAF Group does not intend to update or revise the information presented to reflect changes occurring after March 31, 1998. As of the date of this Prospectus, however, MSAF Group is not aware of events or circumstances since March 31, 1998 that would cause the Assumptions to be unreliable. It is highly likely that actual experience will vary from the Assumptions and the possible revenue scenarios represented by the tables. The principal factors that could cause MSAF Group's actual revenues to differ materially from such scenarios are the Stresses and certain "Risk Factors" as set out herein. See "Risk Factors".

     REVENUE ASSUMPTIONS:

     (i) One month LIBOR remains constant at 5.75% per annum and the U.S. Treasury rate used for Make-Whole Premium calculations is 5.5%.

     (ii) Funds on deposit in the Collection Account and any other cash balances held by MSAF earn interest at a rate of one month LIBOR.

     (iii) Aircraft coming off-lease in the future are assumed to be re-leased at a monthly rate that is a function of the current contracted monthly lease rate as of February 1, 1998 for such Aircraft, and the age of such Aircraft. Lease rates are assumed to remain constant at the monthly lease rate for the first 60% of an Aircraft's expected useful life, thereafter declining on a straight-line basis to 40% of such lease rate over the remainder of its expected useful life (the "FUTURE LEASE RATE"). All types of Initial Aircraft in the Portfolio are assumed to have an expected useful life of 25 years (the "EXPECTED USEFUL LIFE").

     (iv) Initial Aircraft are assumed to have no scrap value at the end of their Expected Useful Life.

     (v) All contracted and assumed future payments in respect of the Leases are timely received by MSAF Group on the due date therefor.

     (vi) Future Lease terms are assumed to be five years.

     (vii) No new Purchase Options with respect to the Initial Aircraft are granted to Lessees by MSAF Group and the only existing Purchase Option exercised is the option associated with the Conditional Sale Agreement.

     (viii) No new Lease termination or extension options are granted to Lessees by MSAF Group and no existing termination or extension options are exercised.

     (ix) The Remaining Aircraft are delivered to MSAF Group and with the exception of the Initial Aircraft sale assumed pursuant to the Conditional Sale Agreement as detailed in paragraph (vii) above, MSAF Group sells no Initial Aircraft.

     (x)  MSAF Group acquires no Additional Aircraft.

     (xi) MSAF makes and receives Swap Payments in accordance with the contracted terms of the Initial Swaps.

     (xii) Security deposits, Modification Payments and Subordinated Swap Payments are assumed to be zero.

     The above Assumptions (i) to (xii) are used to determine the assumed gross monthly revenue to MSAF Group before interest payments, principal payments, selling, general and administrative expenses and before lost rental payments and expenditures required due to Aircraft downtime, Lessee defaults, aircraft repossession costs, bad debts and operating costs incurred in the ordinary course of the operating lease business ("GROSS REVENUE"). See Appendix 3 to this Prospectus for further data regarding Gross Revenue.

     INTEREST, EXPENSE AND OPERATING COST ASSUMPTIONS:

     (xiii) The Notes are issued in amounts and with coupons as set forth in the following table and payments are made in accordance with the order of priorities set forth under "-- Priority of Payments".

         SUBCLASS OF NOTES                                  AMOUNT          MONTHLY COUPON
         -----------------                               ------------    --------------------
                                                         ($ MILLIONS)
         Subclass A-1................................          400       1 Month LIBOR+ 0.21%
         Subclass A-2................................          340       1 Month LIBOR+ 0.35%
         Subclass B-1................................          100       1 Month LIBOR+ 0.65%
         Subclass C-1................................          100              6.90%
         Subclass D-1................................          110              8.70%
                                                            ------
                                                            $1,050
                                                            ======

     (xiv) Refinancing Notes are assumed to be issued and sold on the Expected Final Payment Date of the Subclass A-1 Notes (and on each subsequent expected final payment dates of any such Refinancing Notes) on the same terms with respect to priority, coupon and redemption as the Notes being refinanced and with maturities and amortization schedules paid with the application of the Minimum, Scheduled and Supplemental Principal Payment Amounts. Issuance expenses are assumed to be one-twelfth of 0.05% of the Outstanding Principal Balance.

     (xv) The Servicer's fees are as described under "Management of MSAF Group -- Servicer" and the results-based incentive fee is assumed to be equal to 1% of Gross Revenue. The Administrative Agent's fee is as described in "Management of MSAF Group -- Corporate Management". MSAF's other selling, general and administrative expenses in the amount of $1 million per annum are deducted from Gross Revenue and include fees to the Cash Manager and Financial Advisor.

     (xvi) Gross Revenues are reduced each year by 3.5% to account for certain operating costs incurred in the ordinary course of the operating lease business including insurance expenses, Aircraft related costs and leasing transaction expenses.

     (xvii) The maximum Beneficial Interest Distribution Amount that can be paid on any Payment Date in accordance with the above Assumptions is paid.

     ASSUMED CASE STRESS SCENARIO:

     (xviii) Gross Revenues are assumed to be reduced by 4.5% per annum in respect of lost rental payments and expenditures required due to AOG, Lessee defaults, aircraft repossession costs and bad debts ("STRESSES"). The following set of Stresses are presented for illustrative purposes and only represent an example of a combination of Stresses which result in approximately a 4.5% reduction in Gross Revenues. Other Stress combinations could result in Gross Revenue reductions which exceed 4.5%.

         A:    Weighted Average Portfolio Turnover:           20% per annum (Assumption (vi))
         B:    Average Re-marketing Time:                     4 weeks (.08 years)
         C:    Weighted Average Default Rate:                 4% per annum
         D:    Average Repossession Time:                     14 weeks (.27 years)
         E:    Average Repossession Cost:                     $500,000 per Aircraft
         F:    Weighted Average Bad Debt Expense:             1% per annum
         AOG = (A X B) + (C X (B + D))
         Annual Repossession Expense ("ARE") = (C X(E/Average
             Gross Revenue per Aircraft)) (See Appendix 3)
         AOG = (20% X .08 yrs) + (4% X (.08 yrs + .27 yrs))..........    3.0%
         ARE = (4% X 13%)............................................    0.5
         Bad Debt Expense............................................   +1.0
                                                                       -----
         Stress Related Gross Revenue Reduction......................    4.5%
         Operating costs (see Assumption (xvi))......................   +3.5
                                                                       -----
         Gross Revenue Reduction in the assumed case.................    8.0%
                                                                       =====

     Increasing the above Stresses would result in a greater reduction in annual Gross Revenues. The following table shows the effect upon Gross Revenues of doubling the severity of each Stress (other than Average Repossession Cost) outlined in the above example (in each case holding other Stresses unchanged).

STRESS                                   SEVERITY      GROSS REVENUE REDUCTION
------                                 -------------   -----------------------
Portfolio Turnover.................    40% per annum             9.6%
Re-marketing Time..................    8 weeks                   9.9%
Default Rate.......................    8% per annum              9.9%
Repossession Time..................    28 weeks                  9.1%
Bad Debt Expense...................    2% per annum              9.0%

     It is highly likely that actual experience will differ from the Assumptions and the Stresses and, therefore, principal payments on certain Notes will likely occur earlier or later, and may occur significantly earlier or later, than assumed.

     PRINCIPAL REPAYMENTS UNDER THE ASSUMED CASE

     The table below shows, for each Payment Date presented, the percentage of the initial Outstanding Principal Balance of the aggregate Class A Notes, including Refinancing Notes, and the Subclass A-1, Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 Notes expected to be Outstanding on such Payment Date based on the Assumptions. It is highly unlikely that the Assumptions will correspond to actual experience. Therefore, principal payments on the Notes may occur earlier or later than as set forth in the table. The failure of MSAF to pay principal of any subclass of the Notes prior to the Final Maturity Date of such subclass because funds are not available therefor in accordance with the order of priorities described under "-- Priority of Payments" will not constitute an Event of Default.

                  PERCENT OF INITIAL PRINCIPAL BALANCE OF THE
                       NOTES BASED ON THE ASSUMED CASE(1)

                                                       AGGREGATE CLASS A
                                                       NOTES, INCLUDING
   PAYMENT DATE OCCURRING IN MARCH       A-1    A-2    REFINANCING NOTES   B-1    C-1    D-1
   -------------------------------       ----   ----   -----------------   ----   ----   ----
1998 (March 3, 1998)..................   100%   100%         100%          100%   100%   100%
1999..................................   100%    87%          94%           96%   100%   100%
2000..................................     0%    74%          88%           92%   100%   100%
2001..................................     0%    61%          82%           88%    99%   100%
2002..................................     0%    48%          76%           83%    97%    99%
2003..................................     0%    34%          69%           78%    94%    98%
2004..................................     0%    19%          63%           71%    89%    96%
2005..................................     0%     6%          57%           64%    84%    93%
2006..................................     0%     0%          51%           57%    77%    88%
2007..................................     0%     0%          45%           50%    70%    83%
2008..................................     0%     0%          39%           42%    61%    76%
2009..................................     0%     0%          33%           33%    51%    67%
2010..................................     0%     0%          28%           24%    40%    57%
2011..................................     0%     0%          22%           15%    28%    45%
2012..................................     0%     0%          18%            7%    14%    32%
2013..................................     0%     0%          12%            0%     0%    17%
2014..................................     0%     0%           6%            0%     0%     0%
Weighted Average Life (Years)(2)......    2.0    3.8          8.4           8.6   10.6   12.1

---------------

(1) See Appendices 3 and 9, respectively, for further data regarding Gross Revenues and Pool Factors.
(2) The weighted average life of a Note equals (i) the sum of the products on each Payment Date of (A) the principal payments assumed to be made on such Payment Date and (B) the number of years from the date of issuance of such Note to such Payment Date (ii) divided by the Initial Principal Balance of such Note ("WEIGHTED AVERAGE LIFE").

          DECLINING BALANCES OF THE NOTES AND ASSUMED PORTFOLIO VALUE
                           BASED ON THE ASSUMED CASE

                                      LOGO

     In each of the following tables, "EXPECTED MATURITY" means the period (expressed in years) from March 3, 1998 through the expected final payment of principal of the relevant Notes.

     EFFECT OF INABILITY TO REFINANCE SUBCLASS A-1 NOTES

     The table below is based on the Assumptions, except that no Refinancing Notes are assumed to be issued and sold and the Subclass A-1 Notes are assumed to amortize according to the Priority of Payments. If such Refinancings do not occur, the Expected Maturities ("EXP") and Weighted Average Lives ("AVG") of the respective subclasses of Notes would be as set forth below.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES

                                                                       EXPECTED MATURITY/
                                                                     WEIGHTED AVERAGE LIFE
                                                                --------------------------------
                                                                ASSUMED CASE     NO REFINANCINGS
                                                                -------------    ---------------
                                                                EXP      AVG      EXP       AVG
                                                                ----     ----    -----     -----
Subclass A-1................................................     2.0      2.0    17.3      12.6
Subclass A-2................................................     7.5      3.8     8.9       4.0
Subclass B-1................................................    15.0      8.6    15.0       8.6
Subclass C-1................................................    15.0     10.6    15.0      10.6
Subclass D-1................................................    16.0     12.1    16.3      12.6

     MINIMUM REVENUE PERCENTAGE REQUIRED TO RETIRE NOTES

     The table below indicates the minimum percentage of Gross Revenue that will be necessary to repay all interest and principal on each class of Notes by their respective Final Maturity Dates. If the actual revenue received by MSAF Group were to fall below the percentages of Gross Revenue indicated below and all of the other Assumptions were to occur as assumed, MSAF would be unable to meet its required payment obligations which would constitute an Event of Default with respect to the Notes.

               PERCENTAGE OF GROSS REVENUE NECESSARY TO REPAY THE
          NOTES BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE CORRESPONDS TO THE ASSUMED CASE UNTIL THE BEGINNING OF THE YEAR
                                     STATED

                                                         MARCH 3, 1998   YEAR 3   YEAR 6   YEAR 10
                                                         -------------   ------   ------   -------
Aggregate Class A Notes...............................       59.4%       58.2%    54.7%     47.5%
Subclass B-1 Notes....................................       67.1%       65.7%    61.6%     53.0%
Subclass C-1 Notes....................................       75.8%       74.2%    70.6%     61.4%
Subclass D-1 Notes....................................       84.8%       83.3%    80.0%     72.1%

     EFFECT OF A PERMANENT CHANGE IN GROSS REVENUE

     The tables below have been prepared based on the Assumptions, except that the revenue received by MSAF Group varies from Gross Revenues by the indicated percentages, beginning in years 3 and 6. If the actual revenues received by MSAF Group were to vary as indicated below and all of the other Assumptions were to occur as assumed, then the Expected Maturities and Weighted Average Lives of the respective subclasses of Notes would be as set forth below.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 3

                                                       PERMANENT CHANGE IN GROSS REVENUE
                                      --------------------------------------------------------------------
                                         +10%           0%           -8%*          -15%           -20%
                                      -----------   -----------   -----------   -----------   ------------
                                      EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG     EXP    AVG
                                      ----   ----   ----   ----   ----   ----   ----   ----   -----   ----
Subclass A-1........................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0     2.0    2.0
Subclass A-2........................   5.9    3.2    6.4    3.4    7.5    3.8    8.9    4.4     9.2    4.6
Subclass B-1........................  11.2    6.8   12.0    8.0   15.0    8.6   18.5    9.2    18.5    9.2
Subclass C-1........................  11.0    9.2   14.0   10.5   15.0   10.6   20.0   14.2    20.0   14.7
Subclass D-1........................   9.7    7.6   13.5   11.3   16.0   12.1   21.3   16.9       (1)

---------------

*Assumed case

(1) Not all principal repaid prior to the Final Maturity Date. (Yield = 6.17%)

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 6

                                                        PERMANENT CHANGE IN GROSS REVENUE
                                       -------------------------------------------------------------------
                                          +10%           0%           -8%*          -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1.........................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2.........................   6.6    3.7    7.0    3.8    7.5    3.8    8.9    4.0    8.9    4.1
Subclass B-1.........................  12.0    7.6   13.8    8.5   15.0    8.6   15.0    8.6   18.5    9.2
Subclass C-1.........................  12.8   10.2   14.7   10.6   15.0   10.6   17.4   12.2   20.0   14.0
Subclass D-1.........................  12.2   10.4   14.6   11.8   16.0   12.1   19.5   15.5   24.9   18.9

---------------

*Assumed case

     EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE

     To the extent that the Adjusted Portfolio Value is significantly less than the Assumed Portfolio Value, the Scheduled Principal Payment Amount payable to holders of the Class A Notes may be increased. See "-- Principal Amortization". Payment of such increased amount may shorten the Weighted Average Lives of the Class A Notes and lengthen the Weighted Average Lives of the subclasses of Notes that rank behind the Class A Notes in priority of payment. The following tables show the Expected Maturity and Weighted Average Life of each subclass of Notes if the Adjusted Portfolio Value was to permanently decline to a given percentage of the Assumed Portfolio Value, beginning in years 1 and 5, respectively.

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 1

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                       ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 1
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1....................................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2....................................   7.5    3.8    7.5    3.8    7.0    3.7    7.0    3.7
Subclass B-1....................................  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
Subclass C-1....................................  15.0   10.6   15.0   10.6   15.0   10.9   15.0   11.4
Subclass D-1....................................  16.0   12.1   16.0   12.1   16.0   12.3   16.0   13.5

---------------

*Assumed case

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 5

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                       ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 5
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1....................................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2....................................   7.5    3.8    7.5    3.8    7.0    3.7    7.0    3.7
Subclass B-1....................................  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
Subclass C-1....................................  15.0   10.6   15.0   10.6   15.0   10.8   15.0   11.3
Subclass D-1....................................  16.0   12.1   16.0   12.1   16.0   12.3   16.0   13.5

---------------

*Assumed case

     EFFECT OF CYCLICAL VARIATIONS IN GROSS REVENUE AND PORTFOLIO VALUE -- "RECESSION SCENARIOS"

     Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. MSAF Group would be negatively affected by a decline in the demand for aircraft. Such a decline or "RECESSION" (as used in this discussion) is assumed to result in a decline in Aircraft values and an increase in defaults and downtime, as well as a decline in operating lease rental rates. These effects would result in a decline in Gross Revenues.

     The following tables have been prepared on the basis of a number of assumptions to show the effect on Expected Maturities and Weighted Average Lives of Subclass B-1, Subclass C-1 and Subclass D-1 Notes if recessions having given durations were to occur at certain given times in the future. Actual experience will likely differ from that which is assumed and, therefore, Expected Maturities and Weighted Average Lives of the Notes actually experienced will likely differ from those shown in the tables below. In preparing the following tables it has been assumed that a recession would have the following effect on MSAF Group: First, Aircraft values would fall on the first day of the recession to a given percentage of the Assumed Portfolio Value which, in turn, may trigger payment of increased Scheduled Principal Payment Amounts on the Class A Notes if amounts are available to do so. Second, after a period of two years following the first day of the recession, Gross Revenues fall by a given percentage as Aircraft are re-leased or Lessees default which would result in less cash flow being available to make payments of interest and principal on the Notes. Third, the recession lasts a given period of time followed by the Adjusted Portfolio Value returning to the then Assumed Portfolio Value on the first day after the recession and, two years following the end of the recession, Gross Revenues returning to the Assumed Case. However, MSAF Group can give no assurance that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft nor can it be assured that following a recession Aircraft values and Gross Revenues will return to assumed case levels.

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year.........................  1 (Closing Date)   15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
                                 3                  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
                                 5                  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
                                 10                 15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6

---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year.........................  1 (Closing Date)   14.8    8.6   15.0    8.6   15.0    8.6   16.3    9.1
                                 3                  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
                                 5                  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.7
                                 10                 15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6

---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year.........................  1 (Closing Date)   15.0   10.6   15.0   10.6   15.0   10.6   15.6   11.1
                                 3                  15.0   10.6   15.0   10.6   15.0   10.6   15.1   10.9
                                 5                  15.0   10.6   15.0   10.6   15.0   10.6   15.0   10.9
                                 10                 15.0   10.6   15.0   10.6   15.0   10.6   15.0   10.7

---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
Year...........................  1 (Closing Date)   15.0   10.6   15.0   10.6   15.0   10.6   18.2   14.1
                                 3                  15.0   10.6   15.0   10.6   15.0   10.6   17.2   13.2
                                 5                  15.0   10.6   15.0   10.6   15.0   10.6   16.3   12.2
                                 10                 15.0   10.6   15.0   10.6   15.0   10.6   15.0   10.8

---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS D-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
Year...........................  1 (Closing Date)   15.9   12.1   16.0   12.1   16.0   12.3   17.9   15.2
                                 3                  16.0   12.1   16.0   12.1   16.0   12.2   17.5   14.7
                                 5                  16.0   12.1   16.0   12.1   16.0   12.1   17.1   14.0
                                 10                 16.0   12.1   16.0   12.1   16.0   12.1   16.5   12.9

---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS D-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
Year...........................  1 (Closing Date)   15.3   12.0   16.0   12.1   16.0   12.4   19.9   16.6
                                 3                  15.5   12.1   16.0   12.1   16.0   12.3   19.0   16.1
                                 5                  15.6   12.1   16.0   12.1   16.0   12.2   18.3   15.7
                                 10                 16.0   12.1   16.0   12.1   16.0   12.1   17.2   13.8

---------------

*Assumed case

EFFECT OF CHANGES IN GROSS REVENUES ON YIELDS OF FIXED RATE NOTES

     The tables below have been prepared based on the Assumptions, except that the revenue received by MSAF Group varies from Gross Revenues by the indicated percentages, beginning in certain years, for a period of three years in one case and permanently in the other. If the actual revenues received by MSAF Group were to vary as indicated below and all of the other Assumptions were to occur as assumed, then the yield to maturity for the Subclass C-1 and Subclass D-1 Notes would be as set forth below. If significant declines in Gross Revenues were to occur, there may not be sufficient revenues available to meet interest payments (as well as principal payments) on the Notes. In such cases, interest on the Notes would be deferred.

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED ON THE SUBCLASS C-1 NOTES GIVEN THE ASSUMPTIONS BUT WITH A THREE YEAR CHANGE IN
                      GROSS REVENUE OF THE MAGNITUDE SHOWN

                                                          CHANGE IN GROSS REVENUES BEGINNING IN YEAR:
                                   ------------------------------------------------------------------------------------------
                                                3                              6                              9
                                   ----------------------------   ----------------------------   ----------------------------
                                           DATE OF    MONTHS OF           DATE OF    MONTHS OF           DATE OF    MONTHS OF
                                   YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS
                                   -----   --------   ---------   -----   --------   ---------   -----   --------   ---------
Increase of 10%..................  7.01%     none         0       7.01%     none         0       7.01%     none         0
Decrease of 8%*..................  7.01%     none         0       7.01%     none         0       7.01%     none         0
Decrease of 20%..................  7.01%     none         0       7.01%     none         0       7.01%     none         0
Decrease of 30%..................  7.01%     none         0       7.01%     none         0       7.01%     none         0

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED
 ON THE SUBCLASS C-1 NOTES GIVEN THE ASSUMPTIONS BUT WITH A PERMANENT CHANGE IN
                      GROSS REVENUE OF THE MAGNITUDE SHOWN

                                                          CHANGE IN GROSS REVENUES BEGINNING IN YEAR:
                                   ------------------------------------------------------------------------------------------
                                                3                              6                              9
                                   ----------------------------   ----------------------------   ----------------------------
                                           DATE OF    MONTHS OF           DATE OF    MONTHS OF           DATE OF    MONTHS OF
                                   YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS
                                   -----   --------   ---------   -----   --------   ---------   -----   --------   ---------
Increase of 10%..................  7.12%      none         0      7.04%      none         0      7.01%      none        0
Decrease of 8%*..................  7.01%      none         0      7.01%      none         0      7.01%      none        0
Decrease of 20%..................  7.01%      none         0      7.01%      none         0      7.01%      none        0
Decrease of 30%..................  3.38%    Jul-03       237      6.72%    Apr-07       122      7.01%    May-11       17

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED ON THE SUBCLASS D-1 NOTES, GIVEN THE ASSUMPTIONS BUT WITH A THREE YEAR CHANGE IN
                      GROSS REVENUE OF THE MAGNITUDE SHOWN

                                                          CHANGE IN GROSS REVENUES BEGINNING IN YEAR:
                                   ------------------------------------------------------------------------------------------
                                                3                              6                              9
                                   ----------------------------   ----------------------------   ----------------------------
                                           DATE OF    MONTHS OF           DATE OF    MONTHS OF           DATE OF    MONTHS OF
                                   YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS
                                   -----   --------   ---------   -----   --------   ---------   -----   --------   ---------
Increase of 10%..................  8.86%     none         0       8.86%     none         0       8.86%     none         0
Decrease of 8%*..................  8.86%     none         0       8.86%     none         0       8.86%     none         0
Decrease of 20%..................  8.86%     none         0       8.86%     none         0       8.86%     none         0
Decrease of 30%..................  8.86%     none         0       8.86%     none         0       8.86%     none         0

---------------

*Assumed case

YIELD, DATE OF FIRST DEFERRAL AND NUMBER OF MONTHS IN WHICH INTEREST IS DEFERRED ON THE SUBCLASS D-1 NOTES, GIVEN THE ASSUMPTIONS BUT WITH A PERMANENT CHANGE IN
                      GROSS REVENUE OF THE MAGNITUDE SHOWN

                                                        CHANGE IN GROSS REVENUES BEGINNING IN YEAR:
                               ---------------------------------------------------------------------------------------------
                                             3                                6                              9
                               ------------------------------   -----------------------------   ----------------------------
                                         DATE OF    MONTHS OF            DATE OF    MONTHS OF           DATE OF    MONTHS OF
                                YIELD    DEFERRAL   DEFERRALS   YIELD    DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS
                               -------   --------   ---------   ------   --------   ---------   -----   --------   ---------
Increase of 10%..............    9.21%      none         0       8.90%      none         0      8.86%      none         0
Decrease of 8%*..............    8.86%      none         0       8.86%      none         0      8.86%      none         0
Decrease of 20%..............    6.17%    Jul-07       189       8.86%    May-13        15      8.86%      none         0
Decrease of 30%..............  -25.02%    Jun-03       238      -3.88%    Apr-07       192      7.00%    May-11       143

---------------

*Assumed case

EFFECT OF PRINCIPAL ALLOCATION ACCORDING TO THE EXTENDED POOL FACTOR ONLY FOR THE SUBCLASS A-2, SUBCLASS B-1, SUBCLASS C-1 AND SUBCLASS D-1 NOTES.

     The following table has been prepared on the basis of a number of assumptions to show the effect on Expected Maturities and Weighted Average Lives of Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 Notes if subclasses of Additional Notes are issued to fund the acquisition of Additional Aircraft but Gross Revenues from the Aircraft are only sufficient to amortize such subclasses with the application of Available Collections in accordance with the applicable Extended Pool Factors in accordance with clause "First" under "-- Allocation of Principal Among Subclasses of Notes".

                    SUBCLASSES OF NOTES                         EXP.    AVG.
                    -------------------                         ----    ----
Subclass A-2 Notes..........................................     8.9     4.9
Subclass B-1 Notes..........................................    16.0     9.6
Subclass C-1 Notes..........................................    17.0    12.6
Subclass D-1 Notes..........................................    18.0    14.1

PAYMENT OF PRINCIPAL AND INTEREST

     GENERAL

     Pursuant to the terms of the Leases, the Lessees are obliged to make rental payments and certain other payments (collectively, the "RENTAL PAYMENTS") to certain subsidiaries of MSAF. Pursuant to the terms of the Leases, all Rental Payments and certain other amounts will be made directly to the Rental Account held in the name of the Security Trustee on behalf of the Secured Parties. Unsegregated amounts received by MSAF Group in respect of the assets of MSAF Group will be transferred directly to the Collection Account pursuant to the Indenture and the Administrative Agency Agreement. Any amounts received by MSAF Group which are required to be segregated will be transferred to the Lessee Funded Account. On the basis of the Assumptions, such Rental Payments, together with such other amounts, are expected to be sufficient to pay the principal, interest and premium, if any, on the Notes and all other amounts payable by MSAF Group to the creditors referred to in the Administrative Agency Agreement, including the Servicer, the Trustee, the Cash Manager, the Administrative Agent, the Financial Advisor and each Swap Provider in each case when and as due.

     The Notes constitute direct obligations of MSAF and are subordinated to the Expenses and certain obligations and pari passu or senior to certain other obligations specified in the Indenture. The only source of payment for the Notes and the obligations of MSAF to creditors is (i) the payments made by the Lessees under the Leases, (ii) payments or drawdowns under any credit or liquidity enhancement facility, (iii) proceeds from dispositions, if any, of the assets of MSAF Group, (iii) net payments, if any, under the Swap Agreements and (iv) net cash proceeds received from the sale of Refinancing Notes. See "-- Payment of Principal and Interest" and "-- Priority of Payments".

     Each class and subclass of the Notes has the priority set forth in the Indenture and the Notes. Pursuant to the subordination provisions of the Indenture and the various classes of Notes, no payment of principal, interest and premium, if any, on any class of Notes may be made on any Payment Date unless certain required payments have been made in respect of the Notes of each class ranking prior to such class of Notes on such Payment Date. The subordination provisions contained in the Indenture may not be amended or modified without the consent of each Swap Provider, each holder of the class of Notes affected thereby and each holder of any class of Notes ranking senior to such Notes. In no event shall the provisions relating to the priority of the Expenses or any payments under Swap Agreements in the Indenture be amended or modified.

     In addition, the Administrative Agent, on behalf of MSAF, may replace the bank with which the Accounts are held (1) if such bank fails to maintain a short-term unsecured debt rating of A-1+ by Standard & Poor's, P-1 by Moody's or D-1+ by DCR or better by each Rating Agency (or A-1 by Standard & Poor's, P-1 by Moody's or D-1 by DCR or better if the amount on deposit at any time in any Accounts held with such bank does not exceed 20% of the Outstanding Principal Balance of the Notes for any period in excess of 30 days), (2) if such bank is adjudged a bankrupt or an insolvent, (3) if a receiver or public officer takes charge of such bank or its property, (4) if such bank becomes incapable of acting or (5) upon 120 days' notice, for any reason, with Rating Agency approval.

     Holders of each class of Notes (other than Class A Notes) will not be permitted to give a Default Notice with respect to any Event of Default or to exercise any remedy in respect of such Event of Default until all amounts with respect to Notes of each class ranking senior to such class of Notes have been paid in full. See "-- Events of Default and Remedies".

     INTEREST

     Each Note will bear interest on the Outstanding Principal Balance thereof from March 3, 1998, payable monthly in arrears on each Payment Date. The initial Interest Accrual Period is the period commencing on and including March 3, 1998, and ending on but excluding the first Payment Date. Each subsequent Interest Accrual Period will include each period from and including the last preceding Payment Date to but excluding the next succeeding Payment Date. The final Interest Accrual Period with respect to each subclass of Notes will end on but exclude the Final Maturity Date, or, if earlier, the date upon which all principal, interest and premium, if any, on such subclass of Notes is paid in full. Each subclass of Notes will bear interest for each Interest Accrual Period at the rate per annum set forth on the cover page of this Prospectus.

     Interest on the Subclass A-1, A-2 and B-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an Interest Accrual Period. Interest on Subclass C-1 and D-1 Notes will be calculated on the basis of one-twelfth of an annual interest payment on the Outstanding Principal Balance and in the case of an incomplete Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

     The interest rate borne by the Subclass A-1 Notes will increase after the Expected Final Payment Date of such subclass, to the extent such Notes are then Outstanding, by the amount of Step-Up Interest. Payments of Step-Up Interest on the Subclass A-1 Notes and any Step-Up Interest on Additional Notes and Refinancing Notes will be subordinated to certain other obligations of MSAF Group, including the payment of the Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts with respect to, and accrued and unpaid interest on, the MSAF Notes, and will not be rated by the Rating Agencies. See "-- Priority of Payments".

     REFERENCE AGENCY AGREEMENT

     For the purpose of calculating the rate of interest payable on the Subclass A-1, A-2 and B-1 Notes, MSAF has entered into the Reference Agency Agreement with the Trustee, Bankers Trust Company, as reference agent (the "REFERENCE AGENT") and the Administrative Agent. The Reference Agent will determine LIBOR for each Interest Accrual Period following the Initial Interest Accrual Period, on a Reference Date (a date that is two Business Days before the Payment Date on which such Interest Accrual Period commences). The Reference Agent will determine LIBOR in accordance with the following provisions of the Reference Agency Agreement:

     On each Reference Date, the Reference Agent will determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits) at approximately 11:00 a.m. (London time).

     If the offered rate so appearing is replaced by the corresponding rates of more than one bank then the determination described in the foregoing paragraph shall be made, with any necessary consequential changes, on the basis of the arithmetic mean of the rates (being at least two) which so appear, as determined by the Reference Agent. If for any other reason such offered rate does not so appear, or if the relevant page is unavailable, the Reference Agent will request that each of the banks whose offered rates would have been used for the purposes of the relevant page if the event leading to the application of this sentence had not happened or any duly appointed substitute reference bank acting in each case through its principal London office (the "REFERENCE BANKS"), to provide the Reference Agent with its offered quotation to prime banks for dollar deposits in London for the next Interest Accrual Period concerned as at 11:00 a.m. (London time) on the applicable Reference Date. The floating rates of interest for such Interest Accrual Period for each subclass of Subclass A-1, A-2 and B-1 Notes shall be the aggregate of the arithmetic mean of such quotations (or of such of them, being at least two, as are so provided), as determined by the Reference Agent, plus the applicable interest rate spread over LIBOR set forth opposite such subclass on the cover page of this Prospectus, plus Step-Up Interest, if applicable.

     If, on any Reference Date, one only or none of the Reference Banks provides such quotation, the interest rate for the next Interest Accrual Period shall be the rate per annum which the Reference Agent determines to be the aggregate of the arithmetic mean of the U.S. dollar lending rates which New York City banks selected by the Reference Agent are quoting on the relevant Reference Date to leading European banks for the next Interest Accrual Period, plus the applicable interest rate spread over LIBOR set forth opposite such subclass on the cover page of this Prospectus, plus, if applicable, any Step-up Interest, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, the applicable rate of interest shall be the interest rate in effect for the last preceding Interest Accrual Period.

     Once having obtained LIBOR or its substitute, the Reference Agent will calculate the interest rate for each subclass of Subclass A-1, A-2 and B-1 Notes and the amount of interest payable on the relevant Payment Date in respect of each subclass of Subclass A-1, A-2 and B-1 Notes. The interest amount for each subclass of Subclass A-1, A-2 and B-1 Notes will be calculated by the Reference Agent by multiplying the rate of interest for such subclass for the relevant Interest Accrual Period by the estimated Outstanding Principal Balance of such subclass of Subclass A-1, A-2 and B-1 Notes on the first day of such Interest Accrual Period and by multiplying the product by the actual number of days in such Interest Accrual Period divided by 360 and rounding the resulting amount to the nearest cent (with half a cent being rounded upwards). The Reference Agent's determination of LIBOR, the interest rate and the interest amount for each subclass of Subclass A-1, A-2 and B-1 Notes (in the absence of negligence, wilful default, bad faith or manifest error) will be conclusive and binding upon all parties.

     As promptly as is practicable after the determination thereof, the Reference Agent will give notice of applicable LIBOR, the Payment Date, the interest rate for each subclass of Subclass A-1, A-2 and B-1 Notes for the relevant Interest Accrual Period and the amount of interest on each subclass of Subclass A-1, A-2 and B-1 Notes to MSAF, the Listing Agent, the Luxembourg Stock Exchange and the Administrative Agent. Noteholders may obtain such information at the offices of the Listing Agent or paying agent in Luxembourg or otherwise in the Cash Reports provided to Noteholders by the Trustee on the second Business Day before each Payment Date and any other date for distribution of any payments with respect to the Notes.

     If the Reference Agent does not determine the interest rate for each subclass of Subclass A-1, A-2 and B-1 Notes or calculate the amount of interest on each subclass of Subclass A-1, A-2 and B-1 Notes for the relevant Interest Accrual Period in accordance with the provisions described above, the Administrative Agent will determine such rate of interest or calculate such interest amount in accordance with the provisions described above, and each such determination or calculation will be deemed to have been made by the Reference Agent.

     MSAF reserves the right to terminate the appointment of the Reference Agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the Subclass A-1, A-2 and B-1 Notes. The Reference Agent may not be removed or resign its duties without a successor having been appointed.

     PRINCIPAL AMORTIZATION

     With respect to each class of the Notes, there may be distributed on any Payment Date, to the extent there are sufficient funds in the Collection Account, the sum of the Minimum Principal Payment Amount, if any, the Scheduled Principal Payment Amount, if any, and, with respect to the Class A and B Notes only, the Supplemental Principal Payment Amount, if any, and, principal redemptions pursuant to priorities (xxi) through (xxiv) set forth under "-- Priority of Payments". If MSAF issues any Additional Notes or Refinancing Notes, each such issuance constitutes a new and subsequent subclass of the respective class of Notes. See "-- Allocation of Principal among Subclasses of Notes".

     Minimum Principal Payment Amount. With respect to each class of the Notes, the "MINIMUM PRINCIPAL PAYMENT AMOUNT" on any Payment Date will equal the difference, if positive, between the Outstanding Principal Balance of such class and the Minimum Target Principal Balance for such class on such Payment Date.

     On each Payment Date, the "MINIMUM TARGET PRINCIPAL BALANCE" for the Class A and B Notes will equal the product of (i) the applicable "MINIMUM CLASS PERCENTAGE" on such Payment Date (as set forth in Appendices 5 and 6 to this Prospectus) and (ii) the Assumed Portfolio Value (as set forth in Appendix 4 to this Prospectus with respect to the Initial Aircraft) in respect of such Payment Date; provided that with respect to only the Class A Notes, if on any Payment Date the Outstanding Principal Balance of the Class A Notes (including Refinancing Notes and Additional Notes) is greater than the Adjusted Portfolio Value in respect of such Payment Date, then the Minimum Target Principal Balance of the Class A Notes shall be equal to the Scheduled Target Principal Balance of the Class A Notes.

     For each Payment Date, the Minimum Target Principal Balance for the Class C and D Notes is set out in Appendices 7 and 8 to this Prospectus.

     In respect of each Payment Date, the "ASSUMED PORTFOLIO VALUE" with respect to the Initial Aircraft will equal the aggregate sum of the products of (A) the Initial Appraised Value of each Aircraft in the Portfolio on the Calculation Date preceding such Payment Date and (B) the quotient obtained by dividing the applicable Depreciation Factor (each, a "DEPRECIATION FACTOR") for such Aircraft (as set forth below) on such Calculation Date by the Depreciation Factor for such Aircraft on March 3, 1998. The Depreciation Factors produce a "depreciation curve" that assumes an accelerating decline in the value of Initial Aircraft of increasing age. The accelerating annual decline in aircraft values that is assumed by the depreciation curve has been expressed as an equation below:

      Depreciation Factor = (1 - (kn)) X (1 + g)(n) but not less than zero

     Where, with respect to the Initial Aircraft:

         n =    age of the Aircraft expressed in years
                                    1
         k =
                -----------------------------------------
                          Expected Useful Life
         g =    0.02

     The Depreciation Factors are used solely for the purposes of determining repayments of principal to Noteholders and do not correlate to or predict actual declines in aircraft values over any period. Furthermore, the Depreciation Factor variables and therefore the depreciation curve will change as the composition of the Portfolio changes through acquisitions and sales of Additional Aircraft and Initial Aircraft. Finally, MSAF Group may in the future apply different depreciation factors or alternative methodologies more generally to express the assumed decline in values of Additional Aircraft. In addition, the Minimum Class Percentages, the Scheduled Class Percentages and the Supplemental Class Percentages for the Class A and B Notes and Minimum Target Principal Balances and Scheduled Target Principal Balances for the Class C and D Notes will change as Additional Aircraft are acquired; however, the Pool Factors and the Extended Pool Factors for each subclass will not change as the composition of the Portfolio changes.

     Scheduled Principal Payment Amount. With respect to each class of Notes, the "SCHEDULED PRINCIPAL PAYMENT AMOUNT" on any Payment Date will equal the difference, if positive, between the Outstanding Principal Balance of such class (after giving effect to any payment of the Minimum Principal Payment Amount for such class) and the Scheduled Target Principal Balance for such class on such Payment Date.

     On each Payment Date, the "SCHEDULED TARGET PRINCIPAL BALANCE" for the Class A Notes will equal the product of (i) the applicable "SCHEDULED CLASS PERCENTAGE" on such Payment Date (as set forth in Appendix 5 to this Prospectus) and (ii) the lesser of (A) the Assumed Portfolio Value in respect of such Payment Date and (B) the product of the Adjusted Portfolio Value in respect of such Payment Date and 105%. On each Payment Date, the Scheduled Target Principal Balance for the Class B Notes will equal the product of (i) the applicable Scheduled Class Percentage on such Payment Date (as set forth in Appendix 6 to this Prospectus) and (ii) the Assumed Portfolio Value in respect of such Payment Date.

     For each Payment Date, the Scheduled Target Principal Balance for the Class C and D Notes is set out in Appendices 7 and 8 to this Prospectus.

     In respect of each Payment Date, the "ADJUSTED PORTFOLIO VALUE" will equal the sum of the products, for each Aircraft in the Portfolio on the Calculation Date preceding such Payment Date, of (A) the Adjusted Base Value of such Aircraft and (B) the quotient obtained by dividing the applicable Depreciation Factor for such Aircraft on such Calculation Date by the Depreciation Factor for such Aircraft as of the Relevant Appraisal.

     The "ADJUSTED BASE VALUE" of each Aircraft will be the Base Value of such Aircraft as determined in the most recent Appraisal (the "RELEVANT APPRAISAL") preceding such Calculation Date.

     Supplemental Principal Payment Amount. With respect to the Class A and B Notes the "SUPPLEMENTAL PRINCIPAL PAYMENT AMOUNT" on any Payment Date will equal the difference, if positive, between the Outstanding Principal Balance of such class (after giving effect to the payment of any Minimum Principal Payment Amount and Scheduled Principal Payment Amount) and the Supplemental Target Principal Balance for such class on such Payment Date.

     On each Payment Date, the "SUPPLEMENTAL TARGET PRINCIPAL BALANCE" for the Class A and B Notes will equal the product of (i) the applicable "SUPPLEMENTAL CLASS PERCENTAGE" on such Payment Date (as set forth in Appendices 5 and 6 to this Prospectus) and (ii) the Assumed Portfolio Value in respect of such Payment Date.

     ALLOCATION OF PRINCIPAL AMONG SUBCLASSES OF NOTES

     Subclass A-1 Notes. On the Expected Final Payment Date of the Subclass A-1 Notes, MSAF Group intends to refinance 100% of the Outstanding Principal Balance of the Subclass A-1 Notes by issuing Refinancing Notes and selling such Refinancing Notes in the capital markets. Failure to repay any Subclass A-1 Note in full at its Expected Final Payment Date will not result in an Event of Default. If the Subclass A-1 Notes are not repaid in full on their Expected Final Payment Date, such subclass of Notes will convert automatically into a subclass of Notes having a principal repayment schedule intended to ensure that the remaining Outstanding Principal Balance of the Subclass A-1 Notes will be repaid in full on or before its Final Maturity Date in accordance with the Subclass A-1 Pool Factors set forth in Appendix 9.

     MSAF may also refinance any other subclass of Notes, at any time, at the Redemption Price that would be payable if MSAF were to have redeemed such Notes instead. See "-- Refinancing" and "-- Indenture Covenants -- Limitation on Indebtedness".

     Subclass A-2, B-1, C-1 and D-1 Notes. The terms of the Subclass A-2, B-1, C-1 and D-1 Notes will require amortization of the Outstanding Principal Balance thereof on each or certain Payment Dates prior to each of their respective Expected Final Payment Dates, to the extent there are funds available therefor in accordance with the order of priorities set forth under "-- Priority of Payments".

     To the extent that any principal amount is required to be paid in accordance with the priorities as described in "-- Priority of Payments" with respect to any class of Notes on any Payment Date, Available Collections, to the extent there are sufficient Available Collections therefor, will be applied to the various subclasses of the relevant class in the following order after giving effect to all prior subclass principal payments of such class:

     (i) First, to each subclass, in order of the earliest issued subclass, the difference, if positive, between the Outstanding Principal Balance of each such subclass and the product of the applicable Extended Pool Factor (as set forth in Appendix 10 to this Prospectus) on such Payment Date and the Initial Principal Balance of each such subclass (the "EXTENSION AMOUNT"); provided that in the case of two or more subclasses issued on the same date, Available Collections will be applied to each such subclass pro rata according to the amount of, but not to exceed, the Extension Amount of such subclass.

     (ii) Second, to each subclass, in no order of priority inter se, but pro rata according to the amount of, but not to exceed, the difference, if positive, between the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clause (i) above) and the product of the applicable Pool Factor (as set forth in Appendix 9 to this Prospectus) on such Payment Date and the Initial Principal Balance of each such subclass.

     (iii) Third, to each subclass with an Expected Final Payment Date on or before such Payment Date, in order of the earliest issued subclass; provided that in the case of two or more subclasses issued on the same date, Available Collections will be applied to such subclasses in order of the subclass with the earliest Expected Final Payment Date and, with respect to any two or more subclasses having the same Expected Final Payment Date, Available Collections will be applied to such subclasses pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payments under clauses (i) and (ii) above) on such Payment Date.

     (iv) Fourth, to each subclass with an Excess Amortization Date on or before such Payment Date, in no order inter se, but pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payments under clauses (i), (ii) and (iii) above) on such Payment Date.

     (v) Fifth, to each subclass in order of the earliest Expected Final Payment Date, provided, in the case of two or more subclasses having the same Expected Final Payment Date, in no order of priority inter se, but pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payments under clauses
        (i), (ii), (iii) and (iv) above) on such Payment Date.

     "INITIAL PRINCIPAL BALANCE" means the initial Outstanding Principal Balance on the relevant closing date of the Notes of such subclass.

     The "EXCESS AMORTIZATION DATE" for each subclass of the Notes is as set out below:

SUBCLASS OF NOTES                                               EXCESS AMORTIZATION DATE
-----------------                                               ------------------------
Subclass A-1................................................         March 15, 2000
Subclass A-2................................................         April 15, 1998
Subclass B-1................................................         April 15, 1998
Subclass C-1................................................         March 15, 2013
Subclass D-1................................................         March 15, 2010

     REFINANCING

     MSAF may repay any subclass of the Notes, in whole but not in part, on any date (a "REFINANCING DATE") with the proceeds of the issuance of any Refinancing Notes issued in accordance with the "Limitation on Indebtedness" covenant under the Indenture (any such repayment, a "REFINANCING"). See "-- Indenture Covenants -- Limitation on Indebtedness". The amount to be repaid by MSAF in connection with the Refinancing of any subclass of Notes shall be equal to the Redemption Price for such subclass on the Refinancing Date plus accrued and unpaid interest.

     In respect of any Refinancing of any subclass of Notes, at least five days but not more than 30 days before the proposed Refinancing Date, the Trustee will give notice of such Refinancing (a "NOTICE OF REFINANCING") to each holder of such subclass of Notes in accordance with the notice provisions contained in the Indenture. See "-- Notices to Noteholders". In connection with any Refinancing, MSAF will deposit, or will cause to be deposited, in the Refinancing Account an amount equal to the Redemption Price, together with an amount sufficient to pay or provide for all accrued and unpaid interest as of the Refinancing Date. Each Notice of Refinancing will state (i) the applicable Refinancing Date, (ii) the Redemption Price of the Notes to be repaid and the amount of accrued but unpaid interest payable thereon, (iii) that Notes of the subclass to be repaid must be surrendered (which action may be taken by any holder of the Notes or its authorized agent) and (iv) that, unless MSAF defaults in the payment of the Redemption Price and any accrued and unpaid interest, interest on the subclass of Notes to be refinanced will cease to accrue on and after the Refinancing Date. Once a Notice of Refinancing in respect of any Refinancing is published, each subclass of Notes to which such Notice of Refinancing applies will become due and payable on the Refinancing Date stated in such Notice of Refinancing at their Redemption Price, together with accrued and unpaid interest.

     REDEMPTION

     MSAF may redeem any subclass of the Notes (a "REDEMPTION") out of amounts available for such purpose, if any, on any Payment Date (any such date, a "REDEMPTION DATE"), in whole or in part, at the Redemption Price plus accrued but unpaid interest. In addition, MSAF will be required on each Payment Date to redeem Notes to the extent of any Available Collections, in the manner described in "-- Principal Amortization" above and "-- Priority of Payments" below. Within each subclass of Notes being redeemed in part, the amount of the Outstanding Principal Balance being prepaid will be applied in each case pro rata among all Notes of such subclass.

     The Redemption Price on the Subclass A-1, A-2 and B-1 Notes redeemed (i) with the application of funds other than from Available Collections (including proceeds from Refinancing Notes and proceeds from third parties) will equal the product of the applicable Redemption Premium set out below and Outstanding Principal Balance of the amount of such subclass being redeemed and (ii) with respect to redemptions from Available Collections, will equal the Outstanding Principal Balance of the amount of such subclass being redeemed, without premium.

     The Redemption Price of the Subclass C-1 Notes will equal the higher of (i) the discounted present value of Scheduled Principal Payment Amounts and interest on such subclass from the Redemption Date to and including the applicable Expected Final Payment Date computed by discounting such payments at a discount rate equal to the applicable Treasury Yield plus 0.50% and (ii) the Outstanding Principal Balance of such subclass being redeemed.

     The Redemption Price of the Subclass D-1 Notes will equal (i) if such redemption occurs prior to March 15, 2003, the higher of (A) the discounted present value of Scheduled Principal Payment Amounts and interest from the Redemption Date through, but not including, March 15, 2003, plus the product of the applicable Redemption Premium set out below and the assumed Outstanding Principal Balance for March 15, 2003 discounted at a rate equal to the applicable Treasury Yield plus 1.00% and (B) the Outstanding Principal Balance of such subclass being redeemed or (ii) if such redemption occurs on or after March 15, 2003, the product of the applicable Redemption Premium set out below and the Outstanding Principal Balance of such subclass being redeemed.

               REDEMPTION DATE                                REDEMPTION PREMIUM
               ---------------                 ------------------------------------------------
                                               SUBCLASS     SUBCLASS     SUBCLASS     SUBCLASS
                                               A-1 NOTES    A-2 NOTES    B-1 NOTES    D-1 NOTES
                                               ---------    ---------    ---------    ---------
After March 3, 1998..........................   101.00%      102.00%      103.00%           --
On or after March 15, 1999...................   100.50%      101.50%      102.50%           --
On or after March 15, 2000...................   100.00%      101.00%      102.00%           --
On or after March 15, 2001...................        --      100.50%      101.50%           --
On or after March 15, 2002...................        --      100.00%      101.00%           --
On or after March 15, 2003...................        --      100.00%      100.50%      105.25%
On or after March 15, 2004...................        --      100.00%      100.00%      104.50%
On or after March 15, 2005...................        --      100.00%      100.00%      103.75%
On or after March 15, 2006...................        --           --      100.00%      103.00%
On or after March 15, 2007...................        --           --      100.00%      102.25%
On or after March 15, 2008...................        --           --      100.00%      101.50%
On or after March 15, 2009...................        --           --      100.00%      100.75%
On or after March 15, 2010...................        --           --      100.00%      100.00%
On or after March 15, 2011...................        --           --      100.00%      100.00%
On or after March 15, 2012...................        --           --      100.00%      100.00%
On or after March 15, 2013...................        --           --      100.00%      100.00%
On or after March 15, 2014...................        --           --           --      100.00%

     "TREASURY YIELD" means a per annum rate (expressed as a monthly equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of the 6 1/4% United States Treasury Note maturing on February 15, 2003, and with respect to redemptions of the Subclass C-1 Notes, means, on any Payment Date the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such subclass and trading in the public securities markets either (x) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such subclass and (B) the other maturing as close as possible to, but later than, the Average Life Date of such subclass in each case as published in the most recent H.15 (519) or (y) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such subclass is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519).

"H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of the Treasury Yield with respect to the Subclass C-1 Notes shall be the fourth business day prior to the applicable Payment Date and the "MOST RECENT H.15 (519)" means the H.15 (519) published prior to the close of business on the fourth business day prior to the applicable Payment Date.

     "AVERAGE LIFE DATE" shall be the date which follows the applicable Payment Date by a period equal to the Remaining Weighted Average Life of such subclass. "REMAINING WEIGHTED AVERAGE LIFE", with respect to the Subclass C-1 Notes on any Payment Date shall be (a) the sum of the products of (i) each Scheduled Principal Payment Amount for such subclass on each subsequent Payment Date (each, a "SUBSEQUENT DATE") and (ii) the number of days remaining until such Subsequent Date divided by (b) the then Outstanding Principal Balance of such subclass on such Payment Date.

     Redemption for Taxation Purposes. All payments of principal, interest and premium, if any, made by MSAF in respect of any Notes will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. Should such withholding or deduction be required by law, MSAF will not be obliged to pay any additional amounts in respect of such withholding or deduction. If at any time:

     (a) MSAF is, or on the next Payment Date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment in respect of any subclass of Notes; or

     (b) MSAF is or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would (i) materially increase the cost to MSAF of making payments in respect of any subclass of Notes or of complying with its obligations under or in connection with any Notes; (ii) materially increase the operating or administrative expenses of MSAF; or (iii) otherwise obligate MSAF or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by MSAF, or by the Administrative Agent on behalf of MSAF as contemplated by the Administrative Agency Agreement;

then MSAF will inform the Trustee at such time of any such requirement or imposition and shall use its or their best efforts to avoid the effect of the same; provided that no actions shall be taken by MSAF to avoid such effects unless each Rating Agency has confirmed that such action will not result in the lowering or withdrawal by it of its current rating of any subclass of MSAF Notes then outstanding. If, after using its best efforts to avoid the adverse effect described above, MSAF or any of its subsidiaries has not avoided such effects, MSAF may, at its election, redeem the Notes of any or all subclasses to which such withholding or deduction applies in whole with accrued and unpaid interest but without premium on any Payment Date. However, any such redemptions may not occur more than 30 days prior to such time as the requirement or imposition described in (a) or (b) above is to become effective.

     Method of Redemption. In respect of any Redemption of any subclass of Notes to be made out of amounts available for such purposes, if any, other than Available Collections on any Payment Date, at least 20 days but not more than 60 days before such Redemption Date, the Trustee will give notice of such Redemption (a "NOTICE OF REDEMPTION") to each holder of such subclass of Notes in accordance with the notice provisions contained in the Indenture; provided that the Trustee shall have determined in advance of giving any such notice that funds are or will, on the Redemption Date, be available therefor. See "-- Notices to Noteholders". If a Redemption is of less than all of the Notes of any subclass, Notes of such subclass to be redeemed will be repaid principal pro rata, to the extent moneys are available therefor. In the case of any Redemption in whole (other than a Redemption resulting from taxation reasons), MSAF will deposit, or will cause to be deposited, in the Defeasance/Redemption Account an amount equal to the Redemption Price, together with an amount sufficient to pay or provide for all of the accrued and unpaid interest as of the Redemption Date. In the case of any required Redemption by MSAF from Collections on any Payment Date pursuant to the Priority of Payments, such Redemptions will be made only in conformance with the order of payments set forth under "Priority of Payments", and no Notice of Redemption will be sent. Each Notice of Redemption will state
(i) the applicable Redemption Date, (ii) the Trustee's arrangements for making payments due, (iii) the Redemption Price of the Notes to be redeemed, (iv) in the case of Redemptions in whole, that Notes of the subclass to be redeemed must be surrendered (which action may be taken by any holder of the Notes or its authorized agent) to the Trustee to collect the Redemption Price and accrued and unpaid interest on such Notes and (v) in the case of Redemptions in whole, that, unless MSAF defaults in the payment of the Redemption Price and any accrued and unpaid interest thereon, interest on the subclass of Notes called for Redemption will cease to accrue on and after the Redemption Date. Once a Notice of Redemption in respect of a Redemption in whole is published, each subclass of Notes to which such Notice of Redemption applies will become due and payable on the Redemption Date stated in such Notice of Redemption at its Redemption Price, together with accrued and unpaid interest thereon.

     DEFEASANCE

     MSAF at any time may terminate all of its obligations under the Notes and the Indenture ("LEGAL DEFEASANCE"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a register in respect of the Notes. MSAF at any time may terminate its obligations under the covenants described under "Indenture Covenants" and "Operating Covenants" and the Events of Default described under "Events of Default and Remedies" other than clauses (a), (b), (c), (e) (solely with respect to MSAF) and (f) (solely with respect to MSAF) set forth under "-- Events of Default and Remedies" ("COVENANT DEFEASANCE").

     MSAF may exercise its legal defeasance options notwithstanding its prior exercise of the covenant defeasance option. If MSAF exercises its legal defeasance options, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If MSAF exercises its covenant defeasance options, payment of the Notes may not be accelerated because of the Events of Default described under "Events of Default and Remedies" other than clauses (a),
(b), (c), (e) (solely with respect to MSAF) and (f) (solely with respect to MSAF) set forth under "-- Events of Default and Remedies".

     In order to exercise either defeasance option, MSAF must irrevocably deposit in trust (the "DEFEASANCE TRUST") with the Trustee cash or obligations of the U.S. Government or any combination thereof in such amounts as will be sufficient for the payment of principal, premium (if any), and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivering to the Trustee an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the IRS or other change in applicable Federal income tax law).

PRIORITY OF PAYMENTS

     Pursuant to the terms of the Indenture and the Administrative Agency Agreement, on each Payment Date, the Administrative Agent will withdraw all amounts on deposit in the Collection Account and distribute such amounts in the order of priority set forth below but, in each case, only to the extent that all amounts ranking prior thereto have been paid in full.

     (i) First, to the Expense Account, or in certain cases directly to the relevant Expense payees, an amount equal to the Required Expense Amount and then to the relevant Expense payees;

     (ii) Second, in no order of priority inter se, but pro rata, (A) to the holders of each subclass of Class A Notes, all accrued and unpaid interest excluding Step-Up Interest, if applicable, on such subclass of Class A Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class A Notes; and (B) pro rata, to any Swap Provider, an amount equal to any payment (other than Subordinated Swap Payments) due from MSAF pursuant to any Swap Agreement;

     (iii) Third, first, to any persons providing Primary Eligible Credit Facilities, any amounts payable to such persons under the terms of their respective Primary Eligible Credit Facilities and then, retain in the Collection Account an amount (the "FIRST COLLECTION ACCOUNT TOP-UP"), if positive, equal to (A) the Minimum Liquidity Reserve Amount less (B) amounts available for drawing under any Primary Eligible Credit Facilities;

     (iv) Fourth, to the holders of Class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class A Notes;

     (v) Fifth, to the holders of each subclass of Class B Notes, all accrued and unpaid interest, excluding Step-Up Interest, if applicable, on such subclass of Class B Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class B Notes;

     (vi) Sixth, to the holders of Class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class B Notes;

     (vii) Seventh, to the holders of each subclass of Class C Notes, all accrued and unpaid interest, excluding Step-Up Interest, if applicable, on such subclass of Class C Notes in no order of priority inter se, but pro rata according to the amount of such accrued and unpaid interest on such subclass of Class C Notes;

     (viii) Eighth, to the holders of Class C Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class C Notes;

     (ix) Ninth, to the holders of each subclass of Class D Notes, all accrued and unpaid interest, excluding Step-Up Interest, if applicable, on such subclass of Class D Notes in no order of priority inter se, but pro rata according to the amount of such accrued and unpaid interest on such subclass of Class D Notes;

     (x) Tenth, to the holders of Class D Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class D Notes;

     (xi) Eleventh, first, to any persons providing credit or liquidity enhancement facilities that are not Primary Eligible Credit Facilities, any amounts payable to such persons under the terms of their respective facilities and then, retain in the Collection Account an amount (the "SECOND COLLECTION ACCOUNT TOP-UP"), if positive, equal to (A) the Liquidity Reserve Amount less (B) an amount equal to cash amounts reserved under (iii) above plus amounts available for drawing under any Eligible Credit Facilities;

     (xii) Twelfth, to the holders of Class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class A Notes;

     (xiii) Thirteenth, to the holders of Class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class B Notes;

     (xiv) Fourteenth, to the holders of Class C Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class C Notes;

     (xv) Fifteenth, to the holders of Class D Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class D Notes;

     (xvi) Sixteenth, to the Permitted Accruals balance in the Expense Account, an amount equal to Permitted Accruals in respect of any Modification Payments (or any part thereof);

     (xvii) Seventeenth, to the holders of each subclass of Notes entitled thereto, an amount equal to all accrued and unpaid Step-Up Interest on such subclass, if any, in no order of priority inter se, but pro rata according to the amount of such accrued and unpaid Step-Up Interest;

     (xviii) Eighteenth, to the holders of the Beneficial Interest, the Beneficial Interest Distribution Amount;

     (xix) Nineteenth, to the holders of Class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Supplemental Principal Payment Amount with respect to the Class A Notes;

     (xx) Twentieth, to the holders of Class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes", an amount equal to the Supplemental Principal Payment Amount with respect to Class B Notes;

     (xxi) Twenty-first, to the holders of Class D Notes, in the order of priority by subclass set forth under "Allocation of Principal among Subclasses of Notes" an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, of any subclass of Class D Notes;

     (xxii) Twenty-second, to the holders of Class C Notes, in the order of priority by subclass set forth under "Allocation of Principal among Subclasses of Notes" an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, of any subclass of Class C Notes;

     (xxiii) Twenty-third, to the holders of Class B Notes, in the order of priority by subclass set forth under "Allocation of Principal among Subclasses of Notes" an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, of any subclass of Class B Notes;

     (xxiv) Twenty-fourth, to the holders of Class A Notes, in the order of priority by subclass set forth under "Allocation of Principal among Subclasses of Notes" an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, of any subclass of Class A Notes;

     (xxv) Twenty-fifth, payments to Swap Providers which are subordinated in accordance with the relevant Swap Agreement ("SUBORDINATED SWAP PAYMENTS"); and

     (xxvi) Twenty-sixth, to the holders of the Beneficial Interest, all remaining amounts.

     PRIORITY OF PAYMENTS FOLLOWING A DEFAULT NOTICE

     Following delivery to MSAF or the Administrative Agent of a Default Notice or if any Event of Default described in clause (e) or (f) under "-- Events of Default and Remedies" shall have occurred and be continuing, the allocation of payments described above will not apply and all amounts on deposit in the Collection Account and the Expense Account will be applied in the following order of priority:

     (i) First, to the Expense Account, or in certain cases directly to the relevant Expense payees, an amount equal to the Required Expense Amount and then to the relevant Expense payees;

     (ii) Second, in no order of priority inter se, but pro rata, to the providers of any Primary Eligible Credit Facilities, such amounts as are required to make any payments due to such providers pursuant to their respective Primary Eligible Credit Facilities;

     (iii) Third, in no order of priority inter se, but (A) pro rata to the holders of each subclass of Class A Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on, and all Outstanding principal of, such subclass and (B) pro rata to any Swap Provider, such amounts as are required to make any payments (other than Subordinated Swap Payments) due to such Swap Provider pursuant to any Swap Agreement;

     (iv) Fourth, in no order of priority inter se, but pro rata, to the holders of each subclass of Class B Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on and all Outstanding principal of such subclass of Class B Notes;

     (v) Fifth, in no order of priority inter se, but pro rata, to the holders of each subclass of Class C Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on and all Outstanding principal of such subclass of Class C Notes;

     (vi) Sixth, in no order of priority inter se, but pro rata, to the holders of each subclass of Class D Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on and all Outstanding principal of such subclass of Class D Notes;

     (vii) Seventh, in no order of priority inter se, but pro rata, to the providers of any credit or liquidity enhancement facilities in favor of MSAF other than Primary Eligible Credit Facilities, such amounts as are required to make any payments due to such providers pursuant to their respective facilities;

     (viii) Eighth, in no order of priority inter se, but pro rata, to any Swap Provider, such amounts as are required to make any Subordinated Swap Payments due to such Swap Provider pursuant to any Swap Agreement; and

     (ix) Ninth, to the holders of the Beneficial Interest, all remaining amounts.

INDENTURE COVENANTS

     No Release of Obligations. MSAF will not take, or knowingly permit any subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to MSAF and its subsidiaries than the agreement being terminated) or discharge or prejudice the validity or effectiveness of the Indenture (other than as permitted therein), the Security Trust Agreement, the Cash Management Agreement, the Administrative Agency Agreement, the Financial Advisory Agreement or any Servicing Agreement or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, and provided that such actions may be taken or permitted, and such releases may be permitted, if MSAF shall have first obtained an authorizing resolution of the Controlling Trustees determining that such action, permitted action or release does not materially adversely affect the interests of the Noteholders, and provided further, that in any case (i) MSAF will not take any action which would result in any amendment or modification to any conflicts standard or duty of care in such agreements and (ii) there must be at all times an administrative agent, a cash manager, a financial advisor and, unless a Servicer resigns prior to the appointment of a replacement servicer as a result of any failure to pay amounts due and owing to it, one or more Servicers with respect to all Aircraft in the Portfolio.

     Limitation on Encumbrances. Under the terms of the Indenture, MSAF will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an "ENCUMBRANCE"), including, without limitation, any conditional sale, any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest over or with respect to any of MSAF's or any subsidiary's assets (excluding Lessee funds required to be segregated from MSAF Group's other funds under the terms of any Lease) including, without limitation, all beneficial interests in trusts, ordinary shares and preferred shares, any options, warrants and other rights to acquire such shares of capital stock ("STOCK") and any Indebtedness of any subsidiary held by MSAF or a subsidiary thereof.

     Notwithstanding the foregoing, MSAF may create, incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Trust Agreement, (iii) Encumbrances over rights in or derived from leases, upon confirmation from the Rating Agencies in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the Notes, provided that any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of Collections that would have been received by MSAF from such Lease had such Encumbrance not been created or (iv) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by MSAF or any of its subsidiaries.

     As used in this Prospectus, "AFFILIATE" means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person or is a director or officer of such person; "CONTROL" of a person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting Stock, by contract or otherwise; and "PERMITTED ENCUMBRANCE" means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any liens of a repairer, carrier or hanger keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrance on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor); (iv) any liens created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant Lessor (provided that if such Lessor becomes aware of any such lien, such Lessor shall use commercially reasonable efforts to have any such liens lifted); (v) any head lease, lease, conditional sale agreement or Purchase Option existing on March 3, 1998, with respect to the Initial Aircraft, or, with respect to any Additional Aircraft, on the date such Aircraft is acquired by MSAF or any of its subsidiaries or affiliates, or any Aircraft Agreement meeting the requirements of (iii) or (v) of the second paragraph under the "Limitation on Aircraft Sales" covenant: (vi) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies; (vii) any lien created in favor of MSAF or any of its subsidiaries or the Security Trustee; (viii) any lien not referred to in (i) through (vii) above which would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate Initial Appraised Value of the Portfolio from time to time and $250,000 per Aircraft; and (ix) any Encumbrance arising under the ILFC Facility or any other agreements the terms of which contemplate that custody of security deposits held for Lessees with respect to Additional Aircraft is held by a third party.

     Limitation on Restricted Payments. Under the terms of the Indenture, MSAF will not, and will not permit any of its subsidiaries to, (i) declare or pay any dividend or make any distribution on its Stock held by persons other than MSAF or any of its subsidiaries; provided that, so long as no Event of Default shall have occurred and be continuing, MSAF may make payments on its Beneficial Interest to the extent permitted by the Indenture; (ii) purchase, redeem, retire or otherwise acquire for value any beneficial interest in MSAF or any stock of its subsidiaries held by and on behalf of persons other than MSAF, any of its subsidiaries or other Persons permitted under the requirements of (ii)(B) under the "Limitation on the Issuance, Delivery and Sale of Capital Stock" covenant;
(iii) make any interest, principal or premium payment on the Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of MSAF or any of its subsidiaries that is not owed to MSAF or any of its subsidiaries other than in accordance with the Notes and the Indenture; provided that MSAF or any of its affiliates may repurchase, defease or otherwise acquire or retire any of the Notes other than from Available Collections so long as any new notes of MSAF issued in connection with such transaction rank pari passu with the Notes being repurchased, defeased, acquired or retired; provided further that the Controlling Trustees shall determine that such action does not materially adversely affect the Noteholders and shall have obtained confirmation in advance that such action will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the MSAF Notes or (iv) make any investments (other than Permitted Account Investments, investments permitted under the "Limitation on Engaging in Business Activities" covenant, Allowed Restructurings and investments in any subsidiaries that own Additional Aircraft).
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

     The term "INVESTMENT" for purposes of the above restriction shall mean any loan or advance to a person or entity, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such person or entity, any capital contribution to such person or entity or any other investment in such person or entity. For the avoidance of doubt, "investment" shall not include any obligation of a purchaser of an Aircraft to make deferred or installment payments pursuant to any Aircraft Agreement specified in clauses (iii) or (v) of the second paragraph under "Limitations on Aircraft Sales" below so long as MSAF Group retains a security interest in the relevant Aircraft until all such obligations are discharged.

     Limitation on Dividends and Other Payment Restrictions. Under the terms of the Indenture, MSAF will not, and will not permit any of its subsidiaries to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to (i) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, any beneficial interest in MSAF or the stock of any such subsidiary, as the case may be, (ii) pay any Indebtedness owed to MSAF or such subsidiary, (iii) make loans or advances to MSAF or such subsidiary or (iv) transfer any of its property or assets to MSAF or any other subsidiary thereof.

     The foregoing provisions shall not restrict any consensual encumbrances or other restrictions: (i) existing on March 3, 1998, with respect to the Initial Aircraft, or, with respect to any Additional Aircraft, on the date such Aircraft is acquired, under any Related Document, and any amendments, extensions, refinancings, renewals or replacements of such documents; provided that such consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the MSAF Notes than those previously in effect and being amended, extended, refinanced, renewed or replaced; or (ii) in the case of clause (iv) in the preceding paragraph, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset or (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of MSAF or any subsidiary not otherwise prohibited by the Indenture. Nothing contained in this covenant shall prevent MSAF or any subsidiary from creating, incurring, assuming or suffering to exist any Encumbrances not otherwise prohibited under the Indenture.

     Limitation on Engaging in Business Activities. Under the terms of the Indenture, MSAF will not, and will not permit any subsidiary to, engage in any business or activity other than:

     (i) (A) purchasing or otherwise acquiring aircraft assets (subject to the limitations set forth in the "Limitation on Aircraft Acquisitions" covenant) and (B) owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in the "Limitations on Aircraft Sales" covenant, selling or otherwise disposing of aircraft assets and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold (an "ALLOWED RESTRUCTURING") promissory notes, contingent payment obligations or equity interests, of Lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such Lessees or their respective affiliates in the ordinary course of business;

     (ii) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, MSAF's subsidiaries or any Future MSAF Group Entity, in each case on such terms and in such manner as the Controlling Trustees see fit and (whether or not such member of MSAF Group derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clause (i) of this covenant;

     (iii) financing or refinancing the business activities described in clause
           (i) of this covenant through the offer, sale and issuance of any securities of MSAF, upon such terms and conditions as the Controlling Trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by MSAF Group or any Future MSAF Group Entity;
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

     (iv) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the property or assets of MSAF or any of its subsidiaries within limits determined by the Controlling Trustees from time to time and submitted to the Rating Agencies, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing;

     (v) (A) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clause (i) above, (B) acquiring, holding and disposing of shares, securities and other interests in any such entity or partnership and (C) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary; provided that any such disposition which results in the disposition of an Aircraft meets the requirements set forth under the "Limitation on Aircraft Sales" covenant; and

     (vi) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which MSAF or any of its subsidiaries may think fit and to pay the premiums thereon.

     Limitation on Indebtedness. Under the terms of the Indenture, MSAF will not, and will not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to "INCUR"), Indebtedness.

     For the purposes of the Indenture, "INDEBTEDNESS" means, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (v) all obligations of such person under a lease of (or other agreement conveying the right to use) any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States ("U.S. GAAP"), (vi) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other persons secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by such person, and (vii) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other persons guaranteed by such person.

     Notwithstanding the foregoing, MSAF and any subsidiary may incur each and all of the following: (i) Indebtedness in respect of any Note issued on March 3, 1998, (ii) Indebtedness in respect of any Refinancing Notes or other Indebtedness issued in connection with the repurchase, acquisition, defeasance or retirement for value of Notes; provided that (A) such Refinancing Notes or other Indebtedness receive ratings from the Rating Agencies at the close of such Refinancing or issuance equal to or higher than those of the subclass being refinanced or repurchased, acquired, defeased or retired (determined at the date of incurrence), (B) taking into account such Refinancing or repurchase, acquisition, defeasance or retirement for value, MSAF receives confirmation prior to such Refinancing from the Rating Agencies that such transaction will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the MSAF Notes Outstanding at such time, and (C) the net proceeds of any such Refinancing or issuance shall be used only to repay the Outstanding Principal Balance of the subclass of the Notes being so refinanced or

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

repurchased, acquired, defeased or retired (plus any Redemption Premium and transaction expenses relating thereto); (iii) Indebtedness in respect of guarantees by MSAF or any subsidiary of any other member of MSAF Group (other than guarantees described in clause (v)), provided that no such Indebtedness in respect of any member of MSAF Group other than MSAF or any subsidiary of MSAF shall be incurred if it would materially adversely affect the Noteholders; (iv) Indebtedness in respect of any Additional Notes incurred in connection with a Permitted Additional Aircraft Acquisition; provided that (A) taking into account the incurrence of such Indebtedness, MSAF receives confirmation prior thereto that the incurrence of such Indebtedness will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the MSAF Notes Outstanding at such time and (B) the net proceeds of such Indebtedness shall be used only to finance such Permitted Additional Aircraft Acquisition; (v) Indebtedness in respect of guarantees by MSAF or any subsidiary of Indebtedness incurred by any Future MSAF Group Entity (other than a subsidiary of MSAF) in connection with a Permitted Additional Aircraft Acquisition; provided that (A) such Future MSAF Group Entity shall have guaranteed the Notes, (B) the Indebtedness being guaranteed would be permitted pursuant to clause (ii) or (iv) above if such Indebtedness were incurred directly by MSAF or any subsidiary in connection with such Permitted Additional Aircraft Acquisition and (C) the Indebtedness being guaranteed was issued by such Future MSAF Group Entity under an indenture, the terms of which (including the covenants and other obligations of such Future MSAF Group Entity thereunder) are substantially similar to those of the Indenture; (vi) Indebtedness to aircraft sellers pursuant to aircraft acquisition or similar agreements; (vii) Indebtedness under intercompany loans or any agreement between MSAF or any of its subsidiaries and any other members of MSAF Group (each an "INTERCOMPANY LOAN"); provided that any Indebtedness owed by any member of MSAF Group to MSAF shall be evidenced by promissory notes; and
(viii) Indebtedness of MSAF Group under any credit or liquidity enhancement facility provided in favor of MSAF Group.

     As used in this Prospectus, "GUARANTEE" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

     Limitation on Aircraft Sales. Under the terms of the Indenture, MSAF will not, and will not permit any of its subsidiaries to, sell, transfer or otherwise dispose of any Aircraft or any interest therein.

     Notwithstanding the foregoing, MSAF and any of its subsidiaries will be permitted to sell, transfer or otherwise dispose of, directly or indirectly, (a) any engines owned on March 3, 1998, with respect to the Initial Aircraft, or, with respect to any Additional Aircraft, on the date such Aircraft is acquired, or any replacements thereof ("ENGINES") or parts installed in or attached to any Aircraft other than Engines ("PARTS"), or (b) one or more Aircraft or an interest therein (i) pursuant to a Purchase Option or other agreements of a similar character existing on March 3, 1998, with respect to the Initial Aircraft, or, with respect to any Additional Aircraft, on the closing date of the related issue of Additional Notes, (ii) within or among MSAF and its subsidiaries without limitation, and among MSAF or any of its subsidiaries and any other member of MSAF Group if such sale, transfer or disposition, as the case may be, would not materially adversely affect the Noteholders, (iii) pursuant to any Aircraft Agreement as long as such sale does not result in a Concentration Default, and the net present value of the cash Net Sale Proceeds is not less than the Note Target Price, (iv) pursuant to receipt of insurance proceeds in connection with an event of loss, or (v) pursuant to an Aircraft Agreement and, in any one calendar year, not exceeding 10% of the Adjusted Portfolio Value as determined by the most recent Appraisal obtained for such calendar year; provided that (x) the Controlling Trustees unanimously confirm that each such sale does not materially adversely affect MSAF and the Noteholders and (y) such sale does not result in a Concentration Default.

     For the purpose of this covenant, the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any Aircraft shall mean the present value of all payments received or to be received by MSAF Group from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including the date of transfer of title to such Aircraft, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of MSAF Group (based on the cost of funds represented by the Notes on the Payment Date immediately preceding such date and taking into account any Swap Agreements).

     The "NOTE TARGET PRICE" means, in respect of any Aircraft, an amount equal to 103% of the aggregate Outstanding Principal Balance of the MSAF Notes, together with any accrued but unpaid interest thereon, allocable to such Aircraft on the date of the sale agreement or purchase option date, as the case may be. On any date, the Outstanding Principal Balance of MSAF Notes allocable to an Aircraft will equal the product of (i) (A) the Adjusted Base Value of such Aircraft divided by (B) the Adjusted Portfolio Value and (ii) the aggregate Outstanding Principal Balance of the MSAF Notes, in each case on the most recent Payment Date.

     "AIRCRAFT AGREEMENT" means any lease, sub-lease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a person other than MSAF or its subsidiaries or any other member of MSAF Group to purchase an Aircraft pursuant to a purchase option agreement, in each case pursuant to which any person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such aircraft.

     "NET SALE PROCEEDS" means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokers' commissions and other similar fees and commissions (including fees received by the Servicer under the Servicing Agreement) and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

     "CONCENTRATION DEFAULT" means an Event of Default under "Operating Covenants -- Concentration Limits", as such covenant may be adjusted from time to time upon approval by the Rating Agencies, which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition as of the date of the binding sale or purchase agreement regardless of whether such sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of such binding agreement.

     Limitation on Aircraft Acquisitions. Under the terms of the Indenture, MSAF will not, and will not permit any of its subsidiaries, to purchase or otherwise acquire any Aircraft other than the Initial Aircraft, any Substitute Aircraft or any interest therein.

     Notwithstanding the foregoing, MSAF and any of its subsidiaries will be permitted to: (A) purchase or otherwise acquire, directly or indirectly, Additional Aircraft; provided that (i) no Event of Default shall have occurred and be continuing, (ii) all Scheduled Principal Payment Amounts on the Notes have been paid, (iii) the acquisition does not result in a Concentration Default, and (iv) after giving effect to such acquisition, no more than 90% by appraised Base Value of the Portfolio consists of Stage 3 narrowbody aircraft and regional jets, no more than 50% consists of Stage 3 widebody aircraft and no more than 15% consists of Stage 2 aircraft and turboprop aircraft without the Controlling Trustees having obtained confirmation in advance that such action will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the MSAF Notes Outstanding at such time; (B) act as sponsor of a Future MSAF Group Entity other than a subsidiary of MSAF that would fund an acquisition of aircraft assets with indebtedness guaranteed by MSAF pursuant to the "Limitation on Indebtedness" covenant as described above; provided that, if such acquisition of aircraft assets had been consummated indirectly by MSAF, such acquisition would have been permitted pursuant to the preceding clause (A) (each of the transactions described in clauses (A)

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

and (B), a "PERMITTED ADDITIONAL AIRCRAFT ACQUISITION"); and (C) purchase or otherwise acquire, directly or indirectly, (x) the Remaining Aircraft or (y) Substitute Aircraft.

     Limitation on Modification Payments and Capital Expenditures. Under the terms of the Indenture, MSAF will not, and will not permit any of its subsidiaries to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft, or for the optional conversion of any Aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business (each such expenditure, a "MODIFICATION PAYMENT"). Notwithstanding the foregoing, MSAF may, and may permit any of its subsidiaries to, make Modification Payments; provided that (i) each Modification Payment, together with all other Modification Payments made after March 3, 1998 with respect to any single Aircraft, do not exceed the aggregate amount of funds that would be necessary to perform heavy maintenance (as described in the applicable servicing agreement) on such Aircraft, including the airframe and the related Engines thereof; (ii) such Modification Payment is included in the annual operating budget of the MSAF Group and approved by the Controlling Trustees; (iii) the amount of funds necessary to make such Modification Payment shall have been accrued in advance as a Permitted Accrual in the Expense Account through transfers into the Expense Account pursuant to the Indenture or otherwise allowed to be paid under Permitted Indebtedness; and
(iv) the aggregate amount of all Modification Payments made by members of MSAF Group, taken as a whole, pursuant to this covenant after March 3, 1998, including such Modification Payment, shall not exceed 5% of the aggregate Initial Appraised Value of all Aircraft acquired by MSAF Group.

     Limitation on Consolidation, Merger and Transfer of Assets. Under the terms of the Indenture, MSAF will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially as an entirety in one transaction or in a series of related transactions) to, any other person, or permit any other person to merge with or into MSAF or any subsidiary, unless (i) the resulting entity is a special purpose entity, the constituent document of which is substantially similar to the Amended and Restated Trust Agreement or the equivalent charter document of such subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the holders of the Notes do not give rise to any withholding tax payments less favorable to the holders of the Notes than the amount of any withholding tax payments which would have been required had such event not occurred, (ii) in the case of consolidation, merger or transfer by MSAF, the surviving successor or transferee entity shall expressly assume all of the obligations of MSAF in the Indenture, the Notes and each other Related Document to which MSAF is then a party, (iii) the Controlling Trustees shall have obtained confirmation in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the Notes, (iv) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, and (v) MSAF delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, the "Limitation on Aircraft Sales" covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with; provided that this covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition (a) within and among MSAF and any of its subsidiaries and among MSAF Group if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the holders of the Notes, (b) complying with the terms of the "Limitation on Aircraft Sales" covenant or (c) effected as part of a single transaction providing for the redemption or defeasance of the MSAF Notes in accordance with the terms thereof as described under "-- Redemption" or "-- Defeasance", respectively.

     Limitation on Transactions with Affiliates. Under the terms of the Indenture, MSAF will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any affiliate of MSAF or any subsidiary, except upon fair and reasonable terms no less favorable to MSAF or such subsidiary than could be obtained, at the time of such transaction or at the time of the

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

execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such an affiliate.

     The foregoing limitation does not limit, and shall not apply to: (i) any transaction in connection with the establishment of MSAF Group, its acquisition of the Initial Aircraft, any Substitute Aircraft or pursuant to the terms of the Related Documents; (ii) any transaction within and among MSAF or any of its subsidiaries and any other member of MSAF Group, provided that no such transaction, other than between MSAF and any of its subsidiaries, shall be consummated if it would materially adversely affect the holders of the MSAF Notes; (iii) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the Controlling Trustees; (iv) any payments on the Beneficial Interest in accordance with the Indenture and the "Order of Priorities"; (v) any Permitted Additional Aircraft Acquisition or any transaction complying with the "Limitation on Aircraft Sales" covenant; (vi) any payments of the types referred to in clauses (i) or (ii) of the "Limitation on Restricted Payments" covenant and not prohibited thereunder;
(vii) entering into any transaction effected as part of a single transaction providing for the redemption or defeasance of the MSAF Notes, in accordance with the terms thereof as described under "-- Redemption" or "-- Defeasance", respectively; (viii) entering into an interest rate swap or option on an interest rate swap or other instrument used for the management of interest rate risk with Morgan Stanley or any of its affiliates; or (ix) the tax indemnification agreement between MSAF and Morgan Stanley.

     Limitation on the Issuance, Delivery and Sale of Stock. Under the terms of the Indenture, MSAF will not (i) issue, deliver or sell any shares, participations or other equivalents (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on March 3, 1998) in equity, or (ii) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any beneficial interests, shares, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on March 3, 1998) in equity except (A) issuances or sales of further Beneficial Interests in MSAF having economic terms that are no less favorable to the Noteholders than those of the Beneficial Interest existing on March 3, 1998, (B) issuances or sales of shares of Stock of foreign subsidiaries of MSAF to nationals in the jurisdiction of incorporation or organization of such subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Controlling Trustees to avoid an adverse tax consequence in any such jurisdiction, (C) the pledge of the beneficial interests and shares in MSAF's subsidiaries pursuant to the Security Trust Agreement, (D) the sale, delivery or transfer of any Stock of any member of the MSAF Group as part of a single transaction providing for the redemption or defeasance of the MSAF Notes, in accordance with the terms set forth under "-- Redemption" or "-- Defeasance", respectively, (E) the sale of any Stock in connection with any sale of Aircraft in compliance with the terms of the "Limitation on Aircraft Sales" covenant and (F) the sale, delivery, transfer or pledge of beneficial interests or shares of any MSAF Group member to or for the benefit of any other MSAF Group member.

     Bankruptcy and Insolvency. Under the terms of the Indenture, (i) MSAF will promptly provide the Trustee and the Rating Agencies with notice of the institution of any proceeding by or against MSAF or any of its subsidiaries, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property, (ii) MSAF will not amend any provision of the Amended and Restated Trust Agreement that would adversely affect the rights, privileges or preferences of any holder of the Notes, as determined by the Controlling Trustees, and (iii) MSAF will not, without an affirmative unanimous written resolution of the Controlling Trustees and the Independent Trustees take any action to waive, repeal, amend, vary, supplement or otherwise modify the provision of the Amended and Restated Trust Agreement which requires a unanimous resolution of the Controlling Trustees and the Independent Trustees, or limits the actions of beneficial interest holders, with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.

     In addition, under the terms of the Amended and Restated Trust Agreement the Controlling Trustees and Independent Trustees will agree that while the Notes are outstanding they will not take any action (i) to cause MSAF to institute any proceeding seeking liquidation or insolvency (or similar proceeding), (ii) in the case of any such proceeding instituted against MSAF, to authorize or consent to such proceedings or (iii) to terminate MSAF's existence.

OPERATING COVENANTS

     Concentration Limits. Unless the Controlling Trustees obtain prior written confirmation from each of the Rating Agencies that no lowering or withdrawal of the then current rating of any subclass of Notes will result, MSAF will not permit any of its subsidiaries to lease or re-lease any Aircraft if entering into such proposed lease would cause the Portfolio (excluding any Aircraft then subject to an Aircraft Agreement and expected to be disposed of within one year from the date of effectiveness of such lease pursuant to clauses (iii) and (v) under "-- Indenture Covenants -- Limitation on Aircraft Sales" above but including any Aircraft with respect to which MSAF Group has entered into a binding agreement to acquire and which the Controlling Trustees reasonably expect to acquire within 180 days from the date of effectiveness of such agreement) to exceed any of the concentration limits set forth below (the "CONCENTRATION LIMITS"); provided that the Indenture will permit breaches of such Concentration Limits upon any renewal, extension or restructuring of any Lease.

    LESSEE CONCENTRATION LIMITS                                       PERCENTAGE OF
                                                                  MOST RECENT APPRAISED
                                                                  VALUE OF PORTFOLIO(1)
                                                                  ---------------------
    Single Lessee rated BBB/Baa2 (or the equivalent) or
      better....................................................           15%
    Other single Lessees........................................           10%
    Five largest Lessees........................................           35%

    COUNTRY CONCENTRATION LIMITS                                      PERCENTAGE OF
                                                                  MOST RECENT APPRAISED
                                                                  VALUE OF PORTFOLIO(1)
                                                                  ---------------------
    United States...............................................           25%
    Countries rated BBB/Baa2 (or the equivalent) or better(2)...           20%
    Other.......................................................           15%

    REGION CONCENTRATION LIMITS                                       PERCENTAGE OF
                                                                  MOST RECENT APPRAISED
                                                                  VALUE OF PORTFOLIO(1)
                                                                  ---------------------
    Developed Market Region(3)..................................           50%
    Emerging Market Region(3)...................................           25%
    Other(3)....................................................           20%

---------------

(1) Percentage to be obtained by dividing the aggregate most recent Appraised Values of all Aircraft leased or to be leased to Lessees habitually based in the applicable country by the aggregate most recent Appraised Values of all Aircraft then owned by MSAF Group and any future MSAF Group member.

(2) Based on the sovereign foreign currency debt rating assigned by the Rating Agencies to the country in which a Lessee is habitually based at the time the relevant Lease is executed.

(3) The designations of Emerging Markets and Developed Markets are as determined and published by Capital International Perspective S.A. ("MSCI") from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, the regulatory environment, exchange controls and perceived investment risk. The current designations are as set out below:

    REGION                           COUNTRY
    ------                           -------
    Developed Markets
      Europe.......................  EU (except Greece and Luxembourg), Norway and Switzerland
      North America................  Canada and United States
      Pacific......................  Australia, Hong Kong, Japan, New Zealand and Singapore

    Emerging Markets
      Asia.........................  China, India, Indonesia, Korea, Malaysia, Pakistan,
                                     Philippines, Sri Lanka, Taiwan and Thailand
      Europe and Middle East.......  Czech Republic, Greece, Hungary, Israel, Jordan, Poland,
                                     Russia and Turkey
      Latin America................  Argentina, Brazil, Chile, Colombia, Mexico, Peru and
                                     Venezuela
    Other
      All other countries (generally those that have small or underdeveloped capital markets, including Iceland, Fiji and Guyana)

     In addition, the Indenture will not permit MSAF or any subsidiary to lease Aircraft operated or to be operated by Lessees domiciled in (i) certain countries and (ii) certain other countries without procuring political risk insurance. The list of prohibited countries and countries with respect to which political risk insurance must be procured may be modified from time to time upon the approval of the Rating Agencies.

     The Indenture contains no limitations with respect to the country or region where any sublessees of Aircraft operated or to be operated are domiciled if (i) such sublease is permitted under the relevant Lease (including by reason of consent or waiver, if applicable) or renewed Lease (including by reason of consent or waiver, if applicable) and (ii) the relevant Lessee is either a signatory to a Lease or a renewed Lease.

     Compliance with Law, Maintenance of Permits. Under the terms of the Indenture, MSAF will (i) comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, (ii) obtain, and cause each of its subsidiaries to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such person's use and operation of the Aircraft, including, without limitation, a current certificate of airworthiness for each Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, (y) following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case MSAF shall comply, and cause each of its subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension), (B) no registration, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under applicable laws, (iii) not cause or knowingly permit, directly or indirectly, through any of its subsidiaries, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any applicable law and (iv) not knowingly permit, directly or indirectly, through any of its subsidiaries, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee's use and operation of any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (ii)(A) and (ii)(B) above.

     The foregoing covenant shall not be deemed to have been breached by virtue of any act or omission of a Lessee or sub-lessee, or of any person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance, notification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by MSAF or a subsidiary of such covenant) (each, a "THIRD PARTY EVENT"); provided that (i) no member of MSAF Group consents or has consented to such Third Party Event; and (ii) the member of MSAF Group which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor or owner would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

     Appraisal of Portfolio. Under the terms of the Indenture, MSAF will, at least once each year and in any case no later than October 31 of each year, deliver to the Trustee appraisals of the Base Value of each of the Aircraft, from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization, each such appraisal to be dated within 30 days prior to its delivery to the Trustee.

     Maintenance of Assets. Under the terms of the Indenture, MSAF will (i) with respect to each Aircraft and Engine that is subject to a Lease, cause directly or indirectly, through any of its subsidiaries, such Aircraft and Engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease, and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each of its subsidiaries to maintain, such Aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. No breach of this covenant, however, shall be deemed to have occurred by virtue of any Third Party Event; provided that (i) no member of MSAF Group consents or has consented to such Third Party Event; and
(ii) the member of MSAF Group which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

     Notification of Trustee and Administrative Agent. Under the terms of the Indenture, MSAF will notify the Trustee and Administrative Agent as soon as MSAF or any of its subsidiaries becomes aware of any loss, theft, damage or destruction to any Aircraft or Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $2,000,000.

     Leases. Under the terms of the Indenture, MSAF shall adopt and has agreed to cause the Servicer to use, and will adopt and will agree to cause any additional Servicer replacing the Servicer pursuant to the terms of the Servicing Agreement (an "ADDITIONAL SERVICER") to use, the pro forma lease agreement or agreements then used by the Servicer or such Additional Servicer, as the case may be, in connection with its aircraft operating leasing services business generally, as such pro forma lease agreement or agreements may be revised for purposes of MSAF Group specifically or generally from time to time by the Servicer or Additional Servicer (the "PRO FORMA LEASE"), on behalf of each member of MSAF Group as a starting point in the negotiation of Future Leases; provided, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of a Lease, (y) the leasing of an Aircraft to a person that is or was a Lessee under a pre-existing Lease or (z) the leasing of an Aircraft to a person that is or was a lessee under an operating lease of an aircraft that is being managed or serviced by the Servicer or such Additional Servicer, as the case may be (such Future Lease, a "RENEWAL LEASE"), a form of lease substantially similar to such pre-existing Lease or operating lease (a "PRECEDENT LEASE"), as the case may be, may, in lieu of the Pro Forma Lease, be used by the Servicer or such Additional Servicer, as the case may be, on behalf of any member of the MSAF Group as a starting point in the negotiation of such future lease with persons who are not members of the MSAF Group or any Future MSAF Group Entity.

     Opinions. Under the terms of the Indenture, MSAF will not enter into, and will not permit any of its subsidiaries to enter into, any Future Lease with any person that is not a member of MSAF Group or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Future

Lease or changing the jurisdiction or registration of such Aircraft (or within a commercially reasonable period thereafter), the Servicer or Additional Servicer, as the case may be, obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

     Insurance. Under the terms of the Indenture, MSAF will maintain or cause, directly or indirectly through its subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance for each Aircraft in an amount at least equal to the Note Target Price for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than United States dollars), (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to the relevant amounts set forth in the Indenture for each model of aircraft and (iii) airline political risk insurance ("PRI") for each Aircraft subject to a Lease and habitually based in a jurisdiction determined in accordance with the PRI guidelines, as set forth in the Indenture and as amended from time to time with the consent of the Rating Agencies, in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than United States Dollars) for such Aircraft; provided, however, that with respect to any such insurance for any Aircraft subject to a Lease, such insurance may be subject to commercially reasonable deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally). The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

     In determining the amount of insurance required to be maintained, MSAF may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to PRI, any governmental authority or agency of any jurisdiction for which PRI must be obtained), the sovereign foreign currency debt rating of which is rated AA, or the equivalent, by at least one of the Rating Agencies, against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by MSAF (or which MSAF has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by the covenant (taking into account self-insurance permitted by the covenant). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by the covenant. MSAF will not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time.

     Indemnity. Under the terms of the Indenture, MSAF will, and will cause each of its subsidiaries to, include in each Lease between a member of MSAF Group and a person who is not a member of MSAF Group an indemnity in respect of the Lease in respect of any losses or liabilities arising from the use or operation of the Aircraft during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following events will constitute an "EVENT OF DEFAULT" with respect to any class of Notes under the Indenture (unless otherwise specified below):

     (a) failure to pay interest on the Notes of such class or any subclass thereof (other than Step-Up Interest), in each case when such amount becomes due, and such default continues for a period of five or more Business Days;

     (b) failure to pay principal or premium, if any, on the Notes of such class or any subclass thereof either on or prior to the applicable Final Maturity Date;

     (c) failure to pay any amount (other than interest) when due and payable in connection with any Note of such class or any subclass thereof, to the extent that there are at such time Available Collections therefor, and such default continues for a period of five or more Business Days;

     (d) failure by MSAF to comply with any of the covenants, obligations, conditions or provisions binding on it under the Indenture or the Notes (other than a payment default for which provision is made in clause (a), (b) or (c) above), if such failure materially adversely affects the holders of such class of Notes and continues for a period of 30 days or more after written notice thereof has been given to MSAF by the Cash Manager, the Administrative Agent, the Servicer or Additional Servicer, as the case may be, or by holders of at least 25% of the aggregate Outstanding Principal Balance of the Notes of the Senior Class;

     (e) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of MSAF, or any subsidiary thereof (other than a subsidiary which owns or leases Aircraft having an aggregate Base Value of less than 10% of the Adjusted Portfolio Value at that time) (each, a "SIGNIFICANT SUBSIDIARY"), under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of MSAF or any Significant Subsidiary; or (iii) the winding up or liquidation of the affairs of MSAF or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

     (f) MSAF or any Significant Subsidiary (i) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any voluntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of MSAF or any Significant Subsidiary or for all or substantially all of the property and assets of MSAF or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

     (g) any judgment or order for the payment of money in excess of 5% of the aggregate Adjusted Portfolio Value shall be rendered against MSAF or any subsidiary or any other member of MSAF Group and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under the Indenture if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least A by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

     (h) the constitutional documents of MSAF cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

     The Indenture provides that, within 30 days of the occurrence of an Event of Default in respect of any class of Notes, the Trustee will give to the Noteholders of such class notice, transmitted by mail, of all uncured or unwaived defaults under the Indenture known to it on such date. If an Event of Default (other than an Event of Default under (e) or (f) above) with respect to the Senior Class of Notes shall have occurred and be continuing, the Senior Trustee may, and, when instructed by the holders of 25% of the aggregate Outstanding Principal Balance of the Senior Class of Notes, shall, give a Default Notice to MSAF, the Administrative Agent, the Trustee and the Cash Manager declaring the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon to be due and payable. At any time after the Senior Trustee has declared the Outstanding Principal Balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to the Indenture, holders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, by written notice to MSAF, the Senior Trustee and the Administrative Agent, may, except in the case of (i) a default in the deposit or distribution of any payment required to be made on the Notes of such class, (ii) a payment default on such class of Notes or (iii) a default in respect of any covenant or provision of the Indenture that cannot by the terms thereof be modified or amended without the consent of each Noteholder affected thereby, rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Senior Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of and premium, if any, on the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other defaults and Events of Default, other than nonpayment of interest and principal on the Notes that have become due solely because of such acceleration, have been cured or waived. If an Event of Default under clause (e) or (f) occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party. After the occurrence and during the continuation of an Event of Default, (i) the Class B Noteholders will not be permitted to give or direct the giving of a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes have been paid in full, (ii) the Class C Noteholders will not be permitted to give a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes and the Class B Notes have been paid in full and (iii) the Class D Noteholders will not be permitted to give a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full. The Trustee shall provide each Rating Agency with a copy of any Default Notice it receives pursuant to the Indenture.

     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of any class of the Notes before proceeding to exercise any right or power under the Indenture or the Administrative Agency Agreement at the request or direction of such holders. Except in limited circumstances, no holder of the Notes will have the right, other than through the Senior Trustee acting in accordance with the Indenture, to sue for recovery or take any other actions to enforce the obligations of MSAF to pay any and all amounts due and payable under the Notes, and no holder of the Notes will have the right to take any steps to cause the filing for bankruptcy of MSAF. However, such limitation does not apply to a suit instituted by any holder of a Note for the enforcement of payment of principal or interest on such Note on or after the respective due dates therefor unless such holder shall have consented thereto. The Senior Trustee is entitled to exercise any and all remedies available under the Indenture.

     For the purposes of the Indenture, the term "DEFAULT" shall mean the occurrence of any event which is, or after notice or lapse of time, or both, would constitute an Event of Default.

INTERCREDITOR RIGHTS

     Subject to the terms of the Indenture, the Senior Trustee will have sole discretion as to whether to direct the Administrative Agent to exercise and enforce any and all remedies with respect to the Notes. The Senior Trustee may take various actions in respect of the Notes, without regard to the interests of any other creditors.

MODIFICATION AND WAIVER

     In the event that the Trustee receives a request for its consent to an amendment, modification or waiver under the Indenture, the Notes or any Related Document relating to the Notes, the Trustee shall mail a notice of such proposed amendment, modification or waiver to each Noteholder as to whether or not to consent to such amendment, modification or waiver.

     The Indenture will provide that, with the consent of the holders of a majority of the Outstanding Principal Balance of the Notes (acting as a single class), modifications may be made to the Notes or the Indenture; provided that any modification of the provisions setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium, if any, payable in respect of any subclass of Notes, or reducing the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any such amendment or waiver, or altering the manner or priority of payment of any subclass of Notes (each, a "BASIC TERMS MODIFICATION") is not permitted without the consent of any Swap Provider and the holder of each Outstanding Note affected thereby; provided further however, that the Senior Trustee may waive any Event of Default. Any such modification approved by the required holders of any subclass of Notes will be binding on the holders of the relevant subclass of Notes and each party to the Indenture. The foregoing, however, shall not prevent MSAF or any subsidiary from amending any Lease; provided that such amendment is otherwise permitted by the Indenture.

     The subordination provisions contained in the Indenture may not be amended or modified without the consent of each Swap Provider, each holder of the class of Notes affected thereby and each holder of any class of Notes ranking senior to such Notes.

     Without the consent of each Noteholder, no amendment or modification of the Indenture or the Administrative Agency Agreement may, inter alia, (a) modify the provisions of the Indenture or the Administrative Agency Agreement with respect to Account payment instructions and the payment thereunder by the Administrative Agent or (b) result in the sale of MSAF's assets other than pursuant to the provisions of "Indenture Covenants". In no event shall the provisions relating to the priority of the Expenses or Swap Payments in the Indenture be amended or modified.

NOTICES TO NOTEHOLDERS

     Save as provided below, any notice to the Noteholders shall be validly given (i) by publication in the Luxemburger Wort or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe, (ii) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Noteholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe and the United States and (iii) until such time as any Definitive Notes are issued and, so long as the Notes are registered in the name of a nominee for DTC, Euroclear and/or Cedel Bank, delivery of the relevant notice to DTC, Euroclear and/or Cedel Bank for communication by them to Noteholders.

     The Trustee shall be at liberty to sanction some other method of giving notice to the Noteholders if, in its opinion, such other method is reasonable, having regard to the number and identity of the Noteholders and/or to market practice then prevailing, is in the best interests of the Noteholders and will comply with the rules of the Luxembourg Stock Exchange or such other stock exchange (if any) on which the Notes are then listed, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided that notice of such method is given to the Noteholders in such manner as the Trustee shall require.

     Notwithstanding the above, any notice specifying the rate, amount or Payment Date in respect of any Floating Rate Notes, or in respect of any repayment of principal on any Notes shall, for so long as the Notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the Luxembourg Stock Exchange; provided that such requirement shall be satisfied until such time as any Definitive Notes are issued to all Noteholders and so long as the Notes are held on behalf of DTC, Cedel Bank and Euroclear by (i) delivery of the relevant notice to DTC, Cedel Bank and Euroclear for communication by them to the Noteholders without the need for publication in the Luxemburger Wort and (ii) delivery of the notice to the Luxembourg Stock Exchange and the paying agent in Luxembourg; provided further, however, that any notice specifying (a) an increase in the interest rate of any subclass of Notes due to Step-Up Interest or failure by MSAF to comply with the registration requirements for the Notes or

(b) redemption of principal of any Notes must be published in the Luxemburger Wort or another daily newspaper of general circulation in Luxembourg. Any such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met.

GOVERNING LAW AND JURISDICTION

     The Indenture, the Notes, the Administrative Agency Agreement and the Cash Management Agreement are to be governed by and construed in accordance with the laws of the State of New York. In the Indenture, the Administrative Agency Agreement and the Cash Management Agreement, MSAF has submitted to the jurisdiction of the United States Federal and New York State courts located in The City of New York for all purposes of or in connection with the Notes, the Administrative Agency Agreement and Cash Management Agreement, as the case may be, and has designated a person in The City of New York to accept service of any process on its behalf.

BENEFICIAL INTEREST

     The nominal value of the Beneficial Interest is $1.00. Morgan Stanley indirectly holds 100% of the Beneficial Interest, but Morgan Stanley may transfer all or a portion of the Beneficial Interest to a related or unrelated person in the future. The Beneficial Interest will rank junior in priority of payment to certain payments on the Notes and certain other obligations of MSAF and, to the extent held by more than one person, pari passu among such persons. Pursuant to the subordination provisions of the Indenture, payments on the Beneficial Interest, other than the Beneficial Interest Distribution Amount, as set forth in "-- Priority of Payments", are subordinated to all payments of interest and principal on the Notes and no payments may be made on the Beneficial Interest other than the Beneficial Interest Distribution Amount while the Notes remain Outstanding.

     When, as and if declared by the Controlling Trustees, a "BENEFICIAL INTEREST DISTRIBUTION AMOUNT" shall only be payable on any Payment Date occurring after March 15, 2003 and will not exceed the lesser of (i) 3% of the difference, if positive, between the Adjusted Portfolio Value on such Payment Date and the Outstanding Principal Balance of the MSAF Notes (determined prior to application of Available Collections on such Payment Date) and (ii) 15% of Available Collections on such Payment Date after application of payments and retentions (i) through (xvii) as set forth above under "-- Priority of Payments".

CASH MANAGEMENT AGREEMENT

     The Cash Management Agreement among MSAF Group, the Cash Manager and the Security Trustee, appoints the Cash Manager to invest the funds held by MSAF Group in the Accounts in the Permitted Account Investments.

ACCOUNTS

     The Administrative Agent, acting on behalf of the Security Trustee, has established the following accounts: (i) the Collection Account, (ii) the Expense Account, (iii) the initial Rental Account and (iv) an aircraft purchase account (the "AIRCRAFT PURCHASE ACCOUNT") in which amounts were deposited to purchase certain of the Initial Aircraft which had not been delivered as of March 3, 1998, the closing date of the Offering of the Old Notes (collectively with the Lessee Funded Account, the Refinancing Account and the Defeasance/Redemption Account, and including any ledger or subledger accounts maintained therein, the "ACCOUNTS"). Each of the Collection Account, the Expense Account, the Rental Accounts, the Lessee Funded Account and the Aircraft Purchase Account has been established at a bank having (i) a long-term unsecured debt rating of not less than AA, or the equivalent, by the Rating Agencies or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's and that is acceptable to the other Rating Agencies. Where required by the terms of the relevant Leases, certain Rental Accounts may be established at banks having ratings of less than AA, or the equivalent, by the Rating Agencies, or a certificate of deposit rating of less than A-1+ by Standard and Poor's and P-1 by Moody's. Except where local legal or regulatory reasons do not permit, all of such Accounts will be held in the names of the Security Trustee, who will have sole dominion and control over the Accounts, including, inter alia, the sole power to direct withdrawals from or transfers among such Accounts. Subject to certain conditions set forth in the Administrative Agency Agreement, the Security Trustee will delegate such authority over the Accounts to the Administrative Agent; provided that the Security Trustee will not be responsible for the acts or omissions of the Administrative Agent.

     For as long as any Notes remain Outstanding, funds on deposit in the Accounts will be invested and reinvested by the Cash Manager at MSAF Group's written direction (or, following delivery to MSAF or the Administrative Agent of a Default Notice or if any Event of Default described in clause (e) or (f) under " -- Events of Default and Remedies" shall have occurred and be continuing, at the Security Trustee's written direction) in one or more Permitted Account Investments maturing, in the case of the Collection Account and Expense Account, such that sufficient funds shall be available to make required payments on the first succeeding scheduled Payment Date after such Permitted Account Investments are made; provided that investment and reinvestment of funds in the Lessee Funded Account must be made in a manner and with maturities that conform to the requirements of the related Leases or Aircraft Agreements, as the case may be. Investment earnings on funds deposited in any Account, net of losses and investment expenses, will, to the extent permitted by the terms of such related Leases in the case of such funds in the Lessee Funded Account, be deposited in the Collection Account and treated as collections.

     RENTAL ACCOUNTS

     The Lessees will make all payments under the Leases directly into the applicable Rental Accounts. Pursuant to the Administrative Agency Agreement, the Administrative Agent will transfer, or cause to be transferred, all funds deposited into the Rental Accounts into the Collection Account as collections within one Business Day of receipt thereof (other than certain limited amounts, if any, required to be left on deposit for local legal or regulatory reasons).

     COLLECTION ACCOUNT

     Collections will include all amounts received by MSAF Group, including (i) Rental Payments, (ii) amounts drawn under any credit or liquidity enhancement facility, (iii) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a Lessee's obligations under a Lease, (iv) the cash portion of the Liquidity Reserve Amount, (v) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing (including any amounts received from any MSAF Group subsidiary, whether by way of distribution, dividend, repayment of a loan or otherwise and any proceeds received in connection with any Allowed Restructuring), (vi) net proceeds of any Aircraft sale or amounts received under any Aircraft Agreement, (vii) proceeds of any insurance payments in respect of any Aircraft or any indemnification proceeds, (viii) certain amounts transferred from the Lessee Funded Account to the Collection Account,
(ix) certain security deposits transferred from ILFC, (x) net payments to MSAF Group under any Swap Agreement, (xi) investment income, if any, on all amounts on deposit in the Accounts (in each case to the extent consistent with the terms of applicable related Leases) and (xii) any other amounts received by any member of the MSAF Group other than segregated funds, certain funds to be applied in connection with a redemption, certain funds received in connection with a Refinancing and other amounts required to be paid over to any third party pursuant to any Related Document (collectively, the "COLLECTIONS").

     Collections on deposit in the Collection Account will be calculated by the Administrative Agent on the Calculation Date. The portion of the Required Expense Amount that has not been paid directly by the Administrative Agent to Expense payees will be transferred into the Expense Account on each Payment Date and the Administrative Agent may, from time to time, transfer other amounts into the Expense Account in respect of unanticipated Expenses falling due and payable within such Interest Accrual Period. To the extent funds are available therefor on any Payment Date, the Administrative Agent will also transfer amounts in respect of expenses and costs that are not regular, monthly recurring expenses, including Modification Payments and refinancing expenses, if any, anticipated to become due and payable in any future Interest Accrual Period ("PERMITTED ACCRUALS"). Amounts received in respect of certain segregated security deposits and maintenance reserves (as described below) will be transferred directly into the Lessee Funded Account.

     LIQUIDITY RESERVE AMOUNT

     All Collections received by MSAF Group will either be transferred to another Account as described above and below, paid to the appropriate third party on behalf of MSAF Group or held in the Collection Account as a part of the cash portion of the Liquidity Reserve Amount, a balance required to be held by MSAF Group in the Collection Account pursuant to the Indenture. The Liquidity Reserve Amount is intended to provide liquidity for MSAF Group to meet its aircraft maintenance obligations and its lessee security deposit repayment obligations and to provide for certain other contingencies that may arise in the course of MSAF Group's activities. The Liquidity Reserve Amount may be funded with cash in the Collection Account or with amounts available under Eligible Credit Facilities.

     The initial Liquidity Reserve Amount was approximately $65.2 million on March 3, 1998. The Liquidity Reserve Amount may be increased or decreased from time to time for any reason (including upon acquisitions of Additional Aircraft) by an action of the Controlling Trustees in light of significant changes in, inter alia, the condition of the Aircraft, the terms and conditions of the Leases, the financial condition of the Lessees or prevailing industry conditions; provided that MSAF Group will obtain confirmation in advance in writing from the Rating Agencies that any such proposed reduction in the Liquidity Reserve Amount will not result in a lowering or withdrawal by any such Rating Agencies of their respective ratings of any class of Notes.

     If the balance of cash on deposit in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, should fall below the Liquidity Reserve Amount at any time (including as a result of MSAF Group's determination that the Liquidity Reserve Amount should be increased, as required by the Rating Agencies or otherwise), MSAF Group may continue to make all payments, and any credit or liquidity enhancement facilities may be drawn to fund such payments, including required payments on the Notes, which rank prior to, or pari passu with, payments of Minimum Principal Payment Amount on the Class D Notes under "Description of the Notes -- Priority of Payments" and any Permitted Accruals other than in respect of Modification Payments, provided that the balance of funds in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, does not fall below the Minimum Liquidity Reserve Amount at its then current level. However, the balance of funds in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, may fall below the Minimum Liquidity Reserve Amount at its then current level and MSAF Group may continue to make payments of, and any credit or liquidity enhancement facilities may be drawn to fund such payments, all accrued and unpaid interest on any subclass of the most senior class of Notes then Outstanding to avoid an Event of Default, and, on the Final Maturity Date of any subclass thereof, principal of, any subclass of the most senior class of Notes then Outstanding to avoid an Event of Default.

     At such time as the aggregate Outstanding Principal Balance of the Notes is less than or equal to the Liquidity Reserve Amount, the balance of funds, if any, in the Collection Account will be distributed in accordance with the priority of payments established for the Notes.

     LESSEE FUNDED ACCOUNT

     Certain Lessee security deposits and supplemental rent payments to provide for maintenance reserves may be required to be segregated from other MSAF Group funds in the future. Amounts received from Lessees in respect of such security deposits and maintenance obligations will be held in the Lessee Funded Account. Funds on deposit in the Lessee Funded Account will be used to make certain maintenance and security deposit repayment related payments (or such other payments as may be required or permitted under the terms of the relevant Leases) or may be applied against maintenance-related payments otherwise required to be made by the Lessee during the term of the related Lease and will not be used to make payments in respect of the Notes or the Notes at any time, including after the delivery of a Default Notice. In certain circumstances where Lessees relinquish their rights to receive certain maintenance and security deposit payments upon the expiration of a lease, surplus funds may be credited from the Lessee Funded Account to the Collection Account.

     EXPENSE ACCOUNT

     On each Payment Date, the Administrative Agent will withdraw from the funds deposited in the Collection Account, in the priority of payments established for the Notes, an amount equal to the Required Expense Amount, which amount will then be used to pay the Expenses. To the extent that the Required Expense Amount has not been paid directly by the Administrative Agent to Expense payees, the Required Expense Amount will be deposited into the Expense Account. In addition, in the period between Payment Dates, the Administrative Agent may make further withdrawals of cash from the Collection Account in order to satisfy Expenses due and payable prior to the next Payment Date that were not previously anticipated to become so due and payable on the previous Payment Date. If funds on deposit in the Collection Account are less than the Required Expense Amount on any Payment Date, MSAF Group will be unable to pay the Required Expense Amount in full on such date, which may lead to a default under one or more of the Related Documents or MSAF Group's various service agreements. All Available Collections remaining in the Collection Account will be used by the Administrative Agent to make payments on the Notes in accordance with the priority of payments established therefor under "-- Priority of Payments".

                             REPORTS TO NOTEHOLDERS

     On the second Business Day before each Payment Date and any other date for distribution of any payments with respect to each subclass of Notes then Outstanding, the Trustee will distribute to each Noteholder a Monthly Report with respect to any payment to be made on such Payment Date or other date, as the case may be, setting forth the following information:

          With respect to each Payment Date, (A) the balances on deposit on the
    (i)   Calculation Date immediately preceding the prior Payment Date, (B) the aggregate amounts of deposits and withdrawals between such Calculation
          Date and the Calculation Date immediately preceding the Payment Date and (C) the balances on deposit in the Expense Account, Collection
          Account and Lessee Funded Account on the Calculation Date immediately preceding such Payment Date.
    (ii)  Analysis of Expense Account Activity
          Balance on Preceding Calculation Date; .....................
          Net Transfer to the Expense Account during the period
          between the prior Calculation Date and the relevant
          Calculation Date ...........................................
          Payments during period between prior Calculation Date and
          the relevant Calculation Date;
          (1) Payments on prior Payment Date..........................
          (2) Other payments..........................................
          Balance on relevant Calculation Date........................
    (iii) Analysis of Collection Account Activity
          Balance on Preceding Calculation Date.......................
          -- Required Expense Amount (including on preceding Payment
            Date).....................................................
          -- Net Transfer to Lessee Funded Accounts during period.....
          -- Collections during period................................
          -- Transfer from the Aircraft Purchase Account..............
          -- Drawings under credit or liquidity enhancement
            facilities................................................
          -- Aggregate Note Payments..................................
          -- Swap Payments............................................
          -- Repayments of drawings under credit or liquidity
            enhancement facilities....................................
          Balance on relevant Calculation Date (separately stating the
          Liquidity Reserve Amount)...................................
          Analysis of current Payment Date distributions..............
    (iv)  Payments on the Notes
          (a) Floating Rate Notes (by class and, if applicable,
              subclass)...............................................
          -- Applicable LIBOR for the current Interest Accrual
            Period....................................................
          -- Applicable Margin for the current Interest Accrual
            Period....................................................
          -- Applicable Interest Rate for the current Interest Accrual
            Period....................................................
          -- Interest Amount Payable..................................
          -- Step-Up Interest.........................................
          -- Opening Outstanding Principal Balance....................
          -- Minimum Principal Payment Amount.........................
          -- Scheduled Principal Payment Amount.......................
          -- Supplemental Principal Payment Amount....................
          -- Redemption Amount........................................
          -- amount allocable to principal............................
          -- amount allocable to premium..............................
          -- Closing Outstanding Principal Balance....................

          (b) Fixed Rate Notes (by class and, if applicable, subclass)
          Applicable Interest Rate....................................
          Interest Amount Payable.....................................
          Opening Outstanding Principal Balance.......................
          Minimum Principal Payment Amount............................
          Scheduled Principal Payment Amount..........................
          Redemption Amount
          -- amount allocable to principal............................
          -- amount allocable to premium..............................
          Closing Outstanding Principal Balance.......................
    (v)   Floating Rate Note information for next Interest Accrual
          Period (by subclass)
          Applicable LIBOR............................................
          Applicable Margin...........................................
          Applicable Interest Rate....................................
    (vi)  Payments per $100,000 Initial Outstanding Principal Balance
          of Notes (by subclass)
          Opening Outstanding Principal Balance.......................
          Total Principal Payments....................................
          Closing Outstanding Principal Balance.......................
          Total Interest..............................................
          Total Premium...............................................

     Following effectiveness of the Registration Statement of which this Prospectus constitutes a part, such Monthly Reports are expected to be filed by MSAF with the Commission in a Report on Form 8-K and the Quarterly Reports accompanying the Monthly Reports for each April 15, July 15 and October 15 are expected to be filed with the Commission in a Report on Form 10-Q. Following effectiveness of the Registration Statement of which this Prospectus constitutes a part, the Annual Report accompanying the Monthly Report for each February 15 is expected to be filed with the Commission in a Report on Form 10-K. The financial data relating to annual Collection Account activity contained in Annual Reports will be audited by Deloitte & Touche LLP.

     After the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of any subclass of Notes a statement containing the sum of the amounts determined pursuant to clause (iv) above with respect to such subclass for such calendar year or, in the event such person was a holder of record of any subclass of Notes during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder's preparation of its United States federal income tax returns. So long as the Notes of any subclass are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Indenture Trustee by DTC and the DTC Participants, and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to the applicable Noteholders in the manner described above

     The Trustee will publish or will cause to be published following each Payment Date and other date specified above in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth above will be available for review at the main office of the Listing Agent for the Notes in Luxembourg City, Luxembourg. Notices to Noteholders in respect of the Notes will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. The Luxembourg Stock Exchange will receive notice promptly following each distribution date. In addition, the Trustee intends to provide such information to Bloomberg Financial Markets promptly following each Payment Date for publication on the BLOOMBERG.

     At such time, if any, as the Notes of any subclass are issued in the form of Definitive Notes, the Trustee will prepare and deliver the information described above to each holder of record of a Definitive Note of such subclass as the name and period of beneficial ownership of such holder of record of a Definitive Note of such subclass appears on the records of the Trustee. The Trustee maintains the records concerning the holders of such Notes.

     INVESTORS SHOULD NOTE THAT MSAF WILL NOT PREPARE ANY CONSOLIDATED INCOME STATEMENTS OR BALANCE SHEETS WITH RESPECT TO MSAF GROUP OR ANY FINANCIAL INFORMATION OTHER THAN THE CASH REPORTS.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

BOOK-ENTRY REGISTRATION

     Investors will hold their Notes through The Depository Trust Company ("DTC") (in the United States) or Cedel Bank, societe anonyme ("CEDEL BANK") or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("EUROCLEAR") (in Europe) if they are participants in such systems, or indirectly through organizations which are participants in such systems. Except as set forth below, the Notes will be registered in the name of Cede as the nominee for DTC. Investors will be entitled to receive a physical certificate representing such person's interest therein only in the limited circumstances described herein. Unless and until Definitive Notes are issued, all references herein to actions by Noteholders will refer to actions taken by DTC upon instructions from participants whose securities are held by DTC (the "DTC PARTICIPANTS"), and all references herein to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements, respectively, to DTC or Cede, as the registered holder of the Notes, or to DTC Participants for distribution to Noteholders in accordance with DTC procedures.

     Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in the names of Cedel Bank and Morgan Guaranty Trust Company of New York, Brussels office, on the books of their respective Depositaries which, in turn, will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "DEPOSITARIES").

     Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers between participating organizations whose securities are held by Cedel Bank (the "CEDEL PARTICIPANTS") and participants in Euroclear (the "EUROCLEAR PARTICIPANTS") will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedel Bank and Euroclear.

     Cross-market transfers between persons holding directly or indirectly through DTC Participants, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Cedel Bank or Euroclear, as the case may be, by its respective Depositary. However, such cross-market transactions will require delivery of instructions to Cedel Bank or Euroclear, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Cedel Bank or Euroclear, as the case may be, will deliver instructions to its respective Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of beneficial interests in the Notes received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the securities settlement processing day dated the Business Day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel Bank or Euroclear as a result of sales of beneficial interests in the Global Notes by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the Business Day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the

DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("INDIRECT PARTICIPANTS").

     Investors who are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, beneficial interests in the Notes may do so only through DTC Participants. Indirect Participants are required to effect transfers through a DTC Participant. Payments of interest, principal, and premium, if any, in respect of the Notes will be made to DTC and are the responsibility of MSAF. Noteholders will receive all distributions of interest, principal and premium, if any, in respect of the Notes from the Trustee or a paying agent through DTC Participants and Indirect Participants. Disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the Noteholders will be the responsibility of DTC Participants and Indirect Participants. DTC's practice is to credit DTC Participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by DTC Participants to Noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant. So long as the Notes are registered in the name of Cede & Co., the only "Noteholder" will be Cede & Co., as nominee for DTC and such nominee will be considered the sole owner or holder of the Notes for all purposes under the Indenture and the Notes. While so registered, Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures governing DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of the Notes among the DTC Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of interest, principal and premium, if any, in respect of the Notes. DTC Participants and Indirect Participants similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Notes. The Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

     DTC has advised MSAF that it will take any action permitted to be taken by a Noteholder in respect of each subclass of Notes under the Indenture only at the direction of one or more DTC Participants to whose accounts that subclass of Notes is credited. Additionally, DTC has advised MSAF that it will take such actions with respect to any percentage of the outstanding principal amount of any subclass of Notes only at the direction of and on behalf of the DTC Participants whose customers own such outstanding principal amount. DTC may take conflicting actions with respect to different subclasses of Notes to the extent that such actions are taken on behalf of DTC Participants whose holdings include such different subclasses of Notes.

     Distributions with respect to Notes held beneficially through Cedel Bank will be credited to cash accounts of Cedel Participants in accordance with Cedel Bank's rules and procedures, to the extent received by its Depositary. Cedel Bank will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant only in accordance with its rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular subclass in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes beneficially held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by its Depositary. The Euroclear Operator will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Euroclear Participant only in accordance with the Terms and Conditions and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

     The Notes of any subclass may be issued in fully registered, certificated form ("DEFINITIVE NOTES") to individual Noteholders of that subclass or their nominees only if (i) MSAF advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depositary with respect to the Notes and the Trustee or MSAF is unable to appoint a qualified successor within 90 days of such notice, (ii) MSAF, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default with respect to any class of Notes, Noteholders of a subclass within such class representing an aggregate of not less than 51% of the aggregate outstanding principal amount of Notes of such subclass advise MSAF, the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Noteholders of each affected subclass through DTC of the availability of Definitive Notes of such subclass. Upon surrender by DTC of the Global Notes of that subclass and receipt of instructions for registration, the Trustee will reissue the Notes of that subclass as Definitive Notes to Noteholders of that subclass.

     Distributions of principal of, and interest and premiums, if any, on any Definitive Notes will thereafter be made by the Trustee or a paying agent in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the registrar. The final payment on any such Definitive Notes, however, will be made only upon presentation and surrender of such Definitive Notes at the office or agency specified in the notice of final distribution to Noteholders.

     Definitive Notes will be freely transferable and exchangeable for Definitive Notes of the same subclass at the office of the Trustee or the offices of the co-registrar in Luxembourg upon compliance with the requirements set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

     A Note that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the Trustee or of the co-registrar in Luxembourg upon presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or such co-registrar. An indemnity satisfactory to the Trustee or such co-registrar may be required at the expense of the Noteholder before a replacement Note will be issued. The Noteholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and co-registrar) connected therewith.

CUSIP, ISIN AND COMMON CODE NUMBERS

     The Notes have been accepted for clearance through Euroclear and Cedel Bank. The CUSIP numbers, International Securities Identification Numbers ("ISIN") and the Common Code Numbers ("CCN") are set forth in the table below.

SUBCLASS                                            CUSIP            ISIN           CCN
--------                                         ------------    ------------    ---------
Subclass A-1.................................
Subclass A-2.................................
Subclass B-1.................................
Subclass C-1.................................
Subclass D-1.................................

                                    TAXATION

U.S. FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Davis Polk & Wardwell, the following discussion sets forth the material United States federal tax consequences resulting from the purchase, ownership and disposition of Notes to the U.S. Holders and Non-U.S. Holders described herein. It does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the Notes, and it is not intended to reflect the individual tax position of any holder. It deals only with Notes held as capital assets. Except as expressly indicated, it is addressed only to initial holders that purchased Notes at their issue price (as defined below) in the offering (the "OFFERING") and does not deal with holders with a special tax status or special tax situation, such as financial institutions or dealers in securities or currencies, Notes held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") consisting of a Note and one or more other investments, or situations in which the functional currency of the Noteholder is not the U.S. dollar. Except to the extent discussed below, this discussion is not applicable to Non-U.S. Holders (as defined below). This discussion is based upon the United States federal tax laws and regulations as now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations, all of which may be applied retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the Notes or holders thereof. Holders of Notes should consult their own tax advisors concerning the application of the United States federal tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

     For purposes of the discussion below, (i) "U.S. HOLDER" means a beneficial owner of a Note that is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or certain other entities created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source and
(ii) "NON-U.S. HOLDER" means a person other than a U.S. Holder. The "issue price" of a Note is the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of Notes was sold for money.

     TAXATION OF U.S. HOLDERS

     Payments of interest on a Note generally will be includible in income by a U.S. Holder as ordinary income at the time such payments are accrued or received in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

     Except as noted below, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting accrued but unpaid interest accrued between interest payment dates on the Notes, which will be includible in income in accordance with the United States person's method of accounting as described above) and its tax basis in the Note. A U.S. Holder's adjusted basis in a Note generally will equal such U.S. Holder's purchase price for such Note, decreased by any principal repayments. Any capital gain will generally be U.S. source gain. U.S. Holders should consult their tax advisors regarding the United States federal income tax treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

     An exchange of New Notes for Old Notes will not be treated as a taxable exchange for U.S. federal income tax purposes. Accordingly, holders (including holders that are not initial holders) who exchange their Old Notes for New Notes will not recognize income, gain or loss for U.S. federal income tax purposes. A U.S. Holder's tax basis in the New Notes will be equal to its adjusted basis in the Old Notes and its holding period will include the period during which it held the Old Notes.

     TAXATION OF NON-U.S. HOLDERS

     Payments of interest (including original issue discount, if any), principal and premium, if any, on the Notes to any Non-U.S. Holder will not be subject to United States federal withholding tax, providing that, in the case of interest, such person (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote in the Morgan Stanley subsidiary that owns the Beneficial Interest, (ii) is not a controlled foreign corporation related, directly or indirectly, to the issuer through stock ownership and (iii) is not a bank receiving interest described in
Section 881(c)(3)(A) of the Code, and provided that the statement requirement described in the next sentence has been fulfilled with respect to the beneficial owner. Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding tax described in the previous sentence, either the beneficial owner of the Note, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "FINANCIAL INSTITUTION") and that is holding the Note on behalf of such beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the Note is not a United States person. Under temporary United States Treasury Regulations which apply to both stated interest and sale or exchange proceeds if either is paid with respect to a Note on or before December 31, 1999, such requirement will be fulfilled if (i) the beneficial owner of a Note certifies on Internal Revenue Service ("IRS") Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address and (ii) any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the Noteholder (and furnishes the withholding agent with a copy thereof). Recently issued final Treasury Regulations (the "FINAL REGULATIONS"), which apply to interest (including original issue discount) and sale or exchange proceeds paid with respect to a Note after December 31, 1999, also provide that the requirement of Section 871(h) and 881(c) generally will be fulfilled if beneficial owners (including partners of certain foreign partnerships), as well as certain foreign partnerships, meet the two conditions set forth in the preceding sentence. However, a beneficial owner that is a foreign estate or trust (or fiduciary thereof), a foreign partnership that has entered into a withholding agreement with the IRS, or a Non-U.S. Holder holding a Note through its United States branch will be required to provide its "taxpayer identification number" in addition to its name and address on Form W-8. Foreign partnerships and their partners should consult their tax advisors regarding possible additional reporting requirements.

     Notwithstanding the foregoing, if interest or other income received with respect to the Note is effectively connected with a United States trade or business conducted by a Non-U.S. Holder, such Noteholder, although exempt from the withholding tax described in the preceding paragraph, may be subject to United States federal income tax on such interest in the same manner as if it were a United States person. In addition, if such Noteholder is a corporation, it may be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Note, unless
(i) such Noteholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a "tax home" (as defined in code Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or (ii) such gain is effectively connected with the conduct by such Noteholder of a trade or business in the United States.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Trustee will be required to report annually to the IRS, and to each Noteholder of record, certain information, including the Noteholder's name, address and taxpayer identification number (either the Noteholder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.

     In the event a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, MSAF, its agents or paying agents may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal on the Notes. This backup withholding is not an additional tax and may be credited against the Noteholder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     Under current Treasury regulations, information reporting and backup withholding will not apply to payments made by MSAF or any agent thereof to a Noteholder that is a Non-U.S. Holder if the certifications required by Section 871(h) and 881(c) of the Code (described above) are received, provided that MSAF or such agent does not have actual knowledge that the payee is a United States person.

     The Final Regulations modify the backup withholding and information reporting procedures in certain respects for payments made after December 31, 1999. Holders are urged to consult their tax advisors regarding the application of the backup withholding and information reporting rules.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. MSAF has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     MSAF will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, MSAF will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the letter of Transmittal. MSAF has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code or any entity which may be deemed to hold the assets of any such plan (all of which are hereinafter referred to as "PLANS") and or persons who are fiduciaries with respect to such Plans. A person who exercises discretionary authority or control with respect to the management or assets of a Plan will be considered a fiduciary of the Plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Note, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the Notes. Other provisions of ERISA and the Code prohibit certain transactions ("PROHIBITED TRANSACTIONS") involving the assets of a Plan and persons who have certain specified relationships to the Plan ("PARTIES IN INTEREST" within the meaning of ERISA or "DISQUALIFIED PERSONS" within the meaning of the Code). By virtue of its relationship with Morgan Stanley, MSAF may be a party in interest or a disqualified person with respect to a Plan purchasing the Notes. Any Plan that proposes to purchase Notes must determine that its purchase of Notes will not give rise to a direct or indirect Prohibited Transaction.

     Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to a Plan which is purchasing the Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding transactions directed by an independent qualified professional asset manager), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 95-60 (regarding investments by insurance company general accounts) or PTCE 96-23 (regarding transactions directed by a qualified in-house asset manager).

     Governmental plans and certain church plans (as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Notes. Any fiduciary of such a governmental or church plan considering a purchase of the Notes must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of a Plan, governmental plan or church plan considering the purchase and holding of the Notes should consult with its legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of a Note, each such purchaser will be deemed to have represented and warranted that either (i) no Plan assets have been used to purchase such Notes or (ii) one or more Prohibited Transaction statutory or administrative exemptions applies such that the use of such Plan assets to purchase and hold such Notes will not constitute a non-exempt Prohibited Transaction.

                                 LEGAL MATTERS

     Certain legal matters relating to the New Notes offered hereby will be passed upon for MSAF by Davis Polk & Wardwell, New York, New York, counsel for MSAF Group and by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel for MSAF Group.

     In accordance with the rules of the Luxembourg Stock Exchange, MSAF states that there has been no material adverse change in the financial condition of MSAF since the date of its formation on October 30, 1997.

                                    EXPERTS

     Valuations of the Aircraft have been made by three expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited. These valuations are discussed in detail elsewhere in this Prospectus and are included herein in reliance upon the authority of such firms as experts in giving such appraisals.

                                   APPENDIX 1

                             INDEX OF DEFINED TERMS

                                         PAGE
                                         ----
Accounts..............................    116
Additional Aircraft...................      1
Additional Leases.....................      1
Additional Notes......................      1
Additional Servicer...................    111
Adjusted Base Value...................     93
Adjusted Portfolio Value..............     93
Administrative Agency Agreement.......     17
Administrative Agent..................     17
ADs...................................     27
Aero Mexico...........................     46
Aeropostale...........................     46
affiliate.............................    102
Agent's Message.......................     35
Airbus................................     22
Air Liberte...........................     46
Air Pacific...........................     46
Aircraft..............................      1
Aircraft Agreement....................    106
Aircraft-Owning Subsidiaries..........     21
Aircraft Purchase Account.............    116
Alaska Airlines.......................     46
Allowed Restructuring.................    103
Amended and Restated Trust
  Agreement...........................     10
Annual Report.........................  Cover
Ansett................................     46
AOG...................................     59
Appraisals............................     14
Appraisers............................     14
ARE...................................     81
Asiana................................     46
ASMs..................................     58
Assumed Debt Service Coverage Ratio...      5
Assumed First Year's Net Revenue......      4
Assumed Interest Coverage Ratio.......      4
Assumed Portfolio Value...............     92
Assumptions...........................     12
ATOP..................................     37
Available Collections.................     11
Average Life Date.....................     97
Avg...................................     83
Back-Up Facility......................     73
Base Value............................     14
Basic Terms Modification..............    115
Beneficial Interest...................      2
Beneficial Interest Distribution
  Amount..............................    116
Boeing................................     22
Book-Entry Confirmation...............     35
Book-Entry Transfer Facility..........     36
Britannia.............................     46

                                         PAGE
                                         ----
Business Day..........................     10
Cabot.................................      1
Caledonian............................     46
Calculation Date......................     10
Cash Management Agreement.............     17
Cash Manager..........................     17
Cash Reports..........................  Cover
CCN...................................    126
Cedel Bank............................    123
Cedel Participants....................    123
Change of Control.....................     67
Chicago Convention....................     44
China Airlines........................     46
China Hainan..........................     46
Code..................................     19
Collection Account....................     16
Collections...........................    117
Commission............................  Cover
Concentration Default.................    106
Concentration Limits..................    109
Conditional Sale Agreement............     52
control...............................    102
Contract Aircraft.....................     50
Contract Lease........................     50
Controlling Trustees..................      2
covenant defeasance...................     98
DCR...................................     11
default...............................    114
defeasance trust......................     98
Definitive Notes......................    125
Delaware Trustee......................      2
Depositaries..........................    123
Depreciation Factor...................     92
disqualified persons..................    130
Dragon Air............................     46
DTC...................................    123
DTC Participants......................    123
Eligible Institutions.................     36
Eligible Provider.....................     72
Eligible Credit Facilities............     71
Encumbrance...........................    101
Engine Lease..........................     51
Engines...............................    105
ERISA.................................     19
EU....................................     27
Euroclear.............................    123
Euroclear Participants................    123
Event of Default......................    112
Excess Amortization Date..............     95
Exchange Act..........................  Cover

                                         PAGE
                                         ----
Exchange Agent........................      3
Exchange Offer........................  Cover
Exp...................................     83
Expected Final Payment Date...........      5
Expected Maturity.....................     82
Expected Useful Life..................     79
Expense Account.......................     17
Expenses..............................     13
Expiration Date.......................     35
Extension Amount......................     94
Facility Reduction Event..............     73
Falcon................................     46
Final Maturity Date...................      5
Final Regulations.....................    128
Financial Advisor.....................     17
Financial Advisory Agreement..........     18
Financial Institution.................    128
First Collection Account Top-Up.......     99
First Year's Interest.................      4
First Year's Interest and Minimum and
  Scheduled Principal.................      5
Flightlease...........................     46
Future Lease Rate.....................     79
Future Leases.........................      1
Future MSAF Group Entities............     41
GPA...................................     61
Gross Revenue.........................     80
Group.................................     67
guarantee.............................    105
Guyana Airways........................     46
H.15 (519)............................     97
Holders...............................  Cover
Icelandair............................     46
ILFC..................................      1
ILFC Conflicts Standard...............     22
ILFC Facility.........................     15
ILFC Facility Commitment..............     73
ILFC Facility Drawn Amounts...........     73
ILFC Services Standard................     22
ILFC Managed Portfolio................     41
incur.................................    104
Indebtedness..........................    104
Indenture.............................     11
Independent Trustees..................      2
Indirect Participants.................    124
Initial Aircraft......................      1
Initial Appraised Value...............     15
Initial Leases........................      1
Initial Lessees.......................     16
Initial Loan..........................      4
Initial Loan to Value.................      4
Initial Principal Balance.............     95
Initial Swaps.........................     74
Intercompany Loan.....................    105

                                         PAGE
                                         ----
Interest Accrual Period...............     10
investment............................    103
IRS...................................    128
ISIN..................................    126
KLM...................................     46
Leases................................      1
legal defeasance......................     98
Lessees...............................     16
Lessor................................     50
Letter of Transmittal.................  Cover
LIBOR.................................  Cover
Liens.................................     27
Liquidity Reserve Amount..............     16
Listing Agent.........................  Cover
Losses................................     23
Malev.................................     46
Minimum Class Percentage..............     92
Minimum Liquidity Reserve Amount......     17
Minimum Principal Payment Amount......     92
Minimum Target Principal Balance......     92
Modification Payment..................    107
Monarch...............................     46
Monthly Report........................  Cover
Moody's...............................     11
Morgan Stanley........................      1
Morgan Stanley Facility...............     16
Morgan Stanley Facility Commitment....     74
Morgan Stanley Facility Drawn
  Amounts.............................     74
most recent H.15(519).................     97
MSA I.................................     12
MSAF..................................  Cover
MSAF Group............................  Cover
MSAF Noteholders......................     11
MSAF Notes............................      1
MSCI..................................    109
Navasota..............................     52
Net Sale Proceeds.....................    106
New Notes.............................  Cover
Non-U.S. Holder.......................    127
Noteholders...........................     11
Notes.................................  Cover
Notice of Redemption..................     97
Notice of Refinancing.................     95
Note Target Price.....................    106
NYSE..................................     37
Offering..............................    127
Old Notes.............................  Cover
Olympic...............................     46
Onur Air..............................     46
Outstanding...........................     33
Outstanding Principal Balance.........     13
parties in interest...................    130
Parts.................................    105
Passaredo.............................     46

                                         PAGE
                                         ----
Passaredo Lease.......................     52
Payment Date..........................     10
Permitted Account Investments.........     69
Permitted Accruals....................    117
Permitted Additional Aircraft
  Acquisition.........................    107
Permitted Encumbrance.................    102
Plans.................................    130
Portfolio.............................      1
Precedent Lease.......................    111
PRI...................................    112
Primary Eligible Credit Facility......     72
Pro Forma Lease.......................    111
Prohibited Transactions...............    130
PTCE..................................    130
Purchase Options......................     26
Quarterly Report......................  Cover
Rating Agencies.......................     11
Rating Decline........................     67
recession.............................     85
Record Date...........................     10
Redemption............................     95
Redemption Date.......................     95
Redemption Price......................     13
Reference Agent.......................     91
Reference Banks.......................     91
Reference Date........................     10
Refinancing...........................     95
Refinancing Date......................     95
Refinancing Notes.....................     12
Registration Agreement................  Cover
Registration Statement................  Cover
Related Documents.....................     76
Related Persons.......................     67
Re-Leasing Guidelines.................     18
Relevant Appraisal....................     93
Remaining Weighted Average Life.......     97
Renewal Lease.........................    111
Rental Payments.......................     89
Required Expense Amount...............     11
RPMs..................................     58
Rule 13d-3............................     67
Rules.................................    124
Scheduled Class Percentage............     93
Scheduled Principal Payment Amount....     93
Scheduled Target Principal Balance....     93

                                         PAGE
                                         ----
Second Collection Account Top-Up......     99
Secondary Eligible Credit Facility....     72
Securities Act........................  Cover
Security Trust Agreement..............     33
Security Trustee......................     33
Servicer..............................      1
Services..............................     65
Servicing Agreement...................      1
Shelf Registration Statement..........     77
Significant Subsidiary................    113
SPC-5.................................     12
Stage 3 aircraft......................     44
Standard & Poor's.....................     11
Step-Up Interest......................     13
Stock.................................    101
Stresses..............................     81
Subordinated Swap Payments............    100
Subsequent Date.......................     97
Supplemental Class Percentage.........     93
Supplemental Principal Payment
  Amount..............................     93
Supplemental Target Principal
  Balance.............................     93
Suspension Drawing....................     73
Suspension Event......................     73
Swap Providers........................     13
Swiss Air.............................     46
TAESA.................................     46
TAP...................................     46
Terms and Conditions..................    124
Third Party Event.....................    110
Transaero.............................     46
Transavia.............................     46
Transwede.............................     46
Treasury Yield........................     96
Trustee...............................     11
TWA...................................     46
U.S. Bankruptcy Code..................     34
U.S. GAAP.............................    104
U.S. Holder...........................    127
Unijet................................     46
Varig.................................     46
VASP..................................     46
Weighted Average Life.................     82
World Traffic Growth..................     58
$.....................................  Cover

                                   APPENDIX 2

                             AIRCRAFT TYPES DATA(1)

                                                              NO. &       STAGE 3
                                 NARROW/                     MFR. OF       NOISE
        TYPE & VARIANT           WIDEBODY   TYPICAL SEATS    ENGINES     COMPLIANCE     PROD. YEARS        NO. DELIVERED(2)
        --------------           --------   -------------  ------------  ----------  ------------------   ------------------
Airbus A300-600R...............    Wide     220 (3 class)   2 X GE/PW       Yes            1987-                  156
Airbus A310-300................    Wide     180 (3 class)   2 X GE/PW       Yes            1985-                  169
Airbus A320-200................   Narrow    150 (2 class)  2 X CFM/IAE      Yes            1988-                  591
Airbus A321-100................   Narrow    185 (2 class)  2 X CFM/IAE      Yes            1993-                   65
Boeing 737-300.................   Narrow    130 (2 class)    2 X CFM        Yes            1984-                 1032(4)
Boeing 737-300F................   Narrow          0          2 X CFM        Yes      (all conversions)    (all conversions)
Boeing 737-300QC...............   Narrow     130/freight     2 X CFM        Yes      (all conversions)    (all conversions)
Boeing 737-400.................   Narrow    150 (2 class)    2 X CFM        Yes            1988-                  442
Boeing 737-500.................   Narrow    110 (2 class)    2 X CFM        Yes            1989-                  354
Boeing 747-300.................    Wide     400 (3 class)  4 X GE/PW/RR     Yes           1982-90                  81
Boeing 757-200.................   Narrow    200 (2 class)   2 X PW/RR       Yes            1982-                  783
Boeing 767-200ER...............    Wide     180 (3 class)   2 X GE/PW       Yes            1984-                  133
Boeing 767-300ER...............    Wide     220 (3 class)  2 X GE/PW/RR     Yes            1986-                  362
Fokker 70......................   Narrow    70 (2 class)      2 X RR        Yes           1994-97                  48
MDC MD-82(6)...................   Narrow    140 (2 class)     2 X PW        Yes            1981-                  577
MDC MD-83(6)...................   Narrow    140 (2 class)     2 X PW        Yes            1984-                  224


                                 CURRENT    ON        NO. OF
        TYPE & VARIANT            FLEET    ORDER   OPERATORS(3)
        --------------           -------   -----   -------------
Airbus A300-600R...............    154        8         18
Airbus A310-300................    166        7         43
Airbus A320-200................    588      297         80
Airbus A321-100................     65       59         13
Boeing 737-300.................    992       88         95
Boeing 737-300F................      3        0          2
Boeing 737-300QC...............      29       0          6
Boeing 737-400.................    439       37         54
Boeing 737-500.................    353       29         41
Boeing 747-300.................     79        0         22
Boeing 757-200.................    779      128         63
Boeing 767-200ER...............    130        0         26
Boeing 767-300ER...............    361       77         38
Fokker 70......................     48        0         11
MDC MD-82(6)...................    570        0         24
MDC MD-83(6)...................    246(5)    10         31

---------------

Source: Airclaims Limited.

(1) Data is as at January 1, 1998.

(2) Includes demonstrators/test aircraft.

(3) Excludes lessors.

(4) 737-300 deliveries include aircraft later converted to - 300F or 300QC.

(5) MD-83 current fleet includes aircraft converted from MD-81 and -82.

(6) Boeing has announced that production of these aircraft types is expected to end in 1999.

                                   APPENDIX 3

                MONTHLY GROSS REVENUES BASED ON THE ASSUMPTIONS

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
April 1998...............  20,127,090
May 1998.................  11,041,661
June 1998................  11,898,636
July 1998................   9,998,636
August 1998..............  11,070,411
September 1998...........  11,898,636
October 1998.............   9,998,636
November 1998............  11,070,411
December 1998............  11,875,636
January 1999.............   9,978,787
February 1999............  10,440,562
March 1999...............  11,890,312
April 1999...............  10,617,053
May 1999.................   9,858,828
June 1999................  12,545,803
July 1999................  10,645,803
August 1999..............   9,887,578
September 1999...........  12,545,803
October 1999.............  10,645,803
November 1999............   9,887,578
December 1999............  12,522,803
January 2000.............  10,624,379
February 2000............   9,866,154
March 2000...............  12,534,330
April 2000...............  10,646,906
May 2000.................   9,897,643
June 2000................  12,563,720
July 2000................  10,663,720
August 2000..............   9,906,095
September 2000...........  12,563,720
October 2000.............  10,663,720
November 2000............   9,906,095
December 2000............  11,317,631
January 2001.............  11,292,706
February 2001............  10,535,081
March 2001...............  11,329,154
April 2001...............  10,736,600
May 2001.................  10,806,275
June 2001................  11,590,400
July 2001................  10,736,600
August 2001..............  10,806,875
September 2001...........  11,590,400
October 2001.............  10,736,600
November 2001............  10,806,875
December 2001............  11,590,400
January 2002.............  10,738,176
February 2002............  10,808,451
March 2002...............  11,601,927
April 2002...............  10,749,703
May 2002.................  10,819,978
June 2002................  11,603,503
July 2002................  10,749,703
August 2002..............  10,772,967
September 2002...........  11,626,767
October 2002.............  10,737,967

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
November 2002............  10,737,967
December 2002............  11,591,767
January 2003.............  10,739,543
February 2003............  10,739,543
March 2003...............  11,310,319
April 2003...............  10,742,695
May 2003.................  11,026,611
June 2003................  11,026,611
July 2003................  11,026,611
August 2003..............  11,026,611
September 2003...........  11,026,611
October 2003.............  11,055,921
November 2003............  11,055,921
December 2003............  11,055,921
January 2004.............  15,613,844
February 2004............  10,707,385
March 2004...............  10,711,291
April 2004...............  10,586,731
May 2004.................  10,586,731
June 2004................  10,586,731
July 2004................  10,586,731
August 2004..............  10,586,731
September 2004...........  10,586,731
October 2004.............  10,552,625
November 2004............  10,552,625
December 2004............  10,552,625
January 2005.............  10,552,625
February 2005............  10,552,625
March 2005...............  10,532,565
April 2005...............  10,532,565
May 2005.................  10,532,565
June 2005................  10,532,565
July 2005................  10,532,565
August 2005..............  10,532,565
September 2005...........  10,532,565
October 2005.............  10,532,565
November 2005............  10,532,565
December 2005............  10,456,449
January 2006.............  10,456,449
February 2006............  10,432,224
March 2006...............  10,432,224
April 2006...............  10,343,761
May 2006.................  10,309,593
June 2006................  10,309,593
July 2006................  10,270,089
August 2006..............  10,270,089
September 2006...........  10,270,089
October 2006.............  10,270,089
November 2006............  10,270,089
December 2006............  10,270,089
January 2007.............  10,228,759
February 2007............  10,228,759
March 2007...............  10,227,930
April 2007...............  10,227,930
May 2007.................  10,227,541

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
June 2007................  10,227,541
July 2007................  10,227,541
August 2007..............  10,227,541
September 2007...........  10,227,541
October 2007.............  10,227,541
November 2007............  10,227,541
December 2007............  10,227,541
January 2008.............  10,227,541
February 2008............  10,227,541
March 2008...............  10,226,619
April 2008...............  10,226,619
May 2008.................   9,843,805
June 2008................   9,842,377
July 2008................   9,842,377
August 2008..............   9,842,377
September 2008...........   9,842,377
October 2008.............   9,734,411
November 2008............   9,734,411
December 2008............   9,653,636
January 2009.............   9,653,636
February 2009............   9,653,636
March 2009...............   9,653,636
April 2009...............   9,431,656
May 2009.................   9,431,656
June 2009................   9,431,656
July 2009................   9,431,656
August 2009..............   9,431,656
September 2009...........   9,431,656
October 2009.............   9,359,938
November 2009............   9,359,938
December 2009............   9,359,938
January 2010.............   9,359,938
February 2010............   9,359,938
March 2010...............   9,335,730
April 2010...............   9,335,730
May 2010.................   9,335,730
June 2010................   9,335,730
July 2010................   9,335,730
August 2010..............   9,335,730
September 2010...........   9,335,730
October 2010.............   9,335,730
November 2010............   9,335,730
December 2010............   9,191,116
January 2011.............   9,191,116
February 2011............   9,056,116
March 2011...............   9,056,116
April 2011...............   8,737,419
May 2011.................   8,666,319
June 2011................   8,666,319
July 2011................   8,593,314
August 2011..............   8,593,314
September 2011...........   8,593,314
October 2011.............   8,593,314
November 2011............   8,593,314
December 2011............   8,593,314

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
January 2012.............   8,519,289
February 2012............   8,519,289
March 2012...............   8,444,739
April 2012...............   8,444,739
May 2012.................   8,344,530
June 2012................   8,344,530
July 2012................   8,344,530
August 2012..............   8,341,451
September 2012...........   8,341,451
October 2012.............   8,341,451
November 2012............   8,341,451
December 2012............   8,341,451
January 2013.............   8,341,451
February 2013............   8,341,451
March 2013...............   8,254,151
April 2013...............   8,254,151
May 2013.................   7,330,081
June 2013................   7,234,864
July 2013................   7,234,864
August 2013..............   7,234,864
September 2013...........   7,050,432
October 2013.............   6,872,139
November 2013............   6,872,139
December 2013............   6,791,139
January 2014.............   6,758,168
February 2014............   6,725,939
March 2014...............   6,693,561
April 2014...............   6,300,808
May 2014.................   6,300,808
June 2014................   6,300,808
July 2014................   6,300,808
August 2014..............   6,300,808
September 2014...........   6,300,808
October 2014.............   6,167,572
November 2014............   6,167,572
December 2014............   6,167,572
January 2015.............   6,167,572
February 2015............   6,167,572
March 2015...............   6,051,063
April 2015...............   6,051,063
May 2015.................   6,051,063
June 2015................   5,966,095
July 2015................   5,966,095
August 2015..............   5,966,095
September 2015...........   5,966,095

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
October 2015.............   5,966,095
November 2015............   5,966,095
December 2015............   5,700,476
January 2016.............   5,700,476
February 2016............   5,409,701
March 2016...............   5,409,701
April 2016...............   4,804,828
May 2016.................   4,673,096
June 2016................   4,673,096
July 2016................   4,542,254
August 2016..............   4,542,254
September 2016...........   4,542,254
October 2016.............   4,542,254
November 2016............   4,542,254
December 2016............   4,542,254
January 2017.............   4,410,860
February 2017............   4,410,860
March 2017...............   4,237,738
April 2017...............   4,237,738
May 2017.................   4,004,307
June 2017................   4,004,307
July 2017................   4,004,307
August 2017..............   3,997,328
September 2017...........   3,997,328
October 2017.............   3,997,328
November 2017............   3,997,328
December 2017............   3,997,328
January 2018.............   3,997,328
February 2018............   3,997,328
March 2018...............   3,794,549
April 2018...............   3,794,549
May 2018.................   3,192,249
June 2018................   2,971,504
July 2018................   2,971,504
August 2018..............   2,971,504
September 2018...........   2,740,804
October 2018.............   2,432,753
November 2018............   2,432,753
December 2018............   2,324,528
January 2019.............   2,270,820
February 2019............   2,217,156
March 2019...............   2,163,540
April 2019...............   1,995,242
May 2019.................   1,995,242
June 2019................   1,995,242

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
July 2019................   1,995,242
August 2019..............   1,995,242
September 2019...........   1,995,242
October 2019.............   1,995,242
November 2019............   1,995,242
December 2019............   1,995,242
January 2020.............   1,995,242
February 2020............   1,995,242
March 2020...............   1,747,595
April 2020...............   1,747,595
May 2020.................   1,747,595
June 2020................   1,643,127
July 2020................   1,643,127
August 2020..............   1,643,127
September 2020...........   1,643,127
October 2020.............   1,643,127
November 2020............   1,643,127
December 2020............   1,502,065
January 2021.............   1,502,065
February 2021............   1,502,065
March 2021...............   1,502,065
April 2021...............     918,578
May 2021.................     918,578
June 2021................     918,578
July 2021................     918,578
August 2021..............     918,578
September 2021...........     918,578
October 2021.............     918,578
November 2021............     918,578
December 2021............     918,578
January 2022.............     918,578
February 2022............     918,578
March 2022...............     918,578
April 2022...............     918,578
May 2022.................     918,578
June 2022................     918,578
July 2022................     918,578
August 2022..............     905,372
September 2022...........     905,372
October 2022.............     905,372
November 2022............     905,372
December 2022............     905,372
January 2023.............     905,372
February 2023............     905,372
March 2023...............     905,372

                                   APPENDIX 4

               ASSUMED PORTFOLIO VALUES FOR THE INITIAL PORTFOLIO

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
Closing...............     1,115.51
April 1998............     1,110.73
May 1998..............     1,107.30
June 1998.............     1,103.85
July 1998.............     1,100.39
August 1998...........     1,096.92
September 1998........     1,093.43
October 1998..........     1,089.93
November 1998.........     1,086.41
December 1998.........     1,082.88
January 1999..........     1,079.33
February 1999.........     1,075.77
March 1999............     1,072.19
April 1999............     1,068.60
May 1999..............     1,064.99
June 1999.............     1,061.37
July 1999.............     1,057.74
August 1999...........     1,054.08
September 1999........     1,050.42
October 1999..........     1,046.74
November 1999.........     1,043.04
December 1999.........     1,039.33
January 2000..........     1,035.61
February 2000.........     1,031.86
March 2000............     1,028.11
April 2000............     1,024.34
May 2000..............     1,020.55
June 2000.............     1,016.75
July 2000.............     1,012.93
August 2000...........     1,009.10
September 2000........     1,005.25
October 2000..........     1,001.39
November 2000.........       997.51
December 2000.........       993.61
January 2001..........       989.70
February 2001.........       985.78
March 2001............       981.83
April 2001............       977.88
May 2001..............       973.90
June 2001.............       969.92
July 2001.............       965.91
August 2001...........       961.89
September 2001........       957.85
October 2001..........       953.80
November 2001.........       949.73
December 2001.........       945.65
January 2002..........       941.55
February 2002.........       937.43
March 2002............       933.30
April 2002............       929.15
May 2002..............       924.98
June 2002.............       920.80
July 2002.............       916.60
August 2002...........       912.39
September 2002........       908.16

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
October 2002..........       903.91
November 2002.........       899.65
December 2002.........       895.37
January 2003..........       891.07
February 2003.........       886.76
March 2003............       882.43
April 2003............       878.08
May 2003..............       873.72
June 2003.............       869.34
July 2003.............       864.94
August 2003...........       860.53
September 2003........       856.09
October 2003..........       851.65
November 2003.........       847.18
December 2003.........       842.70
January 2004..........       817.34
February 2004.........       813.02
March 2004............       808.67
April 2004............       804.31
May 2004..............       799.94
June 2004.............       795.54
July 2004.............       791.13
August 2004...........       786.70
September 2004........       782.26
October 2004..........       777.80
November 2004.........       773.32
December 2004.........       768.83
January 2005..........       764.31
February 2005.........       759.79
March 2005............       755.24
April 2005............       750.68
May 2005..............       746.10
June 2005.............       741.50
July 2005.............       736.89
August 2005...........       732.25
September 2005........       727.60
October 2005..........       722.94
November 2005.........       718.25
December 2005.........       713.55
January 2006..........       708.83
February 2006.........       704.10
March 2006............       699.35
April 2006............       694.57
May 2006..............       689.78
June 2006.............       684.98
July 2006.............       680.15
August 2006...........       675.31
September 2006........       670.45
October 2006..........       665.57
November 2006.........       660.68
December 2006.........       655.76
January 2007..........       650.83
February 2007.........       645.88
March 2007............       640.91
April 2007............       635.93

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
May 2007..............       630.92
June 2007.............       625.90
July 2007.............       620.86
August 2007...........       615.80
September 2007........       610.72
October 2007..........       605.62
November 2007.........       600.51
December 2007.........       595.38
January 2008..........       590.22
February 2008.........       585.05
March 2008............       579.86
April 2008............       574.66
May 2008..............       569.43
June 2008.............       564.18
July 2008.............       558.92
August 2008...........       553.63
September 2008........       548.33
October 2008..........       543.01
November 2008.........       537.67
December 2008.........       532.31
January 2009..........       526.93
February 2009.........       521.53
March 2009............       516.12
April 2009............       510.68
May 2009..............       505.22
June 2009.............       499.75
July 2009.............       494.25
August 2009...........       488.74
September 2009........       483.20
October 2009..........       477.65
November 2009.........       472.08
December 2009.........       466.48
January 2010..........       460.87
February 2010.........       455.24
March 2010............       449.59
April 2010............       443.91
May 2010..............       438.22
June 2010.............       432.51
July 2010.............       426.78
August 2010...........       421.02
September 2010........       415.25
October 2010..........       409.46
November 2010.........       403.65
December 2010.........       398.11
January 2011..........       392.70
February 2011.........       387.27
March 2011............       381.82
April 2011............       376.36
May 2011..............       370.87
June 2011.............       365.37
July 2011.............       359.84
August 2011...........       354.30
September 2011........       348.74
October 2011..........       343.16
November 2011.........       337.56

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
December 2011.........       331.94
January 2012..........       326.30
February 2012.........       320.64
March 2012............       314.96
April 2012............       309.26
May 2012..............       303.54
June 2012.............       297.89
July 2012.............       292.31
August 2012...........       286.70
September 2012........       281.28
October 2012..........       276.01
November 2012.........       270.82
December 2012.........       265.62
January 2013..........       260.39
February 2013.........       255.15
March 2013............       249.89
April 2013............       244.61
May 2013..............       239.57
June 2013.............       234.76
July 2013.............       229.93
August 2013...........       225.09
September 2013........       220.23
October 2013..........       215.36
November 2013.........       210.71
December 2013.........       206.14
January 2014..........       201.90
February 2014.........       197.83
March 2014............       193.89
April 2014............       190.08
May 2014..............       186.40
June 2014.............       182.71
July 2014.............       179.00
August 2014...........       175.29
September 2014........       171.56
October 2014..........       167.81
November 2014.........       164.06
December 2014.........       160.29
January 2015..........       156.51
February 2015.........       152.72
March 2015............       148.91
April 2015............       145.38
May 2015..............       141.92
June 2015.............       138.45
July 2015.............       134.97
August 2015...........       131.47
September 2015........       127.97

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
October 2015..........       124.58
November 2015.........       121.44
December 2015.........       118.28
January 2016..........       115.12
February 2016.........       111.95
March 2016............       108.76
April 2016............       105.57
May 2016..............       102.36
June 2016.............        99.14
July 2016.............        95.91
August 2016...........        92.67
September 2016........        89.42
October 2016..........        86.16
November 2016.........        82.89
December 2016.........        79.61
January 2017..........        76.32
February 2017.........        73.20
March 2017............        70.36
April 2017............        67.59
May 2017..............        64.86
June 2017.............        62.26
July 2017.............        59.64
August 2017...........        57.02
September 2017........        54.39
October 2017..........        51.75
November 2017.........        49.10
December 2017.........        46.45
January 2018..........        43.78
February 2018.........        41.11
March 2018............        38.55
April 2018............        36.26
May 2018..............        34.29
June 2018.............        32.68
July 2018.............        31.12
August 2018...........        29.55
September 2018........        27.98
October 2018..........        26.41
November 2018.........        24.82
December 2018.........        23.27
January 2019..........        21.85
February 2019.........        20.42
March 2019............        19.12
April 2019............        17.95
May 2019..............        16.79
June 2019.............        15.61

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
July 2019.............        14.44
August 2019...........        13.26
September 2019........        12.07
October 2019..........        11.30
November 2019.........        10.53
December 2019.........         9.76
January 2020..........         8.99
February 2020.........         8.22
March 2020............         7.45
April 2020............         6.67
May 2020..............         5.89
June 2020.............         5.30
July 2020.............         4.73
August 2020...........         4.17
September 2020........         3.60
October 2020..........         3.04
November 2020.........         2.47
December 2020.........         1.89
January 2021..........         1.40
February 2021.........         0.93
March 2021............         0.59
April 2021............         0.32
May 2021..............         0.05
June 2021.............         0.00
July 2021.............         0.00
August 2021...........         0.00
September 2021........         0.00
October 2021..........         0.00
November 2021.........         0.00
December 2021.........         0.00
January 2022..........         0.00
February 2022.........         0.00
March 2022............         0.00
April 2022............         0.00
May 2022..............         0.00
June 2022.............         0.00
July 2022.............         0.00
August 2022...........         0.00
September 2022........         0.00
October 2022..........         0.00
November 2022.........         0.00
December 2022.........         0.00
January 2023..........         0.00
February 2023.........         0.00
March 2023............         0.00

                                   APPENDIX 5

                           CLASS A CLASS PERCENTAGES

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
Closing..............    66.34%       66.34%        59.70%
April 1998...........    66.34%       66.34%        59.69%
May 1998.............    66.34%       66.34%        59.66%
June 1998............    66.34%       66.34%        59.63%
July 1998............    66.34%       66.34%        59.58%
August 1998..........    66.34%       66.34%        59.53%
September 1998.......    66.34%       66.34%        59.47%
October 1998.........    66.33%       66.33%        59.40%
November 1998........    66.33%       66.33%        59.33%
December 1998........    66.33%       66.33%        59.26%
January 1999.........    66.33%       66.33%        59.18%
February 1999........    66.33%       66.33%        59.09%
March 1999...........    66.32%       66.32%        59.00%
April 1999...........    66.32%       66.32%        58.91%
May 1999.............    66.32%       66.32%        58.81%
June 1999............    66.31%       66.31%        58.71%
July 1999............    66.31%       66.31%        58.60%
August 1999..........    66.30%       66.30%        58.49%
September 1999.......    66.30%       66.30%        58.38%
October 1999.........    66.29%       66.29%        58.26%
November 1999........    66.29%       66.28%        58.13%
December 1999........    66.28%       66.27%        58.01%
January 2000.........    66.27%       66.26%        57.88%
February 2000........    66.26%       66.25%        57.75%
March 2000...........    66.25%       66.24%        57.61%
April 2000...........    66.24%       66.23%        57.47%
May 2000.............    66.23%       66.22%        57.33%
June 2000............    66.22%       66.21%        57.18%
July 2000............    66.21%       66.19%        57.03%
August 2000..........    66.19%       66.18%        56.88%
September 2000.......    66.18%       66.16%        56.73%
October 2000.........    66.16%       66.14%        56.57%
November 2000........    66.15%       66.12%        56.41%
December 2000........    66.13%       66.10%        56.24%
January 2001.........    66.11%       66.08%        56.07%
February 2001........    66.09%       66.06%        55.90%
March 2001...........    66.07%       66.04%        55.73%
April 2001...........    66.05%       66.01%        55.55%
May 2001.............    66.03%       65.99%        55.38%
June 2001............    66.01%       65.96%        55.20%
July 2001............    65.98%       65.93%        55.01%
August 2001..........    65.96%       65.90%        54.82%
September 2001.......    65.93%       65.87%        54.63%
October 2001.........    65.90%       65.84%        54.44%
November 2001........    65.87%       65.81%        54.25%
December 2001........    65.84%       65.77%        54.05%
January 2002.........    65.81%       65.74%        53.85%
February 2002........    65.78%       65.70%        53.65%
March 2002...........    65.75%       65.66%        53.44%
April 2002...........    65.71%       65.62%        53.24%
May 2002.............    65.68%       65.58%        53.03%
June 2002............    65.64%       65.53%        52.81%
July 2002............    65.60%       65.49%        52.60%
August 2002..........    65.56%       65.44%        52.38%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
September 2002.......    65.52%       65.39%        52.16%
October 2002.........    65.48%       65.34%        51.94%
November 2002........    65.43%       65.29%        51.72%
December 2002........    65.39%       65.23%        51.49%
January 2003.........    65.34%       65.18%        51.26%
February 2003........    65.29%       65.12%        51.03%
March 2003...........    65.24%       65.06%        50.80%
April 2003...........    65.19%       65.00%        50.56%
May 2003.............    65.14%       64.93%        50.32%
June 2003............    65.09%       64.87%        50.08%
July 2003............    65.03%       64.80%        49.84%
August 2003..........    64.97%       64.73%        49.60%
September 2003.......    64.91%       64.66%        49.35%
October 2003.........    64.85%       64.58%        49.10%
November 2003........    64.79%       64.51%        48.85%
December 2003........    64.73%       64.43%        48.60%
January 2004.........    64.66%       64.35%        48.34%
February 2004........    64.59%       64.27%        48.08%
March 2004...........    64.53%       64.19%        47.82%
April 2004...........    64.46%       64.10%        47.56%
May 2004.............    64.38%       64.01%        47.30%
June 2004............    64.31%       63.92%        47.03%
July 2004............    64.23%       63.83%        46.76%
August 2004..........    64.16%       63.73%        46.49%
September 2004.......    64.08%       63.64%        46.22%
October 2004.........    63.99%       63.54%        45.95%
November 2004........    63.91%       63.43%        45.67%
December 2004........    63.83%       63.33%        45.39%
January 2005.........    63.74%       63.22%        45.11%
February 2005........    63.65%       63.11%        44.83%
March 2005...........    63.56%       63.00%        44.55%
April 2005...........    63.47%       62.89%        44.26%
May 2005.............    63.37%       62.77%        43.97%
June 2005............    63.28%       62.65%        43.68%
July 2005............    63.18%       62.53%        43.39%
August 2005..........    63.08%       62.40%        43.10%
September 2005.......    62.98%       62.28%        42.80%
October 2005.........    62.87%       62.15%        42.50%
November 2005........    62.76%       62.01%        42.20%
December 2005........    62.66%       61.88%        41.90%
January 2006.........    62.54%       61.74%        41.60%
February 2006........    62.43%       61.60%        41.29%
March 2006...........    62.32%       61.46%        40.99%
April 2006...........    62.20%       61.31%        40.68%
May 2006.............    62.08%       61.16%        40.37%
June 2006............    61.96%       61.01%        40.05%
July 2006............    61.84%       60.85%        39.74%
August 2006..........    61.71%       60.70%        39.42%
September 2006.......    61.58%       60.54%        39.10%
October 2006.........    61.45%       60.37%        38.78%
November 2006........    61.32%       60.21%        38.46%
December 2006........    61.18%       60.04%        38.14%
January 2007.........    61.05%       59.86%        37.81%
February 2007........    60.91%       59.69%        37.49%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
March 2007...........    60.77%       59.51%        37.16%
April 2007...........    60.62%       59.33%        36.83%
May 2007.............    60.47%       59.14%        36.49%
June 2007............    60.33%       58.96%        36.16%
July 2007............    60.17%       58.77%        35.82%
August 2007..........    60.02%       58.57%        35.48%
September 2007.......    59.86%       58.37%        35.14%
October 2007.........    59.71%       58.17%        34.80%
November 2007........    59.55%       57.97%        34.46%
December 2007........    59.38%       57.76%        34.12%
January 2008.........    59.22%       57.55%        33.77%
February 2008........    59.05%       57.34%        33.42%
March 2008...........    58.88%       57.12%        33.07%
April 2008...........    58.70%       56.90%        32.72%
May 2008.............    58.53%       56.68%        32.37%
June 2008............    58.35%       56.45%        32.01%
July 2008............    58.17%       56.22%        31.65%
August 2008..........    57.98%       55.99%        31.30%
September 2008.......    57.80%       55.75%        30.94%
October 2008.........    57.61%       55.51%        30.57%
November 2008........    57.41%       55.26%        30.21%
December 2008........    57.22%       55.01%        29.85%
January 2009.........    57.02%       54.76%        29.48%
February 2009........    56.82%       54.51%        29.11%
March 2009...........    56.62%       54.25%        28.74%
April 2009...........    56.42%       53.99%        28.37%
May 2009.............    56.21%       53.72%        28.00%
June 2009............    56.00%       53.45%        27.62%
July 2009............    55.78%       53.18%        27.25%
August 2009..........    55.57%       52.90%        26.87%
September 2009.......    55.35%       52.62%        26.49%
October 2009.........    55.12%       52.33%        26.11%
November 2009........    54.90%       52.04%        25.72%
December 2009........    54.67%       51.75%        25.34%
January 2010.........    54.44%       51.45%        24.95%
February 2010........    54.21%       51.15%        24.57%
March 2010...........    53.97%       50.85%        24.18%
April 2010...........    53.73%       50.54%        23.79%
May 2010.............    53.49%       50.23%        23.40%
June 2010............    53.24%       49.91%        23.00%
July 2010............    53.00%       49.59%        22.61%
August 2010..........    52.74%       49.27%        22.21%
September 2010.......    52.49%       48.94%        21.81%
October 2010.........    52.23%       48.61%        21.41%
November 2010........    51.97%       48.27%        21.01%
December 2010........    51.71%       47.93%        20.61%
January 2011.........    51.44%       47.59%        20.20%
February 2011........    51.17%       47.24%        19.80%
March 2011...........    50.90%       46.88%        19.39%
April 2011...........    50.62%       46.53%        18.98%
May 2011.............    50.34%       46.17%        18.57%
June 2011............    50.06%       45.80%        18.16%
July 2011............    49.78%       45.43%        17.74%
August 2011..........    49.49%       45.06%        17.33%
September 2011.......    49.20%       44.68%        16.91%
October 2011.........    48.90%       44.29%        16.49%
November 2011........    48.60%       43.91%        16.07%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
December 2011........    48.30%       43.52%        15.65%
January 2012.........    48.00%       43.12%        15.23%
February 2012........    47.69%       42.72%        14.80%
March 2012...........    47.38%       42.31%        14.38%
April 2012...........    47.07%       41.90%        13.95%
May 2012.............    46.75%       41.49%        13.52%
June 2012............    46.43%       41.07%        13.09%
July 2012............    46.10%       40.65%        12.66%
August 2012..........    45.77%       40.22%        12.23%
September 2012.......    45.44%       39.79%        11.79%
October 2012.........    45.11%       39.35%        11.36%
November 2012........    44.77%       38.91%        10.92%
December 2012........    44.43%       38.46%        10.48%
January 2013.........    44.09%       38.01%        10.04%
February 2013........    43.74%       37.56%         9.60%
March 2013...........    43.39%       37.10%         9.16%
April 2013...........    43.03%       36.63%         8.71%
May 2013.............    42.67%       36.16%         8.27%
June 2013............    42.31%       35.69%         7.82%
July 2013............    41.94%       35.21%         7.37%
August 2013..........    41.58%       34.73%         6.92%
September 2013.......    41.20%       34.24%         6.47%
October 2013.........    40.83%       33.74%         6.02%
November 2013........    40.45%       33.24%         5.56%
December 2013........    40.06%       32.74%         5.11%
January 2014.........    39.68%       32.23%         4.65%
February 2014........    39.29%       31.72%         4.19%
March 2014...........    38.89%       31.20%         3.73%
April 2014...........    38.49%       30.68%         3.27%
May 2014.............    38.09%       30.15%         2.81%
June 2014............    37.69%       29.61%         2.34%
July 2014............    37.28%       29.07%         1.88%
August 2014..........    36.86%       28.53%         1.41%
September 2014.......    36.45%       27.98%         0.94%
October 2014.........    36.03%       27.43%         0.47%
November 2014........    35.60%       26.87%         0.00%
December 2014........    35.18%       26.30%         0.00%
January 2015.........    34.74%       25.73%         0.00%
February 2015........    34.31%       25.16%         0.00%
March 2015...........    33.87%       24.58%         0.00%
April 2015...........    33.43%       23.99%         0.00%
May 2015.............    32.98%       23.40%         0.00%
June 2015............    32.53%       22.80%         0.00%
July 2015............    32.07%       22.20%         0.00%
August 2015..........    31.62%       21.60%         0.00%
September 2015.......    31.15%       20.98%         0.00%
October 2015.........    30.69%       20.37%         0.00%
November 2015........    30.22%       19.74%         0.00%
December 2015........    29.74%       19.11%         0.00%
January 2016.........    29.27%       18.48%         0.00%
February 2016........    28.78%       17.84%         0.00%
March 2016...........    28.30%       17.20%         0.00%
April 2016...........    27.81%       16.54%         0.00%
May 2016.............    27.31%       15.89%         0.00%
June 2016............    26.81%       15.23%         0.00%
July 2016............    26.31%       14.56%         0.00%
August 2016..........    25.81%       13.89%         0.00%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
September 2016.......    25.30%       13.21%         0.00%
October 2016.........    24.78%       12.52%         0.00%
November 2016........    24.26%       11.83%         0.00%
December 2016........    23.74%       11.14%         0.00%
January 2017.........    23.21%       10.44%         0.00%
February 2017........    22.68%        9.73%         0.00%
March 2017...........    22.15%        9.02%         0.00%
April 2017...........    21.61%        8.30%         0.00%
May 2017.............    21.07%        7.57%         0.00%
June 2017............    20.52%        6.84%         0.00%
July 2017............    19.97%        6.10%         0.00%
August 2017..........    19.41%        5.36%         0.00%
September 2017.......    18.85%        4.61%         0.00%
October 2017.........    18.29%        3.86%         0.00%
November 2017........    17.72%        3.10%         0.00%
December 2017........    17.14%        2.33%         0.00%
January 2018.........    16.57%        1.56%         0.00%
February 2018........    15.98%        0.78%         0.00%
March 2018...........    15.40%        0.00%         0.00%
April 2018...........    14.81%        0.00%         0.00%
May 2018.............    14.21%        0.00%         0.00%
June 2018............    13.61%        0.00%         0.00%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
July 2018............    13.01%        0.00%         0.00%
August 2018..........    12.40%        0.00%         0.00%
September 2018.......    11.79%        0.00%         0.00%
October 2018.........    11.17%        0.00%         0.00%
November 2018........    10.55%        0.00%         0.00%
December 2018........     9.93%        0.00%         0.00%
January 2019.........     9.30%        0.00%         0.00%
February 2019........     8.66%        0.00%         0.00%
March 2019...........     8.02%        0.00%         0.00%
April 2019...........     7.38%        0.00%         0.00%
May 2019.............     6.73%        0.00%         0.00%
June 2019............     6.08%        0.00%         0.00%
July 2019............     5.42%        0.00%         0.00%
August 2019..........     4.76%        0.00%         0.00%
September 2019.......     4.09%        0.00%         0.00%
October 2019.........     3.42%        0.00%         0.00%
November 2019........     2.75%        0.00%         0.00%
December 2019........     2.07%        0.00%         0.00%
January 2020.........     1.38%        0.00%         0.00%
February 2020........     0.69%        0.00%         0.00%
March 2020...........     0.00%        0.00%         0.00%

                                   APPENDIX 6

                           CLASS B CLASS PERCENTAGES

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
Closing..............     8.96%        8.96%         8.96%
April 1998...........     8.96%        8.96%         8.96%
May 1998.............     8.96%        8.96%         8.96%
June 1998............     8.96%        8.96%         8.96%
July 1998............     8.96%        8.96%         8.96%
August 1998..........     8.96%        8.96%         8.96%
September 1998.......     8.96%        8.96%         8.96%
October 1998.........     8.96%        8.96%         8.95%
November 1998........     8.96%        8.96%         8.95%
December 1998........     8.96%        8.96%         8.95%
January 1999.........     8.96%        8.96%         8.94%
February 1999........     8.96%        8.96%         8.94%
March 1999...........     8.96%        8.96%         8.93%
April 1999...........     8.96%        8.96%         8.93%
May 1999.............     8.96%        8.96%         8.92%
June 1999............     8.96%        8.96%         8.91%
July 1999............     8.96%        8.96%         8.90%
August 1999..........     8.96%        8.96%         8.89%
September 1999.......     8.96%        8.96%         8.88%
October 1999.........     8.96%        8.96%         8.87%
November 1999........     8.96%        8.96%         8.86%
December 1999........     8.96%        8.96%         8.85%
January 2000.........     8.96%        8.96%         8.84%
February 2000........     8.96%        8.96%         8.82%
March 2000...........     8.96%        8.96%         8.81%
April 2000...........     8.96%        8.96%         8.79%
May 2000.............     8.96%        8.96%         8.78%
June 2000............     8.96%        8.96%         8.76%
July 2000............     8.96%        8.96%         8.74%
August 2000..........     8.96%        8.96%         8.72%
September 2000.......     8.96%        8.96%         8.71%
October 2000.........     8.96%        8.96%         8.69%
November 2000........     8.95%        8.95%         8.67%
December 2000........     8.95%        8.95%         8.64%
January 2001.........     8.95%        8.95%         8.62%
February 2001........     8.95%        8.95%         8.60%
March 2001...........     8.95%        8.95%         8.57%
April 2001...........     8.95%        8.95%         8.55%
May 2001.............     8.95%        8.95%         8.52%
June 2001............     8.94%        8.94%         8.50%
July 2001............     8.94%        8.94%         8.47%
August 2001..........     8.94%        8.94%         8.44%
September 2001.......     8.94%        8.94%         8.41%
October 2001.........     8.94%        8.93%         8.38%
November 2001........     8.93%        8.93%         8.35%
December 2001........     8.93%        8.93%         8.32%
January 2002.........     8.93%        8.92%         8.28%
February 2002........     8.92%        8.92%         8.25%
March 2002...........     8.92%        8.92%         8.22%
April 2002...........     8.92%        8.91%         8.18%
May 2002.............     8.92%        8.91%         8.14%
June 2002............     8.91%        8.90%         8.11%
July 2002............     8.91%        8.90%         8.07%
August 2002..........     8.90%        8.89%         8.03%
September 2002.......     8.90%        8.89%         7.99%
October 2002.........     8.90%        8.88%         7.95%
November 2002........     8.89%        8.88%         7.90%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
December 2002........     8.89%        8.87%         7.86%
January 2003.........     8.88%        8.86%         7.82%
February 2003........     8.88%        8.86%         7.77%
March 2003...........     8.87%        8.85%         7.72%
April 2003...........     8.87%        8.84%         7.68%
May 2003.............     8.86%        8.83%         7.63%
June 2003............     8.85%        8.82%         7.58%
July 2003............     8.85%        8.81%         7.53%
August 2003..........     8.84%        8.81%         7.48%
September 2003.......     8.83%        8.80%         7.43%
October 2003.........     8.83%        8.78%         7.37%
November 2003........     8.82%        8.77%         7.32%
December 2003........     8.81%        8.76%         7.26%
January 2004.........     8.81%        8.75%         7.21%
February 2004........     8.80%        8.74%         7.15%
March 2004...........     8.79%        8.73%         7.09%
April 2004...........     8.78%        8.71%         7.03%
May 2004.............     8.77%        8.70%         6.97%
June 2004............     8.76%        8.68%         6.91%
July 2004............     8.75%        8.67%         6.85%
August 2004..........     8.74%        8.65%         6.79%
September 2004.......     8.73%        8.64%         6.72%
October 2004.........     8.72%        8.62%         6.66%
November 2004........     8.71%        8.60%         6.59%
December 2004........     8.70%        8.58%         6.52%
January 2005.........     8.69%        8.56%         6.45%
February 2005........     8.68%        8.55%         6.38%
March 2005...........     8.66%        8.52%         6.31%
April 2005...........     8.65%        8.50%         6.24%
May 2005.............     8.64%        8.48%         6.17%
June 2005............     8.62%        8.46%         6.09%
July 2005............     8.61%        8.44%         6.02%
August 2005..........     8.60%        8.41%         5.94%
September 2005.......     8.58%        8.39%         5.87%
October 2005.........     8.57%        8.36%         5.79%
November 2005........     8.55%        8.33%         5.71%
December 2005........     8.53%        8.31%         5.63%
January 2006.........     8.52%        8.28%         5.55%
February 2006........     8.50%        8.25%         5.46%
March 2006...........     8.48%        8.22%         5.38%
April 2006...........     8.47%        8.19%         5.29%
May 2006.............     8.45%        8.16%         5.21%
June 2006............     8.43%        8.12%         5.12%
July 2006............     8.41%        8.09%         5.03%
August 2006..........     8.39%        8.05%         4.94%
September 2006.......     8.37%        8.02%         4.85%
October 2006.........     8.35%        7.98%         4.76%
November 2006........     8.33%        7.94%         4.67%
December 2006........     8.31%        7.90%         4.57%
January 2007.........     8.29%        7.86%         4.48%
February 2007........     8.26%        7.82%         4.38%
March 2007...........     8.24%        7.78%         4.29%
April 2007...........     8.22%        7.73%         4.19%
May 2007.............     8.19%        7.69%         4.09%
June 2007............     8.17%        7.64%         3.99%
July 2007............     8.14%        7.59%         3.88%
August 2007..........     8.12%        7.54%         3.78%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
September 2007.......     8.09%        7.49%         3.68%
October 2007.........     8.06%        7.44%         3.57%
November 2007........     8.03%        7.39%         3.47%
December 2007........     8.01%        7.33%         3.36%
January 2008.........     7.98%        7.28%         3.25%
February 2008........     7.95%        7.22%         3.14%
March 2008...........     7.92%        7.16%         3.03%
April 2008...........     7.89%        7.10%         2.91%
May 2008.............     7.86%        7.04%         2.80%
June 2008............     7.82%        6.98%         2.69%
July 2008............     7.79%        6.91%         2.57%
August 2008..........     7.76%        6.85%         2.45%
September 2008.......     7.72%        6.78%         2.34%
October 2008.........     7.69%        6.71%         2.22%
November 2008........     7.65%        6.64%         2.09%
December 2008........     7.62%        6.56%         1.97%
January 2009.........     7.58%        6.49%         1.85%
February 2009........     7.54%        6.41%         1.73%
March 2009...........     7.50%        6.34%         1.60%
April 2009...........     7.47%        6.26%         1.47%
May 2009.............     7.43%        6.18%         1.35%
June 2009............     7.39%        6.09%         1.22%
July 2009............     7.34%        6.01%         1.09%
August 2009..........     7.30%        5.92%         0.95%
September 2009.......     7.26%        5.83%         0.82%
October 2009.........     7.22%        5.74%         0.69%
November 2009........     7.17%        5.65%         0.55%
December 2009........     7.13%        5.55%         0.42%
January 2010.........     7.08%        5.46%         0.28%
February 2010........     7.03%        5.36%         0.14%
March 2010...........     6.99%        5.26%         0.00%
April 2010...........     6.94%        5.15%         0.00%
May 2010.............     6.89%        5.05%         0.00%
June 2010............     6.84%        4.94%         0.00%
July 2010............     6.79%        4.83%         0.00%
August 2010..........     6.74%        4.72%         0.00%
September 2010.......     6.68%        4.61%         0.00%
October 2010.........     6.63%        4.49%         0.00%
November 2010........     6.58%        4.37%         0.00%
December 2010........     6.52%        4.25%         0.00%
January 2011.........     6.46%        4.13%         0.00%
February 2011........     6.41%        4.00%         0.00%
March 2011...........     6.35%        3.88%         0.00%
April 2011...........     6.29%        3.74%         0.00%
May 2011.............     6.23%        3.61%         0.00%
June 2011............     6.17%        3.48%         0.00%
July 2011............     6.11%        3.34%         0.00%
August 2011..........     6.04%        3.20%         0.00%
September 2011.......     5.98%        3.06%         0.00%
October 2011.........     5.92%        2.91%         0.00%
November 2011........     5.85%        2.76%         0.00%
December 2011........     5.78%        2.61%         0.00%
January 2012.........     5.72%        2.46%         0.00%
February 2012........     5.65%        2.30%         0.00%
March 2012...........     5.58%        2.14%         0.00%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
April 2012...........     5.51%        1.98%         0.00%
May 2012.............     5.43%        1.81%         0.00%
June 2012............     5.36%        1.65%         0.00%
July 2012............     5.29%        1.48%         0.00%
August 2012..........     5.21%        1.30%         0.00%
September 2012.......     5.13%        1.13%         0.00%
October 2012.........     5.06%        0.95%         0.00%
November 2012........     4.98%        0.76%         0.00%
December 2012........     4.90%        0.58%         0.00%
January 2013.........     4.82%        0.39%         0.00%
February 2013........     4.74%        0.20%         0.00%
March 2013...........     4.65%        0.00%         0.00%
April 2013...........     4.57%        0.00%         0.00%
May 2013.............     4.48%        0.00%         0.00%
June 2013............     4.40%        0.00%         0.00%
July 2013............     4.31%        0.00%         0.00%
August 2013..........     4.22%        0.00%         0.00%
September 2013.......     4.13%        0.00%         0.00%
October 2013.........     4.04%        0.00%         0.00%
November 2013........     3.95%        0.00%         0.00%
December 2013........     3.85%        0.00%         0.00%
January 2014.........     3.76%        0.00%         0.00%
February 2014........     3.66%        0.00%         0.00%
March 2014...........     3.56%        0.00%         0.00%
April 2014...........     3.47%        0.00%         0.00%
May 2014.............     3.37%        0.00%         0.00%
June 2014............     3.26%        0.00%         0.00%
July 2014............     3.16%        0.00%         0.00%
August 2014..........     3.06%        0.00%         0.00%
September 2014.......     2.95%        0.00%         0.00%
October 2014.........     2.85%        0.00%         0.00%
November 2014........     2.74%        0.00%         0.00%
December 2014........     2.63%        0.00%         0.00%
January 2015.........     2.52%        0.00%         0.00%
February 2015........     2.40%        0.00%         0.00%
March 2015...........     2.29%        0.00%         0.00%
April 2015...........     2.18%        0.00%         0.00%
May 2015.............     2.06%        0.00%         0.00%
June 2015............     1.94%        0.00%         0.00%
July 2015............     1.82%        0.00%         0.00%
August 2015..........     1.70%        0.00%         0.00%
September 2015.......     1.58%        0.00%         0.00%
October 2015.........     1.46%        0.00%         0.00%
November 2015........     1.33%        0.00%         0.00%
December 2015........     1.21%        0.00%         0.00%
January 2016.........     1.08%        0.00%         0.00%
February 2016........     0.95%        0.00%         0.00%
March 2016...........     0.82%        0.00%         0.00%
April 2016...........     0.69%        0.00%         0.00%
May 2016.............     0.55%        0.00%         0.00%
June 2016............     0.42%        0.00%         0.00%
July 2016............     0.28%        0.00%         0.00%
August 2016..........     0.14%        0.00%         0.00%
September 2016.......     0.00%        0.00%         0.00%

                                   APPENDIX 7

                       CLASS C TARGET PRINCIPAL BALANCES

                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
                            ($)                 ($)
Closing..............    100,000,000        100,000,000
April 1998...........    100,000,000        100,000,000
May 1998.............    100,000,000        100,000,000
June 1998............    100,000,000        100,000,000
July 1998............    100,000,000        100,000,000
August 1998..........    100,000,000        100,000,000
September 1998.......    100,000,000        100,000,000
October 1998.........    100,000,000        100,000,000
November 1998........    100,000,000        100,000,000
December 1998........    100,000,000        100,000,000
January 1999.........    100,000,000        100,000,000
February 1999........    100,000,000        100,000,000
March 1999...........    100,000,000        100,000,000
April 1999...........    100,000,000        100,000,000
May 1999.............    100,000,000        100,000,000
June 1999............    100,000,000        100,000,000
July 1999............    100,000,000        100,000,000
August 1999..........    100,000,000        100,000,000
September 1999.......    100,000,000        100,000,000
October 1999.........     99,999,825         99,996,772
November 1999........     99,999,043         99,986,794
December 1999........     99,997,412         99,969,890
January 2000.........     99,994,757         99,945,967
February 2000........     99,990,934         99,914,956
March 2000...........     99,985,819         99,876,807
April 2000...........     99,979,299         99,831,475
May 2000.............     99,971,272         99,778,925
June 2000............     99,961,645         99,719,125
July 2000............     99,950,328         99,652,047
August 2000..........     99,937,239         99,577,666
September 2000.......     99,922,300         99,495,959
October 2000.........     99,905,436         99,406,905
November 2000........     99,886,576         99,310,486
December 2000........     99,865,651         99,206,683
January 2001.........     99,842,596         99,095,480
February 2001........     99,817,348         98,976,860
March 2001...........     99,789,845         98,850,810
April 2001...........     99,760,027         98,717,316
May 2001.............     99,727,838         98,576,363
June 2001............     99,693,222         98,427,941
July 2001............     99,656,123         98,272,036
August 2001..........     99,616,490         98,108,638
September 2001.......     99,574,270         97,937,736
October 2001.........     99,529,413         97,759,319
November 2001........     99,481,870         97,573,377
December 2001........     99,431,592         97,379,901
January 2002.........     99,378,533         97,178,882
February 2002........     99,322,645         96,970,309
March 2002...........     99,263,883         96,754,176
April 2002...........     99,202,204         96,530,472
May 2002.............     99,137,562         96,299,191
June 2002............     99,069,916         96,060,325
July 2002............     98,999,222         95,813,865
August 2002..........     98,925,439         95,559,804

                             ($)               ($)
                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
September 2002.......     98,848,527         95,298,136
October 2002.........     98,768,445         95,028,853
November 2002........     98,685,153         94,751,948
December 2002........     98,598,612         94,467,415
January 2003.........     98,508,784         94,175,248
February 2003........     98,415,631         93,875,439
March 2003...........     98,319,115         93,567,983
April 2003...........     98,219,199         93,252,875
May 2003.............     98,115,847         92,930,107
June 2003............     98,009,023         92,599,674
July 2003............     97,898,690         92,261,571
August 2003..........     97,784,815         91,915,791
September 2003.......     97,667,362         91,562,331
October 2003.........     97,546,296         91,201,184
November 2003........     97,421,584         90,832,345
December 2003........     97,293,192         90,455,810
January 2004.........     97,161,088         90,071,572
February 2004........     97,025,237         89,679,628
March 2004...........     96,885,608         89,279,972
April 2004...........     96,742,168         88,872,601
May 2004.............     96,594,886         88,457,508
June 2004............     96,443,729         88,034,690
July 2004............     96,288,668         87,604,143
August 2004..........     96,129,670         87,165,861
September 2004.......     95,966,705         86,719,841
October 2004.........     95,799,743         86,266,077
November 2004........     95,628,753         85,804,568
December 2004........     95,453,706         85,335,307
January 2005.........     95,274,572         84,858,290
February 2005........     95,091,322         84,373,515
March 2005...........     94,903,927         83,880,977
April 2005...........     94,712,357         83,380,672
May 2005.............     94,516,585         82,872,597
June 2005............     94,316,582         82,356,747
July 2005............     94,112,319         81,833,119
August 2005..........     93,903,770         81,301,709
September 2005.......     93,690,906         80,762,514
October 2005.........     93,473,699         80,215,530
November 2005........     93,252,123         79,660,753
December 2005........     93,026,151         79,098,181
January 2006.........     92,795,755         78,527,809
February 2006........     92,560,908         77,949,634
March 2006...........     92,321,585         77,363,654
April 2006...........     92,077,759         76,769,864
May 2006.............     91,829,404         76,168,262
June 2006............     91,576,494         75,558,844
July 2006............     91,319,004         74,941,607
August 2006..........     91,056,907         74,316,549
September 2006.......     90,790,178         73,683,665
October 2006.........     90,518,792         73,042,952
November 2006........     90,242,724         72,394,409
December 2006........     89,961,949         71,738,032
January 2007.........     89,676,442         71,073,817
February 2007........     89,386,179         70,401,762

                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
                             ($)               ($)
March 2007...........     89,091,135         69,721,865
April 2007...........     88,791,286         69,034,121
May 2007.............     88,486,607         68,338,529
June 2007............     88,177,075         67,635,085
July 2007............     87,862,666         66,923,788
August 2007..........     87,543,356         66,204,633
September 2007.......     87,219,121         65,477,618
October 2007.........     86,889,938         64,742,742
November 2007........     86,555,784         64,000,000
December 2007........     86,216,635         63,249,391
January 2008.........     85,872,469         62,490,911
February 2008........     85,523,262         61,724,559
March 2008...........     85,168,991         60,950,331
April 2008...........     84,809,635         60,168,225
May 2008.............     84,445,170         59,378,239
June 2008............     84,075,573         58,580,370
July 2008............     83,700,823         57,774,616
August 2008..........     83,320,898         56,960,973
September 2008.......     82,935,774         56,139,441
October 2008.........     82,545,431         55,310,016
November 2008........     82,149,846         54,472,696
December 2008........     81,748,998         53,627,479
January 2009.........     81,342,865         52,774,362
February 2009........     80,931,424         51,913,343
March 2009...........     80,514,656         51,044,420
April 2009...........     80,092,538         50,167,590
May 2009.............     79,665,050         49,282,851
June 2009............     79,232,169         48,390,202
July 2009............     78,793,876         47,489,639
August 2009..........     78,350,148         46,581,161
September 2009.......     77,900,966         45,664,765
October 2009.........     77,446,308         44,740,449
November 2009........     76,986,154         43,808,212
December 2009........     76,520,484         42,868,050
January 2010.........     76,049,276         41,919,962
February 2010........     75,572,510         40,963,946
March 2010...........     75,090,167         40,000,000
April 2010...........     74,602,225         39,028,121
May 2010.............     74,108,665         38,048,308
June 2010............     73,609,467         37,060,559
July 2010............     73,104,610         36,064,870
August 2010..........     72,594,075         35,061,242
September 2010.......     72,077,843         34,049,671
October 2010.........     71,555,892         33,030,155
November 2010........     71,028,205         32,002,693
December 2010........     70,494,760         30,967,283
January 2011.........     69,955,540         29,923,923
February 2011........     69,410,523         28,872,610
March 2011...........     68,859,692         27,813,343
April 2011...........     68,303,027         26,746,121
May 2011.............     67,740,508         25,670,940
June 2011............     67,172,117         24,587,800
July 2011............     66,597,834         23,496,698
August 2011..........     66,017,641         22,397,633
September 2011.......     65,431,519         21,290,603
October 2011.........     64,839,448         20,175,606

                             ($)               ($)
                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
November 2011........     64,241,412         19,052,639
December 2011........     63,637,389         17,921,703
January 2012.........     63,027,363         16,782,794
February 2012........     62,411,314         15,635,910
March 2012...........     61,789,225         14,481,051
April 2012...........     61,161,076         13,318,214
May 2012.............     60,526,849         12,147,398
June 2012............     59,886,527         10,968,601
July 2012............     59,240,091          9,781,821
August 2012..........     58,587,523          8,587,057
September 2012.......     57,928,804          7,384,306
October 2012.........     57,263,918          6,173,568
November 2012........     56,592,845          4,954,840
December 2012........     55,915,569          3,728,121
January 2013.........     55,232,071          2,493,409
February 2013........     54,542,333          1,250,702
March 2013...........     53,846,339                  0
April 2013...........     53,144,070                  0
May 2013.............     52,435,508                  0
June 2013............     51,720,637                  0
July 2013............     50,999,439                  0
August 2013..........     50,271,896                  0
September 2013.......     49,537,991                  0
October 2013.........     48,797,707                  0
November 2013........     48,051,027                  0
December 2013........     47,297,933                  0
January 2014.........     46,538,409                  0
February 2014........     45,772,437                  0
March 2014...........     45,000,000                  0
April 2014...........     44,221,082                  0
May 2014.............     43,435,665                  0
June 2014............     42,643,733                  0
July 2014............     41,845,269                  0
August 2014..........     41,040,256                  0
September 2014.......     40,228,678                  0
October 2014.........     39,410,518                  0
November 2014........     38,585,759                  0
December 2014........     37,754,384                  0
January 2015.........     36,916,378                  0
February 2015........     36,071,725                  0
March 2015...........     35,220,406                  0
April 2015...........     34,362,407                  0
May 2015.............     33,497,710                  0
June 2015............     32,626,301                  0
July 2015............     31,748,162                  0
August 2015..........     30,863,277                  0
September 2015.......     29,971,630                  0
October 2015.........     29,073,206                  0
November 2015........     28,167,988                  0
December 2015........     27,255,960                  0
January 2016.........     26,337,107                  0
February 2016........     25,411,412                  0
March 2016...........     24,478,859                  0
April 2016...........     23,539,434                  0
May 2016.............     22,593,119                  0
June 2016............     21,639,901                  0

                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
                             ($)               ($)
July 2016............     20,679,761                  0
August 2016..........     19,712,686                  0
September 2016.......     18,738,660                  0
October 2016.........     17,757,667                  0
November 2016........     16,769,691                  0
December 2016........     15,774,718                  0
January 2017.........     14,772,731                  0
February 2017........     13,763,716                  0
March 2017...........     12,747,657                  0
April 2017...........     11,724,539                  0
May 2017.............     10,694,346                  0

                             ($)               ($)
                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
June 2017............      9,657,064                  0
July 2017............      8,612,676                  0
August 2017..........      7,561,169                  0
September 2017.......      6,502,527                  0
October 2017.........      5,436,735                  0
November 2017........      4,363,778                  0
December 2017........      3,283,641                  0
January 2018.........      2,196,309                  0
February 2018........      1,101,767                  0
March 2018...........              0                  0

                                   APPENDIX 8

                       CLASS D TARGET PRINCIPAL BALANCES

                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
                              ($)                  ($)
Closing..............      110,000,000         110,000,000
April 1998...........      110,000,000         110,000,000
May 1998.............      110,000,000         110,000,000
June 1998............      110,000,000         110,000,000
July 1998............      110,000,000         110,000,000
August 1998..........      110,000,000         110,000,000
September 1998.......      110,000,000         110,000,000
October 1998.........      110,000,000         110,000,000
November 1998........      110,000,000         110,000,000
December 1998........      110,000,000         110,000,000
January 1999.........      110,000,000         110,000,000
February 1999........      110,000,000         110,000,000
March 1999...........      110,000,000         110,000,000
April 1999...........      110,000,000         110,000,000
May 1999.............      110,000,000         110,000,000
June 1999............      110,000,000         110,000,000
July 1999............      110,000,000         110,000,000
August 1999..........      110,000,000         110,000,000
September 1999.......      110,000,000         110,000,000
October 1999.........      110,000,000         110,000,000
November 1999........      110,000,000         110,000,000
December 1999........      110,000,000         110,000,000
January 2000.........      110,000,000         110,000,000
February 2000........      110,000,000         110,000,000
March 2000...........      110,000,000         110,000,000
April 2000...........      110,000,000         110,000,000
May 2000.............      110,000,000         110,000,000
June 2000............      110,000,000         110,000,000
July 2000............      110,000,000         110,000,000
August 2000..........      110,000,000         110,000,000
September 2000.......      110,000,000         110,000,000
October 2000.........      110,000,000         109,999,467
November 2000........      110,000,000         109,997,175
December 2000........      110,000,000         109,992,508
January 2001.........      110,000,000         109,985,035
February 2001........      110,000,000         109,974,404
March 2001...........      110,000,000         109,960,316
April 2001...........      110,000,000         109,942,503
May 2001.............      110,000,000         109,920,727
June 2001............      110,000,000         109,894,765
July 2001............      110,000,000         109,864,413
August 2001..........      110,000,000         109,829,479
September 2001.......      110,000,000         109,789,782
October 2001.........      110,000,000         109,745,152
November 2001........      110,000,000         109,695,426
December 2001........      110,000,000         109,640,449
January 2002.........      110,000,000         109,580,070
February 2002........      110,000,000         109,514,148
March 2002...........      110,000,000         109,442,544
April 2002...........      109,999,964         109,365,125
May 2002.............      109,999,750         109,281,762
June 2002............      109,999,231         109,192,330
July 2002............      109,998,291         109,096,708
August 2002..........      109,996,824         108,994,779

                               ($)                ($)
                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
September 2002.......      109,994,732         108,886,428
October 2002.........      109,991,919         108,771,542
November 2002........      109,988,294         108,650,013
December 2002........      109,983,767         108,521,734
January 2003.........      109,978,253         108,386,602
February 2003........      109,971,667         108,244,514
March 2003...........      109,963,927         108,095,372
April 2003...........      109,954,953         107,939,076
May 2003.............      109,944,664         107,775,533
June 2003............      109,932,985         107,604,647
July 2003............      109,919,838         107,426,326
August 2003..........      109,905,147         107,240,481
September 2003.......      109,888,839         107,047,023
October 2003.........      109,870,840         106,845,863
November 2003........      109,851,078         106,636,915
December 2003........      109,829,481         106,420,097
January 2004.........      109,805,978         106,195,323
February 2004........      109,780,499         105,962,511
March 2004...........      109,752,976         105,721,582
April 2004...........      109,723,339         105,472,455
May 2004.............      109,691,520         105,215,053
June 2004............      109,657,452         104,949,296
July 2004............      109,621,068         104,675,109
August 2004..........      109,582,302         104,392,417
September 2004.......      109,541,088         104,101,145
October 2004.........      109,497,362         103,801,220
November 2004........      109,451,057         103,492,568
December 2004........      109,402,110         103,175,118
January 2005.........      109,350,458         102,848,800
February 2005........      109,296,036         102,513,543
March 2005...........      109,238,782         102,169,278
April 2005...........      109,178,633         101,815,937
May 2005.............      109,115,527         101,453,451
June 2005............      109,049,402         101,081,754
July 2005............      108,980,197         100,700,779
August 2005..........      108,907,850         100,310,462
September 2005.......      108,832,301          99,910,736
October 2005.........      108,753,490          99,501,537
November 2005........      108,671,357          99,082,802
December 2005........      108,585,840          98,654,468
January 2006.........      108,496,882          98,216,473
February 2006........      108,404,423          97,768,754
March 2006...........      108,308,404          97,311,250
April 2006...........      108,208,766          96,843,901
May 2006.............      108,105,452          96,366,646
June 2006............      107,998,402          95,879,426
July 2006............      107,887,560          95,382,181
August 2006..........      107,772,867          94,874,854
September 2006.......      107,654,266          94,357,385
October 2006.........      107,531,701          93,829,717
November 2006........      107,405,114          93,291,793
December 2006........      107,274,449          92,743,556
January 2007.........      107,139,650          92,184,951
February 2007........      107,000,660          91,615,920

                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
                               ($)                ($)
March 2007...........      106,857,423          91,036,410
April 2007...........      106,709,884          90,446,364
May 2007.............      106,557,987          89,845,729
June 2007............      106,401,676          89,234,450
July 2007............      106,240,898          88,612,474
August 2007..........      106,075,596          87,979,746
September 2007.......      105,905,716          87,336,215
October 2007.........      105,731,204          86,681,828
November 2007........      105,552,004          86,016,532
December 2007........      105,368,064          85,340,276
January 2008.........      105,179,329          84,653,009
February 2008........      104,985,745          83,954,678
March 2008...........      104,787,259          83,245,234
April 2008...........      104,583,816          82,524,625
May 2008.............      104,375,365          81,792,802
June 2008............      104,161,850          81,049,716
July 2008............      103,943,221          80,295,316
August 2008..........      103,719,423          79,529,553
September 2008.......      103,490,405          78,752,379
October 2008.........      103,256,113          77,963,745
November 2008........      103,016,495          77,163,603
December 2008........      102,771,500          76,351,905
January 2009.........      102,521,074          75,528,603
February 2009........      102,265,166          74,693,649
March 2009...........      102,003,725          73,846,998
April 2009...........      101,736,698          72,988,602
May 2009.............      101,464,034          72,118,414
June 2009............      101,185,682          71,236,389
July 2009............      100,901,591          70,342,480
August 2009..........      100,611,709          69,436,641
September 2009.......      100,315,985          68,518,827
October 2009.........      100,014,369          67,588,993
November 2009........       99,706,810          66,647,094
December 2009........       99,393,256          65,693,085
January 2010.........       99,073,659          64,726,922
February 2010........       98,747,967          63,748,560
March 2010...........       98,416,130          62,757,955
April 2010...........       98,078,099          61,755,064
May 2010.............       97,733,822          60,739,843
June 2010............       97,383,250          59,712,248
July 2010............       97,026,334          58,672,237
August 2010..........       96,663,024          57,619,767
September 2010.......       96,293,270          56,554,794
October 2010.........       95,917,023          55,477,277
November 2010........       95,534,233          54,387,174
December 2010........       95,144,852          53,284,441
January 2011.........       94,748,829          52,169,038
February 2011........       94,346,117          51,040,922
March 2011...........       93,936,666          49,900,053
April 2011...........       93,520,427          48,746,388
May 2011.............       93,097,353          47,579,888
June 2011............       92,667,393          46,400,510
July 2011............       92,230,500          45,208,215
August 2011..........       91,786,625          44,002,962
September 2011.......       91,335,720          42,784,710
October 2011.........       90,877,737          41,553,420

                               ($)                ($)
                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
November 2011........       90,412,628          40,309,052
December 2011........       89,940,344          39,051,565
January 2012.........       89,460,838          37,780,920
February 2012........       88,974,061          36,497,078
March 2012...........       88,479,967          35,200,000
April 2012...........       87,978,507          33,889,646
May 2012.............       87,469,634          32,565,978
June 2012............       86,953,300          31,228,957
July 2012............       86,429,459          29,878,543
August 2012..........       85,898,062          28,514,700
September 2012.......       85,359,062          27,137,389
October 2012.........       84,812,413          25,746,570
November 2012........       84,258,067          24,342,208
December 2012........       83,695,978          22,924,263
January 2013.........       83,126,098          21,492,699
February 2013........       82,548,380          20,047,477
March 2013...........       81,962,779          18,588,561
April 2013...........       81,369,247          17,115,913
May 2013.............       80,767,737          15,629,496
June 2013............       80,158,204          14,129,273
July 2013............       79,540,600          12,615,208
August 2013..........       78,914,880          11,087,264
September 2013.......       78,280,998           9,545,405
October 2013.........       77,638,906           7,989,594
November 2013........       76,988,559           6,419,794
December 2013........       76,329,911           4,835,971
January 2014.........       75,662,916           3,238,088
February 2014........       74,987,529           1,626,110
March 2014...........       74,303,702                   0
April 2014...........       73,611,391                   0
May 2014.............       72,910,550                   0
June 2014............       72,201,134                   0
July 2014............       71,483,096                   0
August 2014..........       70,756,391                   0
September 2014.......       70,020,974                   0
October 2014.........       69,276,800                   0
November 2014........       68,523,823                   0
December 2014........       67,761,998                   0
January 2015.........       66,991,281                   0
February 2015........       66,211,625                   0
March 2015...........       65,422,986                   0
April 2015...........       64,625,320                   0
May 2015.............       63,818,580                   0
June 2015............       63,002,723                   0
July 2015............       62,177,704                   0
August 2015..........       61,343,478                   0
September 2015.......       60,500,000                   0
October 2015.........       59,647,226                   0
November 2015........       58,785,112                   0
December 2015........       57,913,612                   0
January 2016.........       57,032,683                   0
February 2016........       56,142,281                   0
March 2016...........       55,242,360                   0
April 2016...........       54,332,878                   0
May 2016.............       53,413,789                   0
June 2016............       52,485,050                   0

                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
                               ($)                ($)
July 2016............       51,546,617                   0
August 2016..........       50,598,446                   0
September 2016.......       49,640,492                   0
October 2016.........       48,672,713                   0
November 2016........       47,695,064                   0
December 2016........       46,707,501                   0
January 2017.........       45,709,982                   0
February 2017........       44,702,462                   0
March 2017...........       43,684,897                   0
April 2017...........       42,657,245                   0
May 2017.............       41,619,462                   0
June 2017............       40,571,504                   0
July 2017............       39,513,328                   0
August 2017..........       38,444,891                   0
September 2017.......       37,366,149                   0
October 2017.........       36,277,060                   0
November 2017........       35,177,581                   0
December 2017........       34,067,667                   0
January 2018.........       32,947,277                   0
February 2018........       31,816,367                   0
March 2018...........       30,674,894                   0
April 2018...........       29,522,816                   0
May 2018.............       28,360,089                   0

                              ($)                  ($)
                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
June 2018............       27,186,671                   0
July 2018............       26,002,519                   0
August 2018..........       24,807,591                   0
September 2018.......       23,601,843                   0
October 2018.........       22,385,234                   0
November 2018........       21,157,720                   0
December 2018........       19,919,260                   0
January 2019.........       18,669,810                   0
February 2019........       17,409,329                   0
March 2019...........       16,137,774                   0
April 2019...........       14,855,103                   0
May 2019.............       13,561,273                   0
June 2019............       12,256,242                   0
July 2019............       10,939,969                   0
August 2019..........        9,612,411                   0
September 2019.......        8,273,526                   0
October 2019.........        6,923,272                   0
November 2019........        5,561,607                   0
December 2019........        4,188,489                   0
January 2020.........        2,803,877                   0
February 2020........        1,407,728                   0
March 2020...........                0                   0

                                   APPENDIX 9

                                  POOL FACTORS

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
Closing..............  100.00%    100.00%    100.00%    100.00%    100.00%
April 1998...........  100.00%     97.42%     99.52%    100.00%    100.00%
May 1998.............  100.00%     96.44%     99.21%    100.00%    100.00%
June 1998............  100.00%     95.22%     98.91%    100.00%    100.00%
July 1998............  100.00%     94.50%     98.60%    100.00%    100.00%
August 1998..........  100.00%     93.49%     98.28%    100.00%    100.00%
September 1998.......  100.00%     92.26%     97.97%    100.00%    100.00%
October 1998.........  100.00%     91.52%     97.66%    100.00%    100.00%
November 1998........  100.00%     90.49%     97.34%    100.00%    100.00%
December 1998........  100.00%     89.30%     97.03%    100.00%    100.00%
January 1999.........  100.00%     88.60%     96.71%    100.00%    100.00%
February 1999........  100.00%     87.77%     96.39%    100.00%    100.00%
March 1999...........  100.00%     86.56%     96.07%    100.00%    100.00%
April 1999...........  100.00%     85.67%     95.75%    100.00%    100.00%
May 1999.............  100.00%     84.98%     95.42%    100.00%    100.00%
June 1999............  100.00%     83.59%     95.10%    100.00%    100.00%
July 1999............  100.00%     82.68%     94.77%    100.00%    100.00%
August 1999..........  100.00%     81.96%     94.45%    100.00%    100.00%
September 1999.......  100.00%     80.55%     94.12%    100.00%    100.00%
October 1999.........  100.00%     79.63%     93.79%    100.00%    100.00%
November 1999........  100.00%     78.90%     93.46%     99.99%    100.00%
December 1999........  100.00%     77.46%     93.12%     99.97%    100.00%
January 2000.........  100.00%     76.50%     92.79%     99.95%    100.00%
February 2000........  100.00%     75.74%     92.46%     99.91%    100.00%
March 2000...........  100.00%     74.28%     92.12%     99.88%    100.00%
April 2000...........  100.00%     73.31%     91.78%     99.83%    100.00%
May 2000.............  100.00%     72.52%     91.44%     99.78%    100.00%
June 2000............  100.00%     71.05%     91.10%     99.72%    100.00%
July 2000............  100.00%     70.05%     90.76%     99.65%    100.00%
August 2000..........  100.00%     69.26%     90.42%     99.58%    100.00%
September 2000.......  100.00%     67.77%     90.07%     99.50%    100.00%
October 2000.........  100.00%     66.77%     89.72%     99.41%    100.00%
November 2000........  100.00%     65.99%     89.28%     99.31%    100.00%
December 2000........  100.00%     64.82%     88.93%     99.21%     99.99%
January 2001.........  100.00%     63.63%     88.58%     99.10%     99.99%
February 2001........  100.00%     62.64%     88.23%     98.98%     99.98%
March 2001...........  100.00%     61.39%     87.87%     98.85%     99.96%
April 2001...........  100.00%     60.34%     87.52%     98.72%     99.95%
May 2001.............  100.00%     59.25%     87.16%     98.58%     99.93%
June 2001............  100.00%     58.00%     86.71%     98.43%     99.90%
July 2001............  100.00%     56.93%     86.35%     98.27%     99.88%
August 2001..........  100.00%     55.85%     85.99%     98.11%     99.84%
September 2001.......  100.00%     54.56%     85.63%     97.94%     99.81%
October 2001.........  100.00%     53.50%     85.17%     97.76%     99.77%
November 2001........  100.00%     52.41%     84.81%     97.57%     99.72%
December 2001........  100.00%     51.10%     84.45%     97.38%     99.67%
January 2002.........  100.00%     50.05%     83.99%     97.18%     99.62%
February 2002........  100.00%     48.95%     83.62%     96.97%     99.56%
March 2002...........  100.00%     47.61%     83.25%     96.75%     99.49%
April 2002...........  100.00%     46.54%     82.79%     96.53%     99.42%
May 2002.............  100.00%     45.42%     82.42%     96.30%     99.35%
June 2002............  100.00%     44.13%     81.95%     96.06%     99.27%
July 2002............  100.00%     43.02%     81.58%     95.81%     99.18%
August 2002..........  100.00%     41.93%     81.11%     95.56%     99.09%
September 2002.......  100.00%     40.60%     80.74%     95.30%     98.99%
October 2002.........  100.00%     39.51%     80.27%     95.03%     98.88%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
November 2002........  100.00%     38.40%     79.89%     94.75%     98.77%
December 2002........  100.00%     37.08%     79.42%     94.47%     98.66%
January 2003.........  100.00%     35.98%     78.95%     94.18%     98.53%
February 2003........  100.00%     34.85%     78.57%     93.88%     98.40%
March 2003...........  100.00%     33.58%     78.09%     93.57%     98.27%
April 2003...........  100.00%     32.51%     77.62%     93.25%     98.13%
May 2003.............  100.00%     31.34%     77.15%     92.93%     97.98%
June 2003............  100.00%     30.19%     76.68%     92.60%     97.82%
July 2003............  100.00%     29.02%     76.20%     92.26%     97.66%
August 2003..........  100.00%     27.84%     75.81%     91.92%     97.49%
September 2003.......  100.00%     26.68%     75.34%     91.56%     97.32%
October 2003.........  100.00%     25.52%     74.77%     91.20%     97.13%
November 2003........  100.00%     24.35%     74.30%     90.83%     96.94%
December 2003........  100.00%     23.16%     73.82%     90.46%     96.75%
January 2004.........  100.00%     21.16%     71.52%     90.07%     96.54%
February 2004........  100.00%     20.05%     71.06%     89.68%     96.33%
March 2004...........  100.00%     18.90%     70.60%     89.28%     96.11%
April 2004...........  100.00%     17.84%     70.06%     88.87%     95.88%
May 2004.............  100.00%     16.73%     69.59%     88.46%     95.65%
June 2004............  100.00%     15.66%     69.05%     88.03%     95.41%
July 2004............  100.00%     14.55%     68.59%     87.60%     95.16%
August 2004..........  100.00%     13.47%     68.05%     87.17%     94.90%
September 2004.......  100.00%     12.37%     67.59%     86.72%     94.64%
October 2004.........  100.00%     11.29%     67.05%     86.27%     94.36%
November 2004........  100.00%     10.21%     66.51%     85.80%     94.08%
December 2004........  100.00%      9.12%     65.97%     85.34%     93.80%
January 2005.........  100.00%      8.02%     65.43%     84.86%     93.50%
February 2005........  100.00%      6.90%     64.96%     84.37%     93.19%
March 2005...........  100.00%      5.75%     64.35%     83.88%     92.88%
April 2005...........  100.00%      4.65%     63.81%     83.38%     92.56%
May 2005.............  100.00%      3.52%     63.27%     82.87%     92.23%
June 2005............  100.00%      2.41%     62.73%     82.36%     91.89%
July 2005............  100.00%      1.28%     62.19%     81.83%     91.55%
August 2005..........  100.00%      0.18%     61.58%     81.30%     91.19%
September 2005.......   99.21%      0.00%     61.05%     80.76%     90.83%
October 2005.........   98.25%      0.00%     60.44%     80.22%     90.46%
November 2005........   97.31%      0.00%     59.83%     79.66%     90.08%
December 2005........   96.35%      0.00%     59.30%     79.10%     89.69%
January 2006.........   95.43%      0.00%     58.69%     78.53%     89.29%
February 2006........   94.50%      0.00%     58.09%     77.95%     88.88%
March 2006...........   93.52%      0.00%     57.49%     77.36%     88.46%
April 2006...........   92.61%      0.00%     56.89%     76.77%     88.04%
May 2006.............   91.68%      0.00%     56.29%     76.17%     87.61%
June 2006............   90.79%      0.00%     55.62%     75.56%     87.16%
July 2006............   89.87%      0.00%     55.02%     74.94%     86.71%
August 2006..........   88.98%      0.00%     54.36%     74.32%     86.25%
September 2006.......   88.07%      0.00%     53.77%     73.68%     85.78%
October 2006.........   87.15%      0.00%     53.11%     73.04%     85.30%
November 2006........   86.25%      0.00%     52.46%     72.39%     84.81%
December 2006........   85.33%      0.00%     51.81%     71.74%     84.31%
January 2007.........   84.43%      0.00%     51.16%     71.07%     83.80%
February 2007........   83.53%      0.00%     50.51%     70.40%     83.29%
March 2007...........   82.58%      0.00%     49.86%     69.72%     82.76%
April 2007...........   81.69%      0.00%     49.16%     69.03%     82.22%
May 2007.............   80.76%      0.00%     48.52%     68.34%     81.68%
June 2007............   79.86%      0.00%     47.82%     67.64%     81.12%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
July 2007............   78.94%      0.00%     47.12%     66.92%     80.56%
August 2007..........   78.03%      0.00%     46.43%     66.20%     79.98%
September 2007.......   77.12%      0.00%     45.74%     65.48%     79.40%
October 2007.........   76.19%      0.00%     45.06%     64.74%     78.80%
November 2007........   75.27%      0.00%     44.38%     64.00%     78.20%
December 2007........   74.35%      0.00%     43.64%     63.25%     77.58%
January 2008.........   73.41%      0.00%     42.97%     62.49%     76.96%
February 2008........   72.48%      0.00%     42.24%     61.72%     76.32%
March 2008...........   71.51%      0.00%     41.52%     60.95%     75.68%
April 2008...........   70.57%      0.00%     40.80%     60.17%     75.02%
May 2008.............   69.70%      0.00%     40.09%     59.38%     74.36%
June 2008............   68.83%      0.00%     39.38%     58.58%     73.68%
July 2008............   67.96%      0.00%     38.62%     57.77%     73.00%
August 2008..........   67.09%      0.00%     37.92%     56.96%     72.30%
September 2008.......   66.23%      0.00%     37.18%     56.14%     71.59%
October 2008.........   65.37%      0.00%     36.44%     55.31%     70.88%
November 2008........   64.52%      0.00%     35.70%     54.47%     70.15%
December 2008........   63.68%      0.00%     34.92%     53.63%     69.41%
January 2009.........   62.84%      0.00%     34.20%     52.77%     68.66%
February 2009........   62.01%      0.00%     33.43%     51.91%     67.90%
March 2009...........   61.12%      0.00%     32.72%     51.04%     67.13%
April 2009...........   60.33%      0.00%     31.97%     50.17%     66.35%
May 2009.............   59.52%      0.00%     31.22%     49.28%     65.56%
June 2009............   58.72%      0.00%     30.43%     48.39%     64.76%
July 2009............   57.90%      0.00%     29.70%     47.49%     63.95%
August 2009..........   57.10%      0.00%     28.93%     46.58%     63.12%
September 2009.......   56.30%      0.00%     28.17%     45.66%     62.29%
October 2009.........   55.49%      0.00%     27.42%     44.74%     61.44%
November 2009........   54.69%      0.00%     26.67%     43.81%     60.59%
December 2009........   53.88%      0.00%     25.89%     42.87%     59.72%
January 2010.........   53.06%      0.00%     25.16%     41.92%     58.84%
February 2010........   52.25%      0.00%     24.40%     40.96%     57.95%
March 2010...........   51.41%      0.00%     23.65%     40.00%     57.05%
April 2010...........   50.60%      0.00%     22.86%     39.03%     56.14%
May 2010.............   49.76%      0.00%     22.13%     38.05%     55.22%
June 2010............   48.94%      0.00%     21.37%     37.06%     54.28%
July 2010............   48.11%      0.00%     20.61%     36.06%     53.34%
August 2010..........   47.27%      0.00%     19.87%     35.06%     52.38%
September 2010.......   46.44%      0.00%     19.14%     34.05%     51.41%
October 2010.........   45.59%      0.00%     18.38%     33.03%     50.43%
November 2010........   44.75%      0.00%     17.64%     32.00%     49.44%
December 2010........   43.92%      0.00%     16.92%     30.97%     48.44%
January 2011.........   43.09%      0.00%     16.22%     29.92%     47.43%
February 2011........   42.29%      0.00%     15.49%     28.87%     46.40%
March 2011...........   41.46%      0.00%     14.81%     27.81%     45.36%
April 2011...........   40.72%      0.00%     14.08%     26.75%     44.31%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
May 2011.............   39.99%      0.00%     13.39%     25.67%     43.25%
June 2011............   39.25%      0.00%     12.71%     24.59%     42.18%
July 2011............   38.52%      0.00%     12.02%     23.50%     41.10%
August 2011..........   37.79%      0.00%     11.34%     22.40%     40.00%
September 2011.......   37.06%      0.00%     10.67%     21.29%     38.90%
October 2011.........   36.32%      0.00%      9.99%     20.18%     37.78%
November 2011........   35.58%      0.00%      9.32%     19.05%     36.64%
December 2011........   34.83%      0.00%      8.66%     17.92%     35.50%
January 2012.........   34.09%      0.00%      8.03%     16.78%     34.35%
February 2012........   33.36%      0.00%      7.37%     15.64%     33.18%
March 2012...........   32.62%      0.00%      6.74%     14.48%     32.00%
April 2012...........   31.88%      0.00%      6.12%     13.32%     30.81%
May 2012.............   31.16%      0.00%      5.49%     12.15%     29.61%
June 2012............   30.41%      0.00%      4.92%     10.97%     28.39%
July 2012............   29.63%      0.00%      4.33%      9.78%     27.16%
August 2012..........   28.83%      0.00%      3.73%      8.59%     26.00%
September 2012.......   27.98%      0.00%      3.18%      7.38%     24.91%
October 2012.........   27.15%      0.00%      2.62%      6.17%     23.71%
November 2012........   26.34%      0.00%      2.06%      4.95%     22.44%
December 2012........   25.54%      0.00%      1.54%      3.73%     21.07%
January 2013.........   24.74%      0.00%      1.02%      2.49%     19.66%
February 2013........   23.94%      0.00%      0.51%      1.25%     18.22%
March 2013...........   23.12%      0.00%      0.00%      0.00%     16.90%
April 2013...........   21.92%      0.00%      0.00%      0.00%     15.56%
May 2013.............   20.91%      0.00%      0.00%      0.00%     14.21%
June 2013............   19.91%      0.00%      0.00%      0.00%     12.84%
July 2013............   18.91%      0.00%      0.00%      0.00%     11.47%
August 2013..........   17.91%      0.00%      0.00%      0.00%     10.08%
September 2013.......   16.94%      0.00%      0.00%      0.00%      8.68%
October 2013.........   16.01%      0.00%      0.00%      0.00%      7.26%
November 2013........   15.07%      0.00%      0.00%      0.00%      5.84%
December 2013........   14.14%      0.00%      0.00%      0.00%      4.40%
January 2014.........   13.22%      0.00%      0.00%      0.00%      2.94%
February 2014........   12.31%      0.00%      0.00%      0.00%      1.48%
March 2014...........   11.38%      0.00%      0.00%      0.00%      0.00%
April 2014...........   10.14%      0.00%      0.00%      0.00%      0.00%
May 2014.............    8.89%      0.00%      0.00%      0.00%      0.00%
June 2014............    7.63%      0.00%      0.00%      0.00%      0.00%
July 2014............    6.36%      0.00%      0.00%      0.00%      0.00%
August 2014..........    5.10%      0.00%      0.00%      0.00%      0.00%
September 2014.......    3.82%      0.00%      0.00%      0.00%      0.00%
October 2014.........    2.57%      0.00%      0.00%      0.00%      0.00%
November 2014........    1.31%      0.00%      0.00%      0.00%      0.00%
December 2014........    0.04%      0.00%      0.00%      0.00%      0.00%
January 2015.........    0.00%      0.00%      0.00%      0.00%      0.00%

                                  APPENDIX 10

                             EXTENDED POOL FACTORS

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
Closing..............  100.00%    100.00%    100.00%    100.00%    100.00%
April 1998...........  100.00%     99.08%    100.00%    100.00%    100.00%
May 1998.............  100.00%     98.41%    100.00%    100.00%    100.00%
June 1998............  100.00%     97.73%    100.00%    100.00%    100.00%
July 1998............  100.00%     97.06%    100.00%    100.00%    100.00%
August 1998..........  100.00%     96.38%    100.00%    100.00%    100.00%
September 1998.......  100.00%     95.70%    100.00%    100.00%    100.00%
October 1998.........  100.00%     94.98%    100.00%    100.00%    100.00%
November 1998........  100.00%     94.30%    100.00%    100.00%    100.00%
December 1998........  100.00%     93.61%    100.00%    100.00%    100.00%
January 1999.........  100.00%     92.92%    100.00%    100.00%    100.00%
February 1999........  100.00%     92.22%    100.00%    100.00%    100.00%
March 1999...........  100.00%     91.49%    100.00%    100.00%    100.00%
April 1999...........  100.00%     90.79%     99.52%    100.00%    100.00%
May 1999.............  100.00%     90.09%     99.21%    100.00%    100.00%
June 1999............  100.00%     89.35%     98.91%    100.00%    100.00%
July 1999............  100.00%     88.64%     98.60%    100.00%    100.00%
August 1999..........  100.00%     87.90%     98.28%    100.00%    100.00%
September 1999.......  100.00%     87.18%     97.97%    100.00%    100.00%
October 1999.........  100.00%     86.44%     97.66%    100.00%    100.00%
November 1999........  100.00%     85.72%     97.34%    100.00%    100.00%
December 1999........  100.00%     84.96%     97.03%    100.00%    100.00%
January 2000.........  100.00%     84.20%     96.71%    100.00%    100.00%
February 2000........  100.00%     83.45%     96.39%    100.00%    100.00%
March 2000...........  100.00%     82.68%     96.07%    100.00%    100.00%
April 2000...........  100.00%     81.92%     95.75%    100.00%    100.00%
May 2000.............  100.00%     81.15%     95.42%    100.00%    100.00%
June 2000............  100.00%     80.38%     95.10%    100.00%    100.00%
July 2000............  100.00%     79.61%     94.77%    100.00%    100.00%
August 2000..........  100.00%     78.80%     94.45%    100.00%    100.00%
September 2000.......  100.00%     78.02%     94.12%    100.00%    100.00%
October 2000.........  100.00%     77.21%     93.79%    100.00%    100.00%
November 2000........  100.00%     76.43%     93.46%    100.00%    100.00%
December 2000........  100.00%     75.61%     93.12%    100.00%    100.00%
January 2001.........  100.00%     74.79%     92.79%    100.00%    100.00%
February 2001........  100.00%     73.97%     92.46%    100.00%    100.00%
March 2001...........  100.00%     73.15%     92.12%    100.00%    100.00%
April 2001...........  100.00%     72.32%     91.78%    100.00%    100.00%
May 2001.............  100.00%     71.49%     91.44%    100.00%    100.00%
June 2001............  100.00%     70.66%     91.10%    100.00%    100.00%
July 2001............  100.00%     69.80%     90.76%    100.00%    100.00%
August 2001..........  100.00%     68.96%     90.42%    100.00%    100.00%
September 2001.......  100.00%     68.09%     90.07%    100.00%    100.00%
October 2001.........  100.00%     67.22%     89.72%    100.00%    100.00%
November 2001........  100.00%     66.35%     89.28%     99.99%    100.00%
December 2001........  100.00%     65.47%     88.93%     99.97%    100.00%
January 2002.........  100.00%     64.60%     88.58%     99.95%    100.00%
February 2002........  100.00%     63.72%     88.23%     99.91%    100.00%
March 2002...........  100.00%     62.84%     87.87%     99.88%    100.00%
April 2002...........  100.00%     61.92%     87.52%     99.83%    100.00%
May 2002.............  100.00%     61.04%     87.16%     99.78%    100.00%
June 2002............  100.00%     60.12%     86.71%     99.72%    100.00%
July 2002............  100.00%     59.20%     86.35%     99.65%    100.00%
August 2002..........  100.00%     58.28%     85.99%     99.58%    100.00%
September 2002.......  100.00%     57.36%     85.63%     99.50%    100.00%
October 2002.........  100.00%     56.44%     85.17%     99.41%    100.00%

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
November 2002........  100.00%     55.48%     84.81%     99.31%    100.00%
December 2002........  100.00%     54.55%     84.45%     99.21%     99.99%
January 2003.........  100.00%     53.60%     83.99%     99.10%     99.99%
February 2003........  100.00%     52.64%     83.62%     98.98%     99.98%
March 2003...........  100.00%     51.68%     83.25%     98.85%     99.96%
April 2003...........  100.00%     50.71%     82.79%     98.72%     99.95%
May 2003.............  100.00%     49.75%     82.42%     98.58%     99.93%
June 2003............  100.00%     48.78%     81.95%     98.43%     99.90%
July 2003............  100.00%     47.79%     81.58%     98.27%     99.88%
August 2003..........  100.00%     46.79%     81.11%     98.11%     99.84%
September 2003.......  100.00%     45.79%     80.74%     97.94%     99.81%
October 2003.........  100.00%     44.79%     80.27%     97.76%     99.77%
November 2003........  100.00%     43.79%     79.89%     97.57%     99.72%
December 2003........  100.00%     42.79%     79.42%     97.38%     99.67%
January 2004.........  100.00%     37.79%     78.95%     97.18%     99.62%
February 2004........  100.00%     36.80%     78.57%     96.97%     99.56%
March 2004...........  100.00%     35.83%     78.09%     96.75%     99.49%
April 2004...........  100.00%     34.84%     77.62%     96.53%     99.42%
May 2004.............  100.00%     33.82%     77.15%     96.30%     99.35%
June 2004............  100.00%     32.83%     76.68%     96.06%     99.27%
July 2004............  100.00%     31.81%     76.20%     95.81%     99.18%
August 2004..........  100.00%     30.81%     75.81%     95.56%     99.09%
September 2004.......  100.00%     29.79%     75.34%     95.30%     98.99%
October 2004.........  100.00%     28.74%     74.77%     95.03%     98.88%
November 2004........  100.00%     27.71%     74.30%     94.75%     98.77%
December 2004........  100.00%     26.69%     73.82%     94.47%     98.66%
January 2005.........  100.00%     25.64%     71.52%     94.18%     98.53%
February 2005........  100.00%     24.59%     71.06%     93.88%     98.40%
March 2005...........  100.00%     23.54%     70.60%     93.57%     98.27%
April 2005...........  100.00%     22.49%     70.06%     93.25%     98.13%
May 2005.............  100.00%     21.41%     69.59%     92.93%     97.98%
June 2005............  100.00%     20.36%     69.05%     92.60%     97.82%
July 2005............  100.00%     19.28%     68.59%     92.26%     97.66%
August 2005..........  100.00%     18.21%     68.05%     91.92%     97.49%
September 2005.......  100.00%     17.13%     67.59%     91.56%     97.32%
October 2005.........  100.00%     16.03%     67.05%     91.20%     97.13%
November 2005........  100.00%     14.93%     66.51%     90.83%     96.94%
December 2005........  100.00%     13.86%     65.97%     90.46%     96.75%
January 2006.........  100.00%     12.74%     65.43%     90.07%     96.54%
February 2006........  100.00%     11.64%     64.96%     89.68%     96.33%
March 2006...........  100.00%     10.54%     64.35%     89.28%     96.11%
April 2006...........  100.00%      9.42%     63.81%     88.87%     95.88%
May 2006.............  100.00%      8.30%     63.27%     88.46%     95.65%
June 2006............  100.00%      7.18%     62.73%     88.03%     95.41%
July 2006............  100.00%      6.06%     62.19%     87.60%     95.16%
August 2006..........  100.00%      4.92%     61.58%     87.17%     94.90%
September 2006.......  100.00%      3.78%     61.05%     86.72%     94.64%
October 2006.........  100.00%      2.65%     60.44%     86.27%     94.36%
November 2006........  100.00%      1.51%     59.83%     85.80%     94.08%
December 2006........  100.00%      0.35%     59.30%     85.34%     93.80%
January 2007.........   99.33%      0.00%     58.69%     84.86%     93.50%
February 2007........   98.35%      0.00%     58.09%     84.37%     93.19%
March 2007...........   97.37%      0.00%     57.49%     83.88%     92.88%
April 2007...........   96.37%      0.00%     56.89%     83.38%     92.56%
May 2007.............   95.38%      0.00%     56.29%     82.87%     92.23%
June 2007............   94.40%      0.00%     55.62%     82.36%     91.89%

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
July 2007............   93.39%      0.00%     55.02%     81.83%     91.55%
August 2007..........   92.40%      0.00%     54.36%     81.30%     91.19%
September 2007.......   91.39%      0.00%     53.77%     80.76%     90.83%
October 2007.........   90.40%      0.00%     53.11%     80.22%     90.46%
November 2007........   89.40%      0.00%     52.46%     79.66%     90.08%
December 2007........   88.38%      0.00%     51.81%     79.10%     89.69%
January 2008.........   87.38%      0.00%     51.16%     78.53%     89.29%
February 2008........   86.37%      0.00%     50.51%     77.95%     88.88%
March 2008...........   85.36%      0.00%     49.86%     77.36%     88.46%
April 2008...........   84.33%      0.00%     49.16%     76.77%     88.04%
May 2008.............   83.32%      0.00%     48.52%     76.17%     87.61%
June 2008............   82.30%      0.00%     47.82%     75.56%     87.16%
July 2008............   81.28%      0.00%     47.12%     74.94%     86.71%
August 2008..........   80.25%      0.00%     46.43%     74.32%     86.25%
September 2008.......   79.23%      0.00%     45.74%     73.68%     85.78%
October 2008.........   78.21%      0.00%     45.06%     73.04%     85.30%
November 2008........   77.17%      0.00%     44.38%     72.39%     84.81%
December 2008........   76.15%      0.00%     43.64%     71.74%     84.31%
January 2009.........   75.11%      0.00%     42.97%     71.07%     83.80%
February 2009........   74.08%      0.00%     42.24%     70.40%     83.29%
March 2009...........   73.06%      0.00%     41.52%     69.72%     82.76%
April 2009...........   72.03%      0.00%     40.80%     69.03%     82.22%
May 2009.............   71.00%      0.00%     40.09%     68.34%     81.68%
June 2009............   69.96%      0.00%     39.38%     67.64%     81.12%
July 2009............   68.92%      0.00%     38.62%     66.92%     80.56%
August 2009..........   67.90%      0.00%     37.92%     66.20%     79.98%
September 2009.......   66.86%      0.00%     37.18%     65.48%     79.40%
October 2009.........   65.82%      0.00%     36.44%     64.74%     78.80%
November 2009........   64.79%      0.00%     35.70%     64.00%     78.20%
December 2009........   63.76%      0.00%     34.92%     63.25%     77.58%
January 2010.........   62.72%      0.00%     34.20%     62.49%     76.96%
February 2010........   61.70%      0.00%     33.43%     61.72%     76.32%
March 2010...........   60.66%      0.00%     32.72%     60.95%     75.68%
April 2010...........   59.63%      0.00%     31.97%     60.17%     75.02%
May 2010.............   58.60%      0.00%     31.22%     59.38%     74.36%
June 2010............   57.57%      0.00%     30.43%     58.58%     73.68%
July 2010............   56.55%      0.00%     29.70%     57.77%     73.00%
August 2010..........   55.51%      0.00%     28.93%     56.96%     72.30%
September 2010.......   54.49%      0.00%     28.17%     56.14%     71.59%
October 2010.........   53.47%      0.00%     27.42%     55.31%     70.88%
November 2010........   52.44%      0.00%     26.67%     54.47%     70.15%
December 2010........   51.47%      0.00%     25.89%     53.63%     69.41%
January 2011.........   50.50%      0.00%     25.16%     52.77%     68.66%
February 2011........   49.54%      0.00%     24.40%     51.91%     67.90%
March 2011...........   48.59%      0.00%     23.65%     51.04%     67.13%
April 2011...........   47.63%      0.00%     22.86%     50.17%     66.35%
May 2011.............   46.67%      0.00%     22.13%     49.28%     65.56%
June 2011............   45.73%      0.00%     21.37%     48.39%     64.76%
July 2011............   44.78%      0.00%     20.61%     47.49%     63.95%
August 2011..........   43.84%      0.00%     19.87%     46.58%     63.12%
September 2011.......   42.89%      0.00%     19.14%     45.66%     62.29%
October 2011.........   41.95%      0.00%     18.38%     44.74%     61.44%
November 2011........   41.01%      0.00%     17.64%     43.81%     60.59%
December 2011........   40.08%      0.00%     16.92%     42.87%     59.72%
January 2012.........   39.16%      0.00%     16.22%     41.92%     58.84%
February 2012........   38.23%      0.00%     15.49%     40.96%     57.95%
March 2012...........   37.31%      0.00%     14.81%     40.00%     57.05%
April 2012...........   36.39%      0.00%     14.08%     39.03%     56.14%

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
May 2012.............   35.48%      0.00%     13.39%     38.05%     55.22%
June 2012............   34.58%      0.00%     12.71%     37.06%     54.28%
July 2012............   33.69%      0.00%     12.02%     36.06%     53.34%
August 2012..........   32.81%      0.00%     11.34%     35.06%     52.38%
September 2012.......   31.95%      0.00%     10.67%     34.05%     51.41%
October 2012.........   31.13%      0.00%      9.99%     33.03%     50.43%
November 2012........   30.31%      0.00%      9.32%     32.00%     49.44%
December 2012........   29.50%      0.00%      8.66%     30.97%     48.44%
January 2013.........   28.70%      0.00%      8.03%     29.92%     47.43%
February 2013........   27.90%      0.00%      7.37%     28.87%     46.40%
March 2013...........   27.11%      0.00%      6.74%     27.81%     45.36%
April 2013...........   26.31%      0.00%      6.12%     26.75%     44.31%
May 2013.............   25.56%      0.00%      5.49%     25.67%     43.25%
June 2013............   24.83%      0.00%      4.92%     24.59%     42.18%
July 2013............   24.11%      0.00%      4.33%     23.50%     41.10%
August 2013..........   23.40%      0.00%      3.73%     22.40%     40.00%
September 2013.......   22.68%      0.00%      3.18%     21.29%     38.90%
October 2013.........   21.98%      0.00%      2.62%     20.18%     37.78%
November 2013........   21.31%      0.00%      2.06%     19.05%     36.64%
December 2013........   20.65%      0.00%      1.54%     17.92%     35.50%
January 2014.........   20.03%      0.00%      1.02%     16.78%     34.35%
February 2014........   19.43%      0.00%      0.51%     15.64%     33.18%
March 2014...........   18.85%      0.00%      0.00%     14.48%     32.00%
April 2014...........   18.29%      0.00%      0.00%     13.32%     30.81%
May 2014.............   17.75%      0.00%      0.00%     12.15%     29.61%
June 2014............   17.22%      0.00%      0.00%     10.97%     28.39%
July 2014............   16.68%      0.00%      0.00%      9.78%     27.16%
August 2014..........   16.15%      0.00%      0.00%      8.59%     26.00%
September 2014.......   15.63%      0.00%      0.00%      7.38%     24.91%
October 2014.........   15.12%      0.00%      0.00%      6.17%     23.71%
November 2014........   14.60%      0.00%      0.00%      4.95%     22.44%
December 2014........   14.10%      0.00%      0.00%      3.73%     21.07%
January 2015.........   13.59%      0.00%      0.00%      2.49%     19.66%
February 2015........   13.10%      0.00%      0.00%      1.25%     18.22%
March 2015...........   12.61%      0.00%      0.00%      0.00%     16.90%
April 2015...........   12.15%      0.00%      0.00%      0.00%     15.56%
May 2015.............   11.70%      0.00%      0.00%      0.00%     14.21%
June 2015............   11.26%      0.00%      0.00%      0.00%     12.84%
July 2015............   10.82%      0.00%      0.00%      0.00%     11.47%
August 2015..........   10.39%      0.00%      0.00%      0.00%     10.08%
September 2015.......    9.97%      0.00%      0.00%      0.00%      8.68%
October 2015.........    9.56%      0.00%      0.00%      0.00%      7.26%
November 2015........    9.17%      0.00%      0.00%      0.00%      5.84%
December 2015........    8.79%      0.00%      0.00%      0.00%      4.40%
January 2016.........    8.42%      0.00%      0.00%      0.00%      2.94%
February 2016........    8.05%      0.00%      0.00%      0.00%      1.48%
March 2016...........    7.69%      0.00%      0.00%      0.00%      0.00%
April 2016...........    7.34%      0.00%      0.00%      0.00%      0.00%
May 2016.............    6.99%      0.00%      0.00%      0.00%      0.00%
June 2016............    6.64%      0.00%      0.00%      0.00%      0.00%
July 2016............    6.31%      0.00%      0.00%      0.00%      0.00%
August 2016..........    5.98%      0.00%      0.00%      0.00%      0.00%
September 2016.......    5.66%      0.00%      0.00%      0.00%      0.00%
October 2016.........    5.34%      0.00%      0.00%      0.00%      0.00%
November 2016........    5.03%      0.00%      0.00%      0.00%      0.00%
December 2016........    4.72%      0.00%      0.00%      0.00%      0.00%
January 2017.........    4.43%      0.00%      0.00%      0.00%      0.00%
February 2017........    4.15%      0.00%      0.00%      0.00%      0.00%

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
March 2017...........    3.90%      0.00%      0.00%      0.00%      0.00%
April 2017...........    3.65%      0.00%      0.00%      0.00%      0.00%
May 2017.............    3.42%      0.00%      0.00%      0.00%      0.00%
June 2017............    3.19%      0.00%      0.00%      0.00%      0.00%
July 2017............    2.98%      0.00%      0.00%      0.00%      0.00%
August 2017..........    2.77%      0.00%      0.00%      0.00%      0.00%
September 2017.......    2.56%      0.00%      0.00%      0.00%      0.00%
October 2017.........    2.37%      0.00%      0.00%      0.00%      0.00%
November 2017........    2.18%      0.00%      0.00%      0.00%      0.00%
December 2017........    1.99%      0.00%      0.00%      0.00%      0.00%
January 2018.........    1.81%      0.00%      0.00%      0.00%      0.00%
February 2018........    1.64%      0.00%      0.00%      0.00%      0.00%
March 2018...........    1.48%      0.00%      0.00%      0.00%      0.00%
April 2018...........    1.34%      0.00%      0.00%      0.00%      0.00%
May 2018.............    1.22%      0.00%      0.00%      0.00%      0.00%
June 2018............    1.11%      0.00%      0.00%      0.00%      0.00%
July 2018............    1.01%      0.00%      0.00%      0.00%      0.00%
August 2018..........    0.92%      0.00%      0.00%      0.00%      0.00%
September 2018.......    0.82%      0.00%      0.00%      0.00%      0.00%

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
October 2018.........    0.74%      0.00%      0.00%      0.00%      0.00%
November 2018........    0.65%      0.00%      0.00%      0.00%      0.00%
December 2018........    0.58%      0.00%      0.00%      0.00%      0.00%
January 2019.........    0.51%      0.00%      0.00%      0.00%      0.00%
February 2019........    0.44%      0.00%      0.00%      0.00%      0.00%
March 2019...........    0.38%      0.00%      0.00%      0.00%      0.00%
April 2019...........    0.33%      0.00%      0.00%      0.00%      0.00%
May 2019.............    0.28%      0.00%      0.00%      0.00%      0.00%
June 2019............    0.24%      0.00%      0.00%      0.00%      0.00%
July 2019............    0.20%      0.00%      0.00%      0.00%      0.00%
August 2019..........    0.16%      0.00%      0.00%      0.00%      0.00%
September 2019.......    0.12%      0.00%      0.00%      0.00%      0.00%
October 2019.........    0.10%      0.00%      0.00%      0.00%      0.00%
November 2019........    0.07%      0.00%      0.00%      0.00%      0.00%
December 2019........    0.05%      0.00%      0.00%      0.00%      0.00%
January 2020.........    0.03%      0.00%      0.00%      0.00%      0.00%
February 2020........    0.01%      0.00%      0.00%      0.00%      0.00%
March 2020...........    0.00%      0.00%      0.00%      0.00%      0.00%

                        MORGAN STANLEY AIRCRAFT FINANCE

                          c/o Wilmington Trust Company
                            1100 North Market Street
                              Rodney Square North
                           Wilmington, Delaware 19890

            TRUSTEE, SECURITY TRUSTEE,                                PAYING AGENT
         CASH MANAGER AND REFERENCE AGENT                            AND REGISTRAR
              BANKERS TRUST COMPANY                              BANKERS TRUST COMPANY
                Four Albany Street                                 Four Albany Street
                  Mail Stop 5091                                     Mail Stop 5091
             New York, New York 10006                           New York, New York 10006
                       USA                                                USA
               ADMINISTRATIVE AGENT                                     SERVICER
         CABOT AIRCRAFT SERVICES LIMITED                INTERNATIONAL LEASE FINANCE CORPORATION
                   Europa House                                 1999 Avenue of the Stars
                 Harcourt Street                             Los Angeles, California 90067
                     Dublin 2                                             USA
                     Ireland
                FINANCIAL ADVISOR                               LUXEMBOURG PAYING AGENT
                                                                    AND CO-REGISTRAR
        MORGAN STANLEY & CO. INCORPORATED
                  1585 Broadway                         BANQUE INTERNATIONALE A LUXEMBOURG S.A.
             New York, New York 10036                               69, route d'Esch
                       USA                                         L-1470 Luxembourg

                                 LEGAL ADVISORS

               To MSAF Group as to                                  To MSAF Group as
                United States law                               special Delaware counsel
              DAVIS POLK & WARDWELL                         RICHARDS, LAYTON & FINGER, P.A.
               1 Frederick's Place                                 One Rodney Square
                 London EC2R 8AB                                      P.O. Box 551
                     England                                   Wilmington, Delaware 19899
                                                                          USA

                                 LISTING AGENT

                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

PROSPECTUS                                                             ALTERNATE

                                 $1,050,000,000

                        Morgan Stanley Aircraft Finance
                                     NOTES
  Interest on the Notes is payable monthly in arrears on the 15th day of each month.

  The Subclass A-1 Notes bear interest at the London interbank offered rate for one month U.S. dollar deposits ("LIBOR") + 0.21%, have an expected final payment date of March 15, 2000 and a final maturity date of March 15, 2023.

  The Subclass A-2 Notes bear interest at a rate of LIBOR + 0.35%, have an expected final payment date of September 15, 2005 and a final maturity date of March 15, 2023.

  The Subclass B-1 Notes bear interest at a rate of LIBOR + 0.65%, have an expected final payment date of March 15, 2013 and a final maturity date of March 15, 2023.

  The Subclass C-1 Notes bear interest at a rate of 6.90%, have an expected final payment date of March 15, 2013 and a final maturity date of March 15, 2023.

  The Subclass D-1 Notes bear interest at a rate of 8.70%, have an expected final payment date of March 15, 2014 and a final maturity date of March 15, 2023.

  The only source of payment for the Notes and other obligations of MSAF Group will be the payments made by the Lessees under the Leases, proceeds from dispositions, if any, of the assets of MSAF Group, net payments, if any, under the Swap Agreements, drawings under available credit or liquidity enhancement facilities and net cash proceeds received from the sale of Refinancing Notes. Payments on the Notes will be subordinated to certain other obligations of MSAF Group as further described herein.

  MSAF Group may from time to time directly or indirectly acquire additional aircraft and related leases, subject to certain conditions. Such acquisitions will only be funded through external financing, principally Additional Notes, and not through Available Collections. See "Risk Factors -- Risks Relating to Additional Aircraft".
                            ------------------------

  ALL OF THE BENEFICIAL INTEREST IN MSAF IS INDIRECTLY OWNED BY MORGAN STANLEY BUT THE NOTES ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, MORGAN STANLEY OR ANY PERSON OTHER THAN THE MSAF GROUP, THE NOTES ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, BANKERS TRUST COMPANY, AS TRUSTEE, SECURITY TRUSTEE OR CASH MANAGER, OR INTERNATIONAL LEASE FINANCE CORPORATION, AS SERVICER OR ANY OF THEIR AFFILIATES.

  See "Risk Factors" beginning on page 20 hereof for a discussion of certain factors that should be considered by prospective investors.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
       CRIMINAL OFFENSE.
                            ------------------------

  This Prospectus is to be used by Morgan Stanley & Co. Incorporated in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley & Co. Incorporated may act as principal or agent in such transactions.

          , 1998

                                                                       ALTERNATE
                         ------------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
Summary.........................................       1
Summary Description of the New Notes............      10
Risk Factors....................................      20
  Consequences of Failure to Exchange...........      20
  Exchange Offer Procedures.....................      21
  Risks Relating to MSAF Group and
    Certain Third Parties.......................      21
  Risks Relating to the Aircraft................      23
  Year 2000 Risk................................      25
  Risks Relating to the Leases..................      28
  Risks Relating to the Lessees.................      30
  Lease Termination and Aircraft Repossession...      32
  Risks Relating to Payments on the Notes.......      33
  Risks Relating to the Capital Markets.........      33
  Certain Bankruptcy Considerations.............      34
  Risks Relating to Tax.........................      34
The Exchange Offer..............................      35
  Terms of the Exchange Offer; Period for
    Tendering Old Notes.........................      35
  Procedures for Tendering Old Notes............      35
  Acceptance of Old Notes for Exchange; Delivery
    of New Notes................................      37
  Interest on the New Notes.....................      37
  Book-Entry Transfer...........................      37
  Guaranteed Delivery Procedures................      37
  Withdrawal Rights.............................      38
  Certain Conditions to the Exchange Offer......      38
  Exchange Agent................................      39
  Fees and Expenses.............................      39
  Transfer Taxes................................      39
  Consequences of Failure to Exchange...........      39
The Parties.....................................      41
  MSAF Group....................................      41
  Servicer......................................      41
  Administrative Agent..........................      43
  Cash Manager, Trustee, Security Trustee and
    Reference Agent.............................      43
  Financial Advisor.............................      43
The Initial Aircraft and Leases.................      44
  MSAF's Ownership of the Aircraft..............      44
  Appraisers' Reports...........................      44
  Portfolio Information.........................      44
  MSAF Group Portfolio Analysis.................      49
  Acquisition of Additional Aircraft............      49
  Initial Leases................................      50
  Indemnification and Insurance of the
    Aircraft....................................      52
  The Lessees...................................      54
The Commercial Aircraft Industry................      58
  Introduction..................................      58
  Demand for Aircraft...........................      58
  The World Fleet of Commercial Jet Aircraft
    (Excluding Aircraft Manufactured in the
    CIS)........................................      59
  Supply of Aircraft............................      60

                                                    PAGE
                                                    ----
  Operating Leasing.............................      61
Management of MSAF Group........................      62
  Trustees......................................      62
  Beneficial Ownership of MSAF..................      63
  Servicer......................................      64
  Corporate Management..........................      68
Management's Discussion and Analysis of Results
  of Operations and Financial Condition.........      71
  Introduction..................................      71
  Recent Developments...........................      71
  Liquidity.....................................      71
  Interest Rate Management......................      74
Description of the Notes........................      76
  General.......................................      76
  Registration Requirements.....................      77
  Payments......................................      78
  Assumptions...................................      79
  Payment of Principal and Interest.............      89
  Priority of Payments..........................      98
  Indenture Covenants...........................     101
  Operating Covenants...........................     109
  Events of Default and Remedies................     112
  Intercreditor Rights..........................     114
  Modification and Waiver.......................     114
  Notices to Noteholders........................     115
  Governing Law and Jurisdiction................     116
  Beneficial Interest...........................     116
  Cash Management Agreement.....................     116
  Accounts......................................     116
Reports to Noteholders..........................     120
Book-Entry Registration, Global Clearance and
  Settlement....................................     123
  Book-Entry Registration.......................     123
  Definitive Notes..............................     125
  CUSIP, ISIN and Common Code Numbers...........     126
Taxation........................................     127
  U.S. Federal Income Tax Considerations........     127
Plan of Distribution............................     129
ERISA Considerations............................     130
Legal Matters...................................     131
Experts.........................................     131
Appendix 1. Index of Defined Terms..............     A-1
Appendix 2. Aircraft Types Data.................     A-4
Appendix 3. Monthly Gross Revenues Based on the
  Assumptions...................................     A-5
Appendix 4. Assumed Portfolio Values for the
  Initial Portfolio.............................     A-7
Appendix 5. Class A Class Percentages...........     A-9
Appendix 6. Class B Class Percentages...........    A-12
Appendix 7. Class C Target Principal Balances...    A-14
Appendix 8. Class D Target Principal Balances...    A-17
Appendix 9. Pool Factors........................    A-20
Appendix 10. Extended Pool Factors..............    A-22

                                                                       ALTERNATE

                              CERTAIN RISK FACTORS

TRADING MARKET FOR THE NOTES

     Morgan Stanley & Co. Incorporated ("MS&Co.") currently makes a market in the Notes. However, it is not obligated to do so, and any such market making may be discontinued at any time without notice, in its sole discretion. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Notes.

                   MARKET-MAKING ACTIVITIES OF MS&CO. AND MSI

     This Prospectus is to be used by MS&Co. in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. MS&Co. may act as principal or agent in such transactions. MS&Co. has no obligation to make a market in the Notes and may discontinue its market-making activities at any time without notice, in its sole discretion.

     MS&Co. is a wholly owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co., which indirectly holds 100% of the beneficial interest in MSAF. The initial Controlling Trustees of MSAF are officers of an affiliate of Morgan Stanley.

     MS&Co. acted as representative of the initial purchasers in connection with the original offering of the Old Notes. The subscription discounts and commissions received on each subclass of the Old Notes were as follows:

                                                              SUBSCRIPTION
                                                              DISCOUNTS AND
                     SUBCLASS OF NOTES                         COMMISSIONS
                     -----------------                        -------------
Subclass A-1 Notes..........................................      0.30%
Subclass A-2 Notes..........................................      0.60%
Subclass B-1 Notes..........................................      0.85%
Subclass C-1 Notes..........................................      1.50%
Subclass D-1 Notes..........................................      2.50%

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Third Amended and Restated Trust Agreement (the "Trust Agreement") of Morgan Stanley Aircraft Finance ("MSAF") dated as of March 3, 1998 provides that MSAF will indemnify, to the fullest extent permitted by Delaware law, each trustee (and the officers, directors, employees, heirs, executors or administrators of such trustee) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of MSAF to procure a judgment in its favor by reason of the fact that such person is or was a trustee of MSAF or is or was serving at the request of MSAF as a trustee, director or officer of another trust, corporation, partnership, joint venture or other enterprise. MSAF also agreed to indemnify, to the fullest extent permitted by Delaware law, each trustee of MSAF from any and all losses, liabilities or expenses that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to their performance under the Trust Agreement.

ITEM 21.  EXHIBITS

(a) Exhibits

     The following is a list of exhibits to this Registration Statement:

     3.1  Certificate of Trust of MSAF
     3.2 Third Amended and Restated Trust Agreement of MSAF dated as of March 3, 1998
     4.1 Indenture dated as of March 3, 1998 by and among MSAF and Bankers Trust Company, as Trustee with respect to the Notes
     4.2  Form of Global Note (included in Exhibit 4.1)
     4.3 Registration Rights Agreement dated March 3, 1998 by and between MSAF and Morgan Stanley & Co. International Limited
     5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby
     8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)
    10.1 Administrative Agency Agreement dated as of March 3, 1998 among MSAF, Cabot Aircraft Services Limited, as
          Administrative Agent, Bankers Trust Company, as Security
          Trustee and each subsidiary of MSAF
    10.2  Cash Management Agreement dated as of March 3, 1998 among
          MSAF, Bankers Trust Company, as Security Trustee and as Cash
          Manager and each subsidiary of MSAF
    10.3 Financial Advisory Agreement dated as of March 3, 1998 between MSAF and Morgan Stanley & Co. Incorporated, as
          Financial Adviser
    10.4  Custody and Loan Agreement dated as of March 3, 1998 among
          MSAF, International Lease Finance Corporation and each subsidiary of MSAF
    10.5  Loan Agreement dated as of March 3, 1998 between MSAF and
          Morgan Stanley, Dean Witter, Discover & Co.
    10.6  Security Trust Agreement dated as of March 3, 1998 among
          MSAF, Bankers Trust Company, as Security Trustee, as Cash
          Manager and as Trustee, Cabot Aircraft Services Limited, as
          Administrative Agent and each subsidiary of MSAF
    10.7  Reference Agency Agreement dated as of March 3, 1998 among
          MSAF, Bankers Trust Company, as Reference Agent and as
          Trustee and Cabot Aircraft Services Limited, as
          Administrative Agent

    10.8  Servicing Agreement dated as of November 10, 1997 among
          MSAF, International Lease Finance Corporation, Cabot
          Aircraft Services Limited, as Administrative Agent and each subsidiary of MSAF
    21.1  Subsidiaries of MSAF
    23.1  Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
    23.2  Consent of Aircraft Information Services, Inc.
    23.3  Consent of BK Associates, Inc.
    23.4  Consent of Airclaims Limited
    24.1  Trustees' Power of Attorney (included in signature pages)
    25.1  Statement of Eligibility of Bankers Trust Company, as
          Trustee, under the Indenture to be qualified under the Trust
          Indenture Act of 1939
    99.1  Form of Letter of Transmittal
    99.2  Form of Notice of Guaranteed Delivery
    99.3  Form of Letters to DTC Participants
    99.4  Form of Letter to Clients and Form of Instruction to
          Book-Entry Transfer Participant
    99.5 Appraisal of Aircraft Information Services, Inc. relating to the Aircraft
    99.6  Appraisal of BK Associates, Inc. relating to the Aircraft
    99.7  Appraisal of Airclaims Limited relating to the Aircraft

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.

     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, Morgan Stanley Aircraft Finance, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 11, 1998.

                                          MORGAN STANLEY AIRCRAFT FINANCE

                                          By:        /s/ KARL ESSIG
                                            ------------------------------------
                                            Signatory Trustee

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karl Essig, Alexander C. Frank, A. Maurice Mason and C. Scott Peterson his true and lawful attorneys-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     The Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on the dates indicated.

                      SIGNATURE                                       TITLE                      DATE
                      ---------                                       -----                      ----

                   /s/ KARL ESSIG                        Controlling Trustee                 June 11, 1998
-----------------------------------------------------
                     Karl Essig

               /s/ ALEXANDER C. FRANK                    Controlling Trustee                 June 11, 1998
-----------------------------------------------------
                 Alexander C. Frank

                /s/ A. MAURICE MASON                     Controlling Trustee                 June 11, 1998
-----------------------------------------------------
                  A. Maurice Mason

               /s/ JUAN C. O'CALLAHAN                    Independent Trustee                 June 11, 1998
-----------------------------------------------------
                 Juan C. O'Callahan

              /s/ ALEXANDER C. BANCROFT                  Independent Trustee                 June 11, 1998
-----------------------------------------------------
                Alexander C. Bancroft

              Wilmington Trust Company                   Delaware Trustee
                         By:
                       Title:

                                      II-4